EXHIBIT 4.1

================================================================================




                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                       Depositor


                      KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                                    Master Servicer


                                  LNR PARTNERS, INC.,
                                   Special Servicer


                                          and


                                WELLS FARGO BANK, N.A.,
                                        Trustee


                            POOLING AND SERVICING AGREEMENT


                             Dated as of December 1, 2006


                                    $3,429,773,366
                     Commercial Mortgage Pass-Through Certificates
                                    Series 2006-C5



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


                                   TABLE OF CONTENTS

                                                                            Page


                                       ARTICLE I

                     DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                 CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

Section 1.01     Defined Terms..................................................
Section 1.02     General Interpretive Principles................................
Section 1.03     Certain Calculations in Respect of the Mortgage Loans..........
Section 1.04     Crossed Trust Mortgage Loans...................................
Section 1.05     Certain Adjustments to the Principal Distributions on the
                  Certificates..................................................

                                      ARTICLE II

                             CONVEYANCE OF MORTGAGE LOANS;
                           ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Original Trust Mortgage Loans....................
Section 2.02     Acceptance by Trustee..........................................
Section 2.03     Representations, Warranties and Covenants of the Depositor;
                  Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and
                  Breaches of Representations and Warranties....................
Section 2.04     Issuance of Uncertificated REMIC I Interests; Execution of
                  Certificates..................................................
Section 2.05     Acceptance of Grantor Trusts; Issuance of the Class V and
                  Class A-MFL Certificates......................................

                                      ARTICLE III

                    ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01     Master Servicer to Act as Master Servicer; Special Servicer to
                  Act as Special Servicer; Administration of the Mortgage Loans.
Section 3.02     Collection of Mortgage Loan Payments...........................
Section 3.03     Collection of Taxes, Assessments and Similar Items; Servicing
                  Accounts......................................................
Section 3.04     The Collection Accounts, Distribution Account, Excess Interest
                  Distribution Account, Excess Liquidation Proceeds Account, Mortgage Loan Combination Custodial Accounts, and Floating
                  Rate Account..................................................
Section 3.05     Permitted Withdrawals from the Collection Account, the
                  Distribution Account and the Floating Rate Account............
Section 3.06     Investment of Funds in the Collection Account, Mortgage Loan
                  Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Interest Reserve Account, Floating Rate Account, REMIC I Distribution
                  Account, REMIC II Distribution Account, Excess Liquidation Proceeds Account, Excess Interest Distribution Account and
                  the REO Account...............................................
Section 3.07     Maintenance of Insurance Policies; Errors and Omissions and
                  Fidelity Coverage.............................................
Section 3.08     Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses;
                  Assumption Agreements; Defeasance Provisions; Other
                  Provisions....................................................
Section 3.09     Realization Upon Defaulted Mortgage Loans......................
Section 3.10     Trustee to Cooperate; Release of Mortgage Files................
Section 3.11     Servicing Compensation.........................................
Section 3.12     Reports to the Trustee.........................................
Section 3.13     [Reserved].....................................................
Section 3.14     [Reserved].....................................................
Section 3.15     Access to Certain Information..................................
Section 3.16     Title to REO Property; REO Account.............................
Section 3.17     Management of REO Property.....................................
Section 3.18     Fair Value Purchase Option; Sale of REO Properties.............
Section 3.19     Additional Obligations of the Master Servicer and Special
                  Servicer; Inspections; Appraisals.............................
Section 3.20     Modifications, Waivers, Amendments and Consents................
Section 3.21     Transfer of Servicing Between Master Servicer and Special
                  Servicer; Record Keeping; Series 2006-C5 Directing
                  Certificateholder.............................................
Section 3.22     Sub-Servicing Agreements.......................................
Section 3.23     Representations, Warranties and Covenants of the Master
                  Servicer......................................................
Section 3.24     Representations, Warranties and Covenants of the Special
                  Servicer......................................................
Section 3.25     Limitation on Liability of the Series 2006-C5 Directing
                  Certificateholder.............................................
Section 3.26     [Reserved].....................................................
Section 3.27     Lock-Box Accounts, Cash Collateral Accounts and Servicing
                  Accounts......................................................
Section 3.28     Interest Reserve Account.......................................
Section 3.29     Limitations on and Authorizations of the Master Servicer and
                  Special Servicer with Respect to Certain Mortgage Loans and
                  Certain Litigation............................................
Section 3.30     Master Servicer and Special Servicer May Own Certificates......
Section 3.31     Certain Matters with Respect to the 280 Park Avenue Mortgage
                  Loan..........................................................
Section 3.32     Swap Agreement.................................................
Section 3.33     Litigation Control.............................................

                                      ARTICLE IV

                            PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01     Distributions..................................................
Section 4.02     Statements to Certificateholders; Certain Other Reports........
Section 4.03     P&I Advances...................................................
Section 4.04     Allocation of Realized Losses and Additional Trust Fund
                  Expenses......................................................
Section 4.05     Calculations...................................................
Section 4.06     Grantor Trust Reporting........................................

                                       ARTICLE V

                                   THE CERTIFICATES

Section 5.01     The Certificates...............................................
Section 5.02     Registration of Transfer and Exchange of Certificates..........
Section 5.03     Book-Entry Certificates........................................
Section 5.04     Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.05     Persons Deemed Owners..........................................
Section 5.06     Certification by Certificateholders and Certificate Owners.....
Section 5.07     Appointment of Paying Agent....................................

                                      ARTICLE VI

              THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01     Liability of the Depositor, the Master Servicer and the
                  Special Servicer..............................................
Section 6.02     Merger, Consolidation or Conversion of the Depositor, the
                  Master Servicer or the Special Servicer.......................
Section 6.03     Limitation on Liability of the Trustee, the Depositor, the
                  Master Servicer, the Special Servicer and Others..............
Section 6.04     Master Servicer and Special Servicer Not to Resign.............
Section 6.05     Rights of the Depositor in Respect of the Master Servicer and
                  the Special Servicer..........................................

                                      ARTICLE VII

                                        DEFAULT

Section 7.01     Events of Default; Master Servicer and Special Servicer
                  Termination...................................................
Section 7.02     Trustee to Act; Appointment of Successor.......................
Section 7.03     Notification to Certificateholders.............................
Section 7.04     Waiver of Events of Default....................................
Section 7.05     Trustee Advances...............................................

                                     ARTICLE VIII

                                CONCERNING THE TRUSTEE

Section 8.01     Duties of Trustee..............................................
Section 8.02     Certain Matters Affecting the Trustee..........................
Section 8.03     Trustee Not Liable for Validity or Sufficiency of Certificates
                  or Trust Mortgage Loans.......................................
Section 8.04     Trustee May Own Certificates...................................
Section 8.05     Fees and Expenses of Trustee; Indemnification of and by Trustee
Section 8.06     Eligibility Requirements for Trustee...........................
Section 8.07     Resignation and Removal of the Trustee.........................
Section 8.08     Successor Trustee..............................................
Section 8.09     Merger or Consolidation of Trustee.............................
Section 8.10     Appointment of Co-Trustee or Separate Trustee..................
Section 8.11     Access to Certain Information..................................
Section 8.12     Appointment of Custodians......................................
Section 8.13     Representations, Warranties and Covenants of the Trustee.......

                                      ARTICLE IX

                                      TERMINATION

Section 9.01     Termination Upon Repurchase or Liquidation of All Trust
                  Mortgage Loans................................................
Section 9.02     Additional Termination Requirements............................

                                       ARTICLE X

                               ADDITIONAL TAX PROVISIONS

Section 10.01    Tax Administration.............................................

                                      ARTICLE XI

                  EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01    Intent of the Parties; Reasonableness..........................
Section 11.02    Reserved.......................................................
Section 11.03    Information to be Provided by the Master Servicer, the Special
                  Servicer, the Trustee and the Servicing Function Participant..
Section 11.04    Reserved.......................................................
Section 11.05    Filing Obligations.............................................
Section 11.06    Form 10-D Filings..............................................
Section 11.07    Form 10-K Filings..............................................
Section 11.08    Sarbanes-Oxley Certification...................................
Section 11.09    Form 8-K Filings...............................................
Section 11.10    Form 15 Filing; Incomplete Exchange Act Filings; Amendments to
                  Exchange Act Reports..........................................
Section 11.11    Annual Compliance Statements...................................
Section 11.12    Annual Reports on Assessment of Compliance with Servicing
                  Criteria......................................................
Section 11.13    Annual Independent Public Accountants' Attestation.............
Section 11.14    Exchange Act Reporting Indemnification.........................
Section 11.15    Amendments.....................................................
Section 11.16    Exchange Act Report Signatures; Delivery of Notices;
                  Interpretation of Grace Periods...............................
Section 11.17    Termination of the Trustee.....................................
Section 11.18    [RESERVED].....................................................

                                      ARTICLE XII

                               MISCELLANEOUS PROVISIONS

Section 12.01    Amendment......................................................
Section 12.02    Recordation of Agreement; Counterparts.........................
Section 12.03    Limitation on Rights of Certificateholders and B Loan Holders..
Section 12.04    Governing Law..................................................
Section 12.05    Notices........................................................
Section 12.06    Severability of Provisions.....................................
Section 12.07    Grant of a Security Interest...................................
Section 12.08    Successors and Assigns; Beneficiaries..........................
Section 12.09    Article and Section Headings...................................
Section 12.10    Notices to Rating Agencies.....................................

                                       EXHIBITS

A-1     Form of Class A-X and Class A-SP Certificates
A-1A    Form of Class A-MFL Certificate
A-2 Form of Class A-1, Class A-1-A, Class A-2, Class A-AB, Class A-3, Class A-M and Class A-J Certificates
A-3 Form of Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates
A-4     Form of Class V Certificates
A-5     Form of Class R and Class LR Certificates
B-1     Schedule of Column Trust Mortgage Loans
B-2     Schedule of KeyBank Trust Mortgage Loans
C-1     List of Additional Collateral Trust Mortgage Loans
C-2     List of Mezzanine Loans
D-1     Form of Master Servicer Request for Release
D-2     Form of Special Servicer Request for Release
E       Form of Trustee Report
F-1A    Form I of Transferor Certificate for Transfers of Non-Registered
        Certificates
F-1B Form II of Transferor Certificate for Transfers of Non-Registered Certificates
F-1C Form I of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-1D Form II of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-2A Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2B Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2C Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
F-2D Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
G-1 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered, Certificated Form)
G-2 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates Held in Book-Entry Form)
H-1 Form of Residual Transfer Affidavit and Agreement for Transfers of Class R and Class LR Certificates
H-2 Form of Transferor Certificate for Transfers of Class R and Class LR Certificates
I       Form of Acknowledgement of Proposed Special Servicer
J       Form of Affidavit of Lost Note
K       List of Broker Strip Loans
L       Schedule of Reference Rates
M-1     Form of Depositor Certification to be Provided with Form 10-K
M-2     Form of Trustee Backup Certification
M-3     Form of Master Servicer Backup Certification
M-4     Form of Special Servicer Backup Certification
N       Schedule of Designated Sub-Servicers
O       Form of Custodial Certification
P       Trust Mortgage Loans Covered by Environmental Insurance Policy
Q       Form of Notice Regarding Defeasance of Mortgage Loan
R       Schedule of Earnout and Holdback Loans
S-1     Form of Information Request from Certificateholder or Certificate Owner
S-2     Form of Information Request from Prospective Investor
T       Class A-AB Targeted Principal Balance Table
U       Relevant Servicing Criteria
V       Additional Form 10-D Disclosure
W       Additional Form 10-K Disclosure
X       Form 8-K Disclosure Information
Y       Additional Disclosure Notification

               This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of December 1, 2006, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer, LNR PARTNERS, INC., as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

               Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of December 1, 2006 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Original Column Trust Mortgage Loans").

               KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of December 1, 2006 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-2 (such mortgage loans, the "Original KeyBank Trust Mortgage Loans").

               The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Trust Mortgage Loans and the Original KeyBank Trust Mortgage Loans (collectively, the "Original Trust Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of a series of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Trust Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

               Wells Fargo Bank, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KRECM desires to act as "Master Servicer" hereunder; hereunder; and LNR Partners, Inc. desires to act as "Special Servicer" hereunder.

               As provided herein, the Trustee shall elect or shall cause an election to be made that each of REMIC I and REMIC II (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (each, a "REMIC"). The Excess Interest and the Excess Interest Distribution Account, the Class A-MFL Regular Interest, the Swap Agreement, the Floating Rate Account and the Broker Strip Interest (each as defined herein) shall not be assets of any REMIC but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the related proceeds thereof in the Excess Interest Distribution Account, each Broker Strip Payee shall be treated as owning an undivided beneficial interest in the portion of the Grantor Trust consisting of the related Broker Strip Interest and the related proceeds thereof in the Collection Account, and the Class A-MFL Certificates will represent undivided beneficial interests in the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account. Additionally, the Trust shall not include any B Loan, any interest of any B Loan Holder or any interest of any B Loan Holder in any Mortgage Loan Combination Custodial Account.

               As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Uncertificated REMIC I Interests and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-X, Class A-SP, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-MFL Regular Interest will evidence "regular interests" in REMIC II created hereunder. The Class R Certificates will evidence the sole Class of "residual interests" in REMIC II. The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in REMIC II hereunder:

                                    REMIC II


                                                Original Certificate Balance
                                                  (or, in the case of the
                                                  Class A-X or A-SP Initial
                               Initial             Certificates, Original         Ratings(1)
   Class Designation      Pass-Through Rate          Notional Balance)            S&P/Moody's
--------------------      -----------------     ----------------------------      -----------
Class A-1............          5.2560%                    $51,000,000              AAA/Aaa
Class A-2............          5.2460%                   $220,000,000              AAA/Aaa
Class A-AB...........          5.3080%                   $149,203,000              AAA/Aaa
Class A-3............          5.3110%                 $1,200,000,000              AAA/Aaa
Class A-1-A..........          5.2970%                   $780,638,000              AAA/Aaa
Class A-MFL Regular
  Interest...........          5.3430%(2)                $100,000,000              AAA/Aaa
Class A-X............          0.0645%(3)              $3,429,773,366(4)           AAA/Aaa
Class A-SP...........          0.6729%(3)              $3,252,979,000(5)           AAA/Aaa
Class A-M............          5.3430%                   $242,977,000              AAA/Aaa
Class A-J............          5.3730%                   $287,244,000              AAA/Aaa
Class B..............          5.4480%                    $12,861,000              AA+/Aa1
Class C..............          5.4720%                    $60,021,000              AA/Aa2
Class D..............          5.4920%                    $38,585,000              AA-/Aa3
Class E..............          5.5410%(6)                 $38,585,000              A/A2
Class F..............          5.5710%(7)                 $34,298,000              A-/A3
Class G..............          5.7490%(8)                 $42,872,000              BBB+/Baa1
Class H..............          5.8180%(9)                 $34,298,000              BBB/Baa2
Class J..............         5.9660%(10)                 $42,872,000              BBB-/Baa3
Class K..............          5.0710%                     $4,287,000              BB+/Ba1
Class L..............          5.0710%                    $12,862,000              BB/Ba2
Class M..............          5.0710%                    $12,862,000              BB-/Ba3
Class N..............          5.0710%                     $8,583,000              B+/B1
Class O..............          5.0710%                     $4,287,000              B/B2
Class P..............          5.0710%                    $12,862,000              B-/B3
Class Q..............          5.0710%                    $38,585,366              NR/NR
Class R..............            None                           None(10)           NR/NR

---------------------
(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.
(2)   See definition of "Class A-MFL Regular Interest Pass-Through Rate" herein.
(3)   The Class A-X Pass-Through Rate, as defined herein.
(4) Original Notional Balance. The Class A-X and Class A-SP Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.
(5)   The Class A-SP Pass-Through Rate, as defined herein.
(6)   The lesser of 5.5410% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(7)   The lesser of 5.5710% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(8)   The lesser of 5.7490% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(9)   The lesser of 5.8180% and the Weighted Average Net Mortgage Pass-Through
      Rate.
(10) The lesser of 5.9660% and the Weighted Average Net Mortgage Pass-Through Rate.
(11) The Class R Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the REMIC II Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.


                                     REMIC I

               As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of the Broker Strip Interest, Excess Interest and the Excess Interest Distribution Account) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-AB-1, Class LA-AB-2, Class LA-3-1, Class LA-3-2, Class LA-3-3, Class LA-3-4, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LA-M, Class LA-MFL, Class LA-J, Class LB, Class LC-1, Class LC-2, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF, Class LG-1, Class LG-2, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP and Class LQ Uncertificated Interests will evidence "regular interests" in REMIC I (the "Uncertificated REMIC I Interests") created hereunder. The Class LR Certificates will evidence the sole Class of "residual interests" in REMIC I.

               The following table sets forth, for each Class of Sequential Pay Certificates (the "Corresponding Certificates"), the corresponding Uncertificated REMIC I Interest or Interests (the "Corresponding Uncertificated REMIC I Interests"), the corresponding Component or Components of the Class A-X and A-SP Certificates (the "Corresponding Components") and the Original REMIC I Principal Amount for each Class of Uncertificated REMIC I Interests.


                              Corresponding          Original REMIC I         Corresponding
                              Uncertificated       Principal Amount or        Components of
     Corresponding               REMIC I             Original REMIC I       Class A-X and A-SP
      Certificates           Interests(1)(2)         Notional Amount         Certificates(1)
----------------------       ---------------         ---------------         ---------------
Class A-1.............           LA-1-1                 $6,344,000                A-1-1
                                 LA-1-2                $44,656,000                A-1-2
Class A-2.............           LA-2-1                $57,319,000                A-2-1
                                 LA-2-2               $105,853,000                A-2-2
                                 LA-2-3                $56,828,000                A-2-3
Class A-AB............           LA-AB-1               $69,284,000                A-AB-1
                                 LA-AB-2               $79,919,000                A-AB-2
Class A-3.............           LA-3-1               $167,194,000                A-3-1
                                 LA-3-2                $93,227,000                A-3-2
                                 LA-3-3               $101,044,000                A-3-3
                                 LA-3-4               $838,535,000                A-3-4
Class A-1-A...........           LA-1-A-1              $33,259,000                A-1-A-1
                                 LA-1-A-2              $27,411,000                A-1-A-2
                                 LA-1-A-3              $29,510,000                A-1-A-3
                                 LA-1-A-4              $28,257,000                A-1-A-4
                                 LA-1-A-5              $45,836,000                A-1-A-5
                                 LA-1-A-6              $30,287,000                A-1-A-6
                                 LA-1-A-7             $143,280,000                A-1-A-7
                                 LA-1-A-8             $442,798,000                A-1-A-8
Class A-MFL Regular                                   $100,000,000
Interest                         LA-MFL                                           A-MFL
Class A-M.............           LA-M                 $242,977,000                A-M
Class A-J.............           LA-J                 $287,244,000                A-J
Class B...............           LB                    $12,861,000                B
Class C...............           LC-1                  $34,993,000                C-1
                                 LC-2                  $25,028,000                C-2
Class D...............           LD-1                  $25,219,000                D-1
                                 LD-2                  $13,366,000                D-2
Class E...............           LE-1                   $8,396,000                E-1
                                 LE-2                  $30,189,000                E-2
Class F...............           LF                    $34,298,000                F
Class G...............           LG-1                  $26,059,000                G-1
                                 LG-2                  $16,813,000                G-2
Class H...............           LH                    $34,298,000                H
Class J...............           LJ                    $42,872,000                J
Class K...............           LK                     $4,287,000                K
Class L...............           LL                    $12,862,000                L
Class M...............           LM                    $12,862,000                M
Class N...............           LN                     $8,574,000                N
Class O...............           LO                     $4,287,000                O
Class P...............           LP                    $12,862,000                P
Class Q...............           LQ                    $38,585,366                Q

--------
(1) The Uncertificated REMIC I Interests and the Components of the Class A-X and Class A-SP Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated REMIC I Interests" and the "Corresponding Components," respectively, with respect to each other.

               The Class LR Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the REMIC I Distribution Account after each Distribution Date shall be distributed to the Holders of the Class LR Certificates.

               The parties intend that the portion of the Trust Fund consisting of (i) Excess Interest and the Excess Interest Distribution Account, (ii) the Broker Strip Interests and related amounts in the Collection Account and (iii) the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify such portion as, a "grantor trust" under subpart E, Part I of subchapter J of the Code.

               As of the close of business on the Cut-off Date (as defined herein), the Trust Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $3,429,773,366.

               The 280 Park Avenue Whole Loan consists of the 280 Park Avenue Loan and the 280 Park Avenue Companion Loan. The 280 Park Avenue Loan and the 280 Park Avenue Companion Loan are pari passu with each other. The 280 Park Avenue Loan is part of the Trust Fund. The 280 Park Avenue Companion Loan is not part of the Trust Fund. The 280 Park Avenue Loan and the 280 Park Avenue Companion Loan will be serviced and administered in accordance with the 280 Park Avenue Servicing Agreement and the 280 Park Avenue Intercreditor Agreement.

               In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

               Section 1.01 Defined Terms

               Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

               "280 Park Avenue Companion Loan" With respect to the 280 Park Avenue Whole Loan, the pari passu portion of such loan evidenced by Note A-1 in the original principal amount of $300,000,000, which is not included in the Trust.

               "280 Park Avenue Control Group": The holders of more than 50% of the outstanding principal balance of the 280 Park Avenue Whole Loan (provided that the mortgage loans constituting the 280 Park Avenue Whole Loan are deemed to remain outstanding even if the related Mortgaged Property becomes an REO Property), designated for purposes of objecting to 280 Park Avenue Specially Designated Servicing Actions proposed by the 280 Park Avenue Special Servicer with respect to the 280 Park Avenue Whole Loan or any related REO Property and directing the actions of the 280 Park Avenue Special Servicer with respect to the 280 Park Avenue Whole Loan (if it constitutes a Specially Serviced Loan) or any related REO Property.

               "280 Park Avenue Intercreditor Agreement": The Agreement Among Noteholders dated as of September 28, 2006, by and between Column Financial, Inc., as Initial Note A-1 Holder and Column Financial Inc., as Initial Note A-2 Holder.

               "280 Park Avenue Loan": With respect to the 280 Park Avenue Whole Loan, the pari passu portion of such loan evidenced by Note A-2 in the original principal amount of $140,000,000, which is included in the Trust. The 280 Park Avenue Loan is a "Trust Mortgage Loan."

               "280 Park Avenue Master Servicer": The master servicer of the 280 Park Avenue Whole Loan under any 280 Park Avenue Servicing Agreement.

               "280 Park Avenue Servicing Agreement": Any servicing agreement (other than this Agreement) pursuant to which the 280 Park Avenue Whole Loan and any related REO Property is to be serviced and/or administered, which, as of the Closing Date, in accordance with the 280 Park Avenue Intercreditor Agreement, is the Series 2006-C4 Pooling and Servicing Agreement.

               "280 Park Avenue Specially Designated Servicing Actions": As defined in the Series 2006-C4 Pooling and Servicing Agreement.

               "280 Park Avenue Special Servicer": The special servicer of the 280 Park Avenue Whole Loan under any 280 Park Avenue Servicing Agreement.

               "280 Park Avenue Whole Loan": Collectively, the 280 Park Avenue Loan and the 280 Park Avenue Companion Loan.

               "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

               "A Loan": Each CBA A Loan, each of which is senior in right of payment to the related B Loan(s), and the 280 Park Avenue Loan, which is pari passu in right of payment to the related Companion Loan in accordance with the related Intercreditor Agreement.

               "Acceptable Insurance Default": With respect to any Mortgage Loan (other than the 280 Park Avenue Loan), any default under the related Mortgage Loan Documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located or (ii) such insurance is not available at any rate.

               "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates and the Class A-MFL Regular Interest, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates or the Class A-MFL Regular Interest, as applicable, for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X and A-SP Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class (other than the Class A-MFL Certificates) shall be calculated on the basis of a 360-day year composed of twelve 30-day months. The Accrued Certificate Interest Amount for the Class A-MFL Certificates for any Distribution Date, for so long as the Swap Agreement is in effect and no payment default by the Swap Counterparty exists under the Swap Agreement, shall be calculated on the basis of the actual number of days in that Interest Accrual Period and the assumption that each year consists of 360 days, except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then the calculation with respect to the Class A-MFL Certificates will be on the same basis as the Class A-MFL REMIC II Regular Interest.

               "Acquisition Date": With respect to any REO Property (other than any REO Property related to the 280 Park Avenue Loan), the first day on which such REO Property is considered to be acquired on behalf of the Trust Fund and REMIC I and, if applicable, the related B Loan Holder, within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which REMIC I is treated as the owner of the Trust Fund's interest in such REO Property for federal income tax purposes.

               "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

               "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

               "Actual/360 Trust Mortgage Loan": A Trust Mortgage Loan that is an Actual/360 Mortgage Loan.

               "Additional Collateral": With respect to each Additional Collateral Trust Mortgage Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Trust Mortgage Loan.

               "Additional Collateral Trust Mortgage Loan": Any of the Trust Mortgage Loans identified on Exhibit C-1 attached hereto.

               "Additional Disclosure Notification:" The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit Y.

               "Additional Form 10-D Disclosure": As defined in Section 11.06.

               "Additional Form 10-K Disclosure": As defined in Section 11.07.

               "Additional Servicer": Individually or collectively, (x) each Person as described by Section 1108(a)(2)(ii) of Regulation AB that Services any of the Trust Mortgage Loans and (y) each Person as described by Section 1108(a)(2)(iii) of Regulation AB, other than the Trustee, who Services 10% or more of the Trust Mortgage Loans (calculated by Stated Principal Balance).

               "Additional Servicing Compensation": As defined in Section
3.11(a).

               "Additional Trust Fund Expense": Any expense (other than Master Servicing Fees and Trustee Fees) incurred with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of Certificates receiving less than the total of their Optimal Interest Distribution Amount and Remaining Principal Distribution Amount for any Distribution Date.

               "Administrative Fee Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the sum of the Master Servicing Fee Rate and the Trustee Fee Rate (and the Broker Strip Rate, if any).

               "Advance": Any P&I Advance or Servicing Advance.

               "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.03(d) or Section 4.03(d), as applicable, and any of the Trust's pro rata share of "Advance Interest" on any servicing advance related to the 280 Park Avenue Loan and paid pursuant to the Series 2006-C4 Pooling and Servicing Agreement.

               "Adverse Grantor Trust Event": Any impairment of the status of the Grantor Trust Pool as a Grantor Trust or the imposition of a tax upon the Grantor Trust Pool or any of its assets or transactions.

               "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

               "Adverse REMIC Event": As defined in Section 10.01(f).

               "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

               "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Maturity Date for such Mortgage Loan.

               "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss. 225.64 by an Appraiser selected by the Master Servicer or the Special Servicer, as applicable.

               "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (and for any A Loan, subject to the following paragraphs) as to which an Appraisal Reduction Event has occurred, an amount calculated monthly by the Special Servicer as of (and reported to the Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of (1) the Stated Principal Balance of the subject Mortgage Loan over (2) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (I) with respect to any Mortgage Loan with an outstanding principal balance equal to or greater than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or (II) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the Master Servicer which may be applied to payments on the subject Mortgage Loan, over (ii) the sum of (X) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the subject Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of the subject Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the subject Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to the subject Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the subject Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the related Mortgaged Property has become an REO Property, then the above references to "Mortgage Loan" in this definition shall mean the related REO Mortgage Loan.

               In the case of any CBA A Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the related Mortgage Loan Combination (or any successor REO Mortgage Loans with respect thereto) as if it was a single Mortgage Loan (or a single REO Mortgage Loan), and any Appraisal Reduction Amount shall first be allocated to the related CBA B Loan (or any successor REO Mortgage Loan with respect thereto) up to the outstanding principal balance of such CBA B Loan (or REO Mortgage
Loan), and then any remaining portion of any such Appraisal Reduction Amount shall be allocated to the related CBA A Loan (or any successor REO Mortgage Loan with respect thereto). Any Appraisal Reduction Amount with respect to the 280 Park Avenue Whole Loan shall be calculated by the 280 Park Avenue Master Servicer and shall be applied under and in accordance with the Series 2006-C4 Pooling and Servicing Agreement.

               Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Trust Mortgage Loan, any successor REO Mortgage Loan or the related REO Property will be reduced to zero as of the date such Trust Mortgage Loan, any successor REO Mortgage Loan or the related REO Property is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

               "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan or related B Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed for the Borrower and remains undismissed or immediately after a receiver has been appointed for the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after the related Mortgaged Property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer and, with respect to any Mortgage Loan Combination, the related B Loan Holder, promptly upon the occurrence of any of the foregoing events. With respect to the 280 Park Avenue Loan, the events specified under the definition "Appraisal Reduction Event" in the Series 2006-C4 Pooling and Servicing Agreement.

               "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof (as is) as determined by the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement or obtained in connection with the origination of the related Mortgage Loan.

               "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

               "ARD Mortgage Loan": Any Mortgage Loan that provides for the accrual of Excess Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

               "ARD Trust Mortgage Loan": A Trust Mortgage Loan that is an ARD Mortgage Loan.

               "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to the Master Servicer or its permitted assignee pursuant to
Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

               "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

               "Assumed Scheduled Payment": For any Collection Period and with respect to any Mortgage Loan or B Loan that is delinquent in respect of its Balloon Payment (and any successor REO Mortgage Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of: (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan or B Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Mortgage Loan; and
(b) one month's interest on the Stated Principal Balance of such Mortgage Loan (or REO Mortgage Loan) immediately prior to the related Distribution Date (or, in the case of a B Loan or any successor REO B Loan with respect thereto, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less the related Master Servicing Fee Rate and Primary Servicing Fee Rate). The amount of the Assumed Scheduled Payment for any A Loan or B Loan shall be calculated solely by reference to the terms of such A Loan or B Loan, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Borrower or pursuant to a modification, waiver or amendment thereof granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement. For any Collection Period and any REO Mortgage Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of: (a) the principal portion of the Monthly Payment that would have been due on the related Mortgage Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate, less any applicable Excess Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such REO Mortgage Loan immediately prior to the related Distribution Date (or, in the case of an REO B Loan, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less any applicable Excess Rate). With respect to the 280 Park Avenue Loan, the amount specified under the definition "Assumed Scheduled Payment" in the Series 2006-C4 Pooling and Servicing Agreement.

               "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication or priority) of:

               (a) the aggregate amount received on or with respect to the Mortgage Pool and on deposit in each Collection Account as of the close of business on the related Determination Date (including amounts received with respect to the 280 Park Avenue Loan from the Series 2006-C4 Master Servicer pursuant to the 280 Park Avenue Intercreditor Agreement), exclusive of the following amounts (without duplication):

                     (i) all Monthly Payments collected but due on a Due Date
               after the end of the related Collection Period;

                     (ii) all amounts in such Collection Account that are
               payable or reimbursable to any Person from such account pursuant to clauses (ii) through (xix), inclusive, and (xxii) of Section 3.05(a);

                     (iii) all amounts that are payable or reimbursable to any
               Person pursuant to clauses (ii) through (x), inclusive, of
               Section 3.05(b);

                     (iv) all Yield Maintenance Charges and Static Prepayment
               Premiums;

                     (v) all amounts deposited in such Collection Account in
               error;

                     (vi) any net interest or net investment income on funds on deposit in such Collection Account or any REO Account or in Permitted Investments in which such funds may be invested;

                     (vii) if such Distribution Date occurs in February of 2007 or any year thereafter or in January of 2007 or any year thereafter that is not a leap year (unless, in either case, the related Distribution Date is the Final Distribution Date), the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to
               Section 3.28;

                     (viii) amounts payable to any B Loan Holder pursuant to the terms of the related Intercreditor Agreement;

                     (ix) Excess Interest; and

                     (x) Excess Liquidation Proceeds;

               (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Trust Mortgage Loans from the REO Account to such Collection Account for such Distribution Date pursuant to Section 3.16(c);

               (c) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to any A Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the related Mortgage Loan Combination Custodial Account to such Collection Account, in any event for such Distribution Date pursuant to Section 3.04;

               (d) the aggregate amount of any P&I Advances made in respect of the Trust Mortgage Loans by the Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees);

               (e) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

               (f) any payments required to be made by the Master Servicer pursuant to Section 3.02(c) in respect of such Distribution Date; and

               (g) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred (pursuant to Section 3.04(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date.

               "B Loan": With respect to each A Loan, the other mortgage loan(s) that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A Loan to the extent set forth in the related CBA A/B Intercreditor Agreement, and (iii) is secured, on the date hereof, by the same Mortgage on the same Mortgaged Property as such A Loan.

               "B Loan Holder": With respect to any CBA B Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B Loan.

               "Balloon Mortgage Loan": Any Mortgage Loan that by its terms provides for an amortization schedule extending more than one year beyond its Maturity Date or for no amortization until its Maturity Date.

               "Balloon Payment": With respect to any Balloon Mortgage Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Mortgage Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

               "Balloon Trust Mortgage Loan": A Trust Mortgage Loan that is a Balloon Mortgage Loan.

               "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL Regular Interest, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Class A-MFL Regular Interest exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

               "Base Prospectus": That certain prospectus dated October 30, 2006, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

               "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

               "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

               "Borrower": With respect to any Mortgage Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

               "Breach": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

               "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Loan at the Broker Strip Rate for such Loan.

               "Broker Strip Interest": With respect to each Broker Strip Loan, interest accrued on the principal balance of such loan at the Broker Strip Rate for such Loan.

               "Broker Strip Loans": The Loans listed on Exhibit K hereto.

               "Broker Strip Payee": With respect to any Broker Strip Loan, the "Broker Strip Payee" specified on Exhibit K hereto with respect to such Loan.

               "Broker Strip Rate": With respect to each Broker Strip Loan, the "Broker Strip Rate" specified on Exhibit K hereto with respect to such Loan.

               "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where any Collection Account, the Distribution Account, the Trustee, the Master Servicer or the Special Servicer is located and is authorized or obligated by law or executive order to remain closed.

               "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Mortgage Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.06, which Person shall, if required under the Code, be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to Borrower as required by the related Mortgage Loan Documents, as applicable. To the extent not inconsistent with the terms of the related Mortgage Loan Documents, each such Cash Collateral Account shall be an Eligible Account and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to cause Borrowers to change the location of a Cash Collateral Account that is not an Eligible Account.

               "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

               "CBA A/B Intercreditor Agreement": With respect to each Mortgage Loan Combination, the related Intercreditor Agreement Among Note Holders by and between Column, as the initial holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as the initial holder of the related B Loan.

               "CBA A/B Material Default": With respect to any Mortgage Loan Combination, a "Material Default" under, and within the meaning of, the related CBA A/B Intercreditor Agreement.

               "CBA A Loan": The Mortgage Loans identified on Exhibit B hereto as Dowlen St. Retail Center, Ford City Office Plaza, Four Gateway Plaza, Heartland Ridge Apartments, Lodge Apartments, Mallard Park Apartments, Observation Point Apartments and Railway Plaza, which are senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA A/B Intercreditor Agreement.

               "CBA B Loan": With respect to each CBA A Loan, the related B Loan not included in the Trust.

               "CBA Mortgage Loan Combination": Any CBA A Loan together with the related CBA B Loan.

               "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2006-C5, as executed by the Trustee or the Certificate Registrar and authenticated and delivered hereunder by the Certificate Registrar.

               "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X and Class A-SP Certificates) or the Class A-MFL Regular Interest, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.03(h)).

               "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R or Class LR Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.21 and 7.01(c) or by the Series 2006-C5 Directing Certificateholder in its capacity as such), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

               "Certificateholder Reports": Collectively, the Trustee Report and the CMSA Investor Reporting Package.

               "Certificate Notional Amount": With respect to any Class A-X or Class A-SP Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-X or Class A-SP Notional Amount, as applicable.

               "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

               "Certificate Register": The register maintained pursuant to
Section 5.02.

               "Certificate Registrar": Wells Fargo, in its capacity as certificate registrar, or any successor certificate registrar appointed as herein provided.

               "Certification Parties": As defined in Section 11.08.

               "Certifying Person": As defined in Section 11.08.

               "Certifying Servicer": As defined in Section 11.11.

               "Class": With respect to any Certificates or Uncertificated REMIC I Interests or the Class A-MFL Regular Interest, all of the Certificates or Uncertificated REMIC I Interests bearing the same alphabetical and, if applicable, numerical class designation and each designation of Uncertificated REMIC I Interests or the Class A-MFL Regular Interest. The respective Classes of Certificates are designated in Section 5.01(a).

               "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-1 Pass-Through Rate": 5.2560% per annum.

               "Class A-1-A Certificate": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-1-A Components": Component A-1-A-1, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7 and Component A-1-A-8.

               "Class A-1-A Pass-Through Rate": 5.2970% per annum.

               "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-2 Pass-Through Rate": 5.2460% per annum.

               "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-3 Pass-Through Rate": 5.3110% per annum.

               "Class A-AB Certificate": A Certificate designated as "Class A-AB" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-AB Pass-Through Rate": 5.3080% per annum.

               "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-J Pass-Through Rate": 5.3730% per annum.

               "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, substantially in the form of Exhibit A-2 hereto.

               "Class A-M Pass-Through Rate": 5.3430% per annum.

               "Class A-M Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-P&I Certificates, the Class A-M Certificates and the Class A-MFL Regular Interest outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates, the Class A-M Certificates and the Class A-MFL Regular Interest on such Distribution Date pursuant to Section 4.01(a) have been so made.

               "Class A-MFL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Static Prepayment Premiums, on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, less (b) with respect to interest amounts, Yield Maintenance Charges and Static Prepayment Premiums, the sum of (i) all regularly scheduled interest amounts, Yield Maintenance Charges and Static Prepayment Premiums required to be paid to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, (ii) any amount payable to the Trustee as Net Investment Earnings earned on funds held in the Floating Rate Account and (iii) any amount deposited in the Floating Rate Account in error.

               "Class A-MFL Certificate": A Certificate designated as "Class A-MFL" on the face thereof, substantially in the form of Exhibit A-1A hereto.

               "Class A-MFL Distribution Conversion": With respect to any Distribution Date (i) immediately upon and during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.32, or (ii) immediately upon and following the termination of the Swap Agreement, the conversion of distributions to the Class A-MFL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on fixed interest distributions in respect of the Class A-MFL Regular Interest, as specified in Section 4.01.

               "Class A-MFL Fixed Swap Payment": With respect to any Distribution Date, the fixed interest amount required to be paid to the Swap Counterparty by the Trust under the Swap Agreement (prior to any netting against amounts due from the Swap Counterparty to the Trust) in respect of that Distribution Date.

               "Class A-MFL Floating Swap Payment": With respect to any Distribution Date, the floating interest amount required to be paid to the Trust by the Swap Counterparty under the Swap Agreement (prior to any netting against amounts due from the Trust to the Swap Counterparty) in respect of that Distribution Date.

               "Class A-MFL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the Optimal Interest Distribution Amount with respect to the Class A-MFL Regular Interest for such Distribution Date, (ii) the Class A-MFL Floating Swap Payment received from the Swap Counterparty with respect to such Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Collection Period, less
(b) the Class A-MFL Fixed Swap Payment made to the Swap Counterparty with respect to such Distribution Date.

               "Class A-MFL Net Fixed Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Fixed Swap Payment for that Distribution Date over (ii) the Class A-MFL Floating Swap Payment in respect of that Distribution Date.

               "Class A-MFL Net Floating Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-MFL Floating Swap Payment for that Distribution Date over (ii) the Class A-MFL Fixed Swap Payment in respect of that Distribution Date.

               "Class A-MFL Pass-Through Rate": With respect to any Distribution Date for so long as no Class A-MFL Distribution Conversion has occurred, LIBOR plus 0.1900%; except that (I) if (a) the total amount of interest distributions with respect to the Class A-MFL Regular Interest for any distribution date required (or deemed) to be deposited in the Floating Rate Account is less than
(b) 1/12th of the product of (i) 5.3430%, multiplied by (ii) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to that Distribution Date, then there will be a proportionate reduction to the amount of interest distributable on the Class A-MFL Certificates, as provided in the Swap Agreement and (II) if (a) the total amount of interest distributions with respect to the Class A-MFL Regular Interest for any distribution date required (or deemed) to be deposited in the Floating Rate Account exceeds (b) 1/12th of the product of (i) 5.3430%, multiplied by (ii) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to that Distribution Date, then there will be a proportional increase to the amount of interest distributable on the Class A-MFL Certificates, as provided in the Swap Agreement. With respect to any Distribution Date on or after which a Class A-MFL Distribution Conversion has occurred, the Class A-MFL Regular Interest Pass-Through Rate.

               "Class A-MFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-MFL Regular Interest on such Distribution Date.

               "Class A-MFL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-MFL," constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

               "Class A-MFL Regular Interest Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 5.3430%.

               "Class A-MFL Swap Payment Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

               "Class A-P&I Certificates": The Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, collectively.

               "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, in the form of Exhibit A-1 hereto.

               "Class A-SP Component": Each of Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-3-1, Component A-3-2, Component A-3-3, Component A-3-4, Component A-AB-1, Component A-AB-2, Component A-M, Component A-MFL, Component A-J, Component B, Component C-1, Component C-2, Component D-1, Component D-2, Component E-1, Component E-2, Component F, Component G-1, Component G-2, Component H and each Class A-1-A Component (other than Component A-1-A-1).

               "Class A-SP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class A-SP Components that have not reached their Component Crossover Date.

               "Class A-SP Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-SP Strip Rates of the Class A-SP Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

               "Class A-SP Strip Rate": With respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the lesser of (I) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date and (II) the Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, (provided that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

               "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-1 hereto.

               "Class A-X Component": Each of the Components.

               "Class A-X Notional Amount": With respect to the Class A-X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

               "Class A-X Pass-Through Rate": The per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Class A-X Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

               "Class A-X Strip Rate": With respect to any Class A-X Component (other than the Class A-SP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, and in the case of Class A-SP Components, (A) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class A-SP Strip Rate for such Component for such Distribution Date, and (B) for any Distribution Date occurring after the related Component Crossover Date, a rate per annum equal to
(x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest (provided that in no event shall any Class A-X Strip Rate be less than zero).

               "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class B Pass-Through Rate": 5.4480% per annum.

               "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class C Pass-Through Rate": 5.4720% per annum.

               "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class D Pass-Through Rate": 5.4920% per annum.

               "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5410% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

               "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5710% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

               "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.7490% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

               "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.8180% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

               "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.9660% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

               "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class K Pass-Through Rate": 5.0710% per annum.

               "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class L Pass-Through Rate": 5.0710% per annum.

               "Class LA-1-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-2-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-2-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-2-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-3-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-3-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-3-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-3-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-AB-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-AB-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-5 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-6 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-7 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-1-A-8 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-J Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-M Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LA-MFL Uncertificated Interest" A regular interest in REMIC I that is held as an asset of the Upper-Tier REMIC, has the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LB Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LC-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LC-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LD-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LD-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LE-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LE-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LF Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LG-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LG-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LH Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LJ Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LK Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LL Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LM Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LN Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LO Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LP Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LQ Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

               "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-5 hereto.

               "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class M Pass-Through Rate": 5.0710% per annum.

               "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class N Pass-Through Rate": 5.0710% per annum.

               "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class O Pass-Through Rate": 5.0710% per annum.

               "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class P Pass-Through Rate": 5.0710% per annum.

               "Class Q Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-3 hereto.

               "Class Q Pass-Through Rate": 5.0710% per annum.

               "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-5 hereto.

               "Class V Certificate": A Certificate designated as "Class V" on the face thereof, in the form of Exhibit A-4 hereto. The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

               "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates or of the Class A-MFL Regular Interest, as applicable.

               "Clearstream": Clearstream Banking, Luxembourg, or any successor.

               "Closing Date": December 22, 2006.

               "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Series 2006-C5 Directing Certificateholder.

               "CMSA Advance Recovery Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and approved by the CMSA for commercial mortgage securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Bond Level File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder, the Trustee and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Collateral Summary File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder, the Trustee and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Comparative Financial Status Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Delinquent Loan Status Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Financial File": A monthly data file report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Investor Reporting Package":

               (a) the following seven electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File,
        (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

               (b) the following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA REO Status Report, (iv) CMSA Loan Level Reserve/LOC Report, (v) CMSA Comparative Financial Status Report, (vi) CMSA Servicer Watch List, (vii) CMSA Operating Statement Analysis Report, (viii) CMSA NOI Adjustment Worksheet, (ix) CMSA Total Loan Report and (x) CMSA Advance Recovery Report; and

               (c) such other reports and data files as CMSA may designate as part of the "CMSA Investor Reporting Package" from time to time generally.

               "CMSA Loan Level Reserve/LOC Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Loan Periodic Update File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and the Trustee and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report). Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a CMSA Advance Recovery Report and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

               "CMSA Loan Setup File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Property File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA REO Status Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Special Servicer Loan File": A monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Special Servicer and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Total Loan Report": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, and recommended by the CMSA for commercial mortgage-backed securities transactions generally (unless, with respect to such other form for presentation, the Series 2006-C5 Directing Certificateholder and the Rating Agencies otherwise consent to an alternative form of such report).

               "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

               "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

               "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(i), sub-accounts created and maintained by the Master Servicer or any Sub-Servicer on behalf of the Master Servicer pursuant to
Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which, subject to Section 3.04(i), shall be entitled substantially as follows:
"KeyCorp Real Estate Capital Markets, Inc. [or the name of any successor Master Servicer], in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Collection Account." The Collection Account shall be an Eligible Account (or, subject to Section 3.04(i), a sub-account of an Eligible Account) and, except for the Excess Interest and Broker Strip Interest held therein, shall be part of REMIC I.

               "Collection Period": With respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing
Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

               "Column": As defined in the Preliminary Statement to this Agreement.

               "Column Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

               "Column Performance Guarantee": The Guarantee dated as of December 22 2006, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 7 of the Column Mortgage Loan Purchase Agreement.

               "Column Performance Guarantor": Credit Suisse First Boston acting through CSFB USA Inc., its successor in interest or any successor guarantor under the Column Performance Guarantee.

               "Column Trust Mortgage Loan": Any Trust Mortgage Loan that is either an Original Column Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Trust Mortgage Loan.

               "Commission": The Securities and Exchange Commission.

               "Companion Loan": The 280 Park Avenue Companion Loan.

               "Component": Each of Component A-1-1, Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-AB-1, Component A-AB-2, Component A-3-1, Component A-3-2, Component A-3-3, Component A-3-4, each Class A-1-A Component, Component A-J, Component A-MFL, Component A-M, Component B, Component C-1, Component C-2, Component D-1, Component D-2, Component E-1, Component E-2, Component F, Component G-1, Component G-2, Component H, Component J, Component K, Component L, Component M, Component N, Component O, Component P and Component Q.

               "Component A-1-1": One of forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

               "Component A-1-2": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

               "Component A-2-1": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

               "Component A-2-2": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

               "Component A-2-3": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

               "Component A-AB-1": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest as of any date of determination.

               "Component A-AB-2": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest as of any date of determination.

               "Component A-3-1": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-3-1 Uncertificated Interest as of any date of determination.

               "Component A-3-2": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-3-2 Uncertificated Interest as of any date of determination.

               "Component A-3-3": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-3-3 Uncertificated Interest as of any date of determination.

               "Component A-3-4": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-3-4 Uncertificated Interest as of any date of determination.

               "Component A-1-A-1": One of forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-1 Uncertificated Interest as of any date of determination.

               "Component A-1-A-2": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-2 Uncertificated Interest as of any date of determination.

               "Component A-1-A-3": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-3 Uncertificated Interest as of any date of determination.

               "Component A-1-A-4": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-4 Uncertificated Interest as of any date of determination.

               "Component A-1-A-5": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-5 Uncertificated Interest as of any date of determination.

               "Component A-1-A-6": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-6 Uncertificated Interest as of any date of determination.

               "Component A-1-A-7": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-7 Uncertificated Interest as of any date of determination.

               "Component A-1-A-8": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-8 Uncertificated Interest as of any date of determination.

               "Component A-M": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-M Uncertificated Interest as of any date of determination.

               "Component A-MFL": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-MFL REMIC I Interest as of any date of determination.

               "Component A-J": One of forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-J Uncertificated Interest as of any date of determination.

               "Component B": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LB-1 Uncertificated Interest as of any date of determination.

               "Component C-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LC-1 Uncertificated Interest as of any date of determination.

               "Component C-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LC-2 Uncertificated Interest as of any date of determination.

               "Component Crossover Date": With respect to each Class A-SP Component, the related Crossover Date as set forth in the table below:


                   Class A-SP Component                           Component Crossover Date
--------------------------------------------------------     -------------------------------
Components A-1-2, A-2-1 and A-1-A-2.....................     December 2007 Distribution Date
Component A-2-2 and A-1-A-3.............................     December 2008 Distribution Date
Components A-2-3, A-AB-1, A-1-A-4, G-1 and H............     December 2009 Distribution Date
Components A-3-1, A-AB-2, A-1-A-5, E-1, F and G-2.......     December 2010 Distribution Date
Components A-3-2, A-1-A-6, D-1 and E-2..................     December 2011 Distribution Date
Components A-3-3, A-1-A-7, C-1 and D-2..................     December 2012 Distribution Date
Components A-3-4, A-1-A-8, A-M, A-MFL, A-J, B and C-2...     December 2013 Distribution Date


               "Component D-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LD-1 Uncertificated Interest as of any date of determination.

               "Component D-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LD-2 Uncertificated Interest as of any date of determination.

               "Component E-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LE-1 Uncertificated Interest as of any date of determination.

               "Component E-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LE-2 Uncertificated Interest as of any date of determination.

               "Component F": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LF-1 Uncertificated Interest as of any date of determination.

               "Component G-1": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LG-1 Uncertificated Interest as of any date of determination.

               "Component G-2": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LG-2 Uncertificated Interest as of any date of determination.

               "Component H": One of the forty-one components of the Class A-X Certificates and one of the thirty-one components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

               "Component J": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

               "Component K": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

               "Component L": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

               "Component M": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

               "Component N": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

               "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Amount of its Corresponding Uncertificated REMIC I Interest.

               "Component O": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

               "Component P": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

               "Component Q": One of the forty-one components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LQ Uncertificated Interest as of any date of determination.

               "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is at least equal to 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the respective Classes of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class Q Certificates.

               "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

               "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) for Certificate transfer purposes, at Sixth & Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5.

               "Corrected Mortgage Loan": Any Corrected Trust Mortgage Loan or any B Loan as to which the related Trust Mortgage Loan is a Corrected Trust Mortgage Loan as described in the definition of "Servicing Transfer Event."

               "Corrected Trust Mortgage Loan": Any Trust Mortgage Loan that had been a Specially Serviced Trust Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

               "Corresponding Certificates": As defined in the Preliminary Statement hereto.

               "Corresponding Components": As defined in the Preliminary Statement hereto.

               "Corresponding Uncertificated REMIC I Interests": As defined in the Preliminary Statement hereto.

               "Cross-Collateralized Group": Any group of Crossed Trust Mortgage Loans.

               "Crossed Trust Mortgage Loan": Any Trust Mortgage Loan which is cross-defaulted and cross-collateralized with any other Trust Mortgage Loan. For the avoidance of doubt, none of the A Loans shall be deemed a Crossed Trust Mortgage Loan under this Agreement.

               "Crossed Trust Mortgage Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Trust Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the loan-to-value ratio for any remaining related Crossed Trust Mortgage Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the least of (a) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller and (c) 75.0%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the related Mortgage Loan Seller) to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the Trust Fund or cause either REMIC Pool to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

               "Cure Event": The exercise by any B Loan Holder of the cure rights, if any, set forth in the related Intercreditor Agreement, in each case in accordance with the applicable Intercreditor Agreement.

               "Cure Payments": With respect to any Mortgage Loan Combination, as to which the related Intercreditor Agreement provides that a B Loan Holder shall be entitled to cure a default under the related Mortgage Loan, the payments that such B Loan Holder makes to the Master Servicer, Special Servicer or Trustee, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the Master Servicer, Special Servicer or Trustee, as applicable (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance), and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Mortgage Loan) during the period of time from the expiration of the grace period under such Mortgage Loan that gave rise to such Cure Event until such Cure Payment is made or such other cure is otherwise effected.

               "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.12 as a document custodian for the Mortgage Files which shall initially be the Trustee.

               "Cut-off Date": Individually and collectively, the respective Due Dates for the Trust Mortgage Loans in December 2006 (or with respect to Trust Mortgage Loans which had closing/funding dates in December 2006, the closing/funding date of such Trust Mortgage Loan).

               "Cut-off Date Principal Balance": With respect to any Trust Mortgage Loan or B Loan, the outstanding principal balance of such Trust Mortgage Loan or B Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

               "Debt Service Coverage Ratio": With respect to any Trust Mortgage Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Trust Mortgage Loan during such period.

               "Default Interest": With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges, Static Prepayment Premium or Yield Maintenance Charges, that represent interest in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan; provided that, in the case of the 280 Park Avenue Loan or any related REO Trust Mortgage Loan, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under the 280 Park Avenue Servicing Agreement.

               "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non-monetary event of default occurs that results in the Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Trust Mortgage Loan has not been received.

               "Defaulting Party": As defined in Section 7.01(b).

               "Defeasance Collateral": As defined in Section 3.08(f).

               "Defeasance Mortgage Loan": As defined in Section 3.08(f).

               "Defect": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

               "Defective Trust Mortgage Loan": Any Trust Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

               "Definitive Certificate": A Certificate issued in registered, definitive physical form.

               "Deleted Trust Mortgage Loan": A Defective Trust Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Trust Mortgage Loans, in either case as contemplated by Section 2.03.

               "Depositor": As defined in the Preliminary Statement to this Agreement.

               "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

               "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

               "Directly Operate": With respect to any REO Property (other than the 280 Park Avenue REO Property), the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations
Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

               "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) to the effect that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either REMIC Pool to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               "Distribution Account": The account, accounts or, subject to
Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Distribution Account." The Distribution Account shall be an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account.

               "Distribution Date": With respect to any calendar month, commencing in January 2007, the fourth Business Day following the Determination Date in such month.

               "Do Not Hire List": The list, as may be updated at any time, provided by the Depositor to the Master Servicer, the Special Servicer and Trustee, which lists certain parties identified by the Depositor as having materially failed to comply with their respective obligations under Article XI of this Agreement or as having materially failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

               "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due (without giving effect to any grace period).

               "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

               "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA-" by S&P and "Aa3" by Moody's (or, "A-" by S&P if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P), if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and "P-1" by Moody's, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity; provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b), (iii) an account or accounts maintained with KeyBank so long as KeyBank shall have a long-term unsecured debt rating of at least "A-" from S&P and "A1" from Moody's and a short-term rating of at least "A-1" from S&P and "P-1" from Moody's, or
(iv) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

               "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

               "Environmental Insurance Policy": With respect to any Mortgage Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

               "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

               "Escrow Payment": Any payment received by the Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

               "Euroclear": The Euroclear System.

               "Event of Default": One or more of the events described in
Section 7.01(a).

               "Excess Interest": With respect to each of the ARD Mortgage Loans (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan), interest accrued on such Mortgage Loan (or REO Trust Mortgage Loan) and allocable to the Excess Rate. Insofar as it accrues on an ARD Trust Mortgage Loan (or any REO Trust Mortgage Loan with respect thereto), Excess Interest is an asset of the Trust Fund, but shall not be an asset of either REMIC Pool.

               "Excess Interest Distribution Account": The account, accounts or, subject to Section 3.04(i), subaccount created and maintained by the Trustee, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Excess Interest Distribution Account," and which shall be an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of either REMIC Pool.

               "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or, insofar as they are allocable to the related REO Mortgage Loan, from the sale or liquidation of an REO Property, over (b) the sum of (i) interest on any related Advances, (ii) any related Servicing Advances, and (iii) the amount needed to pay off in full the subject Trust Mortgage Loan or related REO Trust Mortgage Loan (or if related to a Mortgage Loan Combination, the amount needed to pay off in full such Mortgage Loan Combination) or the related REO Mortgage Loan(s) and all amounts due with respect thereto.

               "Excess Liquidation Proceeds Account": The account, accounts or, subject to Section 3.04(i), sub-account created and maintained by the Trustee, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Excess Liquidation Proceeds Account," and which shall be an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. The Excess Liquidation Proceeds Account shall be an asset of REMIC I.

               "Excess Rate": With respect to each ARD Mortgage Loan (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date.

               "Excess Servicing Strip": With respect to any Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto, the portion of the related Master Servicing Fee calculated at an annual rate equal to the excess, if any, of the related Master Servicing Fee Rate over 0.005% (0.5 basis points) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

               "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

               "Exemption-Favored Party": Any of (i) Credit Suisse Securities
(USA) LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R, Class LR and Class V Certificates) that is investment grade rated by at least one Rating Agency.

               "Fair Value": As defined in Section 3.18(b).

               "FDIC": Federal Deposit Insurance Corporation or any successor.

               "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

               "Fidelity Bond": As defined in Section 3.07(c).

               "Final Distribution Date": The final Distribution Date on which any distributions are to be made hereunder on the Certificates in connection with the termination of the Trust.

               "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property (or in the case of the 280 Park Avenue Loan, by the 280 Park Avenue Special Servicer under the 280 Park Avenue Servicing Agreement) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

               "Floating Rate Account": The account, accounts or, subject to
Section 3.04(i), sub-accounts created and maintained by the Trustee, pursuant to
Section 3.04(g), in trust for the Class A-MFL Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank N.A., as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Class A-MFL, Floating Rate Account." Any such account or sub-account shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

               "FNMA": Federal National Mortgage Association or any successor thereto.

               "Form 8-K Disclosure Information": As defined in Section 11.09.

               "GAAP": Generally accepted accounting principles in the United States.

               "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

               "Grantor Trust": A grantor trust as defined under subpart E of
Part 1 of subchapter J of the Code.

               "Grantor Trust Pool": The Grantor Trust Pool designated as such in Section 2.05.

               "Grantor Trust Provisions": Sections 671-679 of the Code and Treasury Regulations Section 301.7701-4(c).

               "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan.

               "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

               "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each B Loan Holder, the Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any B Loan Holder, the Master Servicer, the Special Servicer or any Affiliate thereof and
(iii) is not connected with the Depositor, any B Loan Holder, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any B Loan Holder, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, such B Loan Holder, the Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

               "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Master Servicer or the Trust, delivered to the Trustee and the Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that no Master Servicer or the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee and the Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

               "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

               "Initial Purchaser": Credit Suisse Securities (USA) LLC, as initial purchaser of the Non-Registered Certificates.

               "Initial Resolution Period": As defined in Section__2.03(b).

               "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

               "Institutional Lender/Owner": One or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The Master Servicer or Special Servicer, as applicable, shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the second preceding sentence, the most recent financial statements of such transferee.

               "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection, including attorney's fees and expenses) paid under any Insurance Policy or in connection with the full or partial condemnation (or threatened condemnation) of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard provided that, in the case of the 280 Park Avenue Loan or any 280 Park Avenue REO Property, "Insurance and Condemnation Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under a 280 Park Avenue Servicing Agreement.

               "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

               "Insured Environmental Event": As defined in Section 3.07(j).

               "Intercreditor Agreement": The CBA A/B Intercreditor Agreement (individually or collectively, as the case may be), or the 280 Park Avenue Intercreditor Agreement, as applicable.

               "Interest Accrual Period": With respect to any Class of Regular Certificates (other than the Class A-MFL Certificates), the Class A-MFL Regular Interest, any Uncertificated REMIC I Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-MFL Certificates for any Distribution Date, the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the related Distribution Date; except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then the Interest Accrual Period with respect to the Class A-MFL Certificate for any Distribution Date will be the same as the Interest Accrual Period for the Class A-MFL Regular Interest. Each Interest Accrual Period with respect to any Class of Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest shall be deemed for purposes of this definition to consist of 30 days. Each Interest Accrual Period with respect to the Class A-MFL Certificates shall be based upon the actual number of days in the related Interest Accrual Period; except that, if the Swap Agreement is terminated and not replaced or if there exists a continuing payment default by the Swap Counterparty under the Swap Agreement, then any Interest Accrual Period with respect to the Class A-MFL Certificates will also be deemed to consist of 30 days.

               "Interest Only Certificates": Collectively, the Class A-X and Class A-SP Certificates.

               "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(i), sub-account created and maintained by the Trustee, pursuant to
Section 3.28, in trust for the Certificateholders, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Interest Reserve Account," and which shall be an Eligible Account or, subject to Section 3.04(i), a sub-account of an Eligible Account.

               "Interest Reserve Loan": Any Actual/360 Trust Mortgage Loan (or successor REO Trust Mortgage Loan with respect thereto).

               "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the amount due in respect of interest to such Class.

               "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

               "Investment Account": As defined in Section 3.06(a).

               "IRS": The Internal Revenue Service or any successor.

               "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

               "KeyBank": As defined in the Preliminary Statement to this Agreement.

               "KeyBank Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement to this Agreement.

               "KeyBank Trust Mortgage Loans": Any Trust Mortgage Loan that is either an Original KeyBank Trust Mortgage Loan or a Replacement Trust Mortgage Loan that was delivered under the KeyBank Mortgage Loan Purchase Agreement in substitution for an Original KeyBank Trust Mortgage Loan.

               "Late Collections": With respect to any Trust Mortgage Loan or any B Loan, all amounts (except Penalty Charges) received thereon during any Collection Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously received. With respect to any REO Mortgage Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Collection Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Mortgage Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously received.

               "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a reserve fund.

               "LIBOR": With respect to the Class A-MFL Certificates, the meaning given such term in the Swap Agreement.

               "Liquidation Event": With respect to any Mortgage Loan or REO Property, any of the following events: (i) payment in full of such Mortgage Loan; (ii) the making of a Final Recovery Determination with respect to such Mortgage Loan or REO Property; (iii) in the case of a Trust Mortgage Loan, the repurchase of such Trust Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (iv) in the case of a Defaulted Trust Mortgage Loan, the purchase of such Defaulted Trust Mortgage Loan by the Series 2006-C5 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (v) in the case of any Mortgage Loan Combination, the purchase of the related A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement; (vi) the purchase of such Mortgage Loan by a related Mezzanine Loan Holder; (vii) the sale or other liquidation of such REO Property hereunder; or (viii) in the case of a Trust Mortgage Loan, the purchase of such Trust Mortgage Loan or the related REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01.

               "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

               "Liquidation Fee": A fee payable to the Special Servicer with respect to any Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller (or guarantor) after the Initial Resolution Period (and any permitted extension thereof) as described in Section 2.03 or any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, all as provided in Section 3.11(b).

               "Liquidation Fee Rate": 1.0%.

               "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Trust Mortgage Loan by the Series 2006-C5 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (iv) the repurchase of a Trust Mortgage Loan by any Mortgage Loan Seller pursuant to
Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (v) the purchase of an A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement; (vi) the purchase of any Mortgage Loan by a related Mezzanine Loan Holder; or (vii) the purchase of all Trust Mortgage Loans and REO Properties by Holders of more than 50% of the Percentage Interests in the Special Servicer, Controlling Class or the Master Servicer pursuant to Section 9.01. In the case of the 280 Park Avenue Loan or any 280 Park Avenue REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in clause (i) or (ii) of this definition as are remitted to the Master Servicer on behalf of the Trust under a 280 Park Avenue Servicing Agreement.

               "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Mortgage Loan was made.

               "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

               "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Trust Mortgage Loans with respect thereto.

               "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Trust Mortgage Loans with respect thereto.

               "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Trust Mortgage Loan (or, in the case of any A Loan, of the Mortgage Loan Combination) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

               "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall, if required under the Code, be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

               "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

               "MAI": Member of the Appraisal Institute.

               "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

               "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

               "Master Servicer": KRECM, in its capacity as master servicer with respect to the Mortgage Loans and any related REO Properties.

               "Master Servicer Account": As defined in Section 3.06(a).

               "Master Servicer Employees": As defined in Section 3.07(c).

               "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

               "Master Servicing Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a), which Master Servicing Fee shall include any Primary Servicing Fee.

               "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the rate per annum specified as such on the Trust Mortgage Loan Schedule.

               "Material Breach": As defined in Section 2.03(b).

               "Material Document Defect": As defined in Section 2.03(b).

               "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or
(iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section
3.20 occurring prior to such date of determination (or, in the case of the 280 Park Avenue Loan, by the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer pursuant to a 280 Park Avenue Servicing Agreement).

               "Mezzanine Loan": Any Trust Mortgage constituting "Mezzanine Debt" or a "Mezzanine Loan," as identified in Exhibit C-2 attached hereto.

               "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

               "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the holder or obligee thereof.

               "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates and the Class A-MFL Regular Interest, an amount of interest equal the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Uncovered Prepayment Interest Shortfall Amount, if any, for such Distribution Date that is allocable to such Class pursuant to Section 4.01(b).

               "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment or Excess Interest, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20) (or, in the case of the 280 Park Avenue Loan, by the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer pursuant to a 280 Park Avenue Servicing Agreement), without regard to any acceleration of principal of such Mortgage Loan by reason of a default thereunder. With respect to an REO Mortgage Loan, the monthly payment, excluding any Balloon Payment or Excess Interest, that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

               "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

               "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

               "Mortgage File": With respect to any Trust Mortgage Loan (other than the 280 Park Avenue Loan), the following documents:

                     (i) the original Note (or a lost note affidavit with a
               customary indemnification provision), bearing, or accompanied by, all prior and intervening endorsements or assignments or allonges showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, without recourse, representation or warranty, express or implied";

                     (ii) a duplicate original Mortgage or a counterpart
               thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or certified copies thereof from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                     (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5";

                     (iv) an original, counterpart or copy of any related
               Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                     (v) an original assignment of any related Assignment of
               Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (iii) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5";

                     (vi) an original or copy of any related Security Agreement
               (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller;

                     (vii) an original assignment of any related Security
               Agreement (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (iii) above), from the Mortgage Loan Seller or the applicable Mortgage Loan Originator, either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Trust Mortgage Loan; provided that such omnibus assignment is effective under applicable law;

                     (viii) originals or copies of all (A) assumption
               agreements, (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, when appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Trust Mortgage Loan has been assumed;

                     (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company, or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy) or interim binder, relating to the Trust Mortgage Loan;

                     (x) the original or a counterpart of any guaranty of the
               obligations of the Borrower under the Trust Mortgage Loan;

                     (xi) certified or other copies of all UCC Financing
               Statements and continuation statements which show the filing or recording thereof (or copies thereof in the form submitted for filing or recording) (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording (including the filing number or other similar filing information) acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof) sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to assign such UCC Financing Statements to the Trustee;

                     (xii) the original or copy of the power of attorney (with
               evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

                     (xiii) with respect to any debt of a Borrower or mezzanine borrower permitted under the Trust Mortgage Loan, an original or copy of the subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (if and as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Trust Mortgage Loan is an A Loan, a copy of the Note for each related B Loan;

                     (xiv) with respect to any Cash Collateral Accounts and
               Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the related Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such to the Trustee on behalf of the Certificateholders);

                     (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage);

                     (xvi) the originals of Letters of Credit, if any, relating to the Trust Mortgage Loan, provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

                     (xvii) any environmental insurance policies and any
               environmental guaranty or indemnity agreements or copies thereof;

                     (xviii) the original or a copy of any Ground Lease, Ground
               Lease estoppels and any amendments thereto, if any;

                     (xix) the original or copy of any property management
               agreement;

                     (xx) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents;

                     (xxi) any additional documents required to be added to the
               Mortgage File pursuant to this Agreement; and

                     (xxii) the checklist of the related Mortgage Loan
               Documents, if any, that is included in the Mortgage File for the related Loan.

               Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. If any B Loan is being serviced and administered hereunder, the Mortgage File for the related Trust Mortgage Loan shall also constitute the Mortgage File for such B Loan.

               With respect to the 280 Park Avenue Loan, the following documents on a collective basis:

               (i) the original executed Note for such Loan, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, without recourse", or in blank, without recourse and further showing a complete, unbroken chain of assignment and endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note;

               (ii) a copy of the executed 280 Park Avenue Intercreditor Agreement;

               (iii) a copy of the 280 Park Avenue Servicing Agreement; and

               (iv) a copy of the documents comprising the "Mortgage File" under the 280 Park Avenue Servicing Agreement.

               "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest payable on any particular related Due Date accrues pursuant to the related Note.

               "Mortgage Loan": Any Trust Mortgage Loan or, to the extent being serviced hereunder, any B Loan.

               "Mortgage Loan Combination": Any A Loan together with the related B Loan.

               "Mortgage Loan Combination Custodial Account": With respect to any Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(i), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(e) in the name of the Trustee on behalf of the Certificateholders and the related B Loan Holder, which, subject to Section 3.04(i), shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 and [name of the related B Loan Holder], as their interests may appear." Each Mortgage Loan Combination Custodial Account shall be an Eligible Account (or, subject to Section 3.04(i), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the subject A Loan, shall be part of REMIC I.

               "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any Ground Lease, any Letters of Credit, escrow or reserve account information relating to the Additional Collateral Trust Mortgage Loans, any UCC Financing Statements, the title insurance policy (or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy), all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Mortgage Loan, any prior assignments of Mortgage in the event that the related Mortgage Loan Seller is not the originator of record, any collateral assignments of property management agreements and other servicing agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

               "Mortgage Loan Originator": Any institution that originated a Mortgage Loan.

               "Mortgage Loan Purchase Agreement": Either of the Column Mortgage Loan Purchase Agreement or the KeyBank Mortgage Loan Purchase Agreement.

               "Mortgage Loan Sellers": Collectively, Column and KeyBank.

               "Mortgage Pool": All of the Trust Mortgage Loans and any successor REO Trust Mortgage Loans, collectively, as of any particular date of determination. The Mortgage Pool shall not include any B Loans.

               "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Mortgage Loan from time to time in accordance with the related Note and applicable law; calculated based on (a) the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Mortgage Loan from time to time in accordance with the related Note and applicable law, and (b) the assumption of a year consisting of twelve 30-day months; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Mortgage Loan had remained outstanding.

               "Mortgaged Property": The underlying real property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

               "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

               "Net Investment Earnings": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period, and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Floating Rate Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in such account in accordance with Section 3.06.

               "Net Investment Loss": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Floating Rate Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section
3.06 exceeds the aggregate of all interest and other income realized during such period on such funds in such account.

               "Net Liquidation Proceeds": The excess, if any, of (a) all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Trust Mortgage Loan or REO Property, over (b) the amount of all Liquidation Expenses incurred with respect thereto.

               "Net Mortgage Pass-Through Rate":

               (A) With respect to any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Trust Mortgage Loan; and

               (B) With respect to any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

               (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period (disregarding the last sentence of the definition of Interest Accrual Period), multiplied by (b) the Stated Principal Balance of such Trust Mortgage Loan (or such REO Trust Mortgage Loan) immediately preceding such Distribution Date, multiplied by
                     (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Trust Mortgage Loan; and

               (2) the denominator of which is the Stated Principal Balance of such Trust Mortgage Loan (or such REO Mortgage Loan) immediately preceding that Distribution Date.

               Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2006 (unless the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2006 (or February, if the final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

               "Net Mortgage Rate": With respect to any Trust Mortgage Loan or REO Trust Mortgage Loan as of any date of determination, a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

               "Net Operating Income": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

               "New Lease": Any lease of REO Property (other than REO Property related to the 280 Park Avenue Loan) entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

               "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

               "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Trust Mortgage Loan or an REO Trust Mortgage Loan (including any P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan. The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer or Trustee has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Special Servicer, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor, the Master Servicer and the Special Servicer, in the case of the Trustee, and (iv) in each case, to the Series 2006-C5 Directing Certificateholder, each B Loan Holder or its designee (if any Mortgage Loan Combination or any related REO Trust Mortgage Loan is involved) (or, in the case of a B Loan or Companion Loan that is part of a rated commercial mortgage securitization, to the related master servicer) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to
Section 3.03(c), be paid from the Collection Account by the Master Servicer). In making such recoverability determination, the Master Servicer, Special Servicer or Trustee, as applicable, will be entitled (i) to consider (among other things) the obligations of only the Borrower under the terms of the related Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, and (iii) to estimate and consider (among other things) future expenses and (consistent with the Servicing Standards in the case of the Master Servicer and the Special Servicer) the timing of recoveries. In addition, in considering whether a P&I Advance is nonrecoverable, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to any other Trust Mortgage Loans or REO Trust Mortgage Loans the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which a nonrecoverability determination is being made are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of the reimbursement of the outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount being delayed or deferred. The Officer's Certificate referred to in the second preceding sentence shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer and the Trustee shall conclusively rely on and be bound by the Special Servicer's determination that a P&I Advance is nonrecoverable, provided, however, that in the absence of such determination by the Special Servicer, the Master Servicer and the Trustee will be entitled to make their own determination that a P&I Advance is nonrecoverable, and in no event shall a determination by the Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the Master Servicer or Trustee. Any determination made by the Master Servicer or any master servicer of the 280 Park Avenue Companion Loan regarding the nonrecoverability of any P&I Advance with respect to any portion of the 280 Park Avenue Total Loan will be binding on the Trust Fund and the trust fund containing the 280 Park Avenue Companion Loan.

               "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Mortgage Loan or REO Property (including any Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer, the Special Servicer or the Trustee has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Special Servicer, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor, the Special Servicer and the Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Series 2006-C5 Directing Certificateholder, to each B Loan Holder or its designee (if any Mortgage Loan Combination or any related REO Property is involved) (or, in the case of a B Loan or Companion Loan that is part of a rated commercial mortgage securitization, to the related master servicer) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be paid from the Collection Account by the Master Servicer). In making such recoverability determination, the Master Servicer, the Special Servicer or Trustee, as applicable, will be entitled (i) to consider (among other things) the obligations of only the Borrower under the terms of the related Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standards in the case of the Master Servicer and the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, and (iii) to estimate and consider (among other things) future expenses and (consistent with the Servicing Standards in the case of the Master Servicer and the Special Servicer) the timing of recoveries. In addition, in considering whether a Servicing Advance is nonrecoverable, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to any other Trust Mortgage Loans or REO Trust Mortgage Loans the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds of the Trust Mortgage Loan or REO Trust Mortgage Loan as to which a nonrecoverability determination is being made are a source of reimbursement not only for the Servicing Advance under consideration, but also as a potential source of the reimbursement of the outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount being delayed or deferred. The Officer's Certificate referred to in the second preceding sentence shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer and the Trustee shall conclusively rely on and be bound by the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance, provided, however, that in the absence of such determination by the Special Servicer, the Master Servicer and the Trustee will be entitled to make their own determination that a Servicing Advance is a Nonrecoverable Servicing Advance, and in no event shall a determination by the Special Servicer that a previously made or proposed Servicing Advance would be recoverable be binding on the Master Servicer or Trustee.

               "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R, Class LR and Class V Certificates will constitute Non-Registered Certificates.

               "Non-United States Tax Person": Any Person other than a United States Tax Person.

               "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

               "Notional Balance": For any date of determination, the Class A-X Notional Amount or the Class A-SP Notional Amount, as applicable.

               "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, or a Responsible Officer of the Trustee, as the case may be.

               "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of either REMIC Pool as a REMIC or the Grantor Trust Pool as a Grantor Trust, (b) compliance with the REMIC Provisions or Grantor Trust Provisions or (c) the resignation of the Depositor, the Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

               "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date. As to any Distribution Date and any Uncertificated REMIC I Interest, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Uncertificated REMIC I Interest for such Distribution Date.

               "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X and Class A-SP Certificates) and the Class A-MFL Regular Interest, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

               "Original Column Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

               "Original KeyBank Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

               "Original Net Mortgage Rate": With respect to any Trust Mortgage Loan, the Net Mortgage Rate in effect for such Trust Mortgage Loan as of the Closing Date (or, in the case of any Trust Mortgage Loan substituted in replacement of another Trust Mortgage Loan pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement, as of the date of substitution).

               "Original REMIC I Principal Amount": With respect to any Class of Uncertificated REMIC I Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

               "Original Trust Mortgage Loans": As defined in the Preliminary Statement to this Agreement.

               "OTS": The Office of Thrift Supervision or any successor thereto.

               "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

               "Pass-Through Rate": With respect to each Class of Certificates and the Class A-MFL Regular Interest, the respective per annum rate listed below:

Class A-1..........................     Class A-1 Pass-Through Rate
Class A-2..........................     Class A-2 Pass-Through Rate
Class A-AB.........................     Class A-AB Pass-Through Rate
Class A-3..........................     Class A-3 Pass-Through Rate
Class A-1-A........................     Class A-1-A Pass-Through Rate
Class A-X..........................     Class A-X Pass-Through Rate
Class A-SP.........................     Class A-SP Pass-Through Rate
Class A-M..........................     Class A-M Pass-Through Rate
Class A-MFL Regular Interest.......     Class A-MFL Regular Interest
                                        Pass-Through Rate
Class A-MFL........................     Class A-MFL Pass-Through Rate
Class A-J..........................     Class A-J Pass-Through Rate
Class B............................     Class B Pass-Through Rate
Class C............................     Class C Pass-Through Rate
Class D............................     Class D Pass-Through Rate
Class E............................     Class E Pass-Through Rate
Class F............................     Class F Pass-Through Rate
Class G............................     Class G Pass-Through Rate
Class H............................     Class H Pass-Through Rate
Class J............................     Class J Pass-Through Rate
Class K............................     Class K Pass-Through Rate
Class L............................     Class L Pass-Through Rate
Class M............................     Class M Pass-Through Rate
Class N............................     Class N Pass-Through Rate
Class O............................     Class O Pass-Through Rate
Class P............................     Class P Pass-Through Rate
Class Q............................     Class Q Pass-Through Rate

               "Penalty Charges": The Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

               "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate, as set forth on the face thereof, divided by the initial Certificate Balance (or, in the case of the Class A-X and Class A-SP Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to the Class V or Residual Certificates, the percentage interest as set forth on the face thereof.

               "Performance Certification": As defined in Section 11.08.

               "Performing Mortgage Loan": Any Performing Trust Mortgage Loan or any B Loan as to which the related Trust Mortgage Loan is a Performing Trust Mortgage Loan.

               "Performing Party": As defined in Section 11.14.

               "Performing Trust Mortgage Loan": As of any date of determination, any Trust Mortgage Loan as to which no Servicing Transfer Event then exists as described in the definition of "Servicing Transfer Event."

               "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

                     (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

                     (ii) time deposits, unsecured certificates of deposit or
               bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

                     (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                     (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                     (v) commercial paper (including both non-interest-bearing
               discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

                     (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

                     (vii) any other demand, money market or time deposit,
               obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided further (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index.

               "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Master Servicer, the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

               "Permitted Transferee": Any Transferee of a Class R or Class LR Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are (and must be under the applicable partnership agreement) United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

               "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to Title I of ERISA, Section 4975 of the Code or Similar Law.

               "Plurality Residual Certificateholder": As to any taxable year of
(i) REMIC I or (ii) REMIC II, the Holder of Certificates evidencing the largest Percentage Interest in the (i) Class LR Certificates or (ii) Class R Certificates, respectively.

               "Prepayment Assumption": With respect to all Trust Mortgage Loans other than the ARD Trust Mortgage Loans, the assumption that all payments required to be made on such Trust Mortgage Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Trust Mortgage Loans, the assumption that the ARD Trust Mortgage Loans will be fully prepaid on their related Anticipated Repayment Dates.

               "Prepayment Interest Excess": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or the Special Servicer for application to such Trust Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the related Net Mortgage Rate for such Trust Mortgage Loan, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Mortgage Loan Documents relating to such Trust Mortgage Loan, to the extent such interest is collected by or remitted to the Master Servicer or the Special Servicer.

               "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Master Servicer or the Special Servicer for application to such Trust Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period to the extent not collected from the borrower, the amount of uncollected interest that would have accrued at the Net Mortgage Rate for such Trust Mortgage Loan, plus the Trustee Fee Rate, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Trust Mortgage Loan and ending on (and including) the day immediately preceding such Due Date. For the avoidance of doubt, any Prepayment Interest Shortfall with respect to the 280 Park Avenue Loan shall be determined in accordance with the Series 2006-C4 Pooling and Servicing Agreement and shall not be payable by the Master Servicer.

               "Primary Servicer": Any initial master servicer or any other subservicer specifically identified as a "Primary Servicer" on Exhibit N hereto or in a Sub-Servicing Agreement between the Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto. Notwithstanding any other provision herein to the contrary, the Master Servicer shall be a "Primary Servicer" hereunder, and no Sub-Servicing Agreement shall be required with respect to any such Primary Servicer.

               "Primary Servicing Agreement": Each of the Sub-Servicing Agreements dated as of December 1, 2006, by and between a Master Servicer and a Primary Servicer.

               "Primary Servicing Fee": Any primary servicing fee payable to the Primary Servicer pursuant to the Primary Servicing Agreement.

               "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

               "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-MFL, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates.

               "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan that is received (including in the case of the 280 Park Avenue Loan, by the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer on behalf of the Trust) in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Static Prepayment Premium, Yield Maintenance Charge and/or Excess Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance and Condemnation Proceeds or Liquidation Proceeds.

               "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, a Mortgage Loan Seller, the Series 2006-C5 Directing Certificateholder, each B Loan Holder, a Rating Agency, a designee of the Depositor, a Certificateholder, a Certificate Owner or, a prospective purchaser (or licensed or registered investment advisor acting on their behalf) of a Certificate or any interest therein upon receipt from the Series 2006-C5 Directing Certificateholder, any B Loan Holder, any designee of the Depositor, any Certificateholder or such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as Exhibit S-1 or Exhibit S-2, as applicable, or any other Person designated by the Depositor. The Trustee shall (and the Master Servicer may) provide all Privileged Persons with access to certain restricted information on its Website (in the case of the Series 2006-C5 Directing Certificateholder, any B Loan Holder, any designee of the Depositor, any Certificateholder, any Certificate Owner or prospective purchaser, upon receipt of such investor certification) through the use of a restricted mechanism on its Website.

               "Prohibited Party": Any party that (i) is listed on the Depositor's Do Not Hire List or (ii) is a proposed Servicing Function Participant for which the Master Servicer, the Special Servicer or the Trustee that seeks to retain such Servicing Function Participant has actual knowledge that such party at any point prior to such hiring, assignment or transfer failed to comply in all material respects with the Servicing Function Participant's obligations under Regulation AB with respect to any other securitization.

               "Proposed Plan": As defined in Section 3.17(a).

               "Prospectus": Collectively, the Base Prospectus and the Prospectus Supplement, together.

               "Prospectus Supplement": That certain prospectus supplement dated December 13, 2006, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

               "PTE": A prohibited transaction exemption, as issued by the United States Department of Labor.

               "Purchase Price": With respect to any Trust Mortgage Loan to be purchased by (a) a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, (b) the Series 2006-C5 Directing Certificateholder pursuant to Section 3.18(b), the Special Servicer pursuant to or as contemplated by Section 3.18(c), or an assignee or Affiliate of either thereof, in any case, pending determination of Fair Value, (c) the related B Loan Holder with respect to any Mortgage Loan Combination pursuant to the related Intercreditor Agreement, or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01, a price equal to the sum of the following:

                     (i) the outstanding principal balance of such Trust
               Mortgage Loan as of the date of purchase;

                     (ii) all accrued and unpaid interest on such Trust Mortgage
               Loan (exclusive of Default Interest and Excess Interest, if any) to but not including the Due Date in the Collection Period of purchase (which includes unpaid Master Servicing Fees) and all related Special Servicing Fees accrued and unpaid with respect to such Trust Mortgage Loan;

                     (iii) all related unreimbursed Servicing Advances (or such
               Advances reimbursed by the Trust Fund out of general collections on the Mortgage Pool) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

                     (iv) if such Trust Mortgage Loan is being repurchased by a
               Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, in either case, following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

                     (v) if such Trust Mortgage Loan is being repurchased by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement, the amount of the Liquidation Fee payable to the Special Servicer, if such purchase occurs after 90 days of the related Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; and

                     (vi) if such Trust Mortgage Loan is being purchased by a
               Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and, without duplication of any amounts described above in this definition, any Trust Fund expenses incurred prior to such purchase date with respect to such Trust Mortgage Loan.

With respect to any Defaulted Trust Mortgage Loan to be purchased by the Series 2006-C5 Directing Certificateholder (or any assignee thereof) or the Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Trust Mortgage Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Trust Mortgage Loan (or, if such REO Property relates to any Mortgage Loan Combination, in respect of all of the related REO Mortgage Loans and treating the B Loans as if they were Trust Mortgage Loans).

               "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

               "Qualified Institutional Buyer": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

               "Qualified Insurer": (i) With respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A-" by S&P and "A3" by Moody's (if then rated by Moody's),
(ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed by an entity with long-term unsecured debt that is rated) no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A3" by Moody's (if then rated by Moody's) and "A-" by S&P or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

               "Qualified Substitute Trust Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Trust Mortgage Loan; (iii) have the same Due Date as the Deleted Trust Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Trust Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Trust Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the Deleted Trust Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan and a current Debt Service Coverage Ratio of not less than the then-current Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a Deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Series 2006-C5 Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years after the Closing Date; and (xv) not be substituted for a Deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of either REMIC Pool or the imposition of tax on any of such REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more Deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no interest rate on any individual Qualified Substitute Trust Mortgage Loan, less the related Master Servicing Fee Rate and the Trustee Fee Rate may be less than the lowest fixed Pass-Through Rate on any Class of Principal Balance Certificates. When a Qualified Substitute Trust Mortgage Loan is substituted for a Deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Trust Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

               "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

               "Rated Final Distribution Date": The Distribution Date in December 2039.

               "Rating Agency": Each of S&P and Moody's.

               "Realized Loss": With respect to:

               (1) each defaulted Trust Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Trust Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all unpaid interest accrued in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest, plus (c) without duplication of amounts described in subclauses (1)(a) and (b) above, any unreimbursed P&I Advances and Servicing Advances, and interest thereon, minus (d) all payments and proceeds, if any, received in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made that are applied as a recovery of principal of, or interest on, such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be;

               (2) each defaulted Trust Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest) so canceled; and

               (3) each defaulted Trust Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

               "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

               "Reference Rate": With respect to any Distribution Date from and including the January 2007 Distribution Date to and including the December 2013 Distribution Date, the corresponding rate per annum set forth on Exhibit L hereto.

               "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-SP, Class A-MFL, Class A-M and Class A-J Certificates constitute Registered Certificates.

               "Regular Certificate": Any Class of Certificates (other than the Residual or Class V Certificates).

               "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               "Regulation S": Regulation S under the Securities Act.

               "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

               "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

               "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

               "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R, Class LR and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

               "Relevant Servicing Criteria": The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicer, the Special Servicer and the Trustee, on Exhibit U attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicer or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

               "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Total Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Total Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

               "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

               "REMIC I": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Trust Mortgage Loans (exclusive of any Broker Strip Interest and any Excess Interest) or any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder may have), such amounts related thereto as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account (exclusive of any such amounts that are allocable to a B Loan), if any, and the REMIC I Distribution Account and, except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in REMIC II or designated as a Grantor Trust Pool asset in the Preliminary Statement hereto.

               "REMIC I Distribution Account": The account, accounts or, subject to Section 3.04(i), subaccount created and maintained by the Trustee, which, subject to Section 3.04(i), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, REMIC I Distribution Account," and which shall be an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account.

               "REMIC I Principal Amount": With respect to any Class of Uncertificated REMIC I Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original REMIC I Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.03(h)); provided that:

               (i) with respect to the Class A-1 Certificates, (A) the REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $6,344,000 and the Class Principal Balance of the Class A-1 Certificates minus $44,656,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $44,656,000 and the Class Principal Balance of the Class A-1 Certificates;

               (ii) with respect to the Class A-2 Certificates, (A) the REMIC I Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $57,319,000 and the Class Principal Balance of the Class A-2 Certificates minus $162,681,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $105,853,000 and the Class Principal Balance of the Class A-2 Certificates minus $56,828,000 but not less than zero, and
        (C) the REMIC I Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $56,828,000 and the Class Principal Balance of the Class A-2 Certificates;

               (iii) with respect to the Class A-AB Certificates, (A) the REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest shall be the lesser of $69,284,000 and the Class Principal Balance of the Class A-AB Certificates minus $79,919,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest shall be the lesser of $79,919,000 and the Class Principal Balance of the Class A-AB Certificates;

               (iv) with respect to the Class A-3 Certificates, (A) the REMIC I Principal Amount for the Class LA-3-1 Uncertificated Interest shall be the lesser of $167,194,000 and the Class Principal Balance of the Class A-3 Certificates minus $1,032,806,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-3-2 Uncertificated Interest shall be the lesser of $93,227,000 and the Class Principal Balance of the Class A-3 Certificates minus $939,579,000 but not less than zero,
        (C) the REMIC I Principal Amount for the Class LA-3-3 Uncertificated Interest shall be the lesser of $101,044,000 and the Class Principal Balance of the Class A-3 Certificates minus $838,535,000 but not less than zero and (D) the REMIC I Principal Amount for the Class LA-3-4 Uncertificated Interest shall be the lesser of $838,535,000 and the Class Principal Balance of the Class A-3 Certificates;

               (v) with respect to the Class A-1-A Certificates, (A) the REMIC I Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $33,259,000 and the Class Principal Balance of the Class A-1-A Certificates minus $747,379,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $27,411,000 and the Class Principal Balance of the Class A-1-A Certificates minus $719,968,000 but not less than zero,
        (C) the REMIC I Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $29,510,000 and the Class Principal Balance of the Class A-1-A Certificates minus $690,458,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $28,257,000 and the Class Principal Balance of the Class A-1-A Certificates minus $662,201,000 but not less than zero, (E) the REMIC I Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $45,836,000 and the Class Principal Balance of the Class A-1-A Certificates minus $616,365,000 but not less than zero, (F) the REMIC I Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $30,287,000 and the Class Principal Balance of the Class A-1-A Certificates minus $586,078,000 but not less than zero, (G) the REMIC I Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $143,280,000 and the Class Principal Balance of the Class A-1-A Certificates minus $442,798,000 but not less than zero and (H) the REMIC I Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $442,798,000 and the Class Principal Balance of the Class A-1-A Certificates;

               (vi) with respect to the Class C Certificates, (A) the REMIC I Principal Amount for the Class LC-1 Uncertificated Interest shall be the lesser of $34,993,000 and the Class Principal Balance of the Class C Certificates minus $25,028,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LC-2 Uncertificated Interest shall be the lesser of $25,028,000 and the Class Principal Balance of the Class C Certificates;

               (vii) with respect to the Class D Certificates, (A) the REMIC I Principal Amount for the Class LD-1 Uncertificated Interest shall be the lesser of $25,219,000 and the Class Principal Balance of the Class D Certificates minus $13,366,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LD-2 Uncertificated Interest shall be the lesser of $13,366,000 and the Class Principal Balance of the Class D Certificates;

               (viii) with respect to the Class E Certificates, (A) the REMIC I Principal Amount for the Class LE-1 Uncertificated Interest shall be the lesser of $8,396,000 and the Class Principal Balance of the Class E Certificates minus $30,189,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LE-2 Uncertificated Interest shall be the lesser of $30,189,000 and the Class Principal Balance of the Class E Certificates; and

               (ix) with respect to the Class G Certificates, (A) the REMIC I Principal Amount for the Class LG-1 Uncertificated Interest shall be the lesser of $26,059,000 and the Class Principal Balance of the Class G Certificates minus $16,813,000 but not less than zero, and (B) the REMIC I Principal Amount for the Class LG-2 Uncertificated Interest shall be the lesser of $16,813,000 and the Class Principal Balance of the Class G Certificates.

               "REMIC II": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated REMIC I Interests and such amounts as shall from time to time be held in the REMIC II Distribution Account.

               "REMIC II Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, REMIC II Distribution Account," and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account.

               "REMIC Pool": Either REMIC I or REMIC II.

               "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

               "Rents from Real Property": With respect to any REO Property (other than any REO Property related to the 280 Park Avenue Loan), gross income of the character described in Section 856(d) of the Code.

               "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any related B Loan Holder(s), which shall be entitled "LNR Partners, Inc. [or the name of any successor Special Servicer], as Special Servicer, in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any related B Loan Holder(s), as their interests may appear, Series 2006-C5 REO Account." Any such account or accounts shall be an Eligible Account.

               "REO Acquisition": With respect to any Mortgage Loan, the acquisition of the related Mortgaged Property as REO Property (other than any REO Property related to the 280 Park Avenue Loan) by the Special Servicer on behalf of the Trust Fund and/or any affected B Loan Holder.

               "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property (other than any REO Property related to the 280 Park Avenue Loan) pursuant to Section 3.09.

               "REO B Loan": Any B note component of a Trust Mortgage Loan deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of a Mortgage Loan Combination. Any REO B Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payments and otherwise to have the same terms and conditions as its predecessor B Loan (such terms and conditions to be applied without regard to the default on such predecessor B Loan or the subject REO Acquisition), as the case may be. Any REO B Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of its predecessor B Loan as of the related REO Acquisition Date. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of any B Loan (including Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) as of the related REO Acquisition Date, shall be deemed to continue to be due and owing in respect of the related REO B Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of any B Loan as of the related REO Acquisition Date, including any unpaid or unreimbursed servicing compensation and Servicing Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05 and 3.11 and the related intercreditor, co-lender or similar agreement to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of the related REO B Loan.

               "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

               "REO Extension": As defined in Section 3.16(a).

               "REO Mortgage Loan": Any REO Trust Mortgage Loan or REO B Loan.

               "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders and, if such property relates to a Mortgage Loan Combination, each related B Loan Holder (as a collective whole), through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Trust Mortgage Loan. In the case of the 280 Park Avenue Loan, the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the 280 Park Avenue Special Servicer, for the benefit of the Trust Fund.

               "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property (in the case of the 280 Park Avenue Loan, to the extent of any portion of such amounts received by the Master Servicer or Special Servicer pursuant to the 280 Park Avenue Intercreditor Agreement).

               "REO Tax": As defined in Section 3.17(a).

               "REO Trust Mortgage Loan": The mortgage loan deemed to be outstanding and part of the Mortgage Pool with respect to each REO Property. Each REO Trust Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Trust Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage Loan). Each REO Trust Mortgage Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Trust Mortgage Loan (including, without limitation, those Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were repaid from principal collections on the Trust Mortgage Loans) as of the related REO Acquisition Date, including accrued and unpaid interest, shall be deemed to be due and owing in respect of an REO Trust Mortgage Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including any unpaid Special Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of an REO Trust Mortgage Loan.

               "Replacement Trust Mortgage Loan": Any Qualified Substitute Trust Mortgage Loan that is substituted by a Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor for a Defective Trust Mortgage Loan as contemplated by Section 2.03.

               "Reportable Event": As defined in Section 11.09.

               "Reporting Servicer": The Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant, as the case may be.

               "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

               "Requesting Subordinate Certificateholder": The Holder of any of the Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates, that delivers notice to the Trustee, the Master Servicer and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder."

               "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

               "Responsible Officer": When used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

               "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

               "Revised Rate": With respect to any ARD Mortgage Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan Documents.

               "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

               "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

               "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

               "Sarbanes-Oxley Certification": As defined in Section 11.08.

               "Securities Act": The Securities Act of 1933, as amended and the rules and regulations thereunder.

               "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

               "Senior Certificates": Collectively, the Class A-P&I Certificates and the Interest Only Certificates.

               "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and
(ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

               "Sequential Pay Certificates": Any of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates.

               "Series 2006-C4 Pooling and Servicing Agreement": The Pooling and Servicing Agreement, dated as of September 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Wells Fargo Bank, N.A., as trustee, LaSalle Bank National Association, as certificate administrator and paying agent, KeyCorp Real Estate Capital Markets, Inc., as master servicer, NCB, FSB, as master servicer, LNR Partners, Inc., as special servicer, and National Consumer Cooperative Bank, as special servicer, relating to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C4 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

               "Series 2006-C4 Master Servicer": The master servicer under the Series 2006-C4 Pooling and Servicing Agreement.

               "Series 2006-C4 Special Servicer": The special servicer under the Series 2006-C4 Pooling and Servicing Agreement.

               "Series 2006-C4 Trust": The trust created under the Series 2006-C4 Pooling and Servicing Agreement.

               "Series 2006-C5 Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Certificates of the Controlling Class selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates (or its designee) representing more than 50% of the Percentage Interests in the Controlling Class (which selection shall be evidenced by notice delivered by the Series 2006-C5 Directing Certificateholder to the parties hereto and the prior Series 2006-C5 Directing Certificateholder, if any); provided, however, that until a Series 2006-C5 Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class that a Series 2006-C5 Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represents the largest aggregate Percentage Interest in the Controlling Class shall be the Series 2006-C5 Directing Certificateholder. The initial Series 2006-C5 Directing Certificateholder will be LNR Securities Holdings, LLC. No appointment of any Person as a Series 2006-C5 Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed as Series 2006-C5 Directing Certificateholder, the Master Servicer, the Special Servicer and the Trustee shall not be required to recognize the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represent the largest aggregate Percentage Interest in the Controlling Class as the Series 2006-C5 Directing Certificateholder until such Certificateholder or Certificate Owner, as the case may be, provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). With respect to the 280 Park Avenue Loan, only at such time when the Trust or the Series 2006-C5 Directing Certificateholder is part of a 280 Park Avenue Control Group, shall it be entitled to direct the 280 Park Avenue Master Servicer and 280 Park Avenue Special Servicer on various servicing matters with respect to the 280 Park Avenue Whole Loan under the 280 Park Avenue Servicing Agreement and terminate the 280 Park Avenue Special Servicer.

               "Serviced Loan": Any Trust Mortgage Loan other than the 280 Park Avenue Loan.

               "Serviced Loan Combinations": With respect to each CBA Mortgage Loan Combination relating to a CBA A/B Mortgage Loan, upon a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA Mortgage Loan Combination.

               "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Trust Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer' set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securitization market.

               "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

               "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal or environmental report required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.19, and
(3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or the Special Servicer without reimbursement from the Trust. In no event shall the Master Servicer or the Special Servicer be required to make any Servicing Advance that such Person determines, in accordance with the Servicing Standard, would, if made, be a Nonrecoverable Servicing Advance.

               "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

               "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower, or otherwise in the possession of the Master Servicer in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, but excluding drafts of Mortgage Loan Documents, attorney-client communications which are privileged or constitute legal or other due diligence analyses and documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses or related data (as distinguished from the underwriting information contained in the underwriting memorandum or asset summary report prepared by the applicable Mortgage Loan Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement), together with copies of documents required to be part of the related Mortgage File.

               "Servicing Function Participant": Any Person, other than the Master Servicer, the Special Servicer and the Trustee, that is, within the meaning of Item 1122 of Regulation AB, performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Trust Mortgage Loans (calculated by Stated Principal Balance).

               "Servicing Officer": Any officer and/or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

               "Servicing Standard": As defined in Section 3.01(a).

               "Servicing Transfer Event": With respect to any Serviced Loan or related B Loan, the occurrence of any of the following events:

                     (i) in the case of a Balloon Mortgage Loan, a payment
               default shall have occurred on such Mortgage Loan at its Maturity Date; or

                     (ii) any Monthly Payment (other than a Balloon Payment) on such Mortgage Loan or any scheduled payment on any related B Loan is 60 days or more delinquent; or

                     (iii) the Master Servicer or the Special Servicer
               reasonably determines that a payment default or material non-monetary default with respect to such Mortgage Loan has occurred or is imminent, in each case, and is not likely to be cured by the related Borrower within 60 days (or in the case of a payment default or imminent payment default described in (i) or
               (ii) above, for the time period described therein) (provided that any such determination by the Special Servicer that a payment default or other non-monetary default is imminent shall not be the basis for a Servicing Transfer Event unless the Series 2006-C5 Directing Certificateholder concurs); or

                     (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                     (v) the related Borrower shall file for or consent to the
               appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                     (vi) the related Borrower shall admit in writing its
               inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                     (vii) the Master Servicer or the Special Servicer has
               received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

                     (viii) any other default (exclusive of an Acceptable
               Insurance Default) that, in the reasonable judgment of the Master Servicer or the Special Servicer, has materially and adversely affected the value of such Mortgage Loan has occurred and has continued unremedied for 60 days (irrespective of any applicable grace period specified in the related Mortgage Loan Documents).

A Servicing Transfer Event for any Mortgage Loan in a Mortgage Loan Combination shall constitute a Servicing Transfer Event for all Mortgage Loans in such Mortgage Loan Combination until all such Mortgage Loans become Corrected Mortgage Loans.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

               (w) in the case of the circumstances described in clauses (i) and
(ii) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

               (x) in the case of the circumstances described in clauses (iii),
(iv), (v) and (vi) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

               (y) in the case of the circumstances described in clause (vii) above, if any, when the proceedings are terminated; and

               (z) in the case of the circumstances described in clause (viii) above, if and when such default is cured in the reasonable judgment of the Special Servicer.

               For the avoidance of doubt, the 280 Park Avenue loan shall be specially serviced under the Series 2006-C4 Pooling and Servicing Agreement, and the determination of whether a Servicing Transfer Event has occurred shall be made by the Series 2006-C4 Special Servicer under and in accordance with the Series 2006-C4 Pooling and Servicing Agreement.

               "Significant Trust Mortgage Loan": At any time, (a) any Trust Mortgage Loan (i) whose principal balance is $20,000,000 or more at such time or
(ii) that is (x) a Trust Mortgage Loan, (y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or (b) any one of the ten largest Trust Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

               "Similar Law": Any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

               "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the Master Servicer or the Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Mortgage Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and record-keeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any portion of the related Mortgage Loan is outstanding.

               "Special Servicer": LNR Partners, Inc., in its capacity as special servicer with respect to the Mortgage Loans, any related B Loans and any related REO Properties hereunder, or any successor special servicer appointed as provided herein with respect to the Mortgage Loans, any related B Loans and any related REO Properties.

               "Special Servicer Employees": As defined in Section 3.07(c).

               "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

               "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan (other than an REO Mortgage Loan relating to the 280 Park Avenue Loan), 0.35% per annum (provided, however, that, such fee shall at least equal $4,000 per month with respect to each Specially Serviced Mortgage Loan and REO Property (other than the Mortgaged Property related to the 280 Park Avenue Loan), which minimum amount may be reduced by the Series 2006-C5 Directing Certificateholder).

               "Specially Designated Servicing Action": Any of the following actions:

                     (i) any modification, waiver or amendment of a monetary
               term of a Mortgage Loan (other than a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is addressed in clause (viii) below and excluding the actions set forth in
               Section 3.20(a)(i)(A)-(H));

                     (ii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                     (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund);

                     (iv) any determination to bring a Mortgaged Property
               securing a Specially Serviced Mortgaged Loan or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property or REO Property;

                     (v) any release of collateral for a Specially Serviced
               Mortgage Loan or releases of earn-out reserves or related letters of credit with respect to a Trust Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan) (excluding any action set forth in Section 3.20(a)(i));

                     (vi) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

                     (vii) any acceptance of a discounted payoff with respect to a Specially Serviced Mortgage Loan;

                     (viii) any waiver of a "due-on-sale" or
               "due-on-encumbrance" clause with respect to any Mortgage Loan; and/or

                     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

               "Specially Serviced Mortgage Loan": As defined in Section
3.01(a).

               "Specially Serviced Trust Mortgage Loan": As defined in Section 3.01(a).

               "Startup Day": With respect to REMIC I and REMIC II, the Closing Date.

               "State Tax Laws": The state and local tax laws of the state in which the office of the Trustee from which the Trust is administered or located, and any other state, the applicability of which to the Trust Fund or either REMIC Pool shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

               "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the Cut-off Date or, in the case of any Replacement Trust Mortgage Loan, as of the related Due Date in the month of substitution, in any event after application of all scheduled payments of principal and interest due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

               "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

               "Subordinate Certificate": Any of the Class A-MFL, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class R, Class LR and Class V Certificates.

               "Sub-Servicer": Any Person engaged by the Master Servicer or the Special Servicer to perform Servicing with respect to one or more Trust Mortgage Loans or REO Properties, including any Primary Servicer.

               "Sub-Servicing Agreement": The subservicing agreements between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of the Trust Mortgage Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

               "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Trust Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Trust Mortgage Loans are substituted (at the same time) for one or more Deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Trust Mortgage Loan or Qualified Substitute Trust Mortgage Loans.

               "Successor Manager": As defined in Section 3.19(b).

               "Swap Agreement": The 1992 ISDA (Multi-Currency Cross-Border) Master Agreement together with the related schedule, confirmation and any annexes thereto, dated as of December 22, 2006, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.32.

               "Swap Counterparty": Credit Suisse International and its successors in interest or any swap counterparty under a replacement Swap Agreement.

               "Swap Default": Any failure on the part of the Swap Counterparty to (i) make a required payment under the Swap Agreement as and when due thereunder, (ii) either post acceptable collateral, find an acceptable replacement Swap Counterparty or find a guarantor acceptable to the Rating Agencies that will guarantee the Swap Counterparty's obligations under the Swap Agreement after a Collateralization Event (as defined in the Swap Agreement) has occurred as required by Part 5, paragraph (b)(1) of the Schedule to the Master Agreement in the related Swap Agreement or (iii) find an acceptable replacement Swap Counterparty (or, with respect to Moody's, find a guarantor acceptable to the Moody's that will guarantee the Swap Counterparty's obligations under the Swap Agreement) after a Rating Agency Trigger Event has occurred as required by
Part 5, paragraph (b)(2) of the Schedule to the Master Agreement in the related Swap Agreement.

               "Swap Upfront Payment": Any payment made by the Swap Counterparty to the Trustee (on behalf of the Depositor) on the Closing Date, representing amounts due from the Swap Counterparty to the Depositor.

               "Swap Termination Fees": Any fees, costs or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the Swap Agreement

               "Tax Matters Person": With respect to either REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(c), be the Plurality Residual Certificateholder.

               "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on IRS form 1041 or any successor form, to be filed on behalf of the Grantor Trust Pool, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

               "Termination Notice": As defined in Section 7.01(b).

               "Termination Price": As defined in Section 9.01.

               "Total Principal Distribution Adjustment Amount": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Total Principal Distribution Amount and (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Total Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date.

               "Total Principal Distribution Amount": An amount equal to:

               (a) with respect to any Distribution Date prior to the Final Distribution Date, the aggregate (without duplication) of the following--

                     (i) all payments of principal (including Principal
               Prepayments) received by or on behalf of the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in December 2006 or on a Due Date subsequent to the end of the related Collection Period,

                     (ii) all scheduled payments of principal due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

                     (iii) all Insurance and Condemnation Proceeds and
               Liquidation Proceeds received by or on behalf of the Trust with respect to any of the Trust Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Trust Mortgage Loans in accordance with
               Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in December 2006 or for which a P&I Advance was previously made for a prior Distribution Date,

                     (iv) all Insurance and Condemnation Proceeds, Liquidation
               Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in December 2006 or for which a P&I Advance was previously made for a prior Distribution Date,

                     (v) the respective principal portions of all P&I Advances
               made in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to such Distribution Date; and

               (b) with respect to the Final Distribution Date, the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

               Notwithstanding the foregoing, (i) the Total Principal Distribution Amount will be reduced for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (as described in Section 1.05) on any Distribution Date by an amount equal to the Total Principal Distribution Adjustment Amount calculated with respect to such Distribution Date and (ii) the Total Principal Distribution Amount will be increased for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts on any Distribution Date by the amount of any recovery occurring during the related Collection Period of an amount that was previously advanced with respect to a Trust Mortgage Loan if and to the extent that such Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount was previously reimbursed from Total Principal Distribution Amounts from such Loan Group in a manner that resulted in a Total Principal Distribution Adjustment Amount for such Loan Group on a prior Distribution Date.

               "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

               "Transfer Affidavit and Agreement": As defined in Section
5.02(d).

               "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

               "Trust": The trust created hereby.

               "Trust Fund": All of the assets of all the REMIC Pools and the Grantor Trust Pool.

               "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Replacement Trust Mortgage Loan. As used herein, the term "Trust Mortgage Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. Each mortgage loan identified on the Trust Mortgage Loan Schedule shall constitute a single Trust Mortgage Loan, regardless of the number of promissory notes that collectively evidence the same. For the avoidance of doubt, although the 280 Park Avenue Loan is held in the Trust Fund, the term "Trust Mortgage Loan" shall exclude the 280 Park Avenue Loan with respect to any servicing obligation of the Master Servicer or Special Servicer hereunder unless the context clearly indicates otherwise.

               "Trust Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibits B-1 and B-2 , collectively, which list sets forth the following information with respect to each Trust Mortgage Loan:

                     (i) the loan number (as specified in Exhibit A-1 to the
               Prospectus Supplement);

                     (ii) the property name;

                     (iii) the street address (including city, state and zip
               code) of the related Mortgaged Property;

                     (iv) the Mortgage Rate in effect at the Cut-off Date;

                     (v) the Net Mortgage Rate in effect at the Cut-off Date;

                     (vi) the original principal balance;

                     (vii) the Cut-off Date Principal Balance;

                     (viii) the (a) remaining term to stated maturity, (b)
               Maturity Date and (c) with respect to each ARD Trust Mortgage Loan, the Anticipated Repayment Date;

                     (ix) the original and remaining amortization terms;

                     (x) the amount of the Monthly Payment due on the first Due
               Date following the Cut-off Date;

                     (xi) the number of units, pads, rooms or square footage
               with respect to the Mortgaged Property;

                     (xii) the interest accrual period and method;

                     (xiii) the total of the Trustee Fee Rate, the Master
               Servicing Fee Rate and the Broker Strip Rate, if any;

                     (xiv) the Due Date;

                     (xv) whether such loan is an ARD Trust Mortgage Loan;

                     (xvi) whether the Trust Mortgage Loan is subject to
               lockout/defeasance;

                     (xvii) whether the related Mortgaged Property was covered
               by earthquake insurance at the time of origination, or if the Mortgage Loan Documents require such insurance;

                     (xviii) whether such Trust Mortgage Loan has the benefit of an Environmental Insurance Policy;

                     (xix) whether such Trust Mortgage Loan is secured by the
               related Borrower's interest in Ground Leases;

                     (xx) whether such Trust Mortgage Loan is secured by a
               Letter of Credit; and

                     (xxi) which Loan Group includes such Trust Mortgage Loan.

               Such Trust Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Trust Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

               "Trustee": Wells Fargo Bank, N.A., a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

               "Trustee Account": As defined in Section 3.06(a).

               "Trustee Exception Report": As defined in Section 2.02(e).

               "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

               "Trustee Fee Rate": A rate equal 0.00065% per annum computed on the same basis and in the same manner as interest is computed on the related Trust Mortgage Loan or REO Trust Mortgage Loan.

               "Trustee Report": As defined in Section 4.02(a).

               "Trust-Related Litigation": As defined in Section 3.33.

               "UCC": The Uniform Commercial Code, as enacted in each applicable state.

               "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

               "Uncertificated REMIC I Interests": As defined in the Preliminary Statement.

               "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Trust Mortgage Loan as to which a Principal Prepayment is made, the excess, if any, of (i) the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Trust Mortgage Loan as of such Distribution Date, over (ii) the deposits made by the Master Servicer to the Trustee pursuant to
Section 3.02(c).

               "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date.

               "Underwriter Exemption": PTE 89-90, granted by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC, as amended by PTE 97-34, PTE 200-58 and PTE 2002-41.

               "Underwriters": Collectively, Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets, a Division of McDonald Investments, Inc., Banc of America Securities LLC, Greenwich Capital Markets Inc. and Citigroup Global Markets Inc.

               "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

               "United States Tax Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

               "Unpaid Interest Shortfall Amount": As to any Class of Regular Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest or any Uncertificated REMIC I Interest, for the first Distribution Date, zero. With respect to any Class of Regular Certificates or the Class A-MFL Regular Interest or any Uncertificated REMIC I Interest, for any Distribution Date after the first Distribution Date, the amount, if any, by which the sum of the Monthly Interest Distribution Amounts for such Class or the Class A-MFL Regular Interest or such Uncertificated REMIC I Interest, as the case may be, for all prior Distribution Dates exceeds the sum of the amounts distributed on such Class or deemed distributed on such Class or the Class A-MFL Regular Interest or such Uncertificated REMIC I Interest, as the case may be, on all prior Distribution Dates in respect of accrued interest.

               "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

               "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-X and Class A-SP Certificates, based on the respective Class Notional Amount of each such Class relative to the aggregate Class Notional Amount of all such Classes; (ii) in the case of any Class of Principal Balance Certificates (so long as any such Class of Certificates has been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates and therefore is not part of the Initial Purchaser's unsold allotment), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Class Principal Balance of such Class, and the denominator of which is equal to the aggregate Certificate Balance of the Principal Balance Certificates and (iii) 0% for any Class of Principal Balance Certificates for as long as any such Class of Certificates has not been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates, in each case, determined as of the Distribution Date immediately preceding such date of determination. The Class R, Class LR and Class V Certificates will not be entitled to any Voting Rights. For the purposes of determining Voting Rights, the Class Principal Balance of any Class shall be deemed to be reduced by any Realized Loss allocated to such Class, but not by Appraisal Reductions allocated to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

               "Website": Either the internet website maintained by the Trustee (initially located at "www.ctslink.com"), the website maintained by the Master Servicer, the website maintained by the Special Servicer or the website maintained by the CMSA, as applicable.

               "Weighted Average Net Mortgage Pass-Through Rate": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Trust Mortgage Loans and REO Mortgage Loans (including the 280 Park Avenue Loan) in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution Date.

               "Wells Fargo": As defined in the Preliminary Statement to this Agreement.

               "Whole Loan": The 280 Park Avenue Whole Loan.

               "Withheld Amounts": As defined in Section 3.28(a).

               "Workout-Delayed Reimbursement Amount": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

               "Workout Fee": The fee designated as such, and paid or payable, as the context may require, to the Special Servicer with respect to each Corrected Mortgage Loan pursuant to Section 3.11(b).

               "Workout Fee Rate": 1.0%.

               "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

               "Yield Maintenance Minimum Amount": With respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

               "Yield Rate": "With respect to any Trust Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Trust Mortgage, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Trust Mortgage Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

               Section 1.02 General Interpretive Principles

               For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

               (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

               (iv) a reference to a Subsection without further reference to a
        Section is a reference to such Subsection as contained in the same
        Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

               Section 1.03 Certain Calculations in Respect of the Mortgage
Loans

               (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Trust Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied between the related A Loan and B Loan in accordance with the express provisions of the related Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan is an A Loan or constitutes part of a Cross-Collateralized Group), including any payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds, shall be applied (subject to Section 3.11(b) with respect to Liquidation Proceeds) to amounts due and owing under the related Mortgage Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied as follows: first, as a recovery of any related and unreimbursed Servicing Advances and Advance Interest and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any related Nonrecoverable Advance (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was paid from principal collections on the Trust Mortgage Loans; third, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; fourth, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of the Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, unless a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of any Penalty Charges then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Static Prepayment Premium or Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Excess Interest; tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

               (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property and, if such REO Property relates to a Mortgage Loan Combination, exclusive of amounts payable to the related B Loan Holder in accordance with the related Intercreditor Agreement) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and Advance Interest and, if applicable, unpaid Liquidation Expenses; second, as a recovery of any related Nonrecoverable Advance (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was paid from principal collections on the Trust Mortgage Loans; third, as a recovery of accrued and unpaid interest on the related REO Trust Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; fourth, as a recovery of principal of the related REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of any Penalty Charges deemed to be due and owing in respect of the related REO Trust Mortgage Loan; sixth, as a recovery of any Static Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Trust Mortgage Loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Trust Mortgage Loan (other than, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and eighth in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

               (c) For the purposes of this Agreement, Excess Interest on an ARD Trust Mortgage Loan or a successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

               (d) The foregoing applications of amounts received in respect of any Mortgage Loan, Mortgage Loan Combination or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in
Section 4.02.

               (e) [Reserved]

               (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Mortgage Loan as if such Principal Prepayment had been received, on the following Due Date (so long as such next following Due Date is in the same Collection Period as the actual date of receipt) and (ii) all other Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Mortgage Loan.

(g) Notwithstanding the terms of any Trust Mortgage Loan, the Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Trust Mortgage Loan, except to the extent that (i) all reserves required to be established with the Master Servicer and then required to be funded pursuant to the terms of such Trust Mortgage Loan have been so funded, (ii) all payments of principal and interest then due on such Trust Mortgage Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box Account or reserved for pursuant to the related Lock-Box Agreement.

(h) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a) and (b) any Realized Loss allocated to such Class on such Distribution Date pursuant to
Section 4.04.

Section 1.04   Crossed Trust Mortgage Loans

               Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Trust Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Crossed Trust Mortgage Loan (or successor REO Trust Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Trust Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Trust Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Trust Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Trust Mortgage Loan.

               Section 1.05 Certain Adjustments to the Principal Distributions on the Certificates

               (a) If, in accordance with the provisions of this Agreement, any party hereto is reimbursed out of general collections (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made:

               first, out of any amounts representing payments or other collections of principal received by the Trust with respect to the Loan Group to which such Trust Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

               second, out of any amounts representing payments or other collections of principal received by the Trust with respect to the other Loan Group that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

               third, out of any amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) representing any other payments or other collections received by the Trust with respect to the Loan Group to which such Trust Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

               fourth, out of any amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) representing any other payments or other collections received by the Trust with respect to the other Loan Group that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

               fifth, out of any other amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts unless it has been determined in accordance with this Agreement that such Workout-Delayed Reimbursement Amounts are Nonrecoverable Advances) that may be available in the Collection Accounts, as a collective whole, and/or the Distribution Account to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon.

               (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clauses first and/or second of the preceding paragraph to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, or in each case, to pay interest thereon, (and further if and to the extent that such payment or other collection of principal constitutes part of the Total Principal Distribution Amount for any Distribution Date, then the Total Principal Distribution Amount for such Distribution Date shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this paragraph, would have been included as part of such Total Principal Distribution Amount) then (for purposes of calculating distributions on the Certificates) such reimbursement and/or such payment of interest shall be deemed to have been made out of any amounts then on deposit in the Distribution Account that represent payments or other collections of principal received by the Trust first, from such principal payments or collections that are allocated to the Loan Group to which such Trust Mortgage Loan generating the Nonrecoverable Advance or Workout-Delayed Reimbursement Amount belongs and second, from such principal payments or collections allocated to the other Loan Group, that in either case, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount and/or to pay interest thereon, would be included in the Available Distribution Amount for any Distribution Date.

               (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance and/or interest thereon is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan, then the Total Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Total Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

               Section 2.01 Conveyance of Original Trust Mortgage Loans

               (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust 2006-C5." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders, the Swap Counterparty, Companion Loan Holders and B Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

               The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Trust Mortgage Loans, (ii) the Mortgage Loan Purchase Agreements to the extent they relate to the Trust Mortgage Loans and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Trust Mortgage Loans (other than payments of principal and interest due and payable on the Original Trust Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale.

               Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Trust Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Trust Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from KeyBank; and (iii) its transfer of the Original Trust Mortgage Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Trust Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (ii) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Trust Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Trust Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

               (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File (except item (xvi) of the definition of "Mortgage File," which shall be delivered to and deposited with the Master Servicer with a copy to the Trustee for each Original Trust Mortgage Loan so assigned.

               Notwithstanding the foregoing, if a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Trust Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and a customary indemnification substantially in the form attached as Exhibit J hereto, certifying that the original thereof has been lost or destroyed.

               Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan (other than with respect to the 280 Park Avenue Loan), any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement),
(xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee (with a copy to the Master Servicer) within 180 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate recording or filing office such original or photocopy).

               Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan (other than with respect to the 280 Park Avenue Loan), any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement),
(xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee (with a copy to the Master Servicer) on or before the Closing Date.

               Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing or recording office and such Mortgage Loan Seller has so notified the Trustee, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee (with a copy to the Master Servicer) upon its return, together with the related UCC Financing Statement assignment in a form appropriate for filing or recording.

               None of the Trustee, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b).

(c) At the expense of the related Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Trust Mortgage Loan (other than with respect to the 280 Park Avenue Loan), use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Replacement Trust Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clauses (xi) and (xiv) of the definition of "Mortgage File." Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised Article 9 in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the related Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

               Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Trust Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Trust Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee (with a copy to the Master Servicer) or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

               (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, within 10 Business Days after the Closing Date, all documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Trust Mortgage Loans constituting the Servicing File, and all such items shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as such items relate to a B Loan, the related B Loan Holder).

               In addition, with respect to each Trust Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee (in care of the Master Servicer) such party's rights as the beneficiary thereof and drawing party thereunder.

               (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

               (f) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Trust Mortgage Loans (other than with respect to the 280 Park Avenue Loan) in the name of such Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer at the direction of the Master Servicer) for deposit into Servicing Accounts.

               Section 2.02 Acceptance by Trustee

               (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to an A Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related B Loan Holders; provided further that the Trustee or any Custodian appointed by the Trustee pursuant to Section 8.12 shall hold any Letter of Credit (or a copy thereof) in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the Master Servicer hereby undertakes.

               (b) Within 90 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (substantially in the form attached hereto as Exhibit O) to each of the Depositor, the Master Servicer, the Special Servicer and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed in the Trust Mortgage Loan Schedule (other than the 280 Park Avenue Loan and any Trust Mortgage Loan paid in full and any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, appear to have been executed (if required), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule. With respect to the 280 Park Avenue Loan, within 90 days of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that the original Note specified in clause (i) of the second paragraph of the definition of "Mortgage File" (or a copy of such Note, together with a lost note affidavit and indemnity certifying that the original of such Note has been lost) and the originals of all prior and intervening assignments and endorsements referred to in such clause (i), and the original or a copy of each document specified in clauses (ii), (iii) and (iv) of such paragraph has been received by the Trustee or a custodian on its behalf, appear to have been executed (if required), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the 280 Park Avenue Loan.

               (c) The Trustee shall review each of the Mortgage Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicer, the Special Servicer and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed on the Trust Mortgage Loan Schedule (excluding the 280 Park Avenue Loan and any Trust Mortgage Loan as to which a Liquidation Event has occurred or any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi), (xviii) and (xxii) of the definition of "Mortgage File" are in its possession,
(ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office or the applicable title insurance company to be true and complete, and (iii) all such Mortgage Loan Documents have been received, have been executed (if required), appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule. Further, with respect to the documents described in clause (xi) of the definition of the Mortgage File, the Trustee may assume, for purposes of the certification delivered pursuant to this Section 2.02(c), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording and filing offices.

               (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in any of clauses (vi), (vii), (viii), (x), (xiii) through (xxii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Trust Mortgage Loan Schedule or on the checklist referred to in clause (xxii) of the definition of Mortgage File, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee or, if applicable, the related Mortgage Loan Seller's contractor, shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.

               (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Mortgage Loan Combination, the related B Loan Holder(s), as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Trust Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Trust Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

               (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Mortgage Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

               Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and Breaches of Representations and Warranties

               (a) The Depositor hereby represents, warrants and covenants, to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer and the B Loan Holders, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Original Trust Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Original Trust Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

               (v) The Depositor's transfer of the Original Trust Mortgage Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vi) The Depositor is not transferring the Original Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a);

               (viii) After giving effect to its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

               (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

               (xi) Immediately prior to the transfer of the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Trust Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

               (xii) The Depositor has not transferred any of its right, title and interest in and to the Original Trust Mortgage Loans to any Person other than the Trustee;

               (xiii) The Depositor is transferring all of its right, title and interest in and to the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor;

               (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Trust Mortgage Loans by the Depositor to the Trustee; and

               (xv) Following consummation of the conveyance of the Original Trust Mortgage Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Original Trust Mortgage Loans, and if a third party, including a potential purchaser of the Original Trust Mortgage Loans, should inquire, the Depositor shall promptly indicate that the Original Trust Mortgage Loans have been sold and shall claim no ownership interest therein.

               (b) If any Certificateholder, the Master Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect or a Breach with respect to any Trust Mortgage Loan, it shall give notice to the Master Servicer, the Special Servicer and the Trustee. If the Master Servicer or the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Trust Mortgage Loan or the interests of the Certificateholders therein (any such Defect or Breach, a "Material Document Defect" or a "Material Breach," respectively), it shall give prompt written notice of such Material Document Defect or Material Breach to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller and shall request that such Mortgage Loan Seller, not later than 90 days from the receipt by the applicable Mortgage Loan Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"),
(i) cure such Material Document Defect or Material Breach in all material respects, (ii) repurchase the affected Trust Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement, or (iii) substitute a Qualified Substitute Trust Mortgage Loan for such affected Trust Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Document Defect or Material Breach is not related to any Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within the Initial Resolution Period, then the applicable Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach (provided that the applicable Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the applicable Mortgage Loan Seller that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period). Notwithstanding the foregoing, if there exists a Breach of any representation or warranty with respect to a Trust Mortgage Loan on the part of a Mortgage Loan Seller set forth in, or made pursuant to, Section 6(a)(xii) of the related Mortgage Loan Purchase Agreement relating to whether or not the Mortgage Loan Documents or any particular Mortgage Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the applicable Mortgage Loan Seller shall cure such Breach within the Initial Resolution Period by reimbursing the Trust Fund by wire transfer to the Collection Account the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower, provided, however, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase such Trust Mortgage Loan at the applicable Purchase Price, replace such Trust Mortgage Loan and pay the applicable Substitution Shortfall Amount or pay such costs. Except as provided in the proviso to the immediately preceding sentence, the applicable Mortgage Loan Seller shall make such deposit and upon its making such deposit, the applicable Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, the second preceding sentence describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, and the applicable Mortgage Loan Seller shall not be obligated to repurchase, substitute or otherwise cure such Breach under any circumstances.

               Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Trust Mortgage Loan and the value of a Trust Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information;
(c) the absence from the Mortgage File of the item called for by clause (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original Letter of Credit (unless such original has been delivered to the Master Servicer and a copy thereof is part of the Mortgage File), provided that such Defect may be cured by the provision of a substitute Letter of Credit or a cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required Ground Lease.

               Any Defect or Breach which causes any Trust Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of the Certificateholders therein and the Initial Resolution Period for the affected Trust Mortgage Loan shall be 90 days following the earlier of (i) the related Mortgage Loan Seller's receipt of notice with respect to the discovery of such Defect or Breach by any party to this Agreement and (ii) the related Mortgage Loan Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

               If any affected Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Document Defect with respect thereto, the Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

               If (x) a Trust Mortgage Loan is to be repurchased or substituted for as contemplated above, (y) such Trust Mortgage Loan is a Crossed Trust Mortgage Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Document Defect or a Material Breach, as the case may be, as to any related Crossed Trust Mortgage Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Document Defect or a Material Breach as to any related Crossed Trust Mortgage Loan for purposes of the above provisions, and the Mortgage Loan Seller shall be required to repurchase or substitute for any related Crossed Trust Mortgage Loan in accordance with the provisions above unless the Crossed Trust Mortgage Loan Repurchase Criteria would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Trust Mortgage Loans as to which a Material Document Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Trust Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Trust Mortgage Loan as to which the Material Document Defect or Material Breach exists or to repurchase or substitute for all of the Crossed Trust Mortgage Loans in the related Cross-Collateralized Group. The determination of the Special Servicer as to whether the Crossed Trust Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. The Special Servicer will be entitled to cause to be delivered, or direct the Mortgage Loan Seller to (in which case the Mortgage Loan Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Trust Mortgage Loan Repurchase Criteria has been satisfied, in each case at the expense of the Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the Mortgage Loan Seller (such approval not to be unreasonably withheld).

               With respect to any Crossed Trust Mortgage Loan conveyed hereunder, to the extent that the related Mortgage Loan Seller repurchases or substitutes an affected Crossed Trust Mortgage Loan in the manner prescribed in the immediately preceding paragraph above while the Trustee continues to hold any related Crossed Trust Mortgage Loans, the related Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Trust Mortgage Loan repurchased or substituted for by the related Mortgage Loan Seller, on the one hand, and any related Crossed Trust Mortgage Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the applicable Mortgage Loan Seller and the Depositor have agreed in the applicable Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Trust Mortgage Loan, notwithstanding anything to the contrary herein, shall not be permitted (in which case, the related Mortgage Loan Seller will be obligated to purchase or substitute for the affected Crossed Trust Mortgage Loan and all related Crossed Trust Mortgage Loans). Any reserve or other cash collateral or Letters of Credit securing the affected Crossed Trust Mortgage Loans shall be allocated between such Trust Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Trust Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with Section 3.20 hereof).

               In connection with any repurchase of or substitution for a Trust Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase or substitution by a Mortgage Loan Seller) upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller: (i) all portions of the Mortgage File, the Servicing File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement, and (ii) any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Trust Mortgage Loan.

               Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Trust Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase or substitute for the entire Trust Mortgage Loan if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents and the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and
(i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund in connection therewith and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of a Material Breach or Material Document Defect in this
Section 2.03(b).

               Whenever one or more Replacement Trust Mortgage Loans are substituted for a Defective Trust Mortgage Loan by a Mortgage Loan Seller, the Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File(s) to the Trustee, to certify that such Replacement Trust Mortgage Loan satisfies or such Replacement Trust Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Trust Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Trust Mortgage Loan, as contemplated by this Section 2.03, if the Trust Mortgage Loan to be replaced was itself a Replacement Trust Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect in accordance herewith, the affected Trust Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Trust Mortgage Loan after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being repurchased or replaced after the related Cut-off Date and on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Trust Mortgage Loan on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being repurchased or replaced after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related repurchase or substitution promptly following receipt.

               In the case of a Column Trust Mortgage Loan, all references in the foregoing paragraphs of this Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to the Column Performance Guarantor (but only if and to the extent that the Column Performance Guarantor would, pursuant to the Column Performance Guarantee, be liable for those obligations of Column as a Mortgage Loan Seller under the Column Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

               Section 7 of each of the Mortgage Loan Purchase Agreements and, in the case of the Column Trust Mortgage Loans, the Column Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

               If a Mortgage Loan Seller (and, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor) defaults on its obligations to repurchase any Trust Mortgage Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Swap Counterparty, the Master Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under
Section 7 of the related Mortgage Loan Purchase Agreement and/or, if applicable, the obligations of the Column Performance Guarantor under the Column Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Trust Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to
Section 3.05(a)(ix) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(x) out of general collections on the Trust Mortgage Loans on deposit in the applicable Collection Account.

               If the applicable Mortgage Loan Seller or the Column Performance Guarantor incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Trust Mortgage Loan, such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Mortgage Loan Seller's or the Column Performance Guarantor's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Trust Mortgage Loan; and provided, further, that in the event and to the extent that such expenses of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with any Trust Mortgage Loan exceed five percent of the then outstanding principal balance of such Trust Mortgage Loan, then such Mortgage Loan Seller's or the Column Performance Guarantor's rights to reimbursement pursuant to this paragraph with respect to such Trust Mortgage Loan and such excess expenses shall not (without the prior written consent of the Master Servicer or the Special Servicer, as applicable, which shall not be unreasonably withheld or delayed) be exercised until the payment in full of such Trust Mortgage Loan (as such Trust Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the Master Servicer from using reasonable efforts, exercised in the Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. A Mortgage Loan Seller or the Column Performance Guarantor may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise, at the sole cost and expense of such Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, to the extent such costs and expenses are not recovered from the Borrower; provided that (i) the Master Servicer or, with respect to a Specially Serviced Trust Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by the Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificateholders and any related B Loan Holder(s) pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Mortgage Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

               Section 2.04 Issuance of Uncertificated REMIC I Interests; Execution of Certificates

               Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Trust Mortgage Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Trust Mortgage Loans, exclusive of Excess Interest and Broker Strip Interest thereon, on behalf of REMIC I and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated REMIC I Interests and, pursuant to the written request of the Depositor executed by an officer of the Depositor acknowledges that it has caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor the Class LR Certificates, in exchange for such Trust Mortgage Loans, exclusive of Excess Interest and Broker Strip Interest thereon, receipt of which is hereby acknowledged, (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated REMIC I Interests, the Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest and the Class R Certificates, (B) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates and
(C) it has executed and caused the Certificate Registrar to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Class A-MFL Regular Interest and the Swap Agreement, the Class A-MFL Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates.

               Section 2.05 Acceptance of Grantor Trusts; Issuance of the Class V and Class A-MFL Certificates

               The parties intend that the portions of the Trust Fund consisting of (i) Excess Interest and the Excess Interest Distribution Account, (ii) the Broker Strip Interest and related amounts in the Collection Account and (iii) the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account (the "Grantor Trust Pool") shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to qualify such portions as, a "grantor trust" under subpart E, Part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. Accordingly, the Trustee agrees not to vary the investment of the Class V Certificateholders, the Class A-MFL Certificateholders or the Broker Strip Payees in the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders, the Class A-MFL Certificateholders and each Broker Strip Payee information returns with respect to income relating to their share of the related Excess Interest or income and deductions in respect of the Class A-MFL Regular Interest and the Swap Agreement or the related Broker Strip Interest, as applicable, and such other information as may be required pursuant to the Code, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time or times and in the manner required by the Code.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

               Section 3.01 Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans

               (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (and if a Trust Mortgage Loan is part of a Mortgage Loan Combination, any related B Loan) (and, with respect to the Special Servicer, any REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, in the best interests and for the benefit of the Certificateholders and the related B Loan Holder (as a collective whole)) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans (and if a Trust Mortgage Loan is part of a Mortgage Loan Combination, any related B Loan) and any and all applicable intercreditor, co-lender and similar agreements and, to the extent not inconsistent with the foregoing, further as follows--

               (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans or REO properties for other third-party portfolios or securitization trusts, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans, if any, owned by the Master Servicer or the Special Servicer, as the case may be, whichever standard is higher; and

               (ii) with a view to the timely collection of all scheduled payments of principal, and interest under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, for the benefit of the Certificateholders and the related B Loan Holder (as a collective whole), taking into consideration the subordinate nature of the B Loans), on a net present value basis; but

               (iii) without regard to--

                     (A) any relationship that the Master Servicer or the
               Special Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, any Mortgage Loan Seller or any other party to this Agreement,

                     (B) the ownership of any Certificate, any interest in a B
               Loan or a Mezzanine Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                     (C) the Master Servicer's obligation to make Advances,

                     (D) the Special Servicer's obligation to request that the
               Master Servicer make Servicing Advances,

                     (E) the right of the Master Servicer (or any Affiliate
               thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                     (F) the ownership, servicing or management for itself or
               others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable, or

                     (G) any obligation of the Master Servicer or any of its
               Affiliates (in the capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase any Trust Mortgage Loan.

               (the foregoing, the "Servicing Standard").

               Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Trust Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Trust Mortgage Loans"), together with any related B Loans that are being serviced hereunder (collectively with the Specially Serviced Trust Mortgage Loans, the "Specially Serviced Mortgage Loans"), and (ii) any REO Properties (other than which respect to the 280 Park Avenue Loan). Notwithstanding the foregoing, the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Specially Serviced Trust Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Trust Mortgage Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Master Servicer reports required hereunder to be delivered by the Special Servicer to the Master Servicer. Each Trust Mortgage Loan that becomes a Specially Serviced Trust Mortgage Loan shall continue as such until all Servicing Transfer Events have ceased to exist with respect to such Trust Mortgage Loan as described in the definition of "Servicing Transfer Event." A B Loan shall cease to be a Specially Serviced Mortgage Loan at such time as the related Trust Mortgage Loan ceases to be a Specially Serviced Trust Mortgage Loan as described in the definition of "Servicing Transfer Event." Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer all Mortgage Loans which are not Specially Serviced Mortgage Loans; provided, however, that the Special Servicer shall have the exclusive right to approve any draw down of funds under any Letter of Credit provided by the related Borrower with respect to any Additional Collateral related to any Trust Mortgage Loan, and to approve any modification, amendment, alteration or renewal of such Letter of Credit, it being agreed, however, that the Master Servicer shall provide the Special Servicer with notice of any communication with respect to a Borrower's inability to renew any such Letter of Credit.

               (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and, with respect to the Specially Serviced Mortgage Loans and REO Mortgage Loans, the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and the Special Servicer, each in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected B Loan Holder and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to
Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer.

               (c) The relationship of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, to one another, under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

               (d) In the event that there shall occur a CBA A/B Material Default with respect to any CBA Mortgage Loan Combination, and for so long as such CBA A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan on behalf of the related B Loan Holder, and all references herein to "Mortgage Loan" (and, if the related CBA A Loan is a Specially Serviced Trust Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan"), other than provisions pertaining to the making of Advances, shall include a CBA B Loan that is being serviced under this Agreement.

               (e) Pursuant to the related Intercreditor Agreement, each B Loan Holder has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the subject B Loan pursuant to this Agreement. Subject to the consultation and approval rights of the Series 2006-C5 Directing Certificateholder under this Agreement, the Master Servicer (or the Special Servicer if required or permitted pursuant to, and in accordance with, the terms of this Agreement) shall be entitled, during any period when any B Loan that is being serviced under this Agreement does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Trust Mortgage Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related B Loan Holder(s), if any, under such Intercreditor Agreement.

               (f) The parties hereto acknowledge that, pursuant to the 280 Park Avenue Intercreditor Agreement, the 280 Park Avenue Whole Loan is to be serviced and administered by the Series 2006-C4 Master Servicer and the Series 2006-C4 Special Servicer in accordance with the Series 2006-C4 Pooling and Servicing Agreement (provided that the Master Servicer is responsible for performing such limited services with respect to the 280 Park Avenue Loan as are specifically set forth in this Agreement).

               For so long as (i) the 280 Park Avenue Loan or any 280 Park Avenue REO Loan are part of the Mortgage Pool and (ii) the 280 Park Avenue Whole Loan and/or any 280 Park Avenue REO Property are being serviced and administered under any 280 Park Avenue Servicing Agreement, the Master Servicer or, if the Master Servicer is the same Person as the 280 Park Avenue Master Servicer, the Special Servicer, shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the 280 Park Avenue Master Servicer and the 280 Park Avenue Special Servicer, respectively, under such 280 Park Avenue Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, determines in accordance with the Servicing Standard. The reasonable costs and expenses incurred by the Master Servicer or the Special Servicer, as applicable, in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances. The Master Servicer and Special Servicer shall exercise the rights of the "A-2 Noteholder" under the 280 Park Avenue Intercreditor Agreement.

               Section 3.02 Collection of Mortgage Loan Payments

               (a) The Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder (and any Serviced Loan Combination), and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Master Servicer or the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder (or a Serviced Loan Combination).

               (b) If the Master Servicer or the Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest on any ARD Trust Mortgage Loan in any Collection Period, the Master Servicer or the Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

               (c) The Master Servicer shall not accept a Principal Prepayment of any Trust Mortgage Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Mortgage Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds or the prepayment must be accepted under applicable law or court order. If the Master Servicer accepts a Principal Prepayment of any Trust Mortgage Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Trust Mortgage Loan (provided the Special Servicer consents to such prepayment, which consent shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business Days), (ii) a payment of Insurance and Condemnation Proceeds, (iii) a payment subsequent to a default under the related Mortgage Loan Documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and the Master Servicer has obtained the consent of the Special Servicer which shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business Days), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Mortgage Loan Documents (without any discretion on the part of the lender), (vi) a payment accepted by the Master Servicer at the request of or with the consent of the Series 2006-C5 Directing Certificateholder or (vii) the 280 Park Avenue Loan), the Master Servicer shall remit to the Trustee on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, immediately available funds in an amount equal to the lesser of (a) such Prepayment Interest Shortfall resulting from such Principal Prepayment or (b) the aggregate of (1) that portion of the Master Servicing Fees for the Master Servicer for the related Distribution Date that is calculated at 0.005% (0.5 basis points) per annum and (2) all Prepayment Interest Excesses received by the Master Servicer during such due period (which remittance shall fully cure any breach under this Section 3.02(c)).

               (d) Promptly following the Closing Date, the Trustee shall send written notice to the Series 2006-C4 Master Servicer and the Series 2006-C4 Trustee stating that, as of the Closing Date, the Trustee is the holder of the 280 Park Avenue Loan and directing the Series 2006-C4 Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the 280 Park Avenue Loan under the 280 Park Avenue Intercreditor Agreement and the Series 2006-C4 Pooling and Servicing Agreement. In the event that the Series 2006-C4 Pooling and Servicing Agreement is replaced by another 280 Park Avenue Servicing Agreement and a Responsible Officer of the Trustee is aware of such replacement or the Master Servicer or Special Servicer is aware of such replacement, then the Master Servicer or Special Servicer shall notify the Trustee and the Trustee shall promptly send a comparable written notice to the then holder of the 280 Park Avenue Companion Loan and to the 280 Park Avenue Master Servicer under such new 280 Park Avenue Servicing Agreement. The Master Servicer shall deposit into the Collection Account all amounts received by it from the 280 Park Avenue Master Servicer or any other party under any 280 Park Avenue Servicing Agreement with respect to the 280 Park Avenue Loan, or Mortgaged Property or any REO Property related to the 280 Park Avenue Loan. In the event the Master Servicer fails to so receive any amounts due to the holder of the 280 Park Avenue Loan during any calendar month under the 280 Park Avenue Intercreditor Agreement and any 280 Park Avenue Servicing Agreement by 2:00 p.m. (New York City time) on the Master Servicer Remittance Date in such calendar month, the Master Servicer shall (i) notify the 280 Park Avenue Master Servicer or other applicable party responsible for making such remittances, that such amounts due with respect to the 280 Park Avenue Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Scheduled Payment with respect to the 280 Park Avenue Loan or any related REO Trust Mortgage Loan, make a P&I Advance (to the extent such P&I Advance is not a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer is required but fails to make such P&I Advance with respect to the 280 Park Avenue Loan or any 280 Park Avenue REO Loan, then the Trustee shall make such P&I Advance by the time required pursuant to Section 4.03.

               Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts

               (a) The Master Servicer shall establish and maintain one or more accounts for the Mortgage Loans it is obligated to service hereunder (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Trust Mortgage Loans shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Mortgage Loan Documents and the terms of any related Intercreditor Agreement. Each Servicing Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Mortgage Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (together with Advance Interest accrued thereon) with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer as Additional Servicing Compensation); (v) to withdraw amounts deposited in error; (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained by it thereby if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

               (b) The Special Servicer, in the case of REO Properties (other than with respect to the 280 Park Avenue Loan), and the Master Servicer, in the case of all Mortgage Loans, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any Letters of Credit. The Special Servicer, in the case of REO Properties (other than with respect to the 280 Park Avenue Loan), and the Master Servicer, in the case of all Mortgage Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or its Servicing Accounts, as applicable, and, if such amounts are insufficient to pay such items in full, the Master Servicer shall (subject to Section 3.04(c)) make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Mortgage Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Mortgage Loans that do not provide for escrows for the payment of taxes and assessments, the Master Servicer shall (subject to Section 3.04(c)) make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after the Master Servicer has received confirmation that such item has not been paid and (ii) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the Master Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Mortgage Loan does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Master Servicer and the Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

               (c) In accordance with the Servicing Standard and for all Mortgage Loans and REO Properties (other than with respect to the 280 Park Avenue Loan) for which it is the Master Servicer, the Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property and each such REO Property of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable),
(ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for such REO Properties, (iv) environmental inspections,
(v) real estate taxes, assessments and other similar items that are or may become a lien thereon, (vi) the costs and expenses (including attorneys' fees and expenses) of any enforcement or judicial proceedings, including foreclosure and similar proceedings, and (vii) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis; provided that the Master Servicer shall not be required to make any such Advance that would, if made, constitute a Nonrecoverable Servicing Advance.

               The Special Servicer will have no obligation to make a Servicing Advance, but will have the option (at its sole discretion) to make a Servicing Advance on an urgent or emergency basis. The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' written notice before the date on which the Master Servicer is required to make any Servicing Advance with respect to any Specially Serviced Mortgage Loans or any related REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (the Special Servicer to identify any such urgent or emergency basis to the Master Servicer at the time it notifies the Master Servicer of the need to make the Servicing Advance); and provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to the Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the Master Servicer and the Trustee with any information in its possession (including any information that the Master Servicer or the Trustee, as applicable, may reasonably request) to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer (or the Trustee, as the case may be) shall be entitled to conclusively rely on such determination; provided that such determination shall not be binding upon the Master Servicer (or the Trustee, as the case may be). On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Mortgage Loan or related REO Property is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination; provided that such determination shall be binding upon the Master Servicer (or the Trustee, as the case may be) if the Special Servicer determines that such Servicing Advance is a Nonrecoverable Servicing Advance. The Master Servicer shall not be responsible for any delay on the part of the Special Servicer to notify it of any required Servicing Advance with respect to a Specially Serviced Mortgage Loan or related REO Property.

               Notwithstanding anything to the contrary set forth herein, the Master Servicer may (or, at the direction of the Special Servicer, upon not less than five Business Days' (or, if payment is required to be made on an urgent or emergency basis as indicated by the Special Servicer, two Business Days') prior written notice if a Specially Serviced Mortgage Loan or related REO Property is involved, shall) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that such payment shall be made only if the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or related REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, the Certificateholders and the related B Loan Holder (as a collective whole)), as evidenced by an Officer's Certificate promptly delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee, the Master Servicer or the Special Servicer, as applicable, the Depositor, each Rating Agency, the Series 2006-C5 Directing Certificateholder, any Requesting Subordinate Certificateholder and any affected B Loan Holder, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination; and provided, further, that, if a Mortgage Loan Combination is involved, and if and to the extent that funds are available in the related Mortgage Loan Combination Custodial Account, such payment shall be made from such related Mortgage Loan Combination Custodial Account.

               All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Sections 3.04 and 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Trust Mortgage Loans, notwithstanding that the terms of such Trust Mortgage Loans so permit.

               If the Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within fifteen Business Days after such notice is given to the Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

               (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive, first out of any Penalty Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement; provided that any such interest with respect to any Servicing Advances made or deemed made with respect to any related B Loan or any successor REO B Loan with respect thereto that is not so payable out of related Penalty Charges, shall be payable, after such Servicing Advance is reimbursed, out of any other collections on such Mortgage Loan or REO Mortgage Loan, as the case may be, on deposit in the Mortgage Loan Combination Custodial Account (except that this provision is in no way intended to limit any rights that the Master Servicer, the Special Servicer or the Trustee may have to receive payment for such interest on such Servicing Advances from the related B Loan Holder under the related Intercreditor Agreement); and provided, further, that any such interest earned on any Servicing Advances made with respect to either Mortgage Loan of a Mortgage Loan Combination or with respect to any REO Property related to a Mortgage Loan Combination shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account; and provided, further, that the Master Servicer shall not be entitled to interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing Advance is received but is being held by or on behalf of the Master Servicer in suspense. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by the Master Servicer, the Special Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the Collection Account or, if applicable, the related Mortgage Loan Combination Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan the Master Servicer may reimburse itself, the Special Servicer or the Trustee, as applicable, immediately from general collections in the Collection Account. Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months without the consent of the Series 2006-C5 Directing Certificateholder), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately first from the Loan Group from which the Nonrecoverable Servicing Advance relates and, then to the extent amounts from such Loan Group are insufficient, from the other Loan Group). The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

               (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer or, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) shall determine whether the related Borrower has failed to perform its material obligations under the respective Trust Mortgage Loan or B Loan and (to the extent such failure is not otherwise reported on any of the files or reports comprising the CMSA Investor Reporting Package) report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

               Section 3.04 The Collection Accounts, Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds Account, Mortgage Loan Combination Custodial Accounts, and Floating Rate Account

               (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and, subject to Section 3.04(f), in no event later than two Business Days following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Mortgage Loans (including amounts received with respect to the 280 Park Avenue Loan pursuant to the 280 Park Avenue Intercreditor Agreement) received after the Cut-off Date (other than payments of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, and other than payments deposited into the Mortgage Loan Combination Custodial Account pursuant to Section 3.04(f)) and payments on the Mortgage Loans received on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

               (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Static Prepayment Premiums, Yield Maintenance Charges and late payment charges on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights), but net of any related Master Servicing Fee; and

               (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account or the Excess Liquidation Proceeds Account) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Trust Mortgage Loans; and

               (iv) any amounts required to be transferred to the Collection Account from the REO Account pursuant to Section 3.16(c) or from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04(f); and

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account; and

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

               (vii) any amounts paid by any B Loan Holder or Mezzanine Loan Holder in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement, or paid or reimbursed from the related Mortgage Loan Combination Custodial Account or by such B Loan Holder pursuant to
        Section 3.05.

               The foregoing requirements for deposit by the Master Servicer in the Collection Account maintained by the Master Servicer shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as Additional Servicing Compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from such Collection Account.

               Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Trust Mortgage Loan, the Special Servicer shall remit such amounts to the Master Servicer for deposit into the Collection Account maintained by the Master Servicer in accordance with the second preceding paragraph (or, if such Specially Serviced Trust Mortgage Loan is part of a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account in accordance with Section 3.04(f)). Any amounts received by the Special Servicer with respect to an REO Property (other than with respect to the 280 Park Avenue Loan, and other than Liquidation Proceeds payable pursuant to Section 9.01 in connection with the termination of the Trust) shall be deposited into the applicable REO Account and remitted to the Master Servicer for deposit into the Collection Account (or, if such REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account) pursuant to Section 3.16(c).

               (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Trustee each month on or before 1:00 p.m., New York City time, on the related Master Servicer Remittance Date, for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iv), (a)(vii), (d), (e), (f) and (g) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by the Master Servicer. On the Distribution Date, the Trustee shall deliver to the Swap Counterparty, the Class A-MFL Net Fixed Swap Payment due to the Swap Counterparty with respect to the related Distribution Date, and such portion shall be deemed to have been distributed in respect of the Class LA-MFL Interest and the Class A-MFL Regular Interest pursuant to the terms of this Agreement. On each Distribution Date (prior to distributions on the Certificates being made on such date), the Trustee shall deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Distribution Account.

               Subject to Section 3.05, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution
Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Master Servicer's obligations hereunder, Section 7.05);

               (ii) any Liquidation Proceeds paid by the Master Servicer in connection with the purchase of all of the Trust Mortgage Loans and the Trust's interest in any REO Properties in the Trust Fund pursuant to
        Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Liquidation Proceeds Account, or remitted to a B Loan Holder, pursuant to Section 9.01);

               (iii) any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans;

               (iv) any payments required to be made by the Master Servicer pursuant to Section 3.02(c); and

               (v) any other amounts required to be so delivered by the Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

               The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)) and any amounts required to be deposited by the Trustee pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. To the extent that the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to have been so delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are received for deposit by the Trustee.

               (c) [Reserved]

               (d) The Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account or, subject to Section 3.04(i), a subaccount of an Eligible Account. On or before each Master Servicer Remittance Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received on the respective ARD Trust Mortgage Loans (or any successor REO Trust Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest on deposit therein from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(e). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Interest Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Interest Distribution Account. Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Trust Mortgage Loan and no successor REO Trust Mortgage Loan with respect to an ARD Trust Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Excess Interest Distribution Account.

(e) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account and, subject to Section 3.04(i), may be a sub-account of an Eligible Account. By 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by the Master Servicer during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date on the Mortgage Loans. If any Excess Liquidation Proceeds received by the Master Servicer during any Collection Period relate to any B Loan, such amount shall be deposited in the applicable Mortgage Loan Combination Custodial Account.

               On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On the Business Day prior to each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Liquidation Proceeds Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

               (f) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA Mortgage Loan Combination (and, as a result, such CBA B Loan is being serviced hereunder), or if the Mortgaged Property securing a CBA Mortgage Loan Combination has become an REO Property, the Master Servicer shall establish and maintain, or cause to be established and maintained, a Mortgage Loan Combination Custodial Account, into which the Master Servicer shall promptly deposit or cause to be deposited (if not otherwise required to be deposited in the Collection Account maintained by the Master Servicer) (in no event later than the Business Day following the receipt of available funds) (or shall transfer from collections with respect to the related Mortgage Loan Combination on deposit in the Collection Account maintained by the Master Servicer if any such amounts were deposited in such account in error), except as otherwise specifically provided herein, the following payments and collections on the applicable Mortgage Loan Combination received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off
Date) and the following payments and collections received on the applicable Mortgage Loan Combination by the Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments or transfers (from whatever source) on account of principal, including Principal Prepayments, on such Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

               (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on such Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

               (iii) all Insurance and Condemnation Proceeds received in respect of such Mortgage Loan Combination, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loan Combination; and

               (iv) all Liquidation Proceeds received in respect of such Mortgage Loan Combination; and

               (v) any amounts required to be transferred to such Mortgage Loan Combination Custodial Account from the REO Account pursuant to Section 3.16(c);

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Mortgage Loan Combination Custodial Account; and

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

               (viii) any amounts paid by the holder of any A Loan or any Mezzanine Loan Holder in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related B Loan Holder.

               The foregoing requirements for deposit by the Master Servicer in a Mortgage Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as Additional Servicing Compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such Mortgage Loan Combination Custodial Account. If the Master Servicer shall deposit in any Mortgage Loan Combination Custodial Account any amount not required to be deposited therein, then the Master Servicer (notwithstanding anything herein to the contrary) may at any time withdraw such amount from such Mortgage Loan Combination Custodial Account.

               Within one Business Day of receipt of any of the amounts described in clauses (i)-(iv) of the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of a Mortgage Loan Combination during the period that the related B Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the Master Servicer for deposit in the related Mortgage Loan Combination Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to a Mortgage Loan Combination shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the related Mortgage Loan Combination Custodial Account pursuant to Section 3.16(c).

               With respect to any CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject Mortgage Loan Combination (and, as a result, such CBA B Loan is being serviced hereunder), or if the Mortgaged Property securing the subject Mortgage Loan Combination has become an REO Property, the Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a) (and in any event no later than the related Master Servicer Remittance
Date), withdraw from the related Mortgage Loan Combination Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses, indemnification and fees relating to the subject Mortgage Loan Combination or any related REO Property and, further, pay to the Trust, as "A Note Holder" or "Note A Holder" under the related Intercreditor Agreement, and to the B Loan Holder all amounts to which each of them is entitled in respect of the subject A Loan and B Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holder shall be made in accordance with the related Intercreditor Agreement.

               The Master Servicer may pay itself monthly any Net Investment Earnings with respect to a Mortgage Loan Combination Custodial Account.

(g) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Swap Counterparty and the Holders of the Class A-MFL Certificates. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this Agreement. On the Business Day preceding each Distribution Date, the Trustee shall deposit in the Floating Rate Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Floating Rate Account. On each Class A-MFL Swap Payment Date, following any deposit to the Distribution Account on such date, the Trustee shall be deemed to deposit into the Floating Rate Account (i) the Class A-MFL Net Fixed Swap Payment distributable with respect to the Class A-MFL Regular Interest pursuant to
Section 3.04(b) and payable to the Swap Counterparty for such Distribution Date (such amounts to be credited against amounts otherwise distributable in respect of the Class A-MFL Regular Interest pursuant to Section 4.01(a) in respect of such Distribution Date) and (ii) all amounts received from the Swap Counterparty under the Swap Agreement.

               (h) Funds on deposit in a Collection Account and any Mortgage Loan Combination Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of the location of the Collection Account and any Mortgage Loan Combination Custodial Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicer and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

(i) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection Account and the respective Mortgage Loan Combination Custodial Accounts to be maintained by it (if any) as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Collection Account and the respective Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if such Collection Account and such respective Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account and the respective Mortgage Loan Combination Custodial Account, respectively; (iv) the Master Servicer's maintaining such Collection Account and such respective Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders or any B Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. [or the name of any successor Master Servicer], as Master Servicer, in trust for Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, and the respective B Loan Holders, as their interests may appear, Collection/Custodial Account."

               Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Floating Rate Account and the Excess Liquidation Proceeds Account as six separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Floating Rate Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as six separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Floating Rate Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as six separate accounts; (iii) the Trustee shall make debits and credits to those six subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Floating Rate Account, the Interest Reserve Account, the Floating Rate Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Floating Rate Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as six separate subaccounts of a single Eligible Account (as opposed to in the form of six separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, REMIC I Distribution Account, REMIC II Distribution Account, Excess Interest Distribution Account, Interest Reserve Account, Floating Rate Account and Excess Liquidation Proceeds Account."

               Section 3.05 Permitted Withdrawals from the Collection Account, the Distribution Account and the Floating Rate Account

               (a) Subject to the provisions of this Section 3.05(a), the Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and clause (iii) of the second paragraph of
        Section 3.04(b) and the amount to be applied to make P&I Advances by the Master Servicer pursuant to Section 4.03(a);

               (ii) to remit to the Trustee for deposit in the Excess Interest Distribution Account any Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto pursuant to Section 3.04(c);

               (iii) to pay (w) to the Master Servicer or the holder of the Master Servicer's Excess Servicing Strip (subject to Section 3.11(a)), unpaid Master Servicing Fees or Primary Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a) in respect of each Mortgage Loan and REO Mortgage Loan, (x) to any Primary Servicer, any Primary Servicing Fees, (y) to any Broker Strip Payee entitled thereto, the related Broker Strip and (z) to the Special Servicer, unpaid Special Servicing Fees to which it is entitled in accordance with Section 3.11(b) in respect of each Specially Serviced Trust Mortgage Loan, REO Trust Mortgage Loan and, to the extent set forth in the related Intercreditor Agreement, each B Loan, as applicable, the Master Servicer's rights, any Broker Strip Payee's rights and the Special Servicer's rights to payment pursuant to this clause (iii) with respect to any Trust Mortgage Loan, REO Trust Mortgage Loan or B Loan, as applicable, being limited to amounts received on or in respect of such Trust Mortgage Loan or B Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds), or such REO Trust Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any B Loan Holder), the Master Servicer's or the Trustee's right to receive payment pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees and Broker Strip Interest, if any) on and principal of the particular Trust Mortgage Loans and REO Trust Mortgage Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vi) below, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

               (v) to reimburse itself, the Special Servicer or the Trustee, as applicable, for unreimbursed Servicing Advances, the Master Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause
        (vi) below, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

               (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for (A) Nonrecoverable Advances out of the principal portion of general collections on the Mortgage Loans and REO Properties, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group, and, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option of the Master Servicer, the Special Servicer or the Trustee to defer reimbursement thereof pursuant to Section 3.03(d) or Section 4.03(d), as applicable, out of other collections on the Mortgage Loans and REO Properties and
        (B) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (A) above, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

               (vii) at such time as it reimburses itself, the Special Servicer or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iv) above (including, pursuant to clause (vi) above, any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount), to pay itself or the Trustee, as applicable, any Advance Interest accrued and payable thereon in accordance with Section 4.03(d),
        (b) any unreimbursed Servicing Advances pursuant to clause (v) above (including, pursuant to clause (vi) above, any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) or pursuant to
        Section 3.03(a)(ii), to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest accrued and payable thereon (all such Advance Interest to be payable first out of Penalty Charges on the related Mortgage Loan or REO Mortgage Loan and then out of general collections on the Mortgage Loans and REO Properties; provided, that Advance Interest accrued and payable on any Workout-Delayed Reimbursement Amount as set forth in subclause (a) or
        (b) above shall be solely reimbursable from the principal portion of general collections, net of any amount used to reimburse any Nonrecoverable Advance and Advance Interest thereon);

               (viii) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(b);

               (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Trust Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Trust Mortgage Loan being limited to that portion of the Purchase Price paid for such Trust Mortgage Loan that represents such expense in accordance with clause (vi) of the definition of Purchase Price;

               (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Trust Mortgage Loans for which the Master Servicer is the Master Servicer and any related REO Properties for any unreimbursed expense reasonably incurred by such Person relating to a Trust Mortgage Loan required to be serviced by the Master Servicer in connection with the enforcement of any Mortgage Loan Seller's obligations under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

               (xi) to pay itself, as Additional Servicing Compensation all amounts specified in the fifth and sixth paragraphs of Section 3.11(a); and to pay the Special Servicer, as Additional Servicing Compensation all amounts specified in the second to the last paragraph of Section 3.11(b);

               (xii) to recoup any amounts deposited in the Collection Account in error;

               (xiii) to pay itself, the Special Servicer, the Trustee, the Depositor or any of their respective affiliates, directors, officers, shareholders, members, managers, partners, employees and agents (including any Primary Servicers), as the case may be, any amounts payable to any such Person out of the Collection Account pursuant to Sections 6.03(a) or 6.03(b);

               (xiv) to pay for (A) the cost of any Opinion of Counsel contemplated by Sections 12.01(a) or 12.01(c) in connection with an amendment to this Agreement requested by the Trustee, the Special Servicer or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from the Collection Account),
        (C) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property (except to the extent that the subject expense relates to any B Loan or any successor REO B Loan with respect thereto), and (D) to the extent not otherwise advanced by the Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18, to the Master Servicer, the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(b), a Fair Value determination made with respect to any Defaulted Trust Mortgage Loan;

               (xv) to pay itself, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount related to the Mortgage Loans and/or REO Properties that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this
        Section 3.05(a), it being acknowledged that this clause (xv) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

               (xvi) to pay, in accordance with Section 3.03(c), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses related to the Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances;

               (xvii) to pay itself, the Special Servicer, a Mortgage Loan Seller, any B Loan Holder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or replaced by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase or replacement;

               (xviii) to pay for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c) and to pay for the cost of any remedial actions taken in accordance with Section 3.09(c) to address actual or potential adverse environmental conditions;

               (xix) to transfer to the related Mortgage Loan Combination Custodial Account or pay any amounts payable by the holder of the related A Loan to any B Loan Holder under the related Intercreditor Agreement;

               (xx) to remit any Excess Liquidation Proceeds to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with
        Section 3.04(d);

               (xxi) to remit to the Trustee for payment out of general collections on the Trust Mortgage Loans and any related REO Properties any and all federal, state and local taxes imposed on any Trust REMIC created hereunder or any of its assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor;

               (xxii) to pay to the related Mortgage Loan Seller any amounts that represent monthly debt service payments due on the Trust Mortgage Loans on or before their respective Due Dates in December 2006 or, in the case of a Replacement Trust Mortgage Loan, during or before the month in which such Trust Mortgage Loan was added to the Trust Fund; and

               (xxiii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided, however, that, in the case of each Mortgage Loan Combination:

                     (A) to the maximum extent permitted by the related
               Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, Advances, interest on Advances, and all other servicing fees, costs and expenses relating to such Mortgage Loan Combination or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related B Loan or any successor REO Mortgage Loan with respect thereto; and

                     (B) no fees, costs or expenses, including servicing
               compensation, allocable to the related B Loan or any successor REO Mortgage Loan with respect thereto (other than related Servicing Advances (including Workout-Delayed Reimbursement Amounts), which are otherwise payable or reimbursable, as applicable, in accordance with this Agreement) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto (exclusive of the related A Loan or any successor REO Mortgage Loan with respect thereto); and

                     (C) no fees, costs or expenses allocable to the Mortgage
               Loans, any successor REO Mortgage Loans with respect thereto or any particular such Mortgage Loan or REO Mortgage Loan (exclusive of the related A Loan or any successor REO Mortgage Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related B Loan or any successor REO Mortgage Loan with respect thereto; and

               provided, further, however, that in the case of any B Loan (to the extent not inconsistent with the preceding provisos):

                     (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Mortgage Loan Combination Custodial Account to the applicable Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the foregoing proviso, but only insofar as the payment or reimbursement described therein arises from or is related to the subject Mortgage Loan Combination or is allocable to the subject Mortgage Loan Combination, as applicable, pursuant to this Agreement and, in either case, is allocable to the related B Loan pursuant to the related Intercreditor Agreement(s), and the Master Servicer shall also be entitled to make transfers from time to time, from the related Mortgage Loan Combination Custodial Account to the Collection Account, of amounts transferred to such related Mortgage Loan Combination Custodial Account in error, and amounts necessary for the clearing and termination of the related Mortgage Loan Combination Custodial Account pursuant to Section 9.01; and

                     (B) the Master Servicer shall on the Business Day following receipt of payment from the related Borrower or as otherwise required under the related Intercreditor Agreement (but in no event sooner than one Business Day after receipt), remit to the related B Loan Holder any amounts on deposit in the related Mortgage Loan Combination Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such B Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such B Loan to reimbursement of cure payments made by it).

               Expenses incurred with respect to each Mortgage Loan Combination being serviced under this Agreement shall be allocated in accordance with the corresponding Intercreditor Agreement(s).

               If the Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Mortgage Loan Combination, then the Master Servicer shall, if funds on deposit in such Mortgage Loan Combination Custodial Account are insufficient therefor, request the related B Loan Holder to make such payment or reimbursement to the extent such B Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such B Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request or such longer time as is permitted under the related Intercreditor Agreement, then (subject to the provisos to the first paragraph of this Section 3.05(a)) the Master Servicer shall be entitled to make such payment or reimbursement from the applicable Collection Account. The Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such B Loan Holder, and if such payment or reimbursement is subsequently recovered from such B Loan Holder or from payments from the Borrower or proceeds of the Mortgage Loan Combination Custodial Account that would otherwise be payable to the B Loan Holder, to the extent that any amounts were previously taken by the Master Servicer from general collections on the Mortgage Pool on deposit in the Collection Account, the amount recovered (or otherwise to be paid to the B Loan Holder) shall be deposited into the Collection Account and shall not be deposited into the related Mortgage Loan Combination Custodial Account.

               Subject to the provisions of Section 3.03(c), the Master Servicer shall pay to the Special Servicer from the Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

               The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account and Mortgage Loan Combination Custodial Account.

               (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

               (i) to make distributions of the Available Distribution Amount and any Static Prepayment Premium or Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans from the REMIC I Distribution Account to the REMIC II Distribution Account in respect of the Uncertificated REMIC I Interests and to the Holders of the Class LR Certificates, from the REMIC II Distribution Account and the Excess Interest Distribution Account to the Certificateholders pursuant to
        Section 4.01;

               (ii) to pay the Trustee accrued but unpaid Trustee Fees;

               (iii) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable out of the Distribution Account to any such Person hereunder, including but not limited to those pursuant to Section 6.03(a), 6.03(b), 8.05(c) or 8.05(d);

               (iv) to pay for the cost of recording this Agreement;

               (v) to pay for the cost of the Opinion of Counsel contemplated by
        Section 12.01(c) in connection with any amendment to this Agreement requested by the Trustee;

               (vi) to pay any and all federal, state and local taxes imposed on any of the REMIC Pools or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Depositor, the Master Servicer, the Special Servicer or the Trustee is liable therefor;

               (vii) to recoup any amounts deposited in the Distribution Account in error;

               (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a);

               (ix) subject to Section 3.19(e), to reimburse and pay to itself for outstanding and unreimbursed Nonrecoverable Advances and accrued and unpaid interest thereon (consistent with Section 1.05(a));

               (x) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06; and

               (xi) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

               (c) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Collection Accounts and the Distribution Account are not sufficient to pay the full amount of the Master Servicing Fee listed in Section 3.05(a)(iii) and the Trustee Fee, listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Master Servicing Fee payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Accounts are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(iv), (v), (vi) and (vii), then reimbursements shall be paid first to the Trustee and then to the Master Servicer.

               (d) The Trustee may from time to time make withdrawals from the Floating Rate Account for (but only for) the following purposes:

               (i) to make regularly scheduled payments of the Class A-MFL Net Fixed Swap Payment to the Swap Counterparty pursuant to Section 3.32(e), to the extent such payment is required under the Swap Agreement;

               (ii) to make distributions to the Class A-MFL Certificateholders on each Distribution Date pursuant to Section 4.01(g);

               (iii) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account; (iv) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

               (v) to clear and terminate the Floating Rate Account pursuant to
        Section 9.01

               Section 3.06 Investment of Funds in the Collection Account, Mortgage Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Interest Reserve Account, Floating Rate Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Liquidation Proceeds Account, Excess Interest Distribution Account and the REO Account.

               (a) (i) The Master Servicer may direct any depository institution maintaining for the Master Servicer a Collection Account, any Mortgage Loan Combination Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) the Special Servicer may direct any depository institution maintaining for the Special Servicer an REO Account and (iii) the Trustee may direct any depository institution maintaining the Distribution Account, the Floating Rate Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account and the Interest Reserve Account (any of the foregoing accounts listed in this clause
(iii) for purposes of this Section 3.06, a "Trustee Account" and any of the Master Servicer Accounts, the Trustee Accounts and the REO Account, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Master Servicer, Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee or in the name of the Trustee (in its capacity as such).

               The Master Servicer (in the case of any Master Servicer Account) or the Special Servicer (in the case of an REO Account), on behalf of the Trustee, or the Trustee (in the case of any Trustee Account) shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer (in the case of a Permitted Investment of funds on deposit in any Master Servicer Account) or the Special Servicer (in the case of a Permitted Investment of funds on deposit in an REO Account) shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Servicer Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

               (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period shall be for the sole and exclusive benefit of the Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.04(e), 3.05(a) or 3.27, as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to withdrawal, or withdrawal at its direction, in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from the day succeeding any Distribution Date to the next succeeding Distribution Date shall be for the sole and exclusive benefit of the Trustee, but shall be subject to withdrawal in accordance with Section 3.04(c), 3.04(d), 3.05(b) or 3.28. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Master Servicer or the Special Servicer, as applicable, other than any loss on an investment made at the direction of the Borrower or made as required under the Mortgage Loan Documents and on deposit in any of the Master Servicer Accounts (in the case of the Master Servicer) or any of the REO Accounts (in the case of the Special Servicer), the Master Servicer or the Special Servicer, as applicable, shall deposit therein, no later than the next Determination Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the most recently ended Collection Period; provided, however, that such Net Investment Loss shall not include any loss incurred as a result of the bankruptcy or insolvency of the depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfies the qualifications set forth in the definition of Eligible Account (1) at the time such investment was made and (2) as of the date 30 days prior to the bankruptcy or insolvency. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Trustee and on deposit in any of the Trustee Accounts, the Trustee shall deposit therein, no later than the next Distribution Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the day succeeding the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to and including such Distribution Date.

               (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

               Notwithstanding the investment of funds held in any Investment Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

               Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage

               (a) Subject to the following sentence, the Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to cause the related Borrower to maintain, for each Mortgage Loan (other than the 280 Park Avenue Loan) any and all Insurance Policy coverage as is required under the related Mortgage Loan Documents (and, if the related Borrower fails to do so, the Master Servicer shall itself maintain such Insurance Policy coverage to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Master Servicer in accordance with the Servicing Standard); provided that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard; and provided, further, that the Master Servicer is not required to make a Nonrecoverable Servicing Advance to maintain any such Insurance Policy. The Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Mortgage Loan Documents; provided, however, that the Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Mortgage Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date, unless the Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Mortgage Loan Documents) would not then be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property and the Special Servicer, with the consent of the Series 2006-C5 Directing Certificateholder (which consent shall be obtained by the Special Servicer and be subject to the limitations of the last paragraph of
Section 3.21(e)), approves such determination; provided, further, that the Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance issued by an issuer rated by either S&P or Moody's unless the issuer of such insurance was specifically required to be rated by S&P or Moody's, as applicable, under the terms of the related Mortgage Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date; provided further, however, that the Master Servicer shall not be required to call a default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located or (b) such insurance is not available at any rate; and provided, further, that the Master Servicer shall use reasonable efforts, consistent with the Servicing Standard, to enforce any express provisions in the related Mortgage Loan Documents relating to insurance against loss or damage resulting from terrorist or similar acts. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property (other than with respect to the 280 Park Avenue Loan) no less Insurance Policy coverage than was previously required of the Borrower under the related Mortgage Loan(s) or, at the Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard; provided that such coverage is available at commercially reasonable rates.

               All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Mortgage Loan(s), but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage (provided that such Qualified Insurer or insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the Master Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan Documents) shall be deposited: (i) in the case of a Mortgage Loan, in the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, maintained by the Master Servicer, subject to withdrawal pursuant to Section 3.05(a) or 3.04(e), as applicable; and (ii) in the case of an REO Property, in the REO Account maintained by the Special Servicer, subject to withdrawal pursuant to Section 3.16(c).

               Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans if the Borrower defaults on its obligation to maintain such Insurance Policies shall, subject to Section 3.03(c), be advanced by and reimbursable to the Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Trust Mortgage Loan, notwithstanding that the terms of such Trust Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the Special Servicer's related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, subject to Section 3.03(c), advanced by and reimbursable to the Master Servicer as a Servicing Advance.

               (b) If the Master Servicer or the Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties (other than with respect to the 280 Park Avenue Loan), as the case may be, required to be serviced and administered by the Master Servicer or the Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such individual Insurance Policy, the Master Servicer or the Special Servicer shall promptly deposit into the Collection Account maintained by the Master Servicer from the Master Servicer's or the Special Servicer's related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The Master Servicer or the Special Servicer, as applicable, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and any affected B Loan Holders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties for which it is the Special Servicer; provided that such coverage is available at commercially reasonable rates.

               If the Master Servicer or the Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Master Servicer or the Special Servicer, as the case may be, as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by and reimbursable to the Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as the case may be, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with
Section 3.04, from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Trust Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

               (c) Each of the Master Servicer and the Special Servicer, respectively, shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Mortgage Loans ("Master Servicer Employees," in the case of the Master Servicer, and "Special Servicer Employees," in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Master Servicer or the Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the Master Servicer Employees or the Special Servicer Employees. The errors and omissions policy of the Master Servicer or the Special Servicer, as applicable, shall also protect and insure the Master Servicer or the Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Master Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement.

               The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Master Servicer or the Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or the Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and "A2" by Moody's, the Master Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this
Section 3.07(c).

               Each of the Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

               (d) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the Master Servicer shall use reasonable efforts to cause the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Mortgage Loan Documents and in the amount, in the case of clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property. Any determination by the Master Servicer that such insurance is not available at commercially reasonable rates with respect to a Mortgage Loan for which any related Mortgaged Property has a "Probable Maximum Loss," bounded on the basis of 50 years, in excess of 20% shall, with respect to any Significant Trust Mortgage Loan, be subject to confirmation by each Rating Agency that such determination not to purchase such insurance will, in and of itself, not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates rated by such Rating Agency. The Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

               (e) The Master Servicer and the Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Trust Mortgage Loan or a Serviced Loan Combination to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related B Loan Holder(s), if any).

               (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the Master Servicer becomes aware, in performing its duties under this Agreement, that such Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, the Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Mortgage Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the Master Servicer shall itself maintain (to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard) and the Trustee as Mortgagee has an insurable interest in the related Mortgaged Property), flood insurance in respect thereof, but only to the extent the related Mortgage Loan Documents permit the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the Master Servicer shall promptly make a Servicing Advance for such costs, subject to
Section 3.03(c).

               (g) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related REO Mortgage Loan(s),
(ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, subject to Section 3.03(c), paid by the Master Servicer as a Servicing Advance.

               (h) Subject to the related Mortgage Loan Documents, including in the case where the related Mortgage Loan Documents permit the related Borrower to maintain business income insurance for a shorter period of time imposed on such Borrower at origination, the Master Servicer shall use reasonable efforts to cause that each policy of business income insurance maintained by a Borrower have a minimum term of at least twelve months.

               (i) Within 45 days after the Closing Date, with respect to each Trust Mortgage Loan covered by an Environmental Insurance Policy as identified on Exhibit P, the Master Servicer shall notify each Environmental Insurer that
(A) both the Master Servicer and the Special Servicer shall be sent notices under the related Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust and any affected B Loan Holder, shall be the loss payee under the related Environmental Insurance Policy. The Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under any Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

               (j) In the event the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related B Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

               In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Series 2006-C5 Directing Certificateholder, any affected B Loan Holder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer or the Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents.

               Section 3.08 Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions

               (a) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                     (A) provides that such Mortgage Loan shall (or may at the
               mortgagee's option) become due and payable upon (i) the full or partial sale or other transfer of an interest in the related Mortgaged Property or (ii) a sale or transfer of direct or indirect ownership interests in the related Borrower; or

                     (B) provides that such Mortgage Loan may not be assumed
               without the consent of the mortgagee in connection with any such sale or other transfer; or

                     (C) provides that such Mortgage Loan or direct or indirect ownership interests in the related Borrower may be assumed or transferred without the consent of the mortgagee provided certain conditions set forth in the Mortgage Loan Documents are satisfied;

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans) and the Special Servicer (with respect to all other Trust Mortgage Loans) shall, if and to the extent necessary, enforce such due-on-sale clause; provided, that the Master Servicer may not, without the consent of the Special Servicer (as set forth in Section 3.08(c)), waive any due-on-sale clause in, or consent to the assumption of, any Trust Mortgage Loan, or make any determination with respect to any Trust Mortgage Loan, which by its terms permits transfer or assumption without lender consent provided certain conditions are satisfied, that such conditions have been satisfied. The Master Servicer or the Special Servicer, as applicable, shall enforce such due-on-sale clause unless the Special Servicer (in all cases, including with respect to Performing Trust Mortgage Loans) determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater recovery (or an equal recovery, provided that the other conditions for an assumption or waiver of a due-on-sale clause are met), the Master Servicer (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans) and the Special Servicer (with respect to any other Mortgage Loan) shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage Loan Documents and (y) (A) with respect to any Trust Mortgage Loan which is a Significant Trust Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall have received written confirmation from S&P and (B) with respect to any Trust Mortgage Loan which is one of the ten largest Trust Mortgage Loans by Stated Principal Balance of all Trust Mortgage Loans at such time (treating any group of Crossed Trust Mortgage Loans or any group of Trust Mortgage Loans with affiliated Borrowers as a single Trust Mortgage Loan), the Master Servicer or the Special Servicer, as applicable, shall have received written confirmation from Moody's, that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, the Master Servicer (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans) and the Special Servicer (with respect to any other Mortgage Loan) shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

               (ii) Notwithstanding the provisions of any Mortgage Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Mortgage Loan Documents or of clause
        (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder, and other material requirements of the related intercreditor agreement are satisfied.

               (iii) Neither the Master Servicer nor the Special Servicer shall
        (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Mortgage Loan(s) (and each Rating Agency has been notified of such event of default), except as set forth in any related intercreditor agreement. In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Mortgage Loan; provided that such Mezzanine Loan Holder may be required to reimburse the Master Servicer or the Special Servicer, as applicable, for any costs or expenses incurred by it in connection with such foreclosure, transfer and/or assumption. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Mortgage Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

               (iv) Notwithstanding the foregoing provisions of this Section 3.08(a), if the Master Servicer rejects a Borrower's request in connection with a due-on-sale clause with respect to any Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan, the Special Servicer may review and, subject to the conditions and provisions set forth in this Section 3.08, determine to approve the Borrower's request.

               (v) Notwithstanding anything herein to the contrary, the Master Servicer shall approve and close, without the consent of the Special Servicer or the Series 2006-C5 Directing Certificateholder, all transfers of tenant-in-common ownership interests contemplated by and in accordance with the related Mortgage Loan Documents for any Performing Trust Mortgage Loan. Upon completion of any such transfer, the Master Servicer shall promptly (i) provide notice thereof to the Special Servicer and (ii) advise the Special Servicer as to the total number of transfers with respect to such Performing Trust Mortgage Loan that the Master Servicer has approved and closed as of such date and the expiration date (if any) by which any such transfer(s) must occur pursuant to the related Mortgage Loan Documents.

               (b) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                     (A) provides that such Mortgage Loan shall (or, at the
               mortgagee's option, may) become due and payable upon (A) the creation of any additional lien or other encumbrance on the related Mortgaged Property or (B) an encumbrance, pledge or hypothecation of direct or indirect ownership interests in the related Borrower or its owners (including any incurrence of mezzanine financing secured by ownership interests in the related Borrower or its owners or the creation of preferred equity in the related Borrower or its owners); or

                     (B) requires the consent of the mortgagee to the creation
               of any such additional lien or other encumbrance on the related Mortgaged Property or direct or indirect ownership interests in the related Borrower; or

                     (C) provides that such Mortgaged Property or direct or
               indirect ownership interests in the related Borrower may be further encumbered without the consent of the mortgagee provided certain conditions set forth in the Mortgage Loan Documents are satisfied;

the Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Master Servicer (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans) and the Special Servicer (with respect to any other Mortgage Loan) shall, if and to the extent necessary, enforce such due-on-encumbrance clause; provided, that the Master Servicer may not, without the consent of the Special Servicer (as set forth in Section 3.08(c)), waive any due-on-encumbrance clause in, or consent to the creation of any such additional lien or other encumbrance on the related Mortgaged Property securing, any Trust Mortgage Loan, or make any determination with respect to any Trust Mortgage Loan, which by its terms permits encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied. The Master Servicer or the Special Servicer shall enforce such due-on-encumbrance clause unless the Special Servicer (in all cases, including with respect to Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans): (x) determines, in accordance with the Servicing Standard, that (1) not declaring an event of default under such Mortgage Loan or
(2) granting such consent, as applicable, would result in a greater or equal recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent; and
(y)(A) with respect to any Trust Mortgage Loan which (i) is a Significant Trust Mortgage Loan or (ii) by itself, or as part of a Crossed Trust Mortgage Loan group or group of Trust Mortgage Loans with affiliated Borrowers has (a) a Loan-to-Value Ratio equal to or greater than 85% or (b) a Debt Service Coverage Ratio equal to or less than 1.2x (in each case, treating the existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Trust Mortgage Loan), receives (including, in the case of a Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan, through the Master Servicer) from S&P and (B) with respect to any Trust Mortgage Loan that is one of the ten largest Trust Mortgage Loans by Stated Principal Balance of all Trust Mortgage Loans at such time (treating any group of Crossed Trust Mortgage Loans or any group of Trust Mortgage Loans with affiliated Borrowers as a single Trust Mortgage Loan), receives (including, in the case of a Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan, through the Master Servicer) from Moody's, prior written confirmation that (1) not declaring an event of default under such Mortgage Loan or (2) granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, the Master Servicer (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans) or the Special Servicer (with respect to any other Mortgage
Loan) shall use reasonable efforts to cause the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise, such costs shall be a Trust Fund expense.

               If the Special Servicer, in accordance with the Servicing Standard, objects to the determination by the Master Servicer with respect to a Performing Trust Mortgage Loan acquired from KeyBank, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the Master Servicer will not permit the transfer, assumption or further encumbrance with respect to such Performing Trust Mortgage Loan. If the Special Servicer, in accordance with the Servicing Standard, determines with respect to any other Mortgage Loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then the Master Servicer will not permit the transfer, assumption or further encumbrance with respect to such other Mortgage Loan.

               (ii) Notwithstanding the foregoing provisions of this Section 3.08(b), if the Master Servicer rejects a Borrower's request in connection with a due-on-encumbrance clause with respect to a Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan, the Special Servicer may review and, subject to the conditions and provisions set forth in this Section 3.08, determine to approve the Borrower's request.

               (c) Any approval required to be obtained by the Master Servicer from the Special Servicer for any action taken by the Master Servicer pursuant to this Section 3.08 with respect to a Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan (the giving of which approval shall be subject to the Servicing Standard and Section 3.21) shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days) after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Series 2006-C5 Directing Certificateholder, as applicable. If any such action taken by the Master Servicer pursuant to this Section 3.08 requires the approval of the Series 2006-C5 Directing Certificateholder, then such approval shall be deemed given if not denied in writing within ten (10) Business Days (or, in the case of an assumption transaction, 10 days), which 10-Business Day (or 10-day, as applicable) period shall coincide with the Special Servicer's 10-Business Day (or 10-day, as applicable) period to object set forth in the preceding sentence. Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

               (d) Except as otherwise permitted by Section 3.20, the Master Servicer or the Special Servicer, as applicable, shall not agree to modify, waive or amend any payment term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

               (e) [RESERVED]

               (f) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Mortgage Loan"), to the extent permitted under the related Mortgage Loan Documents:

               (i) The Master Servicer shall effect such defeasance only through the purchase of non-callable U.S. government obligations satisfying the REMIC Provisions, or, if permitted by the related Mortgage Loan Documents, other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and which are consistent with S&P's published guidelines for defeasance collateral ("Defeasance Collateral") which purchase shall be made in accordance with the terms of the related Mortgage Loan Documents (except that the Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Mortgage Loan Documents); provided, however, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified; and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

               (ii) If such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower (which shall be a Single-Purpose Entity) and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. The Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Mortgage Loans that have been defeased.

               (iii) The Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary qualifications and exceptions).

               (iv) The Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

               (v) Prior to permitting release of any Mortgaged Property through defeasance, (X) with respect to S&P, if such defeasance or partial defeasance of such Mortgaged Property relates to any Trust Mortgage Loan that (1) represents one of the ten largest Trust Mortgage Loans (which for purposes of this clause (v) shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) or (2) has a Stated Principal Balance at the time of defeasance of more than $20,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Trust Mortgage Loans at such time (which for purposes of this clause (v) shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers), the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Trust Mortgage Loan that is not a Trust Mortgage Loan covered by clause (1) or (2), the Master Servicer shall obtain confirmation from S&P unless the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit Q within a reasonable time after the completion of the defeasance (and shall use reasonable efforts to deliver to S&P such notice within 10 days after completion of such defeasance) and (Y) with respect to Moody's, if such defeasance or partial defeasance of such Mortgaged Property relates to any Trust Mortgage Loan that represents one of the 10 largest Trust Mortgage Loans of all Trust Mortgage Loans at such time, the Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from Moody's that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

               (vi) Neither the Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Master Servicer or the Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

               (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Trust Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

               (viii) Neither the Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Mortgage Loan unless the Defeasance Collateral is sufficient to satisfy the payments and amount required pursuant to the related Mortgage Loan Documents with respect to such partial defeasance.

To the extent permitted under the related Mortgage Loan Documents, any costs to the Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to the Master Servicer's obligation to effect the defeasance of the related Trust Mortgage Loan, or borne by the related Mortgage Loan Seller (to the extent it is required to make such payment under the related Mortgage Loan Purchase Agreement) or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The Master Servicer shall deliver all documents relating to the defeasance of any Trust Mortgage Loan to the Trustee for inclusion in the related Mortgage File.

               (g) With respect to any Mortgage Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall enforce the rights of the lender, if any, under the related Mortgage Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the Trust Fund.

               (h) With respect to any Trust Mortgage Loan, subject to the related Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Trust Mortgage Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Trust Mortgage Loan to fail to qualify as a "qualified mortgage" as defined under
Section 860G(a)(3) of the Code while such Trust Mortgage Loan is owned by either REMIC Pool.

               Section 3.09 Realization Upon Defaulted Mortgage Loans

               (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Mortgage Loans as come into and continue in default, as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless (i) the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and any affected B Loan Holder, as a collective whole, after reimbursement to the Master Servicer for such Servicing Advance and interest thereon and (ii) the Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon, will be recoverable by the Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a)(v) and 3.05(a)(vii) (or, if applicable, Section 3.04(e)). The Master Servicer shall advance all costs and expenses incurred by the Special Servicer in any such proceedings (such costs and expenses to be advanced by the Master Servicer to the Special Servicer in accordance with Section 3.03(c) and recoverable by the Master Servicer as a Servicing Advance); provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The Master Servicer may pay out of the Collection Account as an expense of the Trust Fund cost or expenses that would otherwise be determined to be a Nonrecoverable Servicing Advance as and to the extent provided in the third to last paragraph of Section 3.03(c).

               Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund and any affected B Loan Holder, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan(s), the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Master Servicer as a Servicing Advance.

(b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either REMIC Pool under the REMIC Provisions or cause either REMIC Pool to fail to qualify as a REMIC.

               (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related B Loan Holder), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, and taking into account the existence of any Environmental Insurance Policy covering such Mortgaged Property, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

               The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and/or, subject to the applicable Intercreditor Agreement, any related B Loan Holder, as a collective whole, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

               (d) If (i) the environmental testing contemplated by subsection
(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller could be required to repurchase the related Trust Mortgage Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any affected B Loan Holder, as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

               (e) The Special Servicer shall provide or make available electronically written reports and a copy of any Environmental Assessments to the Trustee, the Master Servicer and the Certificateholders (or, if the Controlling Class of Certificates are held in book-entry form, the Certificate Owners) of the Controlling Class, any affected B Loan Holder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase or replacement of the related Trust Mortgage Loan by the related Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificateholder (or, if the Controlling Class of Certificates are held in book-entry form, more than one Certificate Owner), the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall, upon request, forward or make available all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

               (f) The Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Master Servicer with all information or reports necessary to enable the Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon the Master Servicer's request therefor). The Master Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

               (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property securing any defaulted Mortgage Loan is located and the terms of that Mortgage Loan permit such an action.

               (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and any affected B Loan Holder no later than the first Business Day following the end of the Collection Period in which such Final Recovery Determination was made.

               Section 3.10 Trustee to Cooperate; Release of Mortgage Files

               (a) Upon the payment in full of any Trust Mortgage Loan, the purchase of an A Loan by a related B Loan Holder pursuant to the related Intercreditor Agreement, the purchase of any Trust Mortgage Loan by the holder of a related mezzanine loan in connection with a default pursuant to any related mezzanine loan intercreditor agreement, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will promptly notify the Trustee and request delivery of the related Mortgage File and, in the case of the payment in full of any B Loan or the purchase thereof by the holder of a related mezzanine loan, the Master Servicer or the Special Servicer, as the case may be, shall promptly so notify each related B Loan Holder and request delivery to it of the related Note. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or a Mortgage Loan Combination Custodial Account, as applicable pursuant to Section 3.04, or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Master Servicer or the Special Servicer, and the Trustee shall release and deliver the related Mortgage File to the Master Servicer or the Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Mortgage Loan Combination Custodial Account.

               (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

               (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt by a Responsible Officer thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or, except as otherwise contemplated by Section 3.20, other documents necessary to the release of collateral securing a Mortgage Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to a Responsible Officer of the Trustee and, if applicable, the related B Loan Holder(s) for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related B Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (as a collective whole) (and, in the case of any Mortgage Loan Combinations, the Certificateholders and the related B Loan Holders (as a collective whole)) and that the execution and delivery thereof by the Trustee and any related B Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Subject to Section 3.33, any power of attorney granted by the Trustee to the Special Servicer in accordance with Section 3.01(b) may allow for the Special Servicer to take action on behalf of the Trustee with respect to the matters described in this
Section 3.10(c).

               (d) From time to time as is appropriate for servicing or foreclosure of any B Loan, the Master Servicer or the Special Servicer, as applicable, subject to the related intercreditor, co-lender or similar agreement, shall request the original of the related Note from the related B Loan Holder.

               (e) If from time to time, pursuant to the terms of the 280 Park Avenue Intercreditor Agreement and any 280 Park Avenue Servicing Agreement, and as appropriate for enforcing the terms of the 280 Park Avenue Loan, the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer requests delivery to it of the original Note for the 280 Park Avenue Loan, then the Trustee shall release or cause the release of such original Note to the requesting party or its designee. In connection with the release of the original Note for the 280 Park Avenue Loan in accordance with the preceding sentence, the Trustee shall obtain a Request For Release, substantially in the form of Exhibit D of the Series 2006-C4 Pooling and Servicing Agreement, to evidence the holding by the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer of such original Note as custodian on behalf of and for the benefit of the Trustee.

               Section 3.11 Servicing Compensation

               (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (including the 280 Park Avenue Loan, Specially Serviced Trust Mortgage Loans, Defeasance Mortgage Loans and Additional Collateral Trust Mortgage Loans). As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Trust Mortgage Loan or is deemed to accrue from time to time on such REO Trust Mortgage Loan, as the case may be, and for the same period with respect to which any related interest payment due on such Trust Mortgage Loan or deemed due on such REO Trust Mortgage Loan, as the case may be, is computed. The Master Servicing Fee with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Trust Mortgage Loan and REO Revenues allocable as interest on each REO Trust Mortgage Loan. In no event will the Master Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees.

               The initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on any Mortgage Loan (including any Specially Serviced Mortgage Loan, Additional Collateral Trust Mortgage Loan and Defeasance Mortgage Loan) that is not serviced by a Primary Servicer, and on any successor REO Mortgage Loan with respect to the foregoing, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Mortgage Loan, is computed. The right of the initial Master Servicer (and its successors and assigns) to receive such Assignable Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Trust Mortgage Loans to another entity or the termination of the initial Master Servicer in its capacity as Master Servicer, except to the extent that any portion of such Assignable Primary Servicing Fee is needed to compensate any replacement primary servicer for assuming the duties of the initial Master Servicer as a Primary Servicer under this Agreement.

               The Master Servicer, on behalf of itself, any Primary Servicer and the holder of the related Excess Servicing Strip and the Assignable Primary Servicing Fee, if any, shall be entitled to recover unpaid Master Servicing Fees and Primary Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Mortgage Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the fourth paragraph of this Section 3.11(a), the right of the Master Servicer to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Column Trust Mortgage Loans and the KeyBank Trust Mortgage Loans have been paid on or prior to the Closing Date.

               Notwithstanding anything herein to the contrary, the initial Master Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Excess Servicing Strip, if any, and the Assignable Primary Servicing Fee, if any; provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip or the Assignable Primary Servicing Fee shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws. In the event of any resignation or termination of the Master Servicer, the Master Servicer in its individual capacity (and its successors and assigns) will be entitled to retain the Excess Servicing Strip and the Assignable Primary Servicing Fee, if any, except that all or any portion of such Excess Servicing Strip and/or such Assignable Primary Servicing Fee may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer and/or Primary Servicer, as applicable, with respect to the Trust Mortgage Loans being master serviced by such resigning or terminated Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% (0.5 basis points). The Master Servicer shall pay the Excess Servicing Strip, if any, and the Assignable Primary Servicing Fee, if any, for each Mortgage Loan (or any successor REO Trust Mortgage Loan related thereto) to the holder of such Excess Servicing Strip or the holder of such Assignable Primary Servicing Fee (i.e., such initial Master Servicer or any such third party), as the case may be, at such time and to the extent that the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

               Additional master servicing compensation ("Additional Servicing Compensation") in the form of (i) 100% of all assumption application fees and 50% of all assumption fees paid by the Borrowers on all Mortgage Loans that are not Specially Serviced Trust Mortgage Loans (but only to the extent that all amounts then due and payable with respect to such Mortgage Loans have been paid), (ii) all Penalty Charges actually collected on each Trust Mortgage Loan (other than Specially Serviced Trust Mortgage Loans) but only to the extent that
(A) all amounts then due and payable with respect to such Trust Mortgage Loan or Companion Loan (including outstanding interest on all Advances accrued with respect to such Trust Mortgage Loan) have been paid, (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Trust Mortgage Loan, together with interest thereon if such interest was paid to the Master Servicer, Special Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Trust Mortgage Loan and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred since the Closing Date with respect to such Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan, (iii) all charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iv) all commercially reasonable fees actually collected on or with respect to any Trust Mortgage Loan for modifications, extensions, earnouts, waivers and consents and other actions for which the Master Servicer is responsible pursuant to Section 3.20 (but only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan have been paid), (v) all reasonable and customary consent fees, waiver fees, release fees and fees in connection with defeasance, if any, and (vi) all other customary charges, in each case only to the extent actually paid by the related Borrower, shall be retained by the Master Servicer and shall not be required to be deposited in the Collection Account or any Mortgage Loan Combination Custodial Account, as applicable, maintained by the Master Servicer pursuant to Section 3.04. Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Trust Mortgage Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Master Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled. Without in any way limiting the preceding two sentences of this paragraph, with respect to Trust Mortgage Loans which are not Specially Serviced Loans, (i) any fees payable by the related Borrower with respect to the servicing activities set forth in Sections 3.08(a)(i), 3.08(b), 3.19(b), 3.20(c), 3.29(b) and 3.29(d), shall be considered Additional Servicing Compensation, and such fees that are in the nature of an application fee shall be payable entirely to the Master Servicer and any fee payable by the Borrower upon the completion of the servicing activities set forth in such section shall be shared equally by the Master Servicer and the Special Servicer and (ii) compensation payable with respect to servicing activities set forth under Sections__3.08(a)(iii), 3.08(a)(v), 3.08(f) through 3.08(h), 3.20(a) and 3.20(j)
shall be considered Additional Servicing Compensation and paid entirely to the Master Servicer.

               The Master Servicer also shall be entitled to receive and retain additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account and any Mortgage Loan Combination Custodial Account, maintained by the Master Servicer in accordance with Section 3.06 (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period);
(ii) interest earned on deposits in any Cash Collateral Account, any Lockbox Account and the Servicing Accounts maintained by the Master Servicer that is not required by applicable law or the related Mortgage Loan Documents to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excesses for any Distribution Date on the Trust Mortgage Loans, the Master Servicer (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date).

               Without limiting its rights under any other agreement or arrangement, the Master Servicer shall not be entitled to any Master Servicing Fees or any other compensation hereunder with respect to the CBA B Loans.

               In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the Master Servicer collected any related Broker Strip Interest, remit to the applicable Broker Strip Payee the amount of the Broker Strip Interest so collected.

               Except as specifically provided in this Agreement, the Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due for premiums for any blanket or master single interest Insurance Policy insuring against hazard losses pursuant to
Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or any Mortgage Loan Combination Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

               (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan. As to each such Specially Serviced Mortgage Loan or REO Mortgage Loan (other than the 280 Park Avenue Loan), the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Mortgage Loan and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, when all applicable Servicing Transfer Events cease to exist as described in the definition of "Servicing Transfer Event." The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right of the Special Servicer to receive the related Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

               Additional servicing compensation in the form of (i) 100% of all assumption fees and assumption application fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Trust Mortgage Loan modifications, waivers and consents for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan (including those payable to the Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in any Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04.

               The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan (other than the 280 Park Avenue Loan if such Trust Mortgage Loan has become a Corrected Trust Mortgage Loan) at the Workout Fee Rate. The Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest, other than Default Interest and Excess Interest, and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Mortgage Loan) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Mortgage Loans at the time of such termination or resignation (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because at the time the Special Servicer was terminated or resigned the Borrower had not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan), and the successor Special Servicer shall not be entitled to any portion of such Workout Fees, in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

               A Liquidation Fee will be payable to the Special Servicer with respect to each Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller after the Initial Resolution Period (and any permitted extension thereof) as described in Section 2.03, any Specially Serviced Mortgage Loan or REO Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds with respect thereto, equal to the product of (i) the Liquidation Fee Rate and (ii) the proceeds of such repurchase or full, partial or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such repurchased Trust Mortgage Loan or liquidated Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be (in each such case, however, exclusive of any portion of such payoff and/or proceeds that represents Penalty Charges and/or Excess Interest); provided, however, that no Liquidation Fee shall be payable out of, or in connection with the receipt of, Liquidation Proceeds received as a result of the repurchase of any Trust Mortgage Loan in connection with a Material Breach or Material Document Defect by the related Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor as contemplated by Section 2.03 (so long as such repurchase occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as such cure period may be extended in accordance with the related Mortgage Loan Purchase Agreement), the purchase of any Defaulted Trust Mortgage Loan by the Special Servicer or any Affiliate thereof pursuant to Section 3.18, the purchase of any A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement so long as such purchase occurs within 90 days of the Servicing Transfer Event, the purchase of any Trust Mortgage Loan by any related Mezzanine Loan Holder (but only so long as such purchase occurs within 60 days of the Mezzanine Loan Holder's option in the related intercreditor agreement first becoming exercisable) or the purchase of all the Trust Mortgage Loans and REO Properties in the Trust Fund by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to Section 9.01. Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement based on, or out of, Liquidation Proceeds received in connection with any Liquidation Event involving the 280 Park Avenue Loan or any REO Property related to the 280 Park Avenue Loan.

               If the Special Servicer is terminated (other than for cause) or resigns, it will retain the right to receive any Liquidation Fee payable with respect to any Specially Serviced Mortgage Loan that has been or is liquidated (whether prior to or subsequent to such termination or resignation, as applicable) pursuant to an action plan submitted by the Special Servicer and approved (or deemed approved) by the Series 2006-C5 Directing Certificateholder. The successor special servicer will not be entitled to any portion of those Liquidation Fees.

               Notwithstanding anything in this Agreement to the contrary, no Liquidation Fee will be payable under the circumstances set forth in the proviso in the preceding paragraph. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Trust Mortgage Loan and no Liquidation Fee shall be payable on such portion; provided, however, that in no event will the Special Servicer receive both a Liquidation Fee and a Workout Fee out of the same Liquidation Proceeds.

               The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Mortgage Loan (but only to the extent actually collected from the related Borrower and to the extent that (i) all amounts then due and payable with respect to such Specially Serviced Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Mortgage Loan) have been paid, (ii) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Mortgage Loan, together with interest thereon if such interest was paid to the Master Servicer, Special Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Specially Serviced Mortgage Loan, and (iii) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses (including any Special Servicing Fees, Workout Fees and Liquidation Fees) incurred since the Closing Date with respect to such Specially Serviced Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket or master single interest Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Mortgage Loan Combination Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

               Notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to any A Loan, any successor REO Trust Mortgage Loan with respect thereto or any related REO Property shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of the Collection Account. The Special Servicer shall be entitled to such compensation with respect to the B Loans as is not prohibited under the respective Intercreditor Agreements.

               Section 3.12 Reports to the Trustee

               (a) The Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in January 2007, the CMSA Loan Periodic Update File with respect to each Trust Mortgage Loan and any successor REO Trust Mortgage Loan relating thereto for the subject Distribution Date. As to each Trust Mortgage Loan and REO Property (or related REO Trust Mortgage Loan), to the extent that the relevant information is not included as part of the CMSA Loan Periodic Update File or any other report or file delivered by the Master Servicer with respect to such Distribution Date, the Master Servicer shall provide to the Special Servicer, by the close of business on such Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of the related Determination Date. The Master Servicer shall, subject to Section 3.12(h), contemporaneously provide a copy of such CMSA Loan Periodic Update File as it relates to any B Loan of a Serviced Loan Combination to the related B Loan Holder. The Master Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Mortgage Loans and REO Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Sections 3.12(c) and 3.21. For the purposes of the production by the Master Servicer or the Special Servicer of any report, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (unless the Special Servicer is the Master Servicer or an Affiliate thereof) and
(y) in the case of such a report produced by the Special Servicer, by the Master Servicer (unless the Master Servicer is the Special Servicer or an Affiliate thereof).

               Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in January 2007 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third-party servicers of the subject Trust Mortgage Loans with respect to the period prior to the Closing Date).

               (b) No later than 1:00 p.m. New York City time on each Master Servicer Remittance Date beginning in March 2007, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Trust Mortgage Loans and any Serviced Loan Combinations (and, if applicable, the related REO Properties and REO Trust Mortgage Loans, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report, (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA REO Status Report; (v) a CMSA Servicer Watch List; (vi) a CMSA Property File; (vii) a CMSA Financial File; (viii) a CMSA Loan Level Reserve/LOC Report; (ix) a CMSA Total Loan Report; and (xi) a CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer. The Master Servicer shall contemporaneously provide a copy of such reports as they relate to any loan component in a Serviced Loan Combination to the related B Loan Holder.

               Within 30 days following the Closing Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Setup File for the Trust Mortgage Loans; provided that the Depositor shall, within 20 days following the Closing Date deliver to the Master Servicer the information therein (which will also include property level information necessary for the Master Servicer to produce and deliver the CMSA files and reports required to be delivered by the Master Servicer to the Trustee) to be included therein with respect to Column Trust Mortgage Loans.

               (c) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee (or any other Person pursuant to this Agreement). Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in January 2007, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer (on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer) that the CMSA Special Servicer Loan File and such other reports and files containing the information called for in, or that will enable such Master Servicer to provide, the CMSA files and reports required to be delivered by the Master Servicer to the Trustee, in each case with respect to the Specially Serviced Mortgage Loans and REO Properties.

               (d) Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12 shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               (e) The Master Servicer shall deliver or cause to be delivered to the Trustee the following materials (and shall contemporaneously provide a copy of such materials and related reports as they relate to any B Loan of a Serviced Loan Combination, to the related B Loan Holder), in each case to the extent that such materials or the information on which they are based are required to be delivered pursuant to the related Mortgage Loan Documents and have been received by the Master Servicer:

                     (A) At least annually by May 31, commencing May 31, 2007,
               or as soon thereafter as is reasonably practicable based upon when, and the format in which, the Master Servicer has received the subject information, with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Trust Mortgage Loan or REO Trust Mortgage Loan), a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, based upon (and accompanied by copies of) the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Master Servicer or the Special Servicer and, with respect to operating statements and rent rolls for Specially Serviced Trust Mortgage Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Master Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                     (B) The Master Servicer shall use its reasonable efforts
               (but shall not be required to institute litigation) to obtain quarterly (as required by the applicable Mortgage Loan Documents) and annual operating statements and rent rolls with respect to each Trust Mortgage Loans, other than Specially Serviced Trust Mortgage Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter or 90 days after the subject calendar year, as applicable, to the extent such action is consistent with applicable law, the terms of such Trust Mortgage Loans and the Servicing Standard. The Master Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Special Servicer, the Series 2006-C5 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder) and, upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt by the Master Servicer of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) May 31 of each calendar year, and (B) 45 days following receipt by the Master Servicer of such operating statements and rent rolls.

                     (C) The Master Servicer shall maintain a CMSA Operating
               Statement Analysis Report for each Mortgaged Property securing each Loan for which it is the Master Servicer (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Trust Mortgage Loan) that shall be prepared or, once prepared, updated by the Master Servicer and delivered to the Trustee and any related B Loan Holder within 30 days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property; provided that the Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the related Mortgage Loan Documents.

The Special Servicer will be required pursuant to Section 3.12(f) to deliver to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer the information required pursuant to this
Section 3.12(e) with respect to Specially Serviced Trust Mortgage Loans and REO Trust Mortgage Loans on or before April 30 of each year, commencing on April 30, 2007, and within 10 days after its receipt of any operating statement or rent rolls for any related Mortgaged Property or REO Property.

               (f) The Special Servicer shall deliver or cause to be delivered to the Master Servicer and, upon the request, the Trustee, the Depositor, any B Loan Holder or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based are required to be delivered by the Borrower pursuant to the related Mortgage Loan Documents for the Trust Mortgage Loans and Serviced Loan Combinations and have been received by the Special Servicer:

                     (A) Annually, on or before April 30 of each year,
               commencing in April 30, 2007, or as soon thereafter as is reasonably practicable based upon when, and the format in which, the Special Servicer has received the subject information, with respect to each Specially Serviced Trust Mortgage Loan and REO Trust Mortgage Loan, a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the Special Servicer has received such information from the Master Servicer at the time of the servicing transfer pursuant to Section 3.21 as is necessary to prepare the related CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet on a prospective basis), based upon (and accompanied by copies of) the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                     (B) The Special Servicer shall use its reasonable efforts
               (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Trust Mortgage Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such quarterly and/or annual operating statements and rent rolls by no later than 60 days after the subject calendar quarter or 90 days after the subject calendar year, as applicable, and shall cause quarterly and annual operating statements and rent rolls to be prepared and delivered to it with respect to each REO Property within 60 days after each calendar quarter or 90 days after each calendar year, as applicable. The Special Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Master Servicer, the holders of any related Companion Loan or B Loan(s), the Series 2006-C5 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 60 days after such quarter and (B) 45 days following receipt by the Special Servicer of such operating statements and rent rolls, and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 45 days following receipt by the Special Servicer of such operating statements and rent rolls.

                     (C) The Special Servicer shall maintain a CMSA Operating
               Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Trust Mortgage Loan or is an REO Property for which it is the Special Servicer that shall be prepared or, once prepared, updated by the Special Servicer and delivered to the Master Servicer, the Trustee and the holders of any Companion Loan or B Loan within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property; provided that the Special Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly.

               (g) The Master Servicer's responsibilities under this Section
3.12 with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under this Section 3.12 and Section 3.21. The reporting obligations of the Master Servicer in connection with a Serviced Loan Combination shall be construed to require the Master Servicer to only provide information regarding such Serviced Loan Combination, but whenever the Master Servicer remits funds to the related B Loan Holder(s), it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance. The Master Servicer shall, contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any such reports which contain information related to the Mortgaged Property securing any Serviced Loan Combination, or financial information regarding any related Borrower, to the related B Loan Holder(s), as applicable, unless an earlier delivery is expressly required hereunder. The information that pertains to Specially Serviced Trust Mortgage Loans and REO Properties reflected in the reports referred to in this Section
3.12 shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer. For the purposes of the production by the Master Servicer or the Special Servicer of any reports, documents or information required under this Section 3.12 or under any other provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (absent manifest error and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in any such reports, documents or information) on any such reports, documents or information provided to it by the Depositor, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of any such reports, documents and information produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the content or accuracy of any reports, documents or information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement, without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Each of the Master Servicer and the Special Servicer hereby agrees to deliver to each Rating Agency any information in its possession that such Rating Agency may reasonably request with respect to the Trust Mortgage Loans and Serviced Loan Combinations serviced by it.

               (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (including Section 3.15), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's Website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated by Section 3.15; provided, that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y) or, upon request, clause (z).

               (i) The Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B Loan Holder all documents, statements, reports and information with respect to the related B Loan and/or the related Mortgaged Property as may be required under the related Intercreditor Agreement.

               Section 3.13 [Reserved]

               Section 3.14 [Reserved]

               Section 3.15 Access to Certain Information

               (a) The Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder, Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to each Companion Loan Holder, each B Loan Holder and to the Master Servicer or the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner or holder of a security backed by a B Loan, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control (but with respect to a Companion Loan Holder or B Loan Holder, relating to the corresponding A Loan only) which may be required by this Agreement or by applicable law.

               Such access shall be afforded without charge (except that the Master Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer may (but shall not be required to) in accordance with such rules and procedures as it may adopt in its sole discretion, also make available through its Website or otherwise, any additional information relating to the Trust Mortgage Loans, the related Mortgaged Properties or the related Borrowers, for review by the Depositor, the Special Servicer, the Series 2006-C5 Directing Certificateholder, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except
(i) to the extent doing so is prohibited by applicable law or by the related Loan and (ii) subject to Sections 3.15(d), (e) and (f).

               Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Master Servicer or the Special Servicer to confirm, represent or warrant the accuracy or completeness of any other Person's information or report, including any communication from the Master Servicer, the Special Servicer, a Borrower or any other Person. Neither the Master Servicer nor the Special Servicer may be held liable for the dissemination of information in accordance with this Agreement. Notwithstanding the above, the Master Servicer and the Special Servicer shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, any Companion Loan Holder or B Loan Holder, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information, unless the Master Servicer or the Special Servicer, as the case may be, acted with negligence, bad faith or willful misfeasance. Each of the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the other or the Trustee for which the Master Servicer or the Special Servicer, as applicable, is not the original source.

               (b) [Reserved]

               (c) The Master Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, for review by the Depositor, the Trustee, any B Loan Holder (or its designee), the Rating Agencies, any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or an interest therein (or any licensed or registered investment adviser acting on its behalf) and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate, or shall send such items to any requesting party (at the expense of such requesting party, except in the case of the Series 2006-C5 Directing Certificateholder (so long as the requests are not excessive or duplicative), any B Loan Holder (or its designee) (so long as the requests are not excessive or duplicative), the Trustee and the Rating Agencies, and except as otherwise provided in the last sentence of this paragraph): (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received from the respective Borrowers or otherwise obtained by the Master Servicer or the Special Servicer, as applicable, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in connection with the property inspections pursuant to Section 3.19, (iii) any appraisals and/or internal valuations prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in accordance with this Agreement, (iv) any and all modifications, waivers and amendments of the terms of a Trust Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable, and (v) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of all such information shall be delivered by the Master Servicer or the Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as applicable, the Master Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting party for the expense of any additional copies so provided.

               (d) With respect to any information furnished by the Master Servicer or the Special Servicer pursuant to the foregoing provisions of this
Section 3.15, the Master Servicer or the Special Servicer, as the case may be, shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) as a condition to making any report or information available upon request to any Person other than the parties hereto, require that the recipient of such information acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Without limiting the foregoing, in connection with providing access to or copies of the items described above in this Section 3.15 to Certificateholders, Certificate Owners, the Series 2006-C5 Directing Certificateholder, prospective purchasers of Certificates or interests therein, and/or a licensed or registered investment advisor acting on behalf of any of the foregoing, the Master Servicer or the Special Servicer, as the case may be, may require: (i) in the case of Certificateholders, Certificate Owners and the Series 2006-C5 Directing Certificateholder (or licensed or registered investment advisors acting on their behalf), a confirmation executed by the requesting Person (and its investment advisor, if applicable) substantially in the form of Exhibit S-1 hereto (or such other form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification to the Master Servicer or the Special Servicer, as applicable), generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person (and its investment advisor, if applicable) substantially in the form of Exhibit S-2 hereto (or such other form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification to the Master Servicer or the Special Servicer, as applicable), generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Master Servicer nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement.

               (e) With respect to any transmittal of information by the Master Servicer or the Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor, the Master Servicer or the Special Servicer, as the case may be, may attach a letter containing the following provision:

               "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser (or licensed or registered investment advisor acting on their behalf) of such Certificates or beneficial interest therein."

               (f) Notwithstanding anything in this Agreement to the contrary, the Master Servicer and the Special Servicer may (i) withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate and (ii) deny any of the Persons described in this Section 3.15 access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Trust Mortgage Loans and REO Properties and REO Trust Mortgage Loans that is not confidential.

               (g) Except as otherwise required by this Agreement and except for statements, reports and information to be filed with the Commission as contemplated by Article XI, the Master Servicer and the Special Servicer each may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information that the Master Servicer or the Special Servicer is required by this Agreement to provide to any of the Rating Agencies, the Trustee, the Depositor, the Certificateholders and anyone the Depositor reasonably designates.

               Section 3.16 Title to REO Property; REO Account

               (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related B Loan Holder. The Special Servicer, on behalf of the Trust and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related B Loan Holder, shall sell any REO Property in accordance with Section 3.18 by the end of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property (a copy of which shall be delivered to the Trustee) or (ii) obtains for the Trustee and the Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. The Special Servicer shall cooperate with the 280 Park Avenue Special Servicer in obtaining any REO Extension with respect to any REO Property related to the 280 Park Avenue Loan. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. Regardless of whether the Special Servicer applies for or is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee and to the Master Servicer and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund (or, if applicable, the Trust Fund and any affected B Loan Holder) payable out of the Collection Account pursuant to Section 3.05 (or, if applicable, out of the related Mortgage Loan Combination Custodial Account pursuant to Section 3.04).

               (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust (or, if such REO Property relates to a Mortgage Loan Combination, on behalf of the Trust Fund and the related B Loan Holder), then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and any affected B Loan Holder), for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in its REO Account, within one Business Day following receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from its REO Account to pay itself, as additional special servicing compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of its REO Account when first established and of the new location of the REO Account prior to any change thereof.

               (c) The Special Servicer shall withdraw from its REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property. On the first Business Day following each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), or deliver to the Master Servicer for deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

               (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the Special Servicer's REO Account pursuant to Section 3.16(b) or 3.16(c).

               Section 3.17 Management of REO Property

               (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property; provided that an Independent Contractor shall be required for holding such REO Property for sale to customers in the ordinary course of a trade or business or performing construction work on such REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Trustee and to the Series 2006-C5 Directing Certificateholder, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer regarding the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) consult with the Special Servicer regarding the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

               Subject to Section 3.17(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto, any Companion Loan Holder, any affected B Loan Holder or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

               (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (or, if such REO Property relates to a Mortgage Loan Combination, for the benefit of the Certificateholders and the related B Loan Holder) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by either REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to either REMIC Pool or in an Adverse Grantor Trust Event with respect to the Grantor Trust Pool. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and for the benefit of the related B Loan Holder, as applicable, if such REO Property is related to any Mortgage Loan Combination), as a collective whole, (as determined by the Special Servicer in its good faith and reasonable judgment), and consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, subject to Section 3.03(c), the Master Servicer shall advance from its own funds, as a Servicing Advance such amounts as are necessary for such purposes unless the Master Servicer determines, in its reasonable judgment, that such advances would, if made, constitute Nonrecoverable Servicing Advances.

               (c) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section
3.17 and by Section 3.17(d), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

               (d) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust and, in the case of an REO Property related to a Serviced Loan Combination, of the related B Loan Holder(s) payable out of REO Proceeds) shall be reasonable and customary in light of the nature and locality of such REO Property and not inconsistent with the related Intercreditor Agreement;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable to, the Master Servicer as a Servicing Advance.

               (e) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(b) and 3.17(c).

               Section 3.18 Fair Value Purchase Option; Sale of REO Properties

               (a) Each of the Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b), Section 3.31, Section 9.01, the related Mortgage Loan Documents and/or any related Intercreditor Agreement(s).

               (b) If any Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, then the Special Servicer shall promptly so notify in writing the Trustee, the Master Servicer and the Series 2006-C5 Directing Certificateholder, and with respect to any related B Loan of a Serviced Loan Combination, any related B Loan Holder(s). The Special Servicer may, at its option, purchase any Defaulted Trust Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Special Servicer may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with an A Loan, any related Companion Loan Holder or B Loan Holder), other than to a Person whose purchase of such Defaulted Trust Mortgage Loan would violate the terms of any related Intercreditor Agreement; provided that the Special Servicer, in connection therewith, shall deliver to the Trustee and the Series 2006-C5 Directing Certificateholder a copy of the related written assignment executed by the Special Servicer, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related B Loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related B Loan pursuant to the related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account or the Mortgage Loan Combination Custodial Account, and the Trustee, upon receipt of notice from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Trust Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

               If not exercised sooner, such purchase option with respect to any Defaulted Trust Mortgage Loan will automatically terminate upon (i) the related Borrower's (or, subject to the related Intercreditor Agreement, any B Loan Holder's) cure of all defaults on the Defaulted Trust Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Trust Mortgage Loan in connection with a workout.

               The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal), and shall, within 60 days following the date on which a Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Trust Mortgage Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan pursuant to the subject purchase option. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the Master Servicer and the Series 2006-C5 Directing Certificateholder.

               The Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Trust Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

               In the event that the Special Servicer or any affiliate of the Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Trust Mortgage Loan, including as the Series 2006-C5 Directing Certificateholder or as the assignee thereof, then the Master Servicer or, if the Master Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Trust Mortgage Loan constitutes a fair price in its reasonable judgment. In such event, the Special Servicer shall promptly deliver to the Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that is relevant to the confirmation of the Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Trust Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, the Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In that event, the Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The Master Servicer or Trustee, as applicable, shall be entitled to a fee of $2,500 in connection with each such Fair Value determination. The costs and expenses of all third-party opinions of value (including the expenses associated with the engagement of an Independent Qualified Appraiser) and any Appraisals and inspection reports incurred by the Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by the Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

               Unless and until the purchase option granted hereunder with respect to a Defaulted Trust Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Trust Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under Section 3.18(a).

               (c) If the Special Servicer or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan as provided in Section 3.18(b) within 15 days of the Special Servicer's having received notice of that the subject Trust Mortgage Loan has become a Defaulted Mortgage Loan pursuant to
Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Series 2006-C5 Directing Certificateholder that such Trust Mortgage Loan was not purchased by the Special Servicer or its assignee, and the Series 2006-C5 Directing Certificateholder may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. In addition, if the Special Servicer or an assignee thereof has not purchased any Defaulted Trust Mortgage Loan provided in
Section 3.18(b) within 15 days of the Special Servicer's having received notice of any calculation or updated calculation of Fair Value pursuant to Section 3.18(b), then the Trustee shall within five days of the end of such 15-day period send notice to the Series 2006-C5 Directing Certificateholder that such Trust Mortgage Loan was not purchased by the Special Servicer or its assignee, and the Series 2006-C5 Directing Certificateholder may, at its option, within 15 days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the Fair Value. The cash price paid for any such Trust Mortgage Loan purchased under this Section 3.18(c) shall be deposited into the Collection Account or the Mortgage Loan Combination Custodial Account, as applicable, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Series 2006-C5 Directing Certificateholder (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Series 2006-C5 Directing Certificateholder (or the designated Affiliate thereof), as applicable, the ownership of such Trust Mortgage Loan. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any Companion Loan Holder or any B Loan Holder to purchase the related A Loan in accordance with the related Intercreditor Agreement.

               (d) The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably possible and, in any event, within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and, if the subject REO Property relates to a Mortgage Loan Combination, the related B Loan Holder, as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

               The Special Servicer shall give the Trustee, the Master Servicer and any affected B Loan Holder not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

               (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof, or if the Master Servicer is also the Special Servicer or an Affiliate of the Special Servicer, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the Master Servicer or the Trustee, as applicable, shall obtain and may conclusively rely on the opinion of an Appraiser (the fees and costs of which shall be covered by a Servicing Advance by the applicable Master Servicer) retained by the Master Servicer or the Trustee, as the case may be. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected REO Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

               Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related B Loan Holder(s), in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or any affected B Loan Holder, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any related B Loan Holder, with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

               (f) Any sale of any Defaulted Trust Mortgage Loan or REO Property shall be for cash only.

               (g) The parties hereto acknowledge the purchase option of each B Loan Holder with respect to the related A Loan provided for in the related Intercreditor Agreement. The purchase price paid by any B Loan Holder for the related A Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder.

               (h) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a Mezzanine Loan Holder purchases any Trust Mortgage Loan, then the purchase price paid by such Mezzanine Loan Holder for such Trust Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Trust Mortgage Loan in such Mezzanine Loan Holder.

               Section 3.19 Additional Obligations of the Master Servicer and Special Servicer; Inspections; Appraisals

               (a) The Master Servicer (or, with respect to each Specially Serviced Trust Mortgage Loan and REO Property and each Trust Mortgage Loan described in Section 3.19(c) below, the Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense, each Mortgaged Property (other than the 280 Park Avenue Mortgaged Property) with respect to each Loan for which it is the Master Servicer at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,000,000 at least once every 12 months and
(B) with a Stated Principal Balance of less than $2,000,000 at least once every 24 months, in each case commencing in 2007 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Trust Mortgage Loan becomes a Specially Serviced Trust Mortgage Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Master Servicer or the Special Servicer, as applicable, shall send or make available on its website each inspection report (i) to S&P and/or Moody's, upon request, (ii) to the Series 2006-C5 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder), (iii) if the subject Mortgaged Property relates to a Mortgage Loan Combination, to the related B Loan Holder and (iv) to the Trustee upon request. At the request of any Certificateholder or Certificate Owner, the Trustee shall request a copy of the relevant inspection report(s) and deliver or make available the same to such Certificateholder or Certificate Owner, as the case may be.

               (b) With respect to each Mortgage Loan that allows the mortgagee to terminate or substitute, or cause the related Borrower to terminate or substitute, the related Manager upon the occurrence of certain events specified in the related Mortgage Loan Documents, the Master Servicer (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans, and subject to the approval of the Series 2006-C5 Directing Certificateholder as set forth below) or the Special Servicer (with respect to all other Trust Mortgage Loans) may enforce the Trustee's rights with respect to the Manager under the related Mortgage Loan Documents and Management Agreement; provided that, if such right accrues under the related Mortgage Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Master Servicer (with the approval of the Series 2006-C5 Directing Certificateholder) or the Special Servicer (in its sole discretion) may, in accordance with the Servicing Standard, waive such right with respect to such date. If the Master Servicer or the Special Servicer is entitled to terminate the Manager, the Master Servicer or the Special Servicer shall promptly give notice to the Series 2006-C5 Directing Certificateholder and, with respect to Significant Trust Mortgage Loans, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related B Loan Holder(s). In accordance with the Servicing Standard, and, with the consent of the Series 2006-C5 Directing Certificateholder, the Master Servicer or the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Master Servicer or the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under the subject Mortgage Loan.

               The Master Servicer or the Special Servicer shall effect such termination only if it has, in the case of any Specially Serviced Trust Mortgage Loan that is a Significant Trust Mortgage Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates.

               If a Manager is otherwise terminated or resigns under the related Mortgage Loan Documents or Management Agreement and the related Borrower does not appoint a Successor Manager, the Master Servicer or the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For the purposes of this Section 3.19(b), a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Master Servicer and the Series 2006-C5 Directing Certificateholder (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans), or the Special Servicer (with respect to all other Trust Mortgage Loans) which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of a Significant Trust Mortgage Loan, will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the related Mortgage Loan Documents.

               Any approval or consent of the Series 2006-C5 Directing Certificateholder required to be obtained under this Section 3.19(b) shall be deemed granted if not denied within 10 Business Days after its receipt of a request therefor and shall be subject to the limitations of the last paragraph of Section 3.21(e).

               (c) The Special Servicer shall be required to obtain any Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund) or (in the case of a Mortgage Loan with an outstanding principal balance of less than $2,000,000) perform an internal valuation required in connection with an Appraisal Reduction Event within 60 days after the occurrence of such Appraisal Reduction Event; provided that in no event shall the period to receive such Appraisal or perform such internal valuation exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Trustee, the Master Servicer, any affected Companion Loan Holder or B Loan Holder, the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation is completed, by such date, the Appraisal Reduction Amount for such Trust Mortgage Loan or Serviced Loan Combination shall be conclusively established to be 25% of the Stated Principal Balance of such Trust Mortgage Loan or Serviced Loan Combination as of the date of the related Appraisal Reduction Event; provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter (unless and until the subject Mortgage Loan becomes a Corrected Mortgage Loan), the Special Servicer shall calculate and report to the Trustee and the Master Servicer, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The Master Servicer shall conclusively rely on any report by the Special Servicer of an initial or redetermined Appraisal Reduction Amount.

               Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, under this Section 3.19(c) with respect to a Trust Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12 month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

               (d) With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Mortgage Loan, and no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect thereto), the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Trustee, the Master Servicer, each affected Companion Loan Holder or B Loan Holder (if any), the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof to the Series 2006-C5 Directing Certificateholder and shall be entitled to reimbursement from the other Certificateholders of the Controlling Class for the expense of any additional copies so provided. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding sentence, as the case may be, shall be used to determine monthly the amount of the Appraisal Reduction Amount with respect to the subject Mortgage Loan or Serviced Loan Combination for each Determination Date (using the same procedure set forth in Section 3.19(c)) until the next Appraisal or internal valuation, as applicable, is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan or Serviced Loan Combination.

               With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Mortgage Loan, and with respect to which no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer and, with respect to any Serviced Loan Combination, each related B Loan Holder, if any, the amount of the Appraisal Reduction with respect to such Mortgage Loan or Serviced Loan Combination and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan.

               Section 3.20 Modifications, Waivers, Amendments and Consents

               (a) Subject to the provisions of this Section 3.20, Section 3.21,
Section 3.31 and Section 3.32 (and, in the case of any Mortgage Loan Combination, subject to the terms of the related Intercreditor Agreement), the Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (other than the 280 Park Avenue Loan) without the consent of the Trustee or any Certificateholder.

               (i) For any Performing Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the Master Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as provided in Section 3.02) affect the amount or timing of any scheduled payments of principal, interest or other amounts payable under such Mortgage Loan, affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment by the Borrower during a prepayment lockout period, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or, in the reasonable judgment of the Master Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payments of amounts due thereon; and provided, further, that this
        Section 3.20(a)(i) does not apply to waivers contemplated by Section
        3.07 or 3.08. To the extent consistent with the foregoing, the Master Servicer shall have the right to grant approvals or waivers or otherwise take actions with respect to, as applicable, the following:

                     (A) approving routine leasing activity (including any
               subordination, standstill and attornment agreement) with respect to: leases for less than the lesser of (a) 20,000 square feet and
               (b) 20% of the related Mortgaged Property;

                     (B) approving annual budgets for the related Mortgaged
               Property; provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or
               (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                     (C) waiving any provision of a Mortgage Loan requiring the receipt of a rating confirmation if such Mortgage Loan is not a Significant Trust Mortgage Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

                     (D) subject to other restrictions herein regarding
               Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                     (E) releases of non-material parcels of a Mortgaged
               Property (provided that any such releases are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain terms or conditions which shall be made as required by such Mortgage Loan Documents);

                     (F) notwithstanding any provision of Section 3.08, granting a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and consenting to subordination of the related Mortgage Loan(s) to such easement, right-of-way or similar agreement; provided that the Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC Pool will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on either REMIC Pool as a result thereof; and provided, further that the Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause
               (ii); and

                     (G) disbursements of any earnout or holdback amounts with
               respect to any Performing Mortgage Loan not set forth on Exhibit R hereto.

For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Trust Mortgage Loan set forth on Exhibit R received by the Master Servicer (i) with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans, shall be reviewed and processed by the Master Servicer and submitted to the Special Servicer for approval (which approval will be deemed granted if approval is not denied by the Special Servicer in writing to the Master Servicer within ten (10) Business Days after the Special Servicer's receipt of such request) and (ii) with respect to any other Trust Mortgage Loans, shall be submitted to the Special Servicer for processing (which request shall be deemed approved if the request is not denied by the Special Servicer in writing to the Master Servicer within ten (10) Business Days of the Special Servicer's receipt of such request). For purposes of this Agreement, "disbursement of any earnout or holdback amounts" shall mean the disbursement or funding to a Borrower of previously funded (but held back), escrowed or otherwise reserved portions of the original loan proceeds of the applicable Trust Mortgage Loan.

If in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment in connection with an assumption transaction of a Performing Mortgage Loan that is a KeyBank Trust Mortgage Loan contemplated by Section 3.08 is not included within the scope of this clause (i), the Master Servicer shall process the Borrower's request and submit such request for approval by the Special Servicer in connection with (and subject to the same time constraints for) its approval of the subject assumption transaction related to a Performing Mortgage Loan that is a KeyBank Trust Mortgage Loan pursuant to Section 3.08; and if in the reasonable judgment of the Master Servicer any request by a Borrower for consent of the Mortgagee or any modification, waiver or amendment is not included within the scope of this clause (i) and is not related to an assumption transaction, the Special Servicer shall be responsible for such request in accordance with clause (ii) below.

               (ii) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan for which the Master Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Specially Serviced Mortgage Loan or a Mortgage Loan that is on the most recent CMSA Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date or with respect to which an event of default has occurred in the preceding 12 months.

               (b) All modifications, waivers or amendments of any Mortgage Loan shall be (i) in writing (except for waivers of Penalty Charges under Section 3.02(a)) and (ii) effected in accordance with the Servicing Standard.

               (c) Neither the Master Servicer nor, except as provided in
Section 3.20(d), the Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Performing Mortgage Loan if such modification, waiver or amendment would:

                     (i) except for the waiver of Penalty Charges in accordance with Section 3.02(a), affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges) payable thereunder;

                     (ii) affect the obligation of the related Borrower to pay a
               Static Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

                     (iii) except as expressly contemplated by the related
               Mortgage or in connection with a defeasance or a pending or threatened condemnation or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

                     (iv) in the judgment of the Master Servicer or the Special
               Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

               unless either (x) the subject Trust Mortgage Loan is in default or default is reasonably foreseeable or (y) the Special Servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject Trust Mortgage Loan within the meaning of Treasury regulations section 1.860G-2(b). Nothing contained in this Section 3.20(c) shall modify the scope of the modifications, amendments, waivers and consents for Mortgage Loans for which the Master Servicer and the Special Servicer, as applicable, are responsible under Sections 3.20(a)(i) and (a)(ii).

(d) Notwithstanding Sections 3.20(a)(i) and 3.20(c), but subject to Sections 3.20(e) and 3.20(f), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Static Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity of any Specially Serviced Mortgage Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Mortgage Loan and/or (vii) accept a Principal Prepayment during any Lockout Period; provided that (A) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the subject Mortgage Loan to Certificateholders (or, in the case of a Mortgage Loan Combination, Certificateholders and the related B Loan Holder), as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders or a B Loan Holder to be performed at the related Mortgage Rate).

               The determination of the Special Servicer contemplated by clause
(B) of the proviso to the prior paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance).

               Notwithstanding anything to the contrary herein, the Special Servicer (with the consent of the Series 2006-C5 Directing Certificateholder, subject to the limitations of Section 3.21(e) may, consistent with the Servicing Standard, agree to any waiver, modification or amendment of a Trust Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if it consults with counsel (and if it is determined by the Special Servicer to be necessary, provides the Trustee with an Opinion of Counsel (which shall be at the expense of the related Borrower or such other Person requesting such modification or, if such expense cannot be collected from the related Borrower or such other Person, to be paid by the Master Servicer as a Servicing Advance to the extent such Advance would not be a Nonrecoverable Servicing Advance) and obtains advice that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), and (ii) will not cause an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool.

               (e) Neither the Master Servicer nor the Special Servicer shall consent to, make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to either REMIC Pool, an Adverse Grantor Trust Event with respect to the Grantor Trust Pool or any event similar to the foregoing with respect to any REMIC or grantor trust that includes a B Loan.

               (f) In no event shall the Special Servicer (i) extend the Maturity Date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Mortgage Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Mortgage Loan is secured by a Ground Lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such Ground Lease (after giving effect to all extension options); or (iv) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such Ground Lease prior to any extension beyond a date 20 years prior to the expiration of the term of such Ground Lease (after giving effect to all extension options).

               (g) [Reserved]

               (h) The Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Mortgage Loan under Treasury regulations section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

               (i) The Master Servicer and the Special Servicer shall notify each other, each affected B Loan Holder (if any) and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Borrower) agreed to by the Master Servicer or the Special Servicer, as the case may be, and the date thereof, and shall deliver to the Trustee (in the case of the Special Servicer, with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Master Servicer or the Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Trust Mortgage Loan agreed to by the Master Servicer or the Special Servicer, as the case may be. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.15 hereof.

               (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity," neither the Master Servicer nor the Special Servicer shall consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, unless granting such consent is consistent with the Servicing Standard and, with respect to a Borrower under any Significant Trust Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, has obtained written confirmation from each of the Rating Agencies that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by such Rating Agency. Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Series 2006-C5 Directing Certificateholder

               (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Trust Mortgage Loan or B Loan, the Master Servicer shall promptly give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Series 2006-C5 Directing Certificateholder and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder) (and, solely as it relates to any related B Loan of a Serviced Loan Combination, any related B Loan Holder), shall deliver copies of the related Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Trust Mortgage Loan and any related B Loan(s) that are in the possession of the Master Servicer or available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Trust Mortgage Loan and any related B Loan(s) until the Special Servicer has commenced the servicing of such Trust Mortgage Loan or B Loan. The Trustee shall make available to the Underwriters, the Initial Purchaser, each affected B Loan Holder (if any) and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section.

               Upon determining that a Specially Serviced Mortgage Loan (other than an REO Mortgage Loan) has become a Corrected Mortgage Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Servicing File to the Master Servicer and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Corrected Mortgage Loan shall re-commence. With respect to any Mortgage Loan Combination, if any, in determining whether such loan has become a Corrected Mortgage Loan, the related B Loan(s), if any, must also be determined to be Corrected Loans for the Special Servicer's obligation to terminate for such Mortgage Loan Combinations.

               (b) In servicing any Specially Serviced Trust Mortgage Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer and, with respect to any Serviced Loan Combination, to each related B Loan Holder) that come into its possession, and provide the Master Servicer and, with respect to any Serviced Loan Combination, to each related B Loan Holder, with copies of any additional related Trust Mortgage Loan information including correspondence with the related Borrower.

               (c) No later than the first Business Day following each Determination Date, by 1:00 p.m. New York City time, the Special Servicer shall deliver to the Master Servicer a statement, both written and in computer readable format reasonably acceptable to the Master Servicer and the Special Servicer (upon which the Master Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, with respect to the Specially Serviced Trust Mortgage Loans and REO Properties, (1) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Trust Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Collection Period, (2) the amount, purpose and date of all Servicing Advances made by the Master Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period, and (3) such additional information or data relating to the Specially Serviced Trust Mortgage Loan and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

               (d) Notwithstanding the provisions of the preceding clause (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

               (e) Subject to the last paragraph of this Section 3.21(e), the Special Servicer shall not take, or consent to the Master Servicer's taking, any of the Specially Designated Servicing Actions with respect to any Mortgage Loan or REO Property unless and until it has notified the Series 2006-C5 Directing Certificateholder and the Series 2006-C5 Directing Certificateholder has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that the Series 2006-C5 Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Series 2006-C5 Directing Certificateholder shall be deemed to have approved the taking of the subject Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to protect the interests of the Certificateholders and the related B Loan Holder (as a collective whole)), the Special Servicer may take, or consent to the Master Servicer's taking, a Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property without waiting for the Series 2006-C5 Directing Certificateholder's response; and provided, further, that, with respect to any Specially Designated Servicing Action being performed by the Master Servicer in connection with an assumption transaction involving any Mortgage Loan in accordance with Section 3.08, the above-referenced 10-Business Day period shall not exceed the 10-day period within which the Special Servicer must object to the Master Servicer's performance of such Specially Designated Servicing Action pursuant to Section 3.08.

               In addition, subject to the last paragraph of this Section 3.21(e), the Series 2006-C5 Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or REO Property as the Series 2006-C5 Directing Certificateholder may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Series 2006-C5 Directing Certificateholder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

               Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Series 2006-C5 Directing Certificateholder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Series 2006-C5 Directing Certificateholder by written notice given to the Trustee, the Special Servicer or the Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Series 2006-C5 Directing Certificateholder, any time period (exclusive or otherwise) afforded the Series 2006-C5 Directing Certificateholder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired. In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, takes any action, or omits to take any action based on such waiver, the Series 2006-C5 Directing Certificateholder shall be estopped from challenging any such action taken or not taken through legal proceedings or otherwise.

               Notwithstanding the foregoing, (A) no advice, direction or objection of the Series 2006-C5 Directing Certificateholder shall (i) require or cause the Special Servicer or the Master Servicer to violate the terms of any Mortgage Loan or any related Intercreditor Agreement, applicable law or any provision of this Agreement, including the Special Servicer's and the Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of REMIC I and REMIC II, (ii) result in an Adverse REMIC Event with respect to either of REMIC I and REMIC II or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool, (iii) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, any Companion Loan Holder, any B Loan Holder, the Trustee or any of their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit or liability for which this Agreement does not provide full indemnification to such party or expose any such party to prosecution for any criminal offense regardless of the availability of such indemnification, or (iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and (B) the Special Servicer will neither follow any such advice, direction or objection if given by the Series 2006-C5 Directing Certificateholder nor initiate any such actions.

               (f) Upon receiving notice of the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Trust Mortgage Loan or Serviced Loan Combination or the related Borrower, the Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Servicing File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information in its possession relating to such Trust Mortgage Loan or Serviced Loan Combination and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the subject Trust Mortgage Loan or Serviced Loan Combination consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

               Section 3.22 Sub-Servicing Agreements

               (a) The Master Servicer and, subject to Section 3.22(e), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement (including the Events of Default in clauses (i)-(viii) of Section 7.01(a)) in all material respects and requires the Sub-Servicer to comply with conditions substantially similar in all material respects to the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Primary Servicing Agreement with the Master Servicer may not be terminated except for cause pursuant to such Primary Servicing Agreement); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer thereto under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor Master Servicer, the Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of the Master Servicer or the Special Servicer, as applicable; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or, without the prior consent of the Master Servicer or Special Servicer, as applicable, consent to any modification of any Mortgage Loan that requires the prior consent of, or that is required to be processed by, the Special Servicer; (vii) provides that the Sub-Servicer shall act in accordance either with the Servicing Standard under this Agreement or a substantially similar (in all material respects) servicing standard set forth in such Sub-Servicing Agreement; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Master Servicer or the Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) provides that (A) the failure of the related Sub-Servicer to comply with any of the requirements under Article XI of this Agreement that are applicable to such Sub-Servicer under such Sub-Servicing Agreement (or with requirements set forth in such Sub-Servicing Agreement that are substantially similar in all material respects to the requirements under
Article XI of this Agreement), including the failure to deliver any reports or certificates at the time such report or certification is required under Article XI and (B) the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the Master Servicer or the Depositor may immediately terminate the related Sub-Servicer under the related Sub-Servicing agreement and that such termination shall be deemed for cause. Any successor Master Servicer or Special Servicer, as applicable, hereunder, upon becoming successor Master Servicer or Special Servicer, (i) shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable, and
(ii) (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Master Servicer under each related Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee. With respect to any Sub-Servicing agreement entered into by the Master Servicer after the Closing Date and prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 11.10, such Sub-Servicer shall not be a Prohibited Party. Any such Sub-Servicing agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are (or may be required to be), to the extent of the services to be performed, consistent with the provisions of this Section 3.22 (including, for the avoidance of doubt, that no such agent or subcontractor is a Prohibited Party prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 11.10).

               In addition, each Sub-Servicing Agreement entered into by the Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Master Servicer and Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement (except with respect to any requirement that the applicable Master Servicer deposit funds in the Collection Account or any Servicing Account within a specified time period), the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer (other than the Primary Servicers). The Special Servicer shall notify the Master Servicer, the Trustee, the Depositor and any affected B Loan Holder in writing promptly of the appointment by it of any Sub-Servicer.

               (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

               (c) As part of its servicing activities hereunder, the Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee, the Certificateholders and the B Loan Holders (and, with respect to any Serviced Loan Combination, to the related B Loan Holder), shall (at no expense to the Trustee, the Certificateholders, the Trust Fund, any Companion Loan Holder or any B Loan Holder) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement it has entered into. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, would require were it the owner of the subject Mortgage Loans and/or Serviced Loan Combinations. The Master Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

               (d) If the Trustee or its designee becomes successor Master Servicer or Special Servicer, as applicable and elects or is required to assume the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

               (e) Notwithstanding the provisions of any Sub-Servicing Agreement, but subject to Section 11.14, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the B Loan Holders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and/or Serviced Loan Combination, and the Master Servicer shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the related Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to the Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

               Section 3.23 Representations, Warranties and Covenants of the Master Servicer

               (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Special Servicer and the B Loan Holders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer's certificate of incorporation or charter and by-laws or other comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Master Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect such Master Servicer's ability to perform hereunder;

               (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect (A) the financial condition or operations of the Master Servicer or its properties taken as a whole or
        (B) its ability to perform its duties and obligations hereunder;

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations hereunder;

               (vii) The Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (viii) The Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

               (ix) Each officer and employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

(b)     The representations, warranties and covenants set forth in subsection
        (a) above shall survive the execution and delivery of this Agreement.

               Section 3.24 Representations, Warranties and Covenants of the Special Servicer

               (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicer and the B Loan Holders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not (A) violate the Special Servicer's certificate of incorporation or by-laws (or other comparable organizational documents) or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Special Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect such Special Servicer's ability to perform hereunder;

               (iii) The Special Servicer has the full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement;

               (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

               (ix) The Special Servicing Fee represents reasonable servicing compensation; and

               (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

               (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

               Section 3.25 Limitation on Liability of the Series 2006-C5 Directing Certificateholder

               The Series 2006-C5 Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than a Controlling Class Certificateholder and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, the Series 2006-C5 Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Series 2006-C5 Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Series 2006-C5 Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Series 2006-C5 Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Series 2006-C5 Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Series 2006-C5 Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, and that the Series 2006-C5 Directing Certificateholder shall have no liability whatsoever for having so acted. Each Certificateholder agrees to take no action whatsoever against the Series 2006-C5 Directing Certificateholder or any director, officer, employee, agent or principal thereof as a result of such a special relationship or conflict. Nothing in this section shall relieve the Special Servicer of any liability it may have under this Agreement.

               Section 3.26 [Reserved]

               Section 3.27 Lock-Box Accounts, Cash Collateral Accounts and Servicing Accounts

               (a) The Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Mortgage Loan Documents.

               (b) For any Mortgage Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Mortgage Loan Documents, the Master Servicer shall establish or cause to be established on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer shall establish or cause to be established a Lock-Box Account for each ARD Mortgage Loan (if permitted by the related Mortgage Loan Documents) no later than its Anticipated Repayment Date.

               (c) [Reserved]

               (d) Within 60 days after a Servicing Account has been established on behalf of a Borrower pursuant to the terms of the related Mortgage Loan Documents, the Master Servicer (in accordance with the Uniform Commercial Code) shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

               Section 3.28 Interest Reserve Account

               (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Distribution Date in any February and on each Distribution Date in any January which occurs in a year that is not a leap year, unless, in either case, such Distribution Date is the final Distribution Date, the Trustee shall withdraw from the REMIC I Distribution Account and deposit into the Interest Reserve Account in respect of each Interest Reserve Loan an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Interest Reserve Loan or REO Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which the Distribution Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts").

               (b) On each Distribution Date occurring in March (or in February, if the final Distribution Date occurs in such month) (prior to any distributions on the Certificates on such date), the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the immediately preceding January and February Distribution Dates, if any, and deposit such amount (excluding any net investment income thereon) into the REMIC I Distribution Account. On each Distribution Date (prior to any distributions on the Certificates on such date), the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and, to the extent permitted by Section 3.06, shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

               Section 3.29 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Certain Mortgage Loans and Certain Litigation

               (a) Prior to taking any action with respect to a Mortgage Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be covered by a Servicing Advance by the Master Servicer.

               (b) With respect to any Mortgage Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject to Section 3.20 hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater or equal recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and (in the case of a Trust Mortgage Loan that is a Significant Trust Mortgage Loan) the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Master Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, such action, except in accordance with
Section 3.20 hereof, and except that, if such action is related to an assumption transaction contemplated by Section 3.08, the Master Servicer shall process the Borrower's request for such consent or waiver and submit such request for approval by the Special Servicer in connection with its approval of the subject assumption transaction pursuant to Section 3.08.

               (c) With respect to any ARD Mortgage Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.27.

               (d) To the extent not inconsistent with the related Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer shall consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Mortgage Loan unless it obtains (in the case of a Significant Loan) written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates and further obtains (in all cases) the consent of the Series 2006-C5 Directing Certificateholder (such consent subject to the last paragraph of Section 3.21(e)). The Master Servicer shall forward any such request from any Borrower under a Trust Mortgage Loan that is not a Specially Serviced Trust Mortgage Loan to the Special Servicer. The Special Servicer shall approve or deny any such request (which approval shall be deemed granted if not denied within 15 Business Days of its receipt of the request and any additional documents and information that the Special Servicer may reasonably request) and promptly (in any event, within not more than 10 Business Days of its receipt of the request and any additional documents and information that the Special Servicer may reasonably request) forward such analysis and recommendation to the Series 2006-C5 Directing Certificateholder, who shall approve or reject such recommendation (such approval subject to the last paragraph of Section 3.21(e)). The Series 2006-C5 Directing Certificateholder shall be deemed to have approved such recommendation if not denied within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Series 2006-C5 Directing Certificateholder may reasonably request. The Special Servicer shall then process such documentation. Neither the Master Servicer nor the Special Servicer shall be required to obtain such written consent from any Rating Agency if such Trust Mortgage Loan is not a Significant Trust Mortgage Loan.

               (e) [Reserved]

               (f) The Master Servicer (or, in the case of Column Loans only; the Depositor) shall, as to each Trust Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer, on behalf of the Trustee.

               (g) The Special Servicer shall not grant any discretionary consent to a transfer of any B Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Series 2006-C5 Directing Certificateholder (which consent shall be subject to the last paragraph of Section 3.21(e)). The Master Servicer shall forward any such request to the Special Servicer for processing. The Special Servicer shall receive any such request for such discretionary consents from any B Loan Holder, and shall forward its analysis and recommendation to the Series 2006-C5 Directing Certificateholder, who shall approve or reject such recommendation. The Series 2006-C5 Directing Certificateholder shall be deemed to have approved such recommendation if not denied within ten Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Series 2006-C5 Directing Certificateholder may reasonably request, such ten Business Day period to commence upon the receipt of the rating agency confirmation described in the next sentence. Notwithstanding the foregoing, the Special Servicer shall not grant any discretionary consent to a transfer of any B Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation, if any, to the extent required pursuant to such Intercreditor Agreement. In addition, notwithstanding the foregoing, with respect to granting of any additional cure beyond those specifically provided for in the related Intercreditor Agreement, there shall not be any deemed approvals and only affirmative approvals (and for the avoidance of doubt, the time periods for approvals set forth in this paragraph shall not apply to affirmative approvals) by the Series 2006-C5 Directing Certificateholder shall permit the Special Servicer to process such documentation as described above.

               (h) If the 280 Park Avenue Whole Loan becomes specially serviced in accordance with the terms of a 280 Park Avenue Servicing Agreement and, pursuant to the 280 Park Avenue Intercreditor Agreement, the Series 2006-C4 Trustee or other holders of any 280 Park Avenue Companion Loan or its servicing agent notifies the Trustee or the Master Servicer that the Trustee, as holder of the 280 Park Avenue Loan, or its designee, is entitled to certain consultation rights with respect to the 280 Park Avenue Loan or any 280 Park Avenue REO Mortgage Loan and/or forwards a copy of its "Servicing Action Notice" (as defined in the 280 Park Avenue Intercreditor Agreement) to the Trustee or the Master Servicer, then the Master Servicer or Trustee shall promptly so notify, and shall forward the copy of such Servicing Action Notice to, the Special Servicer and the Series 2006-C5 Directing Certificateholder. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the 280 Park Avenue Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Special Servicer, who shall exercise them in consultation with the Series 2006-C5 Directing Certificateholder.

               In addition, if pursuant to the terms of the 280 Park Avenue Intercreditor Agreement, upon the occurrence of an event of default under the 280 Park Avenue Whole Loan, upon receipt of notice given to a Responsible Officer of the Trustee, the Trustee, as holder of the 280 Park Avenue Loan, has the right to purchase the 280 Park Avenue Companion Loan at the price set forth in the 280 Park Avenue Intercreditor Agreement, then the Trustee shall promptly so notify the Series 2006-C5 Directing Certificateholder. Any single Certificateholder or group of Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class may indicate to the Trustee in writing its or their intent to purchase the 280 Park Avenue Companion Loans in accordance with Section 3.6 of the 280 Park Avenue Intercreditor Agreement and/or any corresponding provision of a 280 Park Avenue Servicing Agreement, whereupon the Trustee shall designate such Certificateholder or group of Certificateholders as its designee to so purchase the 280 Park Avenue Companion Loan, in its or their individual capacity and not on behalf of the Trust. It is hereby acknowledged that such designee shall be the Series 2006-C5 Directing Certificateholder. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the 280 Park Avenue Intercreditor Agreement. The Trustee shall reasonably cooperate with the Series 2006-C5 Directing Certificateholder in effecting such purchase.

               Section 3.30 Master Servicer and Special Servicer May Own Certificates

               (a) The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder."

               (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Special Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder."

               Section 3.31 Certain Matters with Respect to the 280 Park Avenue Mortgage Loan.

               (a) In the event that any of the Series 2006-C4 Trustee, the Series 2006-C4 Master Servicer or the Series 2006-C4 Special Servicer shall be replaced in accordance with the terms of the Series 2006-C4 Pooling and Servicing Agreement, the Master Servicer, the Special Servicer and the Trustee shall acknowledge any such successor as the successor to the Series 2006-C4 Trustee, the Series 2006-C4 Master Servicer or the Series 2006-C4 Special Servicer, as the case may be.

               (b) The Master Servicer shall deliver, or cause to be delivered, to the Trustee promptly following receipt from the Series 2006-C4 Trustee, the Series 2006-C4 Master Servicer or the Series 2006-C4 Special Servicer, any servicing reports concerning the 280 Park Avenue Loan.

               (c) If any servicing advance made with respect to the 280 Park Avenue Whole Loan by the Series 2006-C4 Trustee, the Series 2006-C4 Master Servicer or the Series 2006-C4 Special Servicer, as the case may be, under the Series 2006-C4 Pooling and Servicing Agreement is determined to be nonrecoverable, then upon request from any such party, the Trust's pro rata portion of such nonrecoverable advance shall (upon receipt by the Master Servicer of an itemized invoice, upon which the Master Servicer may conclusively rely) be paid to any such party from principal collections in the Collection Account in accordance with the related Intercreditor Agreement.

               (d) If, pursuant to Sections 2.03, 3.18 or 9.01, the 280 Park Avenue Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the 280 Park Avenue Intercreditor Agreement, and shall assume the rights and obligations of the "A-2 Noteholder" under the 280 Park Avenue Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to the 280 Park Avenue Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such loan in its capacity as "A-2 Noteholder".

               Section 3.32 Swap Agreement

               (a) The Trustee is hereby authorized and directed, both in its capacity as the Trustee and on behalf and for the benefit of the Trust, to execute and deliver the Swap Agreement on the Closing Date, to make the representations and warranties set forth therein, and, to perform obligations as described herein with respect to the Swap Agreement. On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Agreement with the Swap Counterparty. The Trustee shall, upon receipt of the Swap Upfront Payment on the Closing Date from the Swap Counterparty, forward such Swap Upfront Payment to the Depositor to an account designated by the Depositor.

               (b) The Trustee shall confirm each value of LIBOR determined by the Swap Counterparty in accordance with the terms of the Swap Agreement promptly upon receiving written notice of such determination from the Swap Counterparty. Absent manifest error, the Swap Counterparty's determination of LIBOR shall be binding on the Trustee and the Class A-MFL Certificateholders.

               (c) By 5:00 p.m. (New York time) on the Business Day prior to each Master Servicer Remittance Date, based on the Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to
Section 3.12(a), the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap Agreement, in writing of (i) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to the related Distribution Date, (ii) the amount of any Yield Maintenance Charges and Static Prepayment Premiums distributable with respect to the Class A-MFL Regular Interest for the related Distribution Date, (iii) the amount of interest distributable with respect to the Class A-MFL Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date and required (or deemed) to be deposited in the Floating Rate Account, (iv) the excess, if any, of (A) the product of (x) 1/12, (y) 5.3430% per annum and (z) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to the related Distribution Date over (B) the amount of interest distributable with respect to the Class A-MFL Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date and required (or deemed) to be deposited in the Floating Rate Account and (v) the excess, if any, of (A) the amount of interest distributable with respect to the Class A-MFL Regular Interest pursuant to Section 4.01(a)(iv) for such Distribution Date required (or deemed) to be deposited in the Floating Rate Account exceeds (B) the product of (x) 1/12, (y) 5.3430% per annum, and (z) the Class Principal Balance of the Class A-MFL Certificates as of the last day of the calendar month immediately prior to that Distribution Date.

               (d) Upon receiving written notice from the Swap Counterparty, as calculation agent under the Swap Agreement, on the Business Day prior to each Master Servicer Remittance Date of the value of Class A-MFL Fixed Swap Payment, the Class A-MFL Floating Swap Payment, the Class A-MFL Net Fixed Swap Payment, if any, and the Class A-MFL Net Floating Swap Payment, if any, in each case with respect to the related Distribution Date, the Trustee shall promptly confirm each such amount.

               (e) On each Distribution Date, the Trustee shall remit the Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty, in accordance with this Agreement and the Swap Agreement; provided that, upon and during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to this Section 3.32, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Swap Agreement, the Trustee shall deposit the same into the Floating Rate Account.

               (f) The Trustee shall at all times enforce the Trust's rights under the Swap Agreement in a commercially reasonable manner. In the event of a Swap Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-MFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders of Certificates representing at least 25% of the Class Principal Balance of the Class A-MFL Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms or on such other terms reasonably acceptable to the Trustee, with a replacement swap counterparty, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. Notwithstanding the foregoing, the Trustee shall not be obligated to take any enforcement action with respect to the Swap Agreement unless it receives from the Holders of the Class A-MFL Certificates an indemnity or other assurance of payment satisfactory to the Trustee with respect to the cost, expenses and liabilities associated with enforcing the rights of the Trust under the Swap Agreement, and no such costs, expenses or liabilities will be payable out of the Trust Fund. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-MFL Certificates on the immediately succeeding Distribution Date as part of the Class A-MFL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the Trustee shall distribute such fee: first, to the Swap Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and then, any remainder, to the Depositor. In the event the Swap Counterparty is the defaulting party under the Swap Agreement, the Trustee, on behalf of the Trust, shall use reasonable efforts to obtain a replacement swap counterparty, subject to the limitations contained in this Section 3.32(f), provided that no costs or expenses incurred in connection therewith will be payable out of the Trust Fund.

               Any Class A-MFL Distribution Conversion shall become permanent following the determination by the Trustee not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-MFL Certificates. Any such Swap Default (or termination of the Swap Agreement) and the consequent Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

               Upon any change in the payment terms on the Class A-MFL Certificates, including as a result of a Class A-MFL Distribution Conversion, termination of a Class A-MFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Trustee shall promptly notify the Depository of the change in payment terms.

               (g) In the event that the Swap Agreement is terminated and no replacement interest rate swap agreement is entered into, the Trustee shall provide notice of such termination to the Class A-MFL Certificateholders, which notice shall include: "The Swap Agreement with respect to the Class A-MFL Certificates is terminated as of [date]. Certificateholders and beneficial owners that are Plans are advised that the Underwriter Exemption will no longer apply to the Class A-MFL Certificates, effective 60 days after the receipt of this notice. All capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement."

               Section 3.33 Litigation Control

               The Special Servicer shall, consistent with the Servicing Standard, (1) direct, manage, prosecute and/or defend any action brought by a Borrower against the Trust and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Borrower or the Trust, or the enforcement of the obligations of a Borrower, under the Mortgage Loan documents ("Trust-Related Litigation").

               To the extent the Master Servicer is named in Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer as contemplated by the immediately preceding paragraph, the Master Servicer shall (1) notify the Special Servicer of such Trust-Related Litigation within ten (10) days of the Master Servicer receiving service of such Trust-Related Litigation; (2) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (3) seek to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (4) so long as the Master Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the Master Servicer and the Master Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the Master Servicer.

               Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct the Master Servicer's actions in this
Section 3.33 below, the Master Servicer shall retain the right to make determinations relating to claims against the Master Servicer, including but not limited to the right to engage separate counsel in the Master Servicer's reasonable discretion, the cost of which shall be subject to indemnification pursuant to Section 6.03.

               Notwithstanding the Master Servicer's right to make determinations relating to claims against the Master Servicer, the Special Servicer shall have the right at any time to (1) direct the Master Servicer to settle any claims brought against the Trust, including claims asserted against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the Master Servicer relating to claims against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that the Special Servicer provides the Master Servicer with assurance that (A) such settlement or other direction does not require any admission of liability or wrongdoing on the part of the Master Servicer, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust, (C) the Master Servicer is and shall be indemnified pursuant to Section 6.03 hereof for all costs and expenses of the Master Servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (D) any such action taken by the Master Servicer at the direction of the Special Servicer and any action or conduct of the Master Servicer that is the subject of such Trust-Related Litigation shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and
(E) the Special Servicer provides the Master Servicer with assurance reasonably satisfactory to the Master Servicer as to the items in clauses (A), (B) and (C).

               In the event both the Master Servicer and the Special Servicer or Trust are named in litigation, the Master Servicer and the Special Servicer shall cooperate with each other to afford the Master Servicer and the Special Servicer the rights afforded to such party in this Section 3.33.

               This Section 3.33 shall not apply in the event the Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust.

               Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim), (b) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Borrower under the related Mortgage Loan Documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (i) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the Trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (c) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

               Section 4.01 Distributions

               (a) On each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated REMIC I Interests, and immediately thereafter, shall make distributions in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the relevant portion of the Available Distribution Amount:

               (i) concurrently, (x) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-AB and Class A-3 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (y) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (z) from the entire Available Distribution Amount, to the Class A-X and Class A-SP Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to either Loan Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-X and Class A-SP Certificateholders of, up to, and pro rata as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date,

               (ii) to make distributions of principal to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, in reduction of the Certificate Balances thereof, an amount up to the Total Principal Distribution Amount for such Distribution Date, in the following order of priority:

               First, to the Class A-1-A Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2, until the Certificate Balance thereof has been reduced to zero;

               Second, to the Class A-AB Certificates, until the Certificate Balance thereof has been reduced to the Class A-AB Targeted Principal Balance set forth for such Distribution Date on Exhibit T hereto (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to a prior subclause of this clause (ii));

               Third, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this clause
        (ii));

               Fourth, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

               Fifth, to the Class A-AB Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

               Sixth, to the Class A-3 Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2 and Class A-AB Certificates pursuant to a prior subclause of this clause (ii)); and

               Seventh, to the Class A-1-A Certificates, until the Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii)), up to an amount equal to the entire Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-AB and Class A-3 Certificates pursuant to a prior subclause of this clause (ii));

               provided, however, that, notwithstanding the immediately preceding subclauses First through Seventh, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-AB and Class A-3 Certificates, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Principal Distribution Amount for such Distribution Date;

               (iii) to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

               (iv) to the Class A-M Certificates and Class A-MFL Regular Interest, in respect of interest, pro rata up to the Optimal Interest Distribution Amounts for such Classes for such Distribution Date;

               (v) to make distributions of principal to the Class A-MFL Regular Interest and the Class A-M Certificates, in reduction of the Certificate Balances thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date, in the following order of priority:

               First, to the Class A-MFL Regular Interest, equal to the portion of the Remaining Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof has been reduced to zero;

               Second, to the Class A-M Certificates, until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Class A-MFL Regular Interest pursuant to a prior subclause of this clause (v));

               provided, however, that, notwithstanding the immediately preceding subclauses First and Second, on each Distribution Date coinciding with or following the Class A-M Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Class A-MFL Regular Interest and to the Holders of the Class A-M Certificates, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Remaining Principal Distribution Amount for such Distribution Date;

               (vi) to the Class A-M Regular Interest and Class A-M Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

               (vii) to the Class A-J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (viii) to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (ix) to the Class A-J Certificates, until all amounts of Realized Loss previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

               (x) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xi) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xii) to the Class B Certificates, until all amounts of Realized Loss previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

               (xiii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xiv) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xv) to the Class C Certificates, until all amounts of Realized Loss previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

               (xvi) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xvii) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xviii) to the Class D Certificates, until all amounts of Realized Loss previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

               (xix) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xx) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxi) to the Class E Certificates, until all amounts of Realized Loss previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxii) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxiii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxiv) to the Class F Certificates, until all amounts of Realized Loss previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxv) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxvi) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxvii) to the Class G Certificates, until all amounts of Realized Loss previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxviii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxix) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxx) to the Class H Certificates, until all amounts of Realized Loss previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxi) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxii) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxiii) to the Class J Certificates, until all amounts of Realized Loss previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxiv) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxv) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxvi) to the Class K Certificates, until all amounts of Realized Loss previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxvii) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxviii) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxix) to the Class L Certificates, until all amounts of Realized Loss previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (xl) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xli) to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xlii) to the Class M Certificates, until all amounts of Realized Loss previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (xliii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xliv) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xlv) to the Class N Certificates, until all amounts of Realized Loss previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

               (xlvi) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xlvii) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xlviii) to the Class O Certificates, until all amounts of Realized Loss previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

               (xlix) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (l) to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (li) to the Class P Certificates, until all amounts of Realized Loss previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

               (lii) to the Class Q Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (liii) to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (liv) to the Class Q Certificates, until all amounts of Realized Loss previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full; and

               (lv) to the Class R Certificates, the amount, if any, remaining in the REMIC II Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

               Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the REMIC II Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-X and Class A-SP Certificates, pro rata, in respect of the Optimal Interest Distribution Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, pro rata, in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and
(iii) to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to such Class) until all amounts of such Realized Loss previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

               (b) On each Distribution Date, each Uncertificated REMIC I Interest shall be deemed to receive distributions from the REMIC I Distribution Account in respect of principal or reimbursement of Realized Loss in an amount equal to the amount of principal or reimbursement of Realized Loss distributable to such Uncertificated REMIC I Interest's respective Class of Corresponding Certificates as provided in Section 4.01(a); provided that where more than one Class of Uncertificated REMIC I Interests relates to a particular Class of Certificates, each such Class of Uncertificated REMIC I Interests shall be deemed to receive principal distributions or reimbursements of Realized Losses in the aggregate amount distributed to the Corresponding Certificates in numerical order (e.g., first, to LA-1-1, and then to LA-1-2) until each Uncertificated REMIC I Interest is reduced to zero.

               During each Interest Accrual Period, each Uncertificated REMIC I Interest shall accrue interest in an amount equal to the product of the REMIC I Principal Amount of each such Uncertificated REMIC I Interest and the Weighted Average Net Mortgage Pass-Through Rate. On each Distribution Date, each Uncertificated REMIC I Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated REMIC I Interest's Corresponding Certificates (provided, that the interest distributed in respect of a Class of Certificates having more than one Corresponding Uncertificated REMIC I Interest shall be allocated pro rata to such Uncertificated REMIC I Interests, based on interest accrued) and (ii) the amount of interest that will actually be distributed in respect of such Uncertificated REMIC I Interest's corresponding Class A-X Component and, if applicable, Class A-SP Component. In all events, the amount accrued in respect of each Uncertificated REMIC I Interest less Uncovered Prepayment Interest Shortfalls allocated thereto pursuant to Section 4.01(j) and less the amount actually distributed in respect of such Uncertificated REMIC I Interests shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated REMIC I Interest's Corresponding Certificates (allocated in the case of a Class of Certificates having more than one Corresponding Uncertificated REMIC I Interest pro rata to such Uncertificated REMIC I Interests, based on unpaid Interest Shortfall Amounts; and (ii) the Interest Shortfall Amount allocated to the Corresponding Components of the Class A-X or Class A-SP Certificates and attributable to such Uncertificated REMIC I Interest. Any amounts remaining in the REMIC I Distribution Account after payment to the Uncertificated REMIC I Interests pursuant to this Section 4.01(b) and Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates. Prepayment Interest Shortfalls allocated to the Sequential Pay Certificates shall be allocated to each Class of corresponding Uncertificated REMIC I Interests pro rata on the basis of their respective interest entitlements.

               As of any date, payments of principal in respect of the Trust Mortgage Loans and Realized Losses shall be allocated to the Uncertificated REMIC I Interests such that the REMIC I Principal Amount after application of any Realized Loss of each Uncertificated REMIC I Interest less the cumulative amount of Realized Loss allocated to such Uncertificated REMIC I Interest equals the amount specified in the definition of "REMIC I Principal Amount."

               The initial REMIC I Principal Amount of each Uncertificated REMIC I Interest equals the respective Original REMIC I Principal Amount.

               (c) [Reserved]

               (d) On each Master Servicer Remittance Date, the Master Servicer shall remit all Yield Maintenance Charges to the Trustee for deposit in the REMIC I Distribution Account for payment to the Uncertificated REMIC I Regular Interests. On each Distribution Date, the Trustee shall withdraw from the REMIC I Distribution Account an aggregate amount equal to all such Yield Maintenance Charges actually collected on the Trust Mortgage Loans or any REO Trust Mortgage Loans during the related Collection Period and shall distribute such amount to the Uncertificated REMIC I Regular Interests, pro rata in proportion to their outstanding REMIC I Principal Amounts.

               (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the REMIC II Distribution Account that represent Yield Maintenance Charges actually collected on the Trust Mortgage Loans or REO Trust Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated REMIC I Interests pursuant to Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-MFL Regular Interest, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-MFL Regular Interest on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and
(c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed (A) for each of the first 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 22.5% of such amount to the Holders of the Class A-SP Certificates and 77.5% of such amount to the Holders of the Class A-X Certificates; (B) for each of the next 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 10.0% of such amount to the Holders of the Class A-SP Certificates and 90.0% of such amount to the Holders of the Class A-X Certificates; (C) for each of the next 12 Distribution Dates, if the Class A-SP Certificates are then outstanding, 2.5% of such amount to the Holders of the Class A-SP Certificates and 97.5% of such amount to the Holders of the Class A-X Certificates; and (D) otherwise, entirely to the Holders of the Class A-X Certificates.

               On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the REMIC II Distribution Account that represent Static Prepayment Premiums actually collected on the Trust Mortgage Loans or REO Trust Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated REMIC I Interests pursuant to Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates the Class A-MFL Regular Interest in an amount that shall, as to each such Class equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates the Class A-MFL Regular Interest on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Static Prepayment Premiums collected on such Principal Prepayment during the related Collection Period. Any Static Prepayment Premiums collected during the related Collection Period remaining after such distributions shall be distributed entirely to the Holders of the Class A-X Certificates.

               (f) On any applicable Distribution Date, any Excess Interest collected for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V Certificates shall be distributed from the Excess Interest Distribution Account to the Class LR Certificates.

               (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Loss previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

               Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

               (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Loss previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, thirty days prior to the final Distribution Date for such Class, post a notice on its Website to the effect that no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

               Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

               (i) Distributions in reimbursement of Realized Loss previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Realized Loss previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register, and such amounts shall be deemed to have been distributed from REMIC I to REMIC II in each case as such Realized Loss was allocated to the REMIC I pursuant to Section 4.04(c). Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

               (j) The portion of any Uncovered Prepayment Interest Shortfall Amount for any Distribution Date that is allocable to any particular Class of Regular Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest shall equal the product of:

               (i) the total amount of such Uncovered Prepayment Interest Shortfall Amount, multiplied by

               (ii) a fraction, the numerator of which is the Accrued Certificate Interest Amount with respect to the subject Class of Regular Certificates (other than the Class A-MFL Certificates) or the Class A-MFL Regular Interest for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest Amount with respect to all of the Classes of Regular Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest for such Distribution Date.

               (k) Notwithstanding anything in this Agreement to the contrary, all distributions allocable to the Class A-MFL Regular Interest shall be deposited (or deemed deposited) into the Floating Rate Account pending distribution thereof to the Class A-MFL Certificateholders and/or with respect to interest distributions, the Swap Counterparty. In addition, for so long as the Swap Agreement remains in effect, amounts described in this Agreement as being distributable on or allocable to the Class A-MFL Regular Interest with respect to any Distribution Date (including distributions of Yield Maintenance Charges and Static Prepayment Premiums) shall be determined (taking into account all of the applicable payment priorities and the then known available funds) as of the Class A-MFL Swap Payment Date preceding such Distribution Date, and the Class A-MFL Net Fixed Swap Payment and other amounts due the Swap Counterparty will be deemed to be withdrawn from the Distribution Account and transferred to the Floating Rate Account on such Class A-MFL Swap Payment Date, and the balance of the amount distributable to Class A-MFL Certificateholders shall be deemed to be transferred to the Floating Rate Account on the related Distribution Date.

               Subject to Section 3.32, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-MFL Available Funds for such Distribution Date:

               (i) to make distributions of interest to the Holders of the Class A-MFL Certificates, up to the Class A-MFL Interest Distribution Amount for such Distribution Date;

               (ii) to make distributions of principal to the Holders of the Class A-MFL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-MFL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

               (iii) to reimburse the Holders of the Class A-MFL Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full; and

               (iv) to the Holders of the Class A-MFL Certificates, any remaining amount.

               (l) For so long as the Swap Agreement is in effect and there is no default thereunder as set forth in clause (i) of the definition of Swap Default on the part of the Swap Counterparty, all Yield Maintenance Charges and Static Prepayment Premiums allocable to the Class A-MFL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a default thereunder as set forth in clause
(i) of the definition of Swap Default on the part of the Swap Counterparty under the Swap Agreement or if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Yield Maintenance Charges and Static Prepayment Premiums distributed to the Floating Rate Account with respect to the Class A-MFL Regular Interest shall be distributed by the Trustee to the Holders of the Class A-MFL Certificates on the subject Distribution Date.

               (m) Any termination payments due to the Swap Counterparty under the Swap Agreement shall be payable solely, as contemplated by Section 3.32, out of any upfront payment made by a replacement swap counterparty and otherwise payable to the Depositor.

               (n) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to
Section 6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates then outstanding, until the Certificate Balance thereof equals zero, and then to the next most subordinate Class of Certificates then outstanding.

               Section 4.02 Statements to Certificateholders; Certain Other Reports

               (a) Based solely on information provided to the Trustee by the Master Servicer pursuant to this Agreement, including, but not limited to,
Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Interested Person, the Rating Agencies, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Trust Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Underwriters, the Rating Agencies or the Series 2006-C5 Directing Certificateholder, any Trustee Report that has been made available to such Person via the Trustee's Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report (or, if presented via the Trustee's Website, such Website) shall bear a legend to the following effect:

               No recipient shall use or disclose the information contained [in this statement/report/file] [on this website] in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

               On each Distribution Date, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.

               The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or the Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

               The Trustee shall make available each month, to any Interested Person, the related Trustee Report via its Website initially located at "www.ctslink.com" In addition, the Trustee shall make available each month, via its Website to the extent received by the Trustee, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its Website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's Website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's internet website shall bear a legend to the following effect:

               No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

               The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

               In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

               The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               (b) Within a reasonable period of time after the end of each calendar year, upon request, the Trustee shall prepare, or cause to be prepared, and make available, or upon request, mail to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis, (if appropriate) the items set forth on pages 2 and 3 of Exhibit E hereto and such other information as may be required to enable such Certificateholder to prepare its federal, state and local income tax returns, including the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that such information is provided pursuant to the applicable requirements of the Code from time to time in force. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

               (c) No less often than on a monthly basis, the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Series 2006-C5 Directing Certificateholder regarding the performance and servicing of the Trust Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. Each of the Master Servicer and the Special Servicer shall condition such disclosure upon the Series 2006-C5 Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it.

               Neither the Master Servicer nor the Special Servicer shall be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement.

               (d) Neither the Master Servicer nor the Special Servicer shall be required to conduct research or obtain information that is not available to the Master Servicer or the Special Servicer, as the case may be, in the ordinary course of its servicing activities hereunder. In addition, neither the Master Servicer nor the Special Servicer shall be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as Master Servicer or Special Servicer, as applicable, (iii) answer questions that would, in the Master Servicer's or the Special Servicer's sole discretion, require the Master Servicer or the Special Servicer, as the case may be, to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Mortgage Loan Documents or applicable law or initiate contact with the Borrowers or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this Section 4.02 (it being understood that each of the Master Servicer and the Special Servicer may limit its responses to factual matters).

               Section 4.03 P&I Advances

               (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made by it in respect of the Mortgage Pool on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or, to the actual knowledge of a Responsible Officer of the Trustee, shall not have remitted any other amounts required to be remitted by the Master Servicer on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances in respect of the Mortgage Pool that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

               (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the Mortgage Pool for any Distribution Date, subject to
Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of any related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Trust Mortgage Loans (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, then the interest portion of any P&I Advance required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount (in the case of an A Loan in a Mortgage Loan Combination, to the extent allocated to such A Loan herein), and the denominator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date.

               (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. Also, notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder in respect of any CBA B Loan or any successor REO B Loan. No Master Servicer shall make any Advance in respect of any Penalty Charge, Yield Maintenance Charge, Static Prepayment Premium or Excess Interest.

               (d) Subject to the last two sentences of this Section 4.03(d), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, out of any Penalty Charges subsequently collected on the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Penalty Charges are insufficient to cover such Advance Interest, out of general collections on the Trust Mortgage Loans and REO Properties on deposit in the Collection Account; provided that interest earned on any P&I Advances made with respect to the A Loan of a Mortgage Loan Combination or any successor REO Trust Mortgage Loan in respect thereof shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made in respect of any Trust Mortgage Loan or REO Trust Mortgage Loan, as soon as practically possible after funds available for such purpose are deposited in the Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, the Master Servicer may reimburse itself or the Trustee, as applicable, immediately from general collections in the Collection Account, such reimbursement to be made first from the Loan Group as to which the Nonrecoverable P&I Advance relates and then out of the other Loan Group. Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately (as contemplated by Section 3.05(a)(vi)), the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months without the consent of the Series 2006-C5 Directing Certificateholder) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The Master Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of any Nonrecoverable P&I Advance as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer's or the Trustee's, as applicable, right to reimbursement for P&I Advances (deferred or otherwise). The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, the Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of the Master Servicer in suspense.

               Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses

               (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Trust Mortgage Loans that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vi), other than Total Principal Distribution Amounts used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Trust Mortgage Loans for which a Final Recovery Determination has been made) of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class Q Certificates, until such Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; third, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; fifteenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; sixteenth, the Class Principal Balance of the Class A-J Certificates, until such Class Principal Balance is reduced to zero; seventeenth, the respective Class Principal Balance of the Class A-M Certificates and the Class A-MFL Regular Interest (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until each such Class Principal Balance is reduced to zero; and eighteenth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, Class A-AB Certificates, Class A-3 Certificates and Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances), until such Class Principal Balances are reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses. Any Realized Loss allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

               (b) [Reserved]

               (c) With respect to any Distribution Date, any Realized Loss allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the REMIC I Principal Amounts of the Corresponding Uncertificated REMIC I Interest as a write-off; provided that any Realized Loss allocated to the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class C, Class D, Class E and Class G Certificates shall be allocated as set forth in Section 4.01(b).

               Section 4.05 Calculations

               Provided that the Trustee receives the necessary information from the Master Servicer and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed correct for all purposes hereunder.

               Section 4.06 Grantor Trust Reporting

               The parties intend that the portions of the Trust Fund consisting of the (i) Excess Interest and related amounts in the Excess Interest Distribution Account, (ii) the Broker Strip Interest and related amounts in the Collection Account and (iii) the Class A-MFL Regular Interest, the Swap Agreement and the Floating Rate Account shall constitute, and that the affairs of such portions of the Trust Fund shall be conducted so as to cause such portions to be treated as a Grantor Trust. In furtherance of such intention, the Trustee shall not vary the investment of the beneficial owners in the assets of the Grantor Trust with a view to taking advantage of fluctuations in market rates of interest to improve their rates of return. In addition, the Trustee shall make available to the Class V Certificateholders, the Class A-MFL Certificateholders and the Broker Strip Payees, and shall file or cause to be filed with the Internal Revenue Service, such information returns, schedules and other information, together with Form 1041 or such other form as may be applicable, at the time and in the manner required by the Code, indicating their respective shares of income and deductions with respect to such portions, as such amounts accrue or are received, as the case may be.

                                   ARTICLE V

                                THE CERTIFICATES

               Section 5.01 The Certificates

               (a) The Certificates shall consist of 29 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X," "A-SP," "A-1," "A-2," "A-AB," "A-3," "A-1-A," "A-MFL," "A-M," "A- J," "B," "C,"
"D," "E," "F," "G," "H," "J," "K," "L," "M," "N," "O," "P," "Q," "R," "LR" and
"V", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this
Section 5.01(a).

               (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class R, Class LR and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

               (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

               Section 5.02 Registration of Transfer and Exchange of
Certificates

               (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113), may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

               If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

               (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

               If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

               Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

               If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

               Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

               Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

               Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the subject Class of Book-Entry Certificates, as applicable, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

               Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

               None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchaser, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

               (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).

               Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with
Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R, Class LR or Class V Certificate, a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or comparable exemption under Similar Law), a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and
(Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
(iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or
(v) except in the case of a Class R Class LR or Class V Certificate, a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

               Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) except in the case of a Class R, Class LR or Class V Certificate, a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R, Class LR or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on PTE 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer, the Swap Counterparty or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or imposition of tax under, such Similar Law; or (v) except in the case of a Class R, Class LR or Class V Certificate, a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Sections 406 or 407 of ERISA, Section 4975 of the Code or Similar Law or result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law). It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

               Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA, Section 4975 of the Code and Similar Law.

               (d) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R or Class LR Certificate are expressly subject to the following provisions:

                     (A) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                     (B) In connection with any proposed Transfer of any
               Ownership Interest in a Class R or Class LR Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R or Class LR Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R or Class LR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R or Class LR Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                     (C) Notwithstanding the delivery of a Transfer Affidavit
               and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R or Class LR Certificate to such proposed Transferee shall be effected.

                     (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R or Class LR Certificate and (2) not to transfer its Ownership Interest in such Class R or Class LR Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                     (E) Each Person holding or acquiring an Ownership Interest in a Class R or Class LR Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R or Class LR Certificate if it is, or is holding an Ownership Interest in a Class R or Class LR Certificate on behalf of, a "pass-through interest holder."

               (ii) If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R or Class LR Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R or Class LR Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R or Class LR Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R or Class LR Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R or Class LR Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R or Class LR Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R or Class LR Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R or Class LR Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for a Class R or Class LR Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
        Section 1381 of the Code that holds an Ownership Interest in a Class R or Class LR Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                     (A) written confirmation from each Rating Agency to the
               effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                     (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R or Class LR Certificate to a Person which is not a Permitted Transferee or
               (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R or Class LR Certificate to a Person that is not a Permitted Transferee.

               (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

               (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

               (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

               (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

               (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

               (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

               (l) Notwithstanding any other provision of this Agreement, the Certificate Registrar and the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Swap Agreement and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Certificate Registrar or the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

               (m) No transfers of any Class A-MFL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholder to the Swap Counterparty). If requested, the Trustee shall promptly forward any such IRS Form received by the Trustee to the Swap Counterparty. Each such Class A-MFL Certificateholder by its purchase of a Class A-MFL Certificate shall be deemed to consent to any IRS Form being so forwarded.

               Section 5.03 Book-Entry Certificates

               (a) The Regular Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in
Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall have no responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

               (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

               (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

               Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 5.05 Persons Deemed Owners

               Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

               Section 5.06 Certification by Certificateholders and Certificate Owners

               (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

               (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner (although the Trustee has no obligation to obtain any such information). The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

               Section 5.07 Appointment of Paying Agent.

               The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for the Trustee, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long term unsecured debt rating of at least "A+" by S&P, "A" by Fitch and "A1" by Moody's.

               Notwithstanding the foregoing in this Section 5.07, the appointment of the Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Paying Agent.

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

               Section 6.01 Liability of the Depositor, the Master Servicer and the Special Servicer

               The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

               Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer

               (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Loans and to perform its respective duties under this Agreement.

               (b) The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency, obtained at the expense of the Person resulting from such merger or consolidation or succeeding to such business). Notwithstanding the foregoing, prior to the date upon which the Trust's Exchange Act reporting obligation is suspended by the filing of the Form 15 Suspension Notification as contemplated by Section 11.10, neither the Master Servicer nor the Special Servicer may remain the Master Servicer or the Special Servicer under this Agreement after
(x) being merged or consolidated with or into any Person that is a Prohibited Party or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent that (i) the Master Servicer or the Special Servicer is the surviving entity (which may include any direct or indirect subsidiary of the Master Servicer or the Special Servicer, or with respect to the Master Servicer, any direct or indirect subsidiary of KeyCorp) of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

               Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicer, the Special Servicer and Others

               (a) None of the Depositor, the Trustee, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the holders of any Companion Loan, the holders of any B Loan or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Master Servicer or the Special Servicer against any breach of warranties or representations made by such party herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, partner, member, manager, shareholder, officer, employee or agent of the Depositor, the Trustee, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

               The Depositor, the Master Servicer, the Special Servicer, the Trustee and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected B Loan Holder(s) or Companion Loan Holder(s) out of amounts on deposit in a Collection Account or the Distribution Account, in accordance with Section 3.05 (and, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related Intercreditor Agreement, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04), against any loss, liability or expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Trust Mortgage Loans, any Companion Loan, any B Loan or the Certificates (including the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or
(iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law; provided that this provision is in no way intended to apply to the payment of servicing compensation, the reimbursement of Advances or the payment of interest on Advances, which the parties hereto acknowledge are expressly addressed elsewhere in this Agreement; provided, further, that this provision is not intended to apply to ordinary expenses (including allocable overhead) incurred in the customary performance by the Master Servicer or the Special Servicer of its duties hereunder or any expenses that would not constitute "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii).

               (b) None of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (and, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04).

               (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XII, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Borrower.

               The Trustee shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

               The Depositor shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

               The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, member, manager, partner, shareholder, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall promptly notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party hereunder.

               The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by the Trustee herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

               Section 6.04 Master Servicer and Special Servicer Not to Resign

               Subject to the provisions of Section 6.02, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement) or (b) upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or the Special Servicer, as applicable, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of the then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or another successor thereto shall have assumed such resigning Master Servicer's or the Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or the Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

               Section 6.05 Rights of the Depositor in Respect of the Master Servicer and the Special Servicer

               The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

               Section 7.01 Events of Default; Master Servicer and Special Servicer Termination

               (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as appropriate, any amount required to be so deposited or remitted, which failure continues unremedied for three Business Days following the date on which the deposit or remittance was required to be made;

               (ii) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account or to any B Loan Holder any amount required to be so remitted, which failure continues unremedied beyond 11:00 a.m. on the Business Day immediately following the date on which the remittance was required to be made; provided, however, that if the Master Servicer fails to timely make any such remittance required to be made to the Trustee on a Master Servicer Remittance Date, such Master Servicer shall pay to the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including such Master Servicer Remittance Date to but excluding the date such remittance is actually made;

               (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it under this Agreement, which failure continues unremedied for fifteen Business Days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any tax lien on the related Mortgaged Property) following the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by any party to this Agreement;

               (iv) any failure by the Master Servicer or the Special Servicer to observe or perform in any material respect any of its other covenants or agreements under this Agreement which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2006-C5 Directing Certificateholder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

               (v) it is determined that there is a breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2006-C5 Directing Certificateholder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the Master Servicer or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

               (vi) a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the Master Servicer or the Special Servicer and such decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as it has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

               (viii) the Master Servicer or the Special Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of creditors or takes any corporate action in furtherance of the foregoing;

               (ix) the Master Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that Master Servicer or the Special Servicer, as the case may be, is not reinstated to such status within 60 days;

               (x) a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, obtains actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such Servicing Officer obtaining such actual knowledge), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action; or

               (xi) any failure by the Master Servicer (or the Special Servicer), subject to certain cure periods as set forth herein, to deliver any Exchange Act reporting items, required to be delivered by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement (other than the items required to be delivered by any sub-servicer) by the time required herein (taking into account any applicable notice or cure period).

               When a single entity acts in both the capacities of the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in both such capacities.

               If any Event of Default shall have occurred with respect to the Master Servicer or the Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee shall provide notice of such Event of Default to each affected B Loan Holder and/or Companion Loan Holder to the extent the Trustee has actual knowledge of that holder's identity.

               (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar and, with respect to any Mortgage Loan Combination, each related B Loan Holder, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights the Defaulting Party may have to any indemnities or reimbursements pursuant to this Agreement including pursuant to Section 3.11 or Section 6.03 of this Agreement or as a Holder of any Certificate or as a B Loan Holder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination, as well as amounts due to it thereafter, if any, as provided for under this Agreement for services rendered and expenses incurred and the payment of the Excess Servicing Strip and Assignable Primary Servicing Fees, if applicable; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement or successor Master Servicer so long as the Event of Default set forth in Section 7.01(a)(ix) or (x) is the cause of the Master Servicer's termination and (ii) the Master Servicer is on S&P's list of approved primary servicers (in which case, the Trustee or replacement or successor Master Servicer shall retain the terminated Master Servicer (or the Master Servicer's designee) as a Sub-Servicer of all of the Mortgage Loans that are not otherwise subject to an existing Sub-Servicing Agreement pursuant to a mutually acceptable Sub-Servicing Agreement effective as of the date of the Master Servicer's termination); provided, further, that nothing contained in the preceding proviso shall prohibit the Trustee or any other replacement or successor Master Servicer, in its discretion, from entering into a Sub-Servicing Agreement with the terminated Master Servicer if an Event of Default set forth in Sections 7.01(a)(i)-(viii) is the cause of the Master Servicer's termination.

               From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a B Loan Holder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

               The Master Servicer and the Special Servicer agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the applicable Collection Account or any Mortgage Loan Combination Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account (if it is the Defaulting Party) or by the Special Servicer to the applicable REO Account (if it is the Defaulting Party) or may thereafter be received with respect to the Mortgage Loans or any REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its Affiliates, directors, officers, members, managers, partners, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement or successor Master Servicer so long as (i) the Event of Default set forth in Section 7.01(a)(ix) or
(x) is the cause of the Master Servicer's termination and (ii) the Master Servicer is on S&P's list of approved primary servicers (in which case, the Trustee or replacement or successor Master Servicer shall retain the terminated Master Servicer as a Sub-Servicer of all of the Mortgage Loans that are not otherwise subject to an existing Sub-Servicing Agreement pursuant to a mutually acceptable Sub-Servicing Agreement effective as of the date of the Master Servicer's termination); provided, further, that nothing contained in the preceding proviso shall prohibit the Trustee or any other replacement or successor Master Servicer, in its discretion, from entering into a Sub-Servicing Agreement with the terminated Master Servicer if an Event of Default set forth in Sections 7.01(a)(i)-(viii) is the cause of the Master Servicer's termination.

               (c) Subject to the next paragraph, the Holder or Holders of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days prior written notice to the Master Servicer, the Special Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02,
(ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer (in the form attached hereto as Exhibit I) has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this
Section 7.01(c) shall be deemed to have been so terminated simultaneously with the designated successor's becoming Special Servicer hereunder; provided that
(i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mortgage Loan Combination Custodial Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Sections 3.05(a) and 3.04(e), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of any right to indemnification or reimbursement provided for in this Agreement including pursuant to Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 7.01(c), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c). Any expenses of the Trust as a result of any termination pursuant to this Section 7.01(c) shall be paid by the Holders who effected such termination.

               Section 7.02 Trustee to Act; Appointment of Successor

               On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of Section 6.04(a) or receives a notice of termination for cause pursuant to Section 7.01(b); and provided that no acceptable successor has been appointed in accordance with the requirements of this Agreement, the Trustee shall be and become the successor to the Master Servicer or the Special Servicer, as the case may be, in all respects in its capacity as the Master Servicer or the Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or the Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

               The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, as the case may be, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Trust Mortgage Loan hereunder.

               As compensation therefor, the Trustee as successor Master Servicer shall be entitled to all Master Servicing Fees and other compensation relating to the applicable Mortgage Loans, to which the Master Servicer would have been entitled if the Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account maintained by the Trustee pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Notwithstanding the foregoing, the Trustee shall not (subject to Section 3.11(a)) be entitled to receive any Excess Servicing Strip or any Assignable Primary Servicing Fees. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

               Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee is not approved as a master servicer or a special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor hereunder to the Master Servicer or the Special Servicer, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities as the Master Servicer or the Special Servicer, as the case may be, hereunder that arise thereafter. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided.

               In connection with such appointment and assumption of a successor to the Master Servicer or the Special Servicer as described herein, subject to
Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on the Trust Mortgage Loans as it and such successor shall agree; provided, however, that such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall not be in excess of that permitted the terminated Master Servicer or the Special Servicer, as the case may be, hereunder and shall, with respect to a replacement primary servicer, exclude the Assignable Primary Servicing Fee, except to the extent a portion thereof is necessary for such compensation pursuant to Section 3.11(a); provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or the Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or the Special Servicer.

               Section 7.03 Notification to Certificateholders

               (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Swap Counterparty and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected B Loan Holder, if any.

               (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor, Certificateholders, to the Swap Counterparty and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected B Loan Holder, if any, notice of such occurrence, unless such default shall have been cured.

               Section 7.04 Waiver of Events of Default

               The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default described in clause (i) or (ii) of Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

               Section 7.05 Trustee Advances

               If the Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(d) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer's rights with respect to Advances hereunder, including, without limitation, the Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

               Section 8.01 Duties of Trustee

               (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

               (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

               (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

               (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or the Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

               Section 8.02 Certain Matters Affecting the Trustee

               Except as otherwise provided in Section 8.01:

               (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be under any obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it expects, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Swap Counterparty or any other party or it has received an indemnity or assurance of payment satisfactory to the Trustee from the Holders of the Class A-MFL Certificates; shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least a majority of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action.

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the of its duties or obligations hereunder;

               (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

               (viii) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the Series 2006-C5 Directing Certificateholder (unless the Trustee is acting as the Master Servicer, the Special Servicer or the Series 2006-C5 Directing Certificateholder, as the case may be) or of the Depositor; and

               (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

               Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Trust Mortgage Loans

               The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 3.01, 10.01, 12.04 and 12.07 and the representations and warranties of the Trustee in Section 8.13, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assume no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Trust Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

               Section 8.04 Trustee May Own Certificates

               The Trustee, in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

               Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee

               (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue during each calendar month, commencing with January 2007, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of December 2006, on a principal amount equal to the Cut-off Date Principal Balance of the particular Trust Mortgage Loan), whether or not interest is actually collected on each Trust Mortgage Loan and REO Trust Mortgage Loan. With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Period as is applicable to such Trust Mortgage Loan or REO Trust Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

               (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses.

               (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither of the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

               Section 8.06 Eligibility Requirements for Trustee

               The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

               If such corporation, bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               Section 8.07 Resignation and Removal of the Trustee

               (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the B Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, in their reasonable discretion, and to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Swap Counterparty, the Certificateholders (and with respect to any Mortgage Loan Combination, the related Companion Loan Holders or B Loan Holders) by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

               (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders (and with respect to any Mortgage Loan Combination, the related Companion Loan Holders or B Loan Holders) by the Depositor.

               (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the Certificateholders, the Companion Loan Holders and the B Loan Holders by the Master Servicer at the expense of the Trust Fund. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided that the Trustee is removed without cause).

               Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

               Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor trustee.

Section 8.08   Successor Trustee

               (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

               (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

               (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall, at the expense of the Trust Fund (if in connection with the first paragraph of Section 8.07(c)), or otherwise at the expense of the successor trustee, mail notice of the succession of such Trustee hereunder to the Depositor, the Special Servicer, the Certificateholders, the Companion Loan Holders and the B Loan Holders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, such successor trustee shall cause such notice to be mailed at the expense of the successor trustee.

               Section 8.09 Merger or Consolidation of Trustee

               Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such successor Person shall be eligible under the provisions of Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 8.10 Appointment of Co-Trustee or Separate Trustee

               (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it or them, as applicable, of a request to do so (which failure shall not constitute an Event of Default hereunder), or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

               (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

               (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

               (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

               Section 8.11 Access to Certain Information

               (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

               The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each Companion Loan Holder, and each B Loan Holder and its designees, the Depositor, the Master Servicer, the Special Servicer, the Series 2006-C5 Directing Certificateholder, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 12.01, (B) the Prospectus and any amendments or supplements thereto, (C) the respective Mortgage Loan Purchase Agreements and any amendments thereto, (D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.12, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 11.13, (G) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Trust Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Trust Mortgage Loan are part of the Trust Fund), (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.20 (but only for so long as the affected Trust Mortgage Loan is part of the Trust Fund), (I) any and all Officer's Certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (J) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (K) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein,
(L) information in the possession of the Trustee regarding the occurrence of Servicing Transfer Events as to the Trust Mortgage Loans and (M) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

               Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies and, so long as the requests are not excessive or duplicative, to the Series 2006-C5 Directing Certificateholder, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

               (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.11(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to
Section 4.02, and, with respect to any Mortgage Loan Combination, the related B Loan Holder(s), as well as certain additional information received by the Trustee to any Certificateholder, the Underwriters, the Initial Purchaser, any Certificate Owner, any related Companion Loan Holder, any related B Loan Holder or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchaser (or, with respect to any Mortgage Loan Combination, any related Companion Loan Holder or B Loan Holder), as applicable, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no B Loan Holder or prospective investor in a B Loan shall be entitled to any such report or information except to the extent that it relates to the subject Mortgage Loan Combination.

               (c) With respect to any information furnished by the Trustee pursuant to this Section 8.11, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders (and, with respect to any Mortgage Loan Combination, any related B Loan Holder) of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section 8.11 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or licensed or registered investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or a licensed or registered investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

               Section 8.12 Appointment of Custodians

               The Trustee may appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

               Section 8.13 Representations, Warranties and Covenants of the Trustee

               The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer and for the benefit of the Certificateholders and the B Loan Holders, as of the Closing Date, that:

               (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX

                                   TERMINATION

               Section 9.01 Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans

               Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the Special Servicer, the Holders of a majority of the Percentage Interests of the Controlling Class or the Master Servicer of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (a) the sum of (1) the aggregate Purchase Price of all the Trust Mortgage Loans (exclusive of REO Trust Mortgage Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus (b) (1) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) or (2) solely in the case where the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Special Servicer in respect of such Advances in accordance with Section 3.03(d) and any unpaid Special Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

               The Special Servicer, the Holders of a majority of the Percentage Interests of the Controlling Class and the Master Servicer, in that order of preference at its (or their) option, may each elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Original Trust Mortgage Loans; provided, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so. Notwithstanding the foregoing, no Affiliate of Column may exercise the right to purchase the Trust Mortgage Loans or REO Property as set forth in the preceding sentence.

               If the Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account, (ii) any portion thereof that is payable to a B Loan Holder in connection with an REO Property in accordance with the related intercreditor, co-lender or similar agreement, which portion is to be remitted to such B Loan Holder, and (iii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on each Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

               For purposes of this Section 9.01, the Series 2006-C5 Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

               Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the B Loan Holders and each Rating Agency and, if not previously notified pursuant to this
Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the related Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

               Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(d) and 4.01(e). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(i).

               Section 9.02 Additional Termination Requirements

               (a) If Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each REMIC Pool, within the meaning of Section 860F(a)(4) of the Code:

               (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC Pool's final Tax Returns pursuant to Treasury regulations section 1.860F-1;

               (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as the case may be, for cash; and

               (iii) immediately following the making of the final payment on the Uncertificated REMIC I Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R (in respect of REMIC II) or Class LR (in respect of REMIC I) Certificates all cash on hand (other than cash retained to meet claims), in the Trust Fund and each REMIC Pool shall terminate at that time.

               (b) In the event the Trust Fund is to be terminated while the Swap Agreement is still in effect, the Trustee shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee shall confirm the Class A-MFL Net Fixed Swap Payment, if any, calculated by the Swap Counterparty, and prior to any final distributions to the Holders of the Class A-MFL Certificates pursuant to Section 9.01, shall pay such Class A-MFL Net Fixed Swap Payment, if any, to the Swap Counterparty. In the event that any fees (including termination fees) are payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions to the Class A-MFL Certificates are made pursuant to Section 9.01.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

               Section 10.01 Tax Administration

               (a) The Trustee shall make or cause to be made elections to treat each of the REMIC Pools as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Internal Revenue Service Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC Pool as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Master Servicer, the Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either REMIC Pool other than those interests outstanding on the Closing Date.

               (b) The Closing Date is hereby designated as the "startup day," within the meaning of Section 860G(a)(9) of the Code, of REMIC I and REMIC II.

               (c) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for REMIC I. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for REMIC II. The Trustee is hereby designated as the agent and attorney-in-fact of the Tax Matters Person of each REMIC Pool and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

               (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each REMIC Pool and, as specified in Section 2.05 and Section 4.06, the Grantor Trust Pool and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

               (e) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 10.01(m), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC Pools.

               (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Master Servicer and the Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could, in such Person's reasonable judgment, (i) cause either REMIC Pool to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on net income from foreclosure property imposed by Section 860G(c) of the Code) (either such event, an "Adverse REMIC Event") unless the Master Servicer, Special Servicer or Trustee, as the case may be, receives an Opinion of Counsel (at the expense of the related Borrower (if such expense may be imposed on the related Borrower pursuant to the applicable Mortgage Loan documents), or, if the related Borrower fails or is not required to pay such expense, and the Master Servicer, Special Servicer or Trustee, as the case may be, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, Special Servicer or Trustee) to the effect that the contemplated action will not, with respect to either REMIC Pool, cause either REMIC Pool to fail to qualify as a REMIC or, unless the Master Servicer, the Special Servicer or the Trustee, as the case may be, determines (which determination in the case of the Master Servicer or the Special Servicer is acceptable to the Trustee) that the monetary expense to either REMIC Pool is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to each REMIC Pool, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (g) In the event that any tax is imposed on "prohibited transactions" of either REMIC Pool as defined in Section 860F(a)(2) of the Code, on "contributions" to a REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws (other than a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code or similar provisions of state or local tax laws, provided that the Special Servicer complied with all requirements specified herein for foreclosure property), such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Master Servicer, by the Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party,
(ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account.

               (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the REMIC Pools on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

               (i) Following the Startup Day, none of the Master Servicer, the Special Servicer or the Trustee shall (except as contemplated by Section 2.03) accept any contributions of assets to either REMIC Pool unless the Master Servicer, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either REMIC Pool will not cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either REMIC Pool created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (j) None of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which a REMIC Pool created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

               (k) For the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Uncertificated REMIC I Interests and the Regular Certificates is the Rated Final Distribution Date.

               (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each REMIC Pool on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC Pool created hereunder.

               (m) As soon as possible after the Swap Agreement is entered into (but no later than the first payment date under the Swap Agreement), the Trustee shall request from the IRS a taxpayer identification number for the Grantor Trust Pool and upon receipt thereof deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust Pool on an IRS Form W-9 to the Swap Counterparty and, if requested by the Swap Counterparty (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY.

               (n) None of the Trustee, the Master Servicer or the Special Servicer shall sell or dispose of or substitute for any of the Trust Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Trust Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or
Section 3.18 of this Agreement or pursuant to any Intercreditor Agreement or mezzanine intercreditor agreement) nor acquire any assets for the Trust Fund or either REMIC Pool, nor sell or dispose of any investments in any account maintained by it hereunder for gain, nor accept any contributions to either REMIC Pool after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the party seeking to take such action) that such sale or disposition will not affect adversely the status of either REMIC Pool as a REMIC or cause either REMIC Pool to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

               (o) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Master Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation. The Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

               (p) The Master Servicer and the Special Servicer shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may be related to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

               Section 11.01 Intent of the Parties; Reasonableness

               Except with respect to Section 11.11, Section 11.12 and Section 11.13, the parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Certificates, each of the parties to this Agreement shall cooperate fully with the reasonable requests of the Depositor to deliver or make available to the Depositor (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in the applicable Person's possession and necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, any Servicing Function Participant and the Trustee, as applicable, or the Servicing of the Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance. For the avoidance of doubt, none of the Master Servicer, the Special Servicer or any Servicing Function Participant is responsible to make filings with the Commission.

               Section 11.02 Reserved

               Section 11.03 Information to be Provided by the Master Servicer, the Special Servicer, the Trustee and the Servicing Function Participant

               For so long as the Trust is subject to the reporting requirements of the Exchange Act with respect to the Certificates, in connection with the succession to the Master Servicer, the Special Servicer, any Servicing Function Participant or the Trustee as a servicer or trustee under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer, such Servicing Function Participant or the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer, any Servicing Function Participant or the Trustee, such successor Person shall provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment (as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but no later than required pursuant to Section 11.09), (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

               Section 11.04 Reserved

               Section 11.05 Filing Obligations

               The Master Servicer, the Special Servicer and the Trustee shall, and the Master Servicer and the Special Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement) with which it has entered into a servicing relationship with respect to the Loans to, reasonably cooperate with the Trustee and the Depositor in connection with the Trustee's and Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act.

               Section 11.06 Form 10-D Filings

               Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder. The Trustee shall file each Form 10-D, pursuant to the paragraph immediately succeeding, with a copy of the related Trustee Report attached thereto. Any disclosure in addition to the Trustee Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately succeeding, (and to the extent not otherwise reported pursuant to any other provision of this Agreement) be reported by the parties set forth on
Exhibit V and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Exhibit V), absent such reporting and approval.

               For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date,
(i) each party listed on Exhibit V hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-D Disclosure described on Exhibit V applicable to such party, (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 7th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

               After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review and approval; provided that the Trustee shall use its reasonable best efforts to provide such copy to the Depositor by the 3rd Business Day prior to the 15th calendar day after the related Distribution Date, but in no event earlier than 24 hours after receipt of direction from the Depositor regarding the inclusion of any Additional Form 10-D Disclosure pursuant to the preceding paragraph. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 11.16, not later than (i) 5:30 pm (New York City time) on the 15th calendar day after the related Distribution Date or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). Promptly, but no later than one Business Day after filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section
11.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

               Section 11.07 Form 10-K Filings

               Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each applicable Reporting Servicer, as described under Section 11.11, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 11.12, and (B) if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 11.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 11.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 11.13, and (B) if any registered public accounting firm attestation report described under Section 11.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 11.08. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit W and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting or approval. However, where information from such other party for inclusion in a Form 10-K is not received on a timely basis, but is subsequently provided within a time period that may allow for the timely filing of the applicable Form 10-K or an amendment thereto, then the Trustee shall use reasonable efforts to properly prepare, arrange for execution and file such Form 10-K or amendment thereto.

               For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15th, commencing in March 2007 (i) each party listed on Exhibit W hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-K Disclosure described on Exhibit W applicable to such party,
(ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Other than with respect to itself, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

               After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). After filing with the Commission, the Trustee shall, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article XI. The Trustee shall have no liability with respect to any failure to properly prepare and/or file such Form 10-K resulting from the Trustee's inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

               Section 11.08 Sarbanes-Oxley Certification

               Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") as set forth in Exhibit M-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and the Master Servicer, the Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit N hereto) to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit M-2, M-3 or M-4, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 11 Madison Avenue, New York, NY 10010. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.08 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be. Notwithstanding the foregoing, nothing in this paragraph shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties, (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

               Each Performance Certification shall include a reasonable reliance statement by the Reporting Servicer enabling the Certification Parties to rely upon each (i) annual compliance statement provided by such Reporting Servicer pursuant to Section 11.11, (ii) annual report on assessment of compliance with servicing criteria provided by such Reporting Servicer pursuant to Section 11.12 and (iii) registered public accounting firm attestation report provided by such Reporting Servicer pursuant to Section 11.13.

               Section 11.09 Form 8-K Filings

               Within four (4) Business Days after the occurrence of an event requiring disclosure under Form 8-K (each a "Reportable Event"), and, if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit X and approved or disapproved, as the case may be, by the Depositor and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Exhibit X) absent such reporting and approval.

               For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, (i) the parties listed on
Exhibit X hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (or any officer thereof with respect to Items 1117 and 1119 or Regulation AB as to such party), use their reasonable efforts to provide to the Depositor and the Trustee within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, any Form 8-K Disclosure Information described on Exhibit X as applicable to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, and (ii) include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K no later than 6 p.m. on the second business Day after the Reportable Event. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

               After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (Eastern time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 11.10(b). After filing with the Commission, the Trustee will, pursuant to Section 4.02(c), make available on its internet website a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 11.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section
11.09. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K and not resulting from the Trustee's own negligence, bad faith or willful misconduct.

               Section 11.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports

               (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, and shall provide notice to the other parties hereto in the event such filing is not accomplished. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 11.01, 11.03, 11.05, 11.06, 11.07, 11.08 and 11.09 shall be suspended.

               (b) The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 10.05, may be sent by facsimile or by email and which shall include the identity of the Master Servicer, Special Servicer or the Trustee who did not deliver such information) the Depositor and the Depositor shall notify the Master Servicer or the Special Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the Master Servicer or the Special Servicer is required to provide such disclosure information. If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor of such inability to make a timely filing with the Commission. In the case of Forms 10-D and 10-K, the parties hereto, as necessary, shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will, in the case of any such amended forms relating to Additional Form 10-D Disclosure or to Additional Form 10-K Disclosure, notify the Depositor, and the Depositor shall notify the Master Servicer or the Special Servicer and such parties shall cooperate (only to the extent information regarding, or an action of, such party is any part of the reason for such amendment) to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed, in the case of Form 15, Form 12b-25 or any amendments to Form 8-K or Form 10-D, by a duly authorized officer of the Depositor, and in the case of Form 10-K, by a senior officer of the Depositor in charge of securitization. The Depositor, the Master Servicer and the Special Servicer acknowledge that the performance by the Trustee of its duties under this Section 11.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicer, the Depositor and the Special Servicer performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               Section 11.11 Annual Compliance Statements

               The Master Servicer, the Special Servicer, the Trustee and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each a "Certifying Servicer") shall, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or
(iii) of Regulation AB) with which it has entered into a servicing relationship with respect to the Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit N hereto) to, deliver to the Depositor and the Trustee on or before March 15th of each year (with no grace period), commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that
(A) a review of such Certifying Servicer's activities during the preceding fiscal year or portion thereof and of such Certifying Servicer's performance under this Agreement (or the applicable sub-servicing agreement, as the case may be), has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Certifying Servicer shall forward a copy of each such statement to the Controlling Class Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of any such Officer's Certificates until April 30 in any given year, so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

               Section 11.12 Annual Reports on Assessment of Compliance with Servicing Criteria

               By March 15th (with no cure period) of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2007, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Loan), the Trustee and each Servicing Function Participant, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use reasonable efforts to cause each other Servicing Function Participant (other than any party to this Agreement and any Sub-Servicer listed on Exhibit N hereto) with which it has entered into a servicing relationship with respect to the Loans to furnish, each at its own expense, to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria for the preceding fiscal year that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

               No later than ten (10) Business Days after the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer, the Special Servicer and the Trustee shall each forward to the Trustee and the Depositor the name and address of each Servicing Function Participant engaged by it during such fiscal year or portion thereof (except for any Servicing Function Participant listed on Exhibit N hereto) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, Special Servicer, the Trustee and each Servicing Function Participant submit their respective assessments to the Trustee and the Depositor, each such party shall also at such time, if it has received the assessment (and attestation required pursuant to Section 11.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Trustee.

               Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the Master Servicer, Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit U and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in any given year that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

               The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 11.12 by the Master Servicer, the Special Servicer or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

               Section 11.13 Annual Independent Public Accountants' Attestation

               By March 15th of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2007, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall use reasonable efforts to cause, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit N hereto) to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee or such other Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor for the preceding fiscal year, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

               Promptly after receipt of such report from the Master Servicer, Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement and any Sub-Servicer listed on Exhibit N hereto), (i) the Depositor shall have the right to review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant as to the nature of any material instance of noncompliance by the Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant with the Relevant Servicing Criteria, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's or the applicable Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section 11.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee, the Trustee nor any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 30 in any given year so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

               Section 11.14 Exchange Act Reporting Indemnification

               Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party, the Depositor and their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach of its obligations under this Article XI or
(ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations.

               The Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit N hereto) to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

               If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, each Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute, as applicable, to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XI (or breach of its representations or obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, Special Servicer and the Trustee shall use reasonable best efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than any party to this Agreement and any Sub-Servicer listed on Exhibit N hereto) with respect to the Loans to agree to the foregoing indemnification and contribution obligations.

               Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

               Section 11.15 Amendments

               Nothing contained in this Article XI shall be construed to require any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K. The failure of any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K shall not be regarded as a breach by such party of any of its obligations under this Agreement. This Article XI may be amended by the parties hereto pursuant to Section 11.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market, without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement, provided however, no such amendment shall modify the obligations of Master Servicer or the Special Servicer under Section 10.10(c) hereunder, provided, further, that certificates and reports (or substantially similar certificates and reports) required to be delivered pursuant to Section 11.11, Section 11.12 and Section
11.13 will continue to be required regardless of any such amendment to this Agreement.

               Section 11.16 Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods

               (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with this Agreement and any other procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at Credit Suisse First Boston Mortgage Securities Corp. at 11 Madison Avenue, New York, New York 10010, Attention:
Jeffrey Altabef, with a copy to Casey McCutcheon, Esq. and the signing party at the Trustee, if applicable, can be contacted at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5.

               (b) Notwithstanding anything in Section 10.05 to the contrary, any notice required to be delivered to the Depositor under this Article XI shall be properly given if sent by facsimile to (212) 743-5227 Attention: Jeffrey Altabef (or such other number as the Depositor may instruct) and by email to Jeffrey.altabef@credit-suisse.com (or such other email address as the Depositor may instruct).

               (c) For the avoidance of doubt:

               (i) Neither the Master Servicer nor the Special Servicer shall be subject to an Event of Default, as applicable, pursuant to Section 7.01(a)(xi) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, prior to the date which causes Trustee to be delinquent in any filing obligation provided for under this Article XI, provided, that if any such party fails to comply with the delivery requirements of this Article XI which prevents the Trustee from making any required filing, such failure shall constitute an Event of Default; and

               (ii) Neither the Master Servicer nor the Special Servicer shall be subject to an Event of Default, pursuant to pursuant to Section 7.01(a)(xi) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article XI by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports (which reporting periods will include any occurring after the Trustee files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act).

               Section 11.17 Termination of the Trustee

               Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article XI; provided that
(a) such termination shall not be effective until a successor Trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare, arrange for execution or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms, any Form 15 or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or timely file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Trustee may not be terminated if, following the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply with any of such obligations under Sections 11.06, 11.07, 11.09, 11.11, 11.12 or 11.13 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section
11.17 and (d) if the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this Section 11.17 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

               Section 11.18 [RESERVED].

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

               Section 12.01 Amendment

               (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any of the B Loan Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either REMIC Pool or the Grantor Trust Pool at least from the effective date of such amendment, (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool or the Grantor Trust Pool or (Z) to comply with any requirements imposed by the Commission with respect to any proposed or adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the Depositor, any Underwriter or the Trust Fund, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that no such amendment may adversely affect in any material respect the rights or obligations of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of such Mortgage Loan Seller; and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv) or
(vii) above shall not adversely affect in any material respect the interests of any Certificateholder, any B Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of any particular Certificateholder, B Loan Holder or third party beneficiary, an acknowledgment to that effect from such Person) (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

               (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any B Loan Holder, without the consent of such B Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any B Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such B Loan Holder, as applicable, (iii) modify the provisions of this Section 12.01 or the definition of "Servicing Standard," without the consent of the Holders of all Certificates then outstanding and the consent of the B Loan Holders, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66 2/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), (v) adversely affect in any material respect the interests or rights of any third-party beneficiary to this Agreement or any provision herein, including the Mortgage Loan Sellers, without the consent of such third-party beneficiary or (vi) adversely affect in any material respect the interests or rights of the Swap Counterparty without the consent of such Swap Counterparty. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

               (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have received from the party requesting the amendment an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to either REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust Pool.

               (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and each B Loan Holder and to each Rating Agency.

               (e) It shall not be necessary for the consent of Certificateholders or any B Loan Holder under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders and B Loan Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

               (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects the Trustee's rights, duties and immunities under this Agreement or otherwise.

               (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Distribution Account.

               (h) Notwithstanding the foregoing, absent a material adverse effect on any Certificateholder, this Agreement may be amended by the parties hereto without the consent of any of the Certificateholders to the extent necessary for any Mortgage Loan Seller and their Affiliates to obtain accounting "sale" treatment for the Mortgage Loans under FAS 140.

               Section 12.02 Recordation of Agreement; Counterparts

               (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that such recordation is for the benefit of a B Loan Holder, by such B Loan Holder, as the case may be) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the B Loan Holders.

               (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 12.03 Limitation on Rights of Certificateholders and B Loan Holders

               (a) The death or incapacity of any Certificateholder or any B Loan Holder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or B Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) No Certificateholder or B Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the B Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder or any B Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder or B Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, in the case of a Certificateholder, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

               It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 12.04 Governing Law

               This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

               Section 12.05 Notices

               Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number: (212) 743-4756 (with a copy to Casey McCutcheon, telecopy number: (212) 325-8282); (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 204-2290, Attention: Bryan Nitcher, with a copy to: KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy number: (216) 689-5681, Attention: Robert C. Bowes, with an additional copy to: Polsinelli Shalton Welte Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112, telecopy number: (816) 753-1536, Attention: Kraig Kohring; (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy Wolpert and Thomas F. Nealon III, Esq., telecopy number (305) 695 5601, and Attention: Javier Benedit, telecopy number (305) 695-5199, with copies to Alan Kazan, Bilzin Sumberg Baena Price & Axelrod LLP, 200 S. Biscayne Blvd., Suite 2500, Miami, Florida 33131, telecopy number (305) 351-2229; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., to the Corporate Trust Office, telecopy number (410) 715-2380; (v) in the case of the Rating Agencies, (A) Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: Commercial MBS Monitoring Department, telecopy number: (212) 553-0300; and (B) S&P, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (vi) in the case of a Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (vii) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; (viii) in the case of the Series 2006-C5 Directing Certificateholder, LNR Securities Holdings, LLC, 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139, Attention: Steven N. Bjerke, telecopy number:
(305) 695-5449; and (ix) in the case of a B Loan Holder, at the address set forth in the related Intercreditor Agreement; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

               Section 12.06 Severability of Provisions

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 12.07 Grant of a Security Interest

               The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Mortgage Loans, all principal and interest received or receivable with respect to the Trust Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, any Mortgage Loan Combination Custodial Account (insofar as such amounts relate to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Trust Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 12.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

               Section 12.08 Successors and Assigns; Beneficiaries

               The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders and the other persons referred to in Section 6.03. The B Loan Holders and each party under a pooling and servicing agreement, trust agreement or other agreement that sets forth the terms of a securitization which holds any B Loan are each an intended third-party beneficiary in respect of the rights afforded it hereunder. Each Mortgage Loan Seller and, subject to any limited recourse provisions in the Swap Agreement, the Swap Counterparty is an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

               Section 12.09 Article and Section Headings

               The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

               Section 12.10 Notices to Rating Agencies

               (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured; (iii) the resignation, termination, merger or consolidation of the Master Servicer or the Special Servicer;

               (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

               (v) the repurchase of Trust Mortgage Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee, as applicable; and

               (vi) the final payment to any Class of Certificateholders.

               (b) The Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation, merger, consolidation or removal of the Trustee; and

               (ii) any change in the location of the Collection Account or any Mortgage Loan Combination Custodial Account.

               (c) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following (to the extent not already delivered pursuant to the terms of this Agreement):

               (i) each of its annual statements as to compliance described in Sections 11.11 and 11.12;

               (ii) all reports and other items for Trust Mortgage Loans delivered by the Master Servicer and the Special Servicer, as the case may be, pursuant to Section 3.12 (to the extent requested by such Rating Agency);

               (iii) each of its annual independent public accountants' servicing reports described in Section 11.13;

               (iv) each waiver and consent provided by the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 3.08 for Trust Mortgage Loans that, in each case, represent 2% or more of the aggregate principal balance of the Mortgage Pool;

               (v) any officers' certificates delivered by the Master Servicer or the Special Servicer, as the case may be, to the Trustee (to the extent requested by such Rating Agency);

               (vi) all site inspections conducted by or on behalf of the Master Servicer or the Special Servicer, as the case may be (to the extent requested by such Rating Agency);

               (vii) all operating statements collected or obtained by the Master Servicer or the Special Servicer, as the case may be (to the extent requested by such Rating Agency);

               (viii) all rent rolls and sales reports to the extent provided by the Borrowers to the Master Servicer or the Special Servicer, as the case may be, and requested by such Rating Agency;

               (ix) any proposed no downgrade request by the Master Servicer or the Special Servicer, as the case may be;

               (x) any extension or modification of the Maturity Date of any Trust Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be;

               (xi) any change in the lien priority on a Mortgage Loan;

               (xii) any modification, waiver or amendment of any material term of any Trust Mortgage Loan with a Stated Principal Balance in excess of $5,000,000 by the Master Servicer or the Special Servicer, as the case may be; and

               (xiii) any other document in its possession that shall be reasonably requested by any Rating Agency.

            IN WITNESS WHEREOF, the parties to this Pooling and Servicing Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CREDIT SUISSE FIRST BOSTON
                                          MORTGAGE SECURITIES CORP.,
                                          as Depositor


                                       By:   /s/ Jeffrey A. Altabef
                                          -------------------------------------
                                          Name:  Jeffrey A. Altabef
                                          Title: Vice President


                                       KEYCORP REAL ESTATE CAPITAL
                                          MARKETS, INC.,
                                          as Master Servicer


                                       By:   /s/ Clay M. Sublett
                                          -------------------------------------
                                          Name:  Clay M. Sublett
                                          Title: Senior Vice President


                                      LNR PARTNERS, INC.,
                                          as Special Servicer


                                       By:   /s/ Steven N. Bjerke
                                          -------------------------------------
                                          Name:  Steven N. Bjerke
                                          Title: Vice President


                                       WELLS FARGO BANK, N.A.,
                                          as Trustee


                                       By:   /s/ Amy Mofsenson
                                          -------------------------------------
                                          Name:  Amy Mofsenson
                                          Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 22nd day of December 2006 before me, a notary public in and for said State, personally appeared Jeffrey A. Altabef, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                    /s/ Allyson Funk
                                          -------------------------------------
                                                      Notary Public

STATE OF MISSOURI       )
                        )  ss.:
COUNTY OF JACKSON       )


            On this 22nd day of December, 2006 before me, appeared Clay M. Sublett, to me personally known, who being by me duly sworn, did say that he is a Senior Vice President of KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, and that the foregoing instrument was signed on behalf of said corporation by authority, and Clay M. Sublett, acting as a Senior Vice President of said corporation, acknowledged said instrument to be the free act and deed of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               /s/ Annavene Tompkins
                                  ----------------------------------------------
                                  Notary Public in and for Said County and State



My Commission Expires:

2-16-08

STATE OF FLORIDA        )
                        )  SS:
COUNTY OF MIAMI-DADE    )


            The foregoing instrument was acknowledged before me this 19th day of December, 2006, by Steven N. Bjerke, as Vice President on behalf of LNR Partners, Inc., a Florida corporation; such individual is personally known to me or has produced a driver's license as identification.

My Commission Expires:  August 30, 2007

                                    /s/ Caroline J. Hannah
                                    ------------------------------------------
      [NOTARIAL SEAL]               Print Name:  Caroline J. Hannah
                                    Notary Public, State of Florida

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 22nd day of December 2006 before me, a notary public in and for said State, personally appeared Amy Mofsenson, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/ Janet M. Jolley
                                          ------------------------------------
                                                      Notary Public

                                   EXHIBIT A-1

                  FORM OF CLASS A-X AND CLASS A-SP CERTIFICATES

    CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES
                                     2006-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable          Class Notional Amount of the Class
                                     [A-X] [A-SP] Certificates as of
                                     the Closing Date:
                                     $________________

Closing Date: December 22, 2006      Initial Certificate Notional
                                     Amount of this Certificate as of
First Distribution Date: January     the Closing Date:
16, 2007                             $________________

Master Servicer:                     Aggregate Stated Principal Balance
KeyCorp Real Estate Capital          of the Mortgage Loans as of the
Markets, Inc.                        Closing Date ("Initial Pool
                                     Balance"): $[_____________]

Special Servicer:
LNR Partners, Inc.

                                     Trustee:
                                     Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-SP]-__      CUSIP No.: _____________
                                     ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FOR CLASS A-X ONLY: THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LNR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[FOR CLASS A-X ONLY: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[FOR CLASS A-X REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) ,and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           [THE NEXT EIGHT PARAGRAPHS ARE FOR CLASS A-X ONLY: No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

           If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

           Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

           Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

           Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

           Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

           The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

           None of the Depositor, the Trustee, or the Certificate Registrar is obligated to register or qualify the Class A-X Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Credit Suisse Securities (USA) LLC, the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.]

           No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a violation of any federal, state or local law materially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")). [FOR CLASS A-X ONLY: Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or the imposition of tax under such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee, (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).]

           [FOR CLASS A-X ONLY: If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.]

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

           Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

           The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, or the Master Servicer to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               WELLS FARGO BANK, N.A.
                               as Trustee

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [A-X] [A-SP] Certificates referred to in the within-mentioned Agreement.

Dated: December 22, 2006

                               WELLS FARGO BANK, N.A.
                               as Certificate Registrar

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:
                               -------------------------------------------------
                               Signature by or on behalf of Assignor


                               -------------------------------------------------
                               Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

           The Assignee should include the following for purposes of distribution:

           Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                             -----------------------------------
for the account of
                  --------------------------------------------------------------

           Distributions made by check (such check to be made payable to
                           ) and all applicable statements and notices should be
---------------------------
mailed to
         ----------------------------------------------------------------------.

           This information is provided by                                     ,
                                          -------------------------------------
the Assignee named above, or                                                   ,
                            ---------------------------------------------------
as its agent.

                                  EXHIBIT A-1A

                        FORM OF CLASS A-MFL CERTIFICATES

                                   CLASS A-MFL
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per        Class Principal Balance of the
annum] [Variable]                    Class A-MFL Certificates as of the
                                     Closing Date:
                                     $_________________

Closing Date: December 22, 2006      Initial Certificate Principal
                                     Balance of this Certificate as of
First Distribution Date: January     the Closing Date:
16, 2007                             $_________________

Master Servicer:                     Aggregate Stated Principal Balance
KeyCorp Real Estate Capital          of the Mortgage Loans as of the
Markets, Inc.                        Closing Date ("Initial Pool
                                     Balance"): [_____________]

Special Servicer:                    Trustee:
LNR Partners, Inc.                   Wells Fargo Bank, N.A.

Certificate No. A-MFL-___            CUSIP No.: _____________
                                     ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LNR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE AND A SWAP CONTRACT, AND CONSTITUTES AN INTEREST IN A GRANTOR TRUST.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-MFL Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class A-MFL Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-MFL Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a violation of any federal, state or local law materially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")).

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

           Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

           The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class A-MFL Certificates referred to in the within-mentioned Agreement.

Dated: December 22, 2006

                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

           The Assignee should include the following for purposes of distribution:

           Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                             -----------------------------------
for the account of
                  --------------------------------------------------------------

           Distributions made by check (such check to be made payable to
                           ) and all applicable statements and notices should be
---------------------------
mailed to
         ----------------------------------------------------------------------.

           This information is provided by                                     ,
                                          -------------------------------------
the Assignee named above, or                                                   ,
                            ---------------------------------------------------
as its agent.

                                   EXHIBIT A-2

    FORM OF CLASS A-1, CLASS A-2, CLASS A-AB, CLASS A-3, CLASS A-1-A, CLASS
                         A-M AND CLASS A-J CERTIFICATES

               CLASS [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J]
                        COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per        Class Principal Balance of the
annum] [Variable]                    Class [A-1], [A-2], [A-AB] [A-3]
                                     [A-1-A] [A-M] [A-J] Certificates as of the
                                     Closing Date:
                                     $_________________

Closing Date: December 22, 2006      Initial Certificate Principal
                                     Balance of this Certificate as of
First Distribution Date: January     the Closing Date:
16, 2007                             $_________________

Master Servicer:                     Aggregate Stated Principal Balance
KeyCorp Real Estate Capital          of the Mortgage Loans as of the
Markets, Inc.                        Closing Date ("Initial Pool
                                     Balance"): [_____________]

Special Servicer:
LNR Partners, Inc.

                                     Trustee:
                                     Wells Fargo Bank, N.A.

Certificate No. [A-1] [A-2] [A-AB]   CUSIP No.: _____________
[A-3], [A-1-A] [A-M] [A-J] -___      ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LNR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS A-M AND CLASS A-J: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a violation of any federal, state or local law materially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")).

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

           Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

           The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               WELLS FARGO BANK, N.A.
                                   as Trustee

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [A-1] [A-2] [A-AB] [A-3] [A-1-A] [A-M] [A-J] Certificates referred to in the within-mentioned Agreement.

Dated: December 22, 2006

                               WELLS FARGO BANK, N.A.
                               as Certificate Registrar

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

           The Assignee should include the following for purposes of distribution:

           Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                             -----------------------------------
for the account of
                  --------------------------------------------------------------

           Distributions made by check (such check to be made payable to
                           ) and all applicable statements and notices should be
---------------------------
mailed to
         ----------------------------------------------------------------------.

           This information is provided by                                     ,
                                          -------------------------------------
the Assignee named above, or                                                   ,
                            ---------------------------------------------------
as its agent.

                                   EXHIBIT A-3

     FORM OF CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H,
       CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, AND
                              CLASS Q CERTIFICATES

        CLASS [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q]
                               COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through                           Rate: [Variable] Class Principal Balance
                                       of the [B] [C] [D] [E] [F] [G] [H] [J]
                                       [K] [L] [M] [N] [O] [P] [Q]Certificates
                                       as of the Closing Date:
                                       $_________________

Closing Date: December 22, 2006        Initial Certificate Principal
                                       Balance of this Certificate as of
First Distribution Date: January 16,   the Closing Date:
2007                                   $_________________

Master Servicer:                       Aggregate Stated Principal Balance
KeyCorp Real Estate Capital Markets,   of the Mortgage Loans as of the
Inc.                                   Closing Date: ("Initial Pool
                                       Balance"): [_______________]

Special Servicer:
LNR Partners, Inc.

                                       Trustee:
                                       Wells Fargo Bank, N.A.

Certificate No. [B] [C] [D] [E] [F]    CUSIP No.: _____________
[G] [H] [J] [K] [L] [M] [N] [O] [P]    ISIN No.: _____________
[Q]-___

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LNR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

           This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

           This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

           If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery other than in the form of an interest in this Rule 144A Global Certificate.

           Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

           Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

           Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

           Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

           The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

           None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [B] [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities
(USA) LLC, the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

           No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a violation of any federal, state or local law materially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Primary Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) in the case of a governmental plan subject to Similar Law, a certification that the purchase and holding of such Certificate by the governmental plan would not result in a violation of, or the imposition of tax under such Similar Law; or (v) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code (or, in the case of a governmental plan, would not result in a violation of applicable Similar Law).

           If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

           Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

           The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                            Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] Certificates referred to in the within-mentioned Agreement.

Dated: December 22, 2006

                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                            Authorized Representative

                                   ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

           The Assignee should include the following for purposes of distribution:

           Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                             -----------------------------------
for the account of
                  --------------------------------------------------------------

           Distributions made by check (such check to be made payable to
                           ) and all applicable statements and notices should be
---------------------------
mailed to
         ----------------------------------------------------------------------.

           This information is provided by                                     ,
                                          -------------------------------------
the Assignee named above, or                                                   ,
                            ---------------------------------------------------
as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS V CERTIFICATES

              CLASS V COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: December 22, 2006      Percentage Interest evidenced by
                                     this Class V Certificate: ______%
First Distribution Date: January
16, 2007

Master Servicer:                     Aggregate Stated Principal Balance
KeyCorp Real Estate Capital          of the Mortgage Loans as of the
Markets, Inc.                        Closing Date ("Initial Pool
                                     Balance"): $[_____________]

Special Servicer:                    Trustee:
LNR Partners, Inc.                   Wells Fargo Bank, N.A.

Certificate No. V-___                CUSIP No.: ______________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LNR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           This certifies that [__________________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a violation of any federal, state or local law materially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law.

           If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

           The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, at a price determined as provided in the Agreement, of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               WELLS FARGO BANK, N.A.
                               as Trustee

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

           This is one of the Class V Certificates referred to in the within-mentioned Agreement.

Dated: December 22, 2006

                               WELLS FARGO BANK, N.A.
                               as Certificate Registrar

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

           (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

           The Assignee should include the following for purposes of distribution:

           Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                             -----------------------------------
for the account of
                  --------------------------------------------------------------

           Distributions made by check (such check to be made payable to
                           ) and all applicable statements and notices should be
---------------------------
mailed to
         ----------------------------------------------------------------------.

           This information is provided by                                     ,
                                          -------------------------------------
the Assignee named above, or                                                   ,
                            ---------------------------------------------------
as its agent.

                                   EXHIBIT A-5

                    FORM OF [CLASS R] [CLASS LR] CERTIFICATES

       [CLASS R] [CLASS LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: December 22, 2006      Percentage Interest evidenced by
                                     this [Class R] [Class LR]
First Distribution Date: January     Certificate: ___%
16, 2007

Master Servicer:                     Aggregate Stated Principal Balance
KeyCorp Real Estate Capital          of the Mortgage Loans as of the
Markets, Inc.                        Closing Date ("Initial Pool
                                     Balance"): [_____________]

Special Servicer:                    Trustee:
LNR Partners, Inc.                   Wells Fargo Bank, N.A.

Certificate No. [R] [LR]-___         CUSIP No.: __________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., LNR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

           This certifies that [_______________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the [Class R] [Class LR] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor," which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

           Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the [Class R] [Class LR] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

           The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

           This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

           No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

           No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code (or, in the case of a governmental plan, would result in a violation of any federal, state or local law materially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (a "Similar Law")). Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

           Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

           Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder."

           The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a [Class R] [Class LR] Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a [Class R] [Class LR] Certificate to a Person that is not a Permitted Transferee.

           A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

           A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

           A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia, or an estate whose income includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

           If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

           As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

           No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

           The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

           Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class or the Master Servicer, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer or the Master Servicer, any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

           The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC as a REMIC, without the consent of the Holders of any of the Certificates.

           Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

           This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

           IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               WELLS FARGO BANK, N.A.
                               as Trustee

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

           This is one of the [Class R] [Class LR] Certificates referred to in the within-mentioned Agreement.

Dated: December 22, 2006

                               WELLS FARGO BANK, N.A.
                               as Certificate Registrar

                               By:
                                   ---------------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

           (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

           I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

           The Assignee should include the following for purposes of distribution:

           Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                             -----------------------------------
for the account of
                  --------------------------------------------------------------

           Distributions made by check (such check to be made payable to
                           ) and all applicable statements and notices should be
---------------------------
mailed to
         ----------------------------------------------------------------------.

           This information is provided by                                     ,
                                          -------------------------------------
the Assignee named above, or                                                   ,
                            ---------------------------------------------------
as its agent.

                                   EXHIBIT B-1

                     SCHEDULE OF COLUMN TRUST MORTGAGE LOANS

                             MORTGAGE LOAN SCHEDULE

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2006-C5


#     Crossed   Property Name
---   -------   -----------------------------------------------
  1             Babcock & Brown FX 4
  2             Queens Multifamily Portfolio
  3             720 Fifth Avenue
  5             280 Park Avenue
  6             W New York - Union Square
  7             Waterfront Plaza
  8   A         West Covina Village Community Shopping Center
  9   A         Wells Fargo Bank Tower
 10             Best Western President
 11   B         Mira Mesa Marketplace West
 12   B         Mira Mesa Marketplace East
 13             Roger Williams
 14             Sandhill Phase I
 15             Space Park
 16             Parker Corporate Center
 17   C         NP North Park Crossing
 18   C         NP Regal Cinema
 19   C         NP Sherwood Landing & Outback Steakhouse
 20             Verio Building
 21             North Ranch Mall
 23             Somerset Square
 24             360 - 386 Fordham Rd
 25             Torrey Highlands Village Center
 27             Hotel Andra
 28             148-154 Columbus Avenue
 29             7025 Scottsdale
 30             Caribbean Isle Apartments
 31             Seven Oaks Apartments
 32             The Waters Building
 33             Legacy at Friendly Manor
 34             The Mansfield Hotel
 36             Canyon Oaks Apartments
 37             Haggar Corporate Headquarters
 39             Jeronimo Center
 40             Canebrake Apartments
 41             Union Hills Square
 42   D         Concourse 100
 43   D         Concourse 800
 44             Akers Center
 45             Parkway Plaza
 46             400 West 14th Street
 47             Chidlaw Industrial WH (Refi)
 48             McClintock Fountains
 49             Summit Center Marketplace
 50             Burwick Farms Apartment Homes
 51             Lake Point Business Center
 52             Avalon Park Town Center Phase II
 53             Harvest Plaza
 54             Woodbridge Villas Apartments
 55             Legacy Apartments
 56             Smoketree Apartments
 57             MacArthur Park Apartments
 59             Gateway Plaza
 60             Shoppes of Olney
 61             209 West Jackson
 62             Sprouts Center Mesa
 63             Comfort Inn & Suites Chicago
 64             163-18 Jamaica Avenue
 65             Country Inn & Suites Denver
 66             2500 West Bradley
 67             Kennestone Physicians Center Phase II
 69             Catalina Mission Apartments
 70             Publix Market Square Haile Village
 71             Sunbreeze Apartments
 73             Roswell Summit
 74             Hilton Garden Inn Plymouth
 76             Hilton Garden Inn Columbus/Polaris
 77             Brentwood Retail Center
 78             Holiday Inn Express - Long Island City
 79             Beacon Ridge Tower
 80             Holiday Inn Select Dallas
 81             Gardens of Canal Park Apartments
 82             Observation Point Apartments
 83             Heald Business College
 84             Southgate Business Center I
 85             Palladium at Deep River
 87             Brandon Walk Apartments
 88             Best Western Mill River Manor
 89             Heartland Ridge Apartments
 90   E         Safeland Storage I
 91   E         Safeland Storage II
 92             Woodcrest Apartments
 93             The Promenade at Jones Bridge
 94             Staybridge Suites Chattanooga
 95             Market Place & Pointe South
 96             Towne Oaks Apartments (PARENT)
 97             Commerce Plaza I
 98             Satyr Hill Shopping Center
 99             Sprouts Center Glendale
100             Las Brisas Apartments
101             6400 Powers Ferry Landing
102             The Cottages on Elm
103             Destination Ramon
104             Grocery Outlet Portfolio
105             Arbors of Perrysburg
106             360 White Plains - Parent
107             Lincoln Plaza
108             North 41 Plaza
109             Holiday Inn Express Brandon
110             Dublin Village
111             Shady Oaks Apartments
112             Hillside Center
113             Holiday Inn Express Austin
114             Holiday Inn Express Easton
115             507, 515, 517 West 171st Street
116             Park Avenue Plaza
117             Country Inn & Suites Mankato
118             Brookstone Apartments
120             Lakeside Apartments
123             Courtyard by Marriott Layton
124             Holiday Inn Express Frackville
125             Westwood Fountains Apartments
126             Irwin Union Bank
127             Americana Park Mobile Home Park
132             Cortez West Shopping Center
133             Marketplace North II
134             Tower Station
136             Fairfield Inn & Suites Muskegon Norton Shores
137             Summerfield Shopping Center
138             150 West 140th Street
139             Ashton Park
141             Dorsey Business Center III
142             Preston Walk II
143             Holiday Inn Express Centerville
144             Holiday Inn Express St. Joseph, MI
145             Brookside Apartments
146             The Concourse
147             Hampton Inn Muskegon
148             Melrose Manor
149             Bazaar 280 Retail Center
150             Trinity Commons
151             Orlando North Service Center
152             Hidden Acres Apts Phase II
153             Southport Plaza
155             Johnson's Mobile Home Park & Marshwood Estates
156             Poplar Hill Medical Center
157             Shoppes at 521
158             15477 Ventura
159             96th & Madison
160             Ford City Office Plaza
161             Bradford Crossing
162             Country Club Marketplace
163             115 Park Street
164             Towne Crest Village
165             TownePlace Suites East Lansing
166             Ridgeview Marketplace
167             Chambers Ridge Apartments
168             Shops at West Pointe
169             Sheldon Plaza Shopping Center
170             Kennedy's Landing
171             Walgreens Festus
172             Four Gateway Plaza
173             Shannon Square
174             Claim Jumper at Deer Valley Towne Center
175             Hampton Inn Hinesville
176             Hampton Inn Sumter
177             StarKey Self Storage
178             Hampton Inn Johnson City
179             Mobile Home Terrace
180             Holiday Inn Express Hotel & Suites Morehead
181             Stonecrest Promenade
182             St. Germain Apartments
183             Corpus Christi Self Storage
184             Carlsbad Airport Center
185             SY Venture II
186             BV Properties Temecula
187             Pinegate Shopping Center
188             Royalgate and Timberwood Apartments
189             208 W. 4th Street
190             Ward Circle Retail
191             Shoppes at Pittsburgh Mills (2)
192             Valle Verde Pad #1
193             Remax office
194             Bartlett Square Retail Center
195             Federal Express Building
196             Old Town Plaza
197             Shoppes at Armenia
198             Metro Plaza
199             Lodge Apartments
200             Mill Ohm Building
201             Cornerstone Plaza
202             Elmsley Square
203             Madison Commons
204             485 Kings Highway
205             Comfort Suites Goldsboro
206             Town Place Square Pad C
207             Tomball Plaza
208             Terrace Eateries
209             Oaklandon Plaza
210             Spencer Square Apartments
212             Holiday Inn Express Hotel & Suites Laurinburg
213             Pinnacle Park Shops
214             Watkins Plaza
215             Camp Creek Shopping Center
216             Albemarle Shops
217             Adams and Tabor Shopping Center 2
218             MeadowPointe Office Park
219             Gramercy Park Townhomes
220             Fairway Center
221             11969 Jefferson Avenue
222             Pleasant Valley Plaza
223             Mallard Park Apartments
224             Greenbriar Apartments
225             1st & Maple Office Building
226             3032 Nostrand Avenue
227             Arlington Shops
228             Wesleigh Run Apartments
229             Summerwinds
230             CVS Fort Worth
231             College Oaks Apartments
232             Preston Walk I
233             Sunshine Village Mobile Home Park
234             Lakeridge Shopping Center
235             Shoppes of Ocala
236             Eden Gate Shops
237             JJ's Plaza
238             State Street Plaza
239             Del Amo Metro
240             Dowlen St. Retail Center
241             1310 Liberty Plaza
242             Fairfield Inn Okemos
243             Lafayette Gardens
244             Fawndale Apartments
245             Paseo Medical Center
246             Country Village Apartments
247             Camelback Retail 2
248             Brandon Square
249             Lantern Square
250   F         Mason Office Showroom
251   F         Beckett Showroom II
252             Northside Garden Apartments
253             Winding Creek Apartments
254             Wards Corner Shops
255             Woodsedge Plaza
256             3104 Edloe Office Building
257             Brookhollow Atrium
258             Gresham Court Apartments
259             Holiday Inn Express Plymouth
260             Plymouth Mobile Manor
261             Brighton Apartments
262             Jones Valley Station
263             Willow Glen Shopping Center
264             Lexington Retail Center
265             Madisonville Plaza
266             Ambulatory Care Center
267             Ruby Mobile Home Park Portfolio
268             Akron Student Housing Portfolio
269             Village Commons IV
271             Elsea Mobile Home Park
272             Hillcrest Apartments
273             Greenwood Pointe Shoppes
274             Morgan Road Station
275             Plaza Alondra Apartments
276             Northglen Village Shops
277             Warrenton Office
278             Leeds Station
279             San Fernando Road Industrial
280             McKinney Square Retail Strip
281             Railway Plaza
282             Strawberry Hill Apartments
283             Vance Jackson Self Storages (2)
284             Little Five Points Retail
285             Fountain Center
286             Town Manor Apartments
287             Greenhill Estates Mobile Home Park
288             Applebee's Ground Lease - Joliet, IL
289             Village Retail
290             Plaza at Flowery Branch
291             197 Main Street
292             Crossview Plaza
293             Applebee's Ground Lease - Arlington Heights, IL
294             Mazzei Blair
295             1435 Upper Front Street
296             Family Dollar Center
297             34 East Main Street
298             Lombardy Plaza
299             PNC Bank Cold Spring
300             Robbinsdale Retail Shop
301             Springville Mobile Home Park
302             Layton Market
303             1849 Kingwood Office Building
304             98-20 Metropolitan Ave


#     Address
---   ---------------------------------------------------------------------------------------
  1
  2
  3   720 Fifth Avenue
  5   280 Park Avenue
  6   201 Park Avenue South
  7   500 Ala Moana Boulevard
  8   301-477 North Azusa Avenue
  9   100 North Barranca Street
 10   234 West 48th Street
 11   10604-10788 Westview Parkway
 12   10643-10789 Westview Parkway
 13   131 Madison Avenue
 14   418 Town Center Place
 15   1100 Space Park Drive
 16   1311 Mamaroneck Avenue
 17   4th and Range Line Road
 18   648 Market Street
 19
 20   2334 Lundy Place
 21   3815-3967 East Thousand Oaks Boulevard
 23   120-170 Glastonbury Boulevard
 24   360-386 East Fordham Road
 25   7805-7875 Highlands Village Place
 27   2000 Fourth Avenue
 28   148-156 Columbus Avenue
 29   7025 North Scottsdale Road
 30   2848 Caribbean Isle Boulevard
 31   2001 West Campbell Road
 32   161 Ottawa Avenue Northwest
 33   5402 Friendly Manor Drive
 34   12 West 44th Street
 36   1601 Royal Crest
 37   11511 Luna Road
 39   25800 Jeronimo Road and 24001 Via Fabricante
 40   8891 Sugarland Drive
 41   8110-8190 West Union Hills Drive
 42   100 Concourse Parkway
 43   800 Concourse Parkway
 44   1401-1497 East Franklin Boulevard
 45   701 Sonoma Mountain Parkway
 46   400 West 14th Street and 2936 Third Avenue
 47   2221 East Bijou Street
 48   1830-1860 East Warner Road
 49   1284-1300 Summit Avenue
 50   525 West Highland Road
 51   6200-6360 Hazeltine National Drive
 52   12000 Avalon Lakes Drive
 53   9650 Strickland Road
 54   7920 Country Club Drive
 55   6909 Custer Road
 56   3161 West Cheryl Drive
 57   812 Kinwest Parkway
 59   300 Mulberry Street
 60   3110-3140 Olney Sandy Spring Road
 61   209 West Jackson Boulevard
 62   5225 East Southern Avenue
 63   15 East Ohio Street
 64   163-18 Jamaica Avenue
 65   4343 Airport Way
 66   2500 West Bradley Place
 67   61 Witcher Street
 69   4880 East 29th Steet
 70   2755 Southwest 91st Street
 71   2395 Woodwind Trail
 73   1080 Holcomb Bridge Road
 74   14600 North Sheldon Road
 76   8535 Lyra Drive
 77   11703 and 11717 San Vicente Boulevard and 11713 Gorham Avenue
 78   3805 Hunters Point Avenue
 79   600 Beacon Parkway West
 80   2645 Lyndon B Johnson Freeway
 81   2634 East Lake Boulevard
 82   4104 South 130th East Avenue
 83   25500 Industrial Boulevard
 84   4500 Southgate Place
 85   Eastern Margin of Samet Drive, North of West Wendover Avenue
 87   901 West Brand Road
 88   173 Sunrise Highway
 89   1340-1652 Trumbull Avenue
 90   13015 Canyon Road East
 91   8625 Pacific Avenue
 92   5402 66th Street
 93   9945 Jones Bridge Road
 94   1300 Carter Street
 95   8303, 8307, 8311 and 8315 East 11th Street South, 11110 and 11145 South 82nd East Place
      and 8230 East 111th Place
 96
 97   2809 Emerywood Parkway
 98   2023-2053 East Joppa Road
 99   5665 West Bell Road
100   2749 Northaven Road
101   6400 Powers Ferry Landing
102   1000A-2066B Elm Street
103   5601 East Ramon Road
104
105   28863 Oregon Road
106
107   4545 North Lincoln Boulevard
108   119 Cobb Parkway North
109   510 Grand Regency Boulevard
110   1100 Hillcrest Parkway
111   4320 South Congress Avenue
112   2459 East Silver Springs Boulevard
113   8500 IH 35 North
114   90 Kunkle Drive
115   507, 515 and 517 West 171st Street
116   4022 and 4058 Tampa Road
117   1900 Premier Drive
118   12600 Brookglade Circle
120   2250 Marsh Lane
123   1803 Woodland Park Drive
124   958 Schuykill Mall Road
125   9430 Concourse Drive
126   1818 East College Parkway
127   45 Crestway Drive
132   6310 Cortez Road
133   14759 North Dale Mabry Highway
134   956 North Neltnor Avenue
136   1520 Mount Garfield Road
137   11317-11375 Big Bend Road
138   150 West 140th Street
139   2602 21st Street
141   6797 Deerpath Road
142   1040 and 1080 Darrington Drive
143   5655 Wilmington Pike
144   3019 Lakeshore Drive
145   2019-2123 West College Avenue
146   18501, 18611-18623 East Gale Avenue
147   1401 East Ellis Road
148   6001 Ranchester Drive
149   5361 Highway 280 South
150   7831 Mitchell Boulevard
151   6750, 6764, 6782 & 6800 North Orange Blossom Trail (U.S. Highway 441)
152   245 Brittany Lane
153   3350 West Southport Road
155
156   4037-4057 Taylor Road
157   9789 Charlotte Highway
158   15477 Ventura Boulevard
159   21 East 96th Street
160   7601 South Kostner Avenue
161   2181-2189 Old Mountain Road
162   2005 East 2700 South
163   115 Park Street Southeast
164   2081 Jonesboro Road
165   2855 Hannah Boulevard
166   5980 Stetson Hills Boulevard
167   201 Westbrook Drive
168   8403 State Highway 151
169   1502-1590 Coburg Road
170   997, 1000-1006 Kennedy's Landing
171   519 South Truman Boulevard
172   444 East Pikes Peak Avenue
173   9433, 9435, 9515 and 9525 East 51st Street
174   3063 West Agua Fria Freeway
175   1148 East Oglethorpe Highway
176   1370 Broad Street
177   8141 Highway 59 South
178   508 North State of Franklin Rd
179   1205 North Santa Fe Avenue
180   5063 Executive Drive
181   8075 Mall Parkway
182   516 South Rawlings Street
183   9705 and 9642 South Padre Island Drive
184   5817 Dryden Place
185   3808-3820 Grand Avenue
186   27250 Madison Avenue
187   4075 Pine Ridge Road
188   1702 and 1711 Gessner Road
189   208 West 4th Street
190   204 Ward Circle
191   2015 Pittsburgh Mills Boulevard
192   50 North Valle Verde Drive
193   4285 North Shiloh Drive
194   1075-1095 West Army Trail Road
195   1145 Barnett Drive
196   2470-2474 San Diego Avenue
197   2507 West Hillsborough Avenue
198   2589-2619 South Hiawassee Road
199   1771 Red Robin Road
200   4900 Mill Street and 30 Ohm Place
201   23420 Lorain Road
202   3711 Elmsley Court
203   1591 and 1593 Hughes Road
204   485 Kings Highway
205   2613 North Park Drive
206   11334 4th Street
207   28527 Highway 249
208   395 North Palm Canyon Drive
209   11703-11743 Pendleton Pike
210   3200 Federal Road
212   400 Plaza Drive
213   4396 Interstate Highway 30
214   1675 Route 9
215   3530 Camp Creek Parkway
216   723 Leonard Avenue
217   700-742 Adams Avenue
218   100-200 North Meadows Drive
219   6405 Gillespie Road
220   1628 West Hebron Parkway
221   11969 Jefferson Avenue
222   11220 North Rodney Parham Road
223   319 Oak Run Drive
224   523-547 Main Street
225   2602, 2630 and 2660 First Avenue
226   3032 Nostrand Avenue
227   11615 Highway 70
228   5495 Wesleigh Run Drive
229   4801 South Main Street
230   1201 North Beach Street
231   4831 Myrtle Avenue
232   1065 Darrington Drive
233   1234 Reynolds Road
234   6700 Main Street
235   4701 Southwest College Road
236   9158-9166 East US Highway 36
237   9350 United States Highway 192
238   1500 State Street
239   5910 Del Amo Boulevard
240   4105 North Dowlen Road
241   1310 Middle Country Road
242   2335 Woodlake Drive
243   113 Edison Street
244   8103 Grow Lane
245   6120 West Bell Road
246   110 Lakeland Road
247   4860 North Litchfield Road
248   108-120 East Brandon Boulevard
249   9780 Lantern Road
250   7550 Central Parke Boulevard
251   8100 Beckett Center Drive
252   600 Arizona Avenue
253   5071 Ooltewah Ringgold Road
254   3920 Wards Road
255   28701 Trails Edge Boulevard
256   3104 Edloe Street
257   1000 Central Parkway North
258   1030 West Franklin Street
259   840 US Highway 64 West
260   201 West McCord Avenue
261   2703 Hollywood Court
262   2030 Cecil Ashburn Drive
263   1111 North Town East Boulevard
264   115-131 Towne Center Drive
265   111 Kefauver Lane
266   5875 South Transit Road
267   35 Cotter Road, 242 Ruby Road and 2037 Route 32
268   475 Spicer Street and 375 Cross Street
269   704 South State Road 135
271
272   1516 South 27th Street
273   795 US 31 North
274   3979 Parkwood Road, Southeast
275   10144-10152 Alondra Boulevard
276   4910-4924 Northeast 81st Street
277   70 Main Street
278   1725 Ashville Road
279   3452-3462 North San Fernando Road and 3630 Tyburn Street
280   116 North Tennessee Street
281   559 Fairway Drive and 572 Weston Ridge Drive
282   1500 Strawberry Road
283
284   506 Moreland Avenue Northeast
285   501 West Redlands Boulevard
286   3022-3040 West 14th Street and 3118 West 14th Street
287   800 North Walnut Street
288   2400 West Jefferson Street
289   555 West Broadway
290   5866 Spout Springs Road
291   197 West Main Street
292   13680 Southcove Drive
293   111 East Algonquin Road
294   9B-9G Montauk Highway
295   1435-1439 Upper Front Street
296   103 Boston Road
297   34 East Main Street
298   2650 Lombardy Lane
299   300 Crossroads Boulevard
300   4180 and 4168 West Broadway
301   9200 North Street
302   1916 North 700 West
303   1849 Kingwood Drive
304   98-20 Metropolitan Avenue

                                              Zip                      Interest    Net Mortgage    Original       Cut-off
#     City                            State   Code                     Rate        Rate            Balance        Balance
---   -----------------------------   -----   ----------------------   --------    ------------    ------------   ------------
  1                                                                      5.5546%         5.5340%   $193,864,853   $193,864,853
  2                                                                      6.2619%         6.2413%   $192,000,000   $192,000,000
  3   New York                        NY                       10019     5.7770%         5.7564%   $165,000,000   $165,000,000
  5   New York                        NY                       10017     6.7542%         6.7335%   $140,000,000   $140,000,000
  6   New York                        NY                       10003     6.3847%         6.3641%   $115,000,000   $115,000,000
  7   Honolulu                        HI                       96813     6.2065%         6.1859%   $100,000,000   $100,000,000
  8   West Covina                     CA                       91791     6.0400%         6.0194%    $41,000,000    $41,000,000
  9   West Covina                     CA                       91791     6.0400%         6.0194%    $41,000,000    $41,000,000
 10   New York                        NY                       10036     6.4306%         6.4100%    $80,000,000    $80,000,000
 11   San Diego                       CA                       92126     5.9800%         5.9594%    $38,500,000    $38,500,000
 12   San Diego                       CA                       92126     5.9800%         5.9594%    $36,500,000    $36,500,000
 13   New York                        NY                       10016     6.3075%         6.2869%    $64,000,000    $64,000,000
 14   Columbia                        SC                       29229     5.8900%         5.8694%    $57,000,000    $57,000,000
 15   Santa Clara                     CA                       95054     5.8860%         5.8654%    $55,000,000    $55,000,000
 16   White Plains                    NY                       10605     5.6300%         5.5594%    $52,000,000    $52,000,000
 17   Joplin                          MO                       64801     6.2150%         6.1944%    $31,511,800    $31,481,698
 18   Grand Junction                  CO                       81505     6.2150%         6.1944%     $9,676,900     $9,667,656
 19                                                                      6.2150%         6.1944%     $1,811,300     $1,809,570
 20   San Jose                        CA                       95131     5.9550%         5.9344%    $40,000,000    $40,000,000
 21   Westlake Village                CA                       91362     5.9200%         5.8994%    $37,500,000    $37,500,000
 23   Glastonbury                     CT                       06033     5.6300%         5.6094%    $33,000,000    $33,000,000
 24   Bronx                           NY                       10458     5.6500%         5.6294%    $30,000,000    $30,000,000
 25   San Diego                       CA                       92129     5.9500%         5.9294%    $30,000,000    $30,000,000
 27   Seattle                         WA                       98121     6.1800%         6.1594%    $28,000,000    $28,000,000
 28   New York                        NY                       10023     6.1247%         6.1041%    $26,000,000    $26,000,000
 29   Scottsdale                      AZ                       85253     5.7700%         5.7494%    $24,500,000    $24,500,000
 30   Melbourne                       FL                       32935     6.1200%         6.0994%    $24,000,000    $24,000,000
 31   Garland                         TX                       75044     5.8900%         5.8694%    $22,020,000    $22,020,000
 32   Grand Rapids                    MI                       49503     5.9400%         5.9194%    $21,800,000    $21,800,000
 33   Greensboro                      NC                       27410     6.1000%         6.0794%    $21,550,000    $21,550,000
 34   New York                        NY                       10036     6.0500%         6.0294%    $20,000,000    $20,000,000
 36   Austin                          TX                       78741     5.9100%         5.8494%    $18,825,000    $18,825,000
 37   Farmers Branch                  TX                       75234     6.1000%         6.0794%    $18,363,000    $18,363,000
 39   Mission Viejo                   CA                       92691     5.6450%         5.6244%    $16,930,000    $16,930,000
 40   Shreveport                      LA                       71115     5.9500%         5.9294%    $16,800,000    $16,800,000
 41   Glendale                        AZ                       85308     6.2700%         6.2494%    $16,250,000    $16,250,000
 42   Hoover                          AL                       35244     5.9100%         5.8894%    $11,400,000    $11,400,000
 43   Hoover                          AL                       35244     5.9100%         5.8894%     $4,100,000     $4,100,000
 44   Gastonia                        NC                       28054     5.8300%         5.8094%    $15,400,000    $15,400,000
 45   Petaluma                        CA                       94954     5.6200%         5.5994%    $15,300,000    $15,300,000
 46   New York                        NY                       10014     5.7800%         5.7594%    $15,000,000    $15,000,000
 47   Colorado Springs                CO                       80909     6.0000%         5.9794%    $14,300,000    $14,285,764
 48   Tempe                           AZ                       85284     6.0300%         6.0094%    $15,455,000    $15,455,000
 49   Oconomowoc                      WI                       53066     6.2200%         6.1594%    $13,800,000    $13,800,000
 50   Howell                          MI                       48843     5.6700%         5.6494%    $13,680,000    $13,680,000
 51   Orlando                         FL                       32822     5.8200%         5.7994%    $13,600,000    $13,600,000
 52   Orlando                         FL                       32828     6.0900%         6.0694%    $13,500,000    $13,500,000
 53   Raleigh                         NC                       27615     6.1300%         6.1094%    $13,475,000    $13,475,000
 54   Sachse                          TX                       75048     6.2300%         6.2094%    $13,400,000    $13,400,000
 55   Plano                           TX                       75023     5.9200%         5.8994%    $13,250,000    $13,250,000
 56   Phoenix                         AZ                       85051     6.0600%         6.0394%    $13,050,000    $13,050,000
 57   Irving                          TX                       75063     6.2700%         6.2294%    $12,865,000    $12,865,000
 59   Macon                           GA                       31201     6.0200%         5.9994%    $12,600,000    $12,600,000
 60   Olney                           MD                       20832     5.8800%         5.8594%    $12,150,000    $12,150,000
 61   Chicago                         IL                       60606     6.0300%         5.9994%    $12,000,000    $12,000,000
 62   Mesa                            AZ                       85206     5.9800%         5.9594%    $12,000,000    $12,000,000
 63   Chicago                         IL                       60611     6.3700%         6.3494%    $12,000,000    $11,969,342
 64   Jamaica                         NY                       11432     6.1475%         6.1269%    $11,750,000    $11,750,000
 65   Denver                          CO                       80239     6.2300%         6.2094%    $11,700,000    $11,676,102
 66   Chicago                         IL                       60618     6.5000%         6.4794%    $11,500,000    $11,481,239
 67   Marietta                        GA                       30060     6.1500%         6.1294%    $11,300,000    $11,300,000
 69   Tucson                          AZ                       85711     5.8200%         5.7994%    $11,050,000    $11,050,000
 70   Gainesville                     FL                       32608     6.0600%         6.0394%    $11,000,000    $11,000,000
 71   Melbourne                       FL                       32935     6.5100%         6.4894%    $11,000,000    $10,955,883
 73   Roswell                         GA                       30076     6.3800%         6.3594%    $10,875,000    $10,875,000
 74   Plymouth                        MI                       48170     6.2500%         6.2294%    $10,550,000    $10,535,353
 76   Columbus                        OH                       43240     6.1500%         6.1294%    $10,300,000    $10,300,000
 77   Los Angeles                     CA                       90049     5.8500%         5.7994%    $10,000,000    $10,000,000
 78   Long Island City                NY                       11101     6.4000%         6.3794%    $10,000,000     $9,960,876
 79   Birmingham                      AL                       35209     5.9100%         5.8894%     $9,750,000     $9,750,000
 80   Farmers Branch                  TX                       75234     6.3500%         6.3294%     $9,750,000     $9,733,532
 81   Robinsonville                   MS                       38664     5.7900%         5.7694%     $9,524,000     $9,524,000
 82   Tulsa                           OK                       74134     6.3200%         6.2994%     $9,400,000     $9,400,000
 83   Hayward                         CA                       94545     5.9000%         5.8394%     $9,400,000     $9,390,462
 84   Chantilly                       VA                       20151     6.2600%         6.2394%     $9,270,000     $9,237,864
 85   High Point                      NC                       27265     6.2100%         6.1894%     $9,200,000     $9,200,000
 87   Garland                         TX                       75040     6.2700%         6.2294%     $9,135,000     $9,135,000
 88   Rockville Centre                NY                       11570     6.5500%         6.5294%     $9,000,000     $8,955,214
 89   Normal                          IL                       61761     6.1800%         6.1494%     $8,840,000     $8,840,000
 90   Puyallup                        WA                       98373     6.1500%         6.1294%     $4,500,000     $4,500,000
 91   Tacoma                          WA                       98444     6.1500%         6.1294%     $4,100,000     $4,100,000
 92   Lubbock                         TX                       79424     6.0800%         6.0594%     $8,600,000     $8,600,000
 93   Alpharetta                      GA                       30022     5.9700%         5.9494%     $8,600,000     $8,568,178
 94   Chattanooga                     TN                       37402     6.4400%         6.4194%     $8,550,000     $8,516,775
 95   Bixby                           OK                       74008     6.3400%         6.3094%     $8,443,800     $8,443,800
 96                                                                      6.1100%         6.0894%     $8,080,000     $8,080,000
 97   Richmond                        VA                       23294     5.9650%         5.9444%     $8,000,000     $8,000,000
 98   Parkville                       MD                       21234     5.7400%         5.7194%     $7,940,000     $7,940,000
 99   Glendale                        AZ                       85308     6.1000%         6.0794%     $7,850,000     $7,850,000
100   Dallas                          TX                       75229     6.0500%         6.0294%     $7,825,000     $7,825,000
101   Atlanta                         GA                       30339     6.2800%         6.2594%     $7,600,000     $7,600,000
102   Fayetteville                    NC                       28303     6.1600%         6.1394%     $7,600,000     $7,600,000
103   Palm Springs                    CA                       92264     5.5400%         5.5194%     $7,500,000     $7,500,000
104                                                                      6.1300%         6.1094%     $7,500,000     $7,500,000
105   Perrysburg                      OH                       43551     6.2000%         6.1794%     $7,400,000     $7,400,000
106                                                                      6.4700%         6.4494%     $7,300,000     $7,281,297
107   Oklahoma City                   OK                       73105     6.0700%         6.0494%     $7,000,000     $7,000,000
108   Marietta                        GA                       30062     6.0100%         5.9894%     $7,000,000     $7,000,000
109   Brandon                         FL                       33510     5.9400%         5.9194%     $7,000,000     $6,987,028
110   Dublin                          GA                       31021     5.7800%         5.7594%     $6,800,000     $6,800,000
111   Austin                          TX                       78745     6.1500%         6.0994%     $6,800,000     $6,800,000
112   Ocala                           FL                       34470     6.3000%         6.2794%     $6,660,000     $6,660,000
113   Austin                          TX                       78753     6.1300%         6.1094%     $6,640,000     $6,630,609
114   Easton                          PA                       18045     6.2500%         6.2294%     $6,600,000     $6,582,778
115   New York                        NY                       10032     5.7500%         5.7294%     $6,500,000     $6,500,000
116   Oldsmar                         FL                       34677     6.2700%         6.2494%     $6,500,000     $6,500,000
117   Mankato                         MN                       56001     6.2300%         6.2094%     $6,500,000     $6,486,723
118   Houston                         TX                       77099     6.1440%         6.0934%     $6,400,000     $6,400,000
120   Carrollton                      TX                       75006     6.1200%         6.0994%     $6,150,000     $6,150,000
123   Layton                          UT                       84041     6.1000%         6.0794%     $6,000,000     $5,989,273
124   Frackville                      PA                       17931     6.2500%         6.2294%     $6,000,000     $5,984,343
125   Houston                         TX                       77036     5.7500%         5.7294%     $5,900,000     $5,900,000
126   Carson City                     NV                       89706     6.3400%         6.3194%     $5,700,000     $5,700,000
127   Chester                         VA                       23831     5.8450%         5.8244%     $5,650,000     $5,650,000
132   Bradenton                       FL                       34210     6.2400%         6.2194%     $5,300,000     $5,300,000
133   Tampa                           FL                       33618     6.1500%         6.1294%     $5,300,000     $5,300,000
134   West Chicago                    IL                       60185     6.2600%         6.2394%     $5,200,000     $5,200,000
136   Norton Shores                   MI                       49444     6.2500%         6.2294%     $5,100,000     $5,092,919
137   Riverview                       FL                       33569     6.2200%         6.1994%     $5,022,000     $5,022,000
138   New York                        NY                       10030     5.7900%         5.7694%     $5,000,000     $5,000,000
139   Texas City                      TX                       77590     5.7900%         5.7694%     $5,000,000     $5,000,000
141   Elkridge                        MD                       21075     6.2900%         6.2694%     $4,870,000     $4,853,232
142   Cary                            NC                       27513     6.0500%         6.0294%     $4,815,000     $4,815,000
143   Centerville                     OH                       45459     6.2650%         6.2444%     $4,800,000     $4,793,351
144   St. Joseph                      MI                       49085     6.2500%         6.2294%     $4,750,000     $4,750,000
145   Bozeman                         MT                       59718     6.3100%         6.2894%     $4,740,000     $4,740,000
146   City of Industry                CA                       91748     6.2400%         6.2194%     $4,680,000     $4,680,000
147   Muskegon                        MI                       49444     6.2500%         6.2294%     $4,600,000     $4,593,614
148   Houston                         TX                       77036     5.8300%         5.8094%     $4,400,000     $4,400,000
149   Birmingham                      AL                       35242     6.0200%         5.9994%     $4,375,000     $4,367,036
150   New Port Richey                 FL                       34655     6.0200%         5.9994%     $4,300,000     $4,300,000
151   Orlando                         FL                       32810     5.8500%         5.8294%     $4,225,000     $4,225,000
152   Elyria                          OH                       44035     6.1100%         6.0894%     $4,200,000     $4,200,000
153   Kissimmee                       FL                       34746     6.0900%         6.0294%     $4,200,000     $4,200,000
155                                                                      6.4900%         6.4694%     $4,205,000     $4,191,172
156   Chesapeake                      VA                       23321     6.3700%         6.3494%     $4,150,000     $4,135,970
157   Fort Mill                       SC                       29715     6.5000%         6.4094%     $4,083,000     $4,083,000
158   Sherman Oaks                    CA                       91403     6.0500%         6.0294%     $4,050,000     $4,050,000
159   New York                        NY                       10128     6.1500%         6.1294%     $4,000,000     $4,000,000
160   Chicago                         IL                       60652     6.0950%         6.0644%     $4,000,000     $4,000,000
161   Statesville                     NC                       28625     5.8600%         5.8394%     $4,000,000     $3,992,455
162   Salt Lake City                  UT                       84109     6.2400%         6.2194%     $3,920,000     $3,920,000
163   Vienna                          VA                       22180     6.1900%         6.1694%     $3,900,000     $3,900,000
164   McDonough                       GA                       30253     6.2600%         6.2394%     $3,905,000     $3,898,267
165   East Lansing                    MI                       48823     6.3500%         6.3294%     $3,850,000     $3,844,737
166   Colorado Springs                CO                       80922     6.0600%         6.0394%     $3,840,000     $3,840,000
167   Carrboro                        NC                       27510     6.2500%         6.2294%     $3,800,000     $3,800,000
168   San Antonio                     TX                       78245     5.9700%         5.9494%     $3,775,000     $3,775,000
169   Eugene                          OR                       97401     5.8800%         5.8594%     $3,750,000     $3,750,000
170   Cincinnati                      OH                       45245     6.0000%         5.9794%     $3,750,000     $3,746,267
171   Festus                          MO                       63028     6.1900%         6.1694%     $3,731,000     $3,720,845
172   Colorado Springs                CO                       80903     5.8900%         5.8294%     $3,720,000     $3,720,000
173   Tulsa                           OK                       74145     6.2200%         6.1594%     $3,654,000     $3,654,000
174   Phoenix                         AZ                       85027     6.2500%         6.2294%     $3,650,000     $3,650,000
175   Hinesville                      GA                       31313     6.5000%         6.4794%     $3,600,000     $3,595,193
176   Sumter                          SC                       29150     6.2000%         6.1794%     $3,600,000     $3,594,963
177   Foley                           AL                       36535     6.2600%         6.2394%     $3,600,000     $3,587,520
178   Johnson City                    TN                       37604     6.0900%         6.0694%     $3,600,000     $3,585,163
179   Vista                           CA                       92084     5.9500%         5.9294%     $3,600,000     $3,584,884
180   Morehead City                   NC                       28557     6.4100%         6.3894%     $3,540,000     $3,526,173
181   Lithonia                        GA                       30038     6.3100%         6.2894%     $3,530,000     $3,517,901
182   Carbondale                      IL                       62901     5.9200%         5.8994%     $3,499,999     $3,499,999
183   Corpus Christi                  TX                       78418     6.2200%         6.1994%     $3,500,000     $3,493,910
184   Carlsbad                        CA                       92008     6.1400%         6.1194%     $3,499,999     $3,493,798
185   Chino                           CA                       91710     6.4200%         6.3994%     $3,499,999     $3,490,934
186   Temecula                        CA                       92590     6.0300%         5.9694%     $3,500,000     $3,490,143
187   Naples                          FL                       34119     6.4000%         6.3794%     $3,475,000     $3,475,000
188   Houston                         TX                       77080     5.7350%         5.7144%     $3,450,000     $3,450,000
189   Austin                          TX                       78701     6.0800%         5.9994%     $3,440,000     $3,440,000
190   Brentwood                       TN                       37027     6.2000%         6.1794%     $3,400,000     $3,400,000
191   Tarentum                        PA                       15084     5.4900%         5.4294%     $3,400,000     $3,368,458
192   Henderson                       NV                       89074     6.3200%         6.2994%     $3,300,000     $3,294,388
193   Fayetteville                    AR                       72703     6.2500%         6.2294%     $3,300,000     $3,294,297
194   Bartlett                        IL                       60103     5.7500%         5.7194%     $3,250,000     $3,250,000
195   Lake Worth                      FL                       33461     5.7500%         5.7294%     $3,250,000     $3,250,000
196   San Diego                       CA                       92110     6.1000%         6.0794%     $3,200,000     $3,200,000
197   Tampa                           FL                       33614     6.1700%         6.1494%     $3,200,000     $3,194,369
198   Orlando                         FL                       32835     6.0000%         5.9794%     $3,150,000     $3,150,000
199   Columbus                        OH                       43229     6.2400%         6.2194%     $3,110,000     $3,110,000
200   Reno                            NV                       89502     6.2500%         6.2294%     $3,082,000     $3,082,000
201   North Olmsted                   OH                       44070     6.2300%         6.1594%     $3,000,000     $3,000,000
202   Greensboro                      NC                       27406     5.7700%         5.7494%     $3,000,000     $3,000,000
203   Madison                         AL                       35758     5.8700%         5.8494%     $3,000,000     $3,000,000
204   Brooklyn                        NY                       11223     5.7600%         5.7394%     $3,000,000     $3,000,000
205   Goldsboro                       NC                       27534     6.4100%         6.3894%     $2,995,000     $2,983,302
206   Rancho Cucamonga                CA                       91730     5.9400%         5.9194%     $2,950,000     $2,944,533
207   Tomball                         TX                       77375     5.9700%         5.9394%     $2,925,000     $2,925,000
208   Palm Springs                    CA                       92262     5.8100%         5.7894%     $2,900,000     $2,900,000
209   Indianapolis                    IN                       46236     5.8800%         5.8594%     $2,850,000     $2,850,000
210   Pasadena                        TX                       77504     6.2400%         6.2194%     $2,800,000     $2,792,460
212   Laurinburg                      NC                       28352     6.4100%         6.3894%     $2,760,000     $2,749,220
213   Dallas                          TX                       75211     5.7000%         5.6794%     $2,747,500     $2,747,500
214   Clifton park                    NY                       12065     6.3800%         6.3594%     $2,750,000     $2,747,455
215   East Point                      GA                       30344     6.1400%         6.1194%     $2,725,000     $2,725,000
216   Albemarle                       NC                       28001     5.8400%         5.8194%     $2,720,000     $2,714,846
217   Philadelphia                    PA                       19124     6.7300%         6.7094%     $2,725,000     $2,714,640
218   Wexford                         PA                       15090     6.0000%         5.9294%     $2,700,000     $2,700,000
219   Memphis                         TN                       38134     5.8600%         5.8394%     $2,700,000     $2,700,000
220   Carrollton                      TX                       75010     6.0000%         5.9794%     $2,700,000     $2,692,348
221   Newport News                    VA                       23606     6.5100%         6.4894%     $2,700,000     $2,691,162
222   Little Rock                     AR                       72212     6.3300%         6.3094%     $2,700,000     $2,690,788
223   Raleigh                         NC                       27606     6.0000%         5.9794%     $2,680,000     $2,680,000
224   Grafton                         OH                       44044     5.9000%         5.8394%     $2,625,000     $2,625,000
225   San Diego                       CA                       92103     5.7200%         5.6994%     $2,600,000     $2,600,000
226   Brooklyn                        NY                       11229     5.6700%         5.6494%     $2,600,000     $2,600,000
227   Arlington                       TN                       38002     5.9000%         5.8794%     $2,600,000     $2,600,000
228   Columbus                        OH                       43228     6.0000%         5.9794%     $2,600,000     $2,600,000
229   Mesilla Park                    NM                       88047     6.5000%         6.4794%     $2,600,000     $2,597,650
230   Fort Worth                      TX                       76111     5.8400%         5.8194%     $2,560,000     $2,557,373
231   Sacramento                      CA                       95841     5.9600%         5.9394%     $2,550,000     $2,550,000
232   Cary                            NC                       27513     6.0000%         5.9794%     $2,525,000     $2,525,000
233   Lakeland                        FL                       33801     6.3000%         6.2794%     $2,500,000     $2,497,651
234   The Colony                      TX                       75056     6.3600%         6.3394%     $2,500,000     $2,491,529
235   Ocala                           FL                       34474     6.0200%         5.9994%     $2,475,000     $2,475,000
236   Avon                            IN                       46123     6.2300%         6.2094%     $2,450,000     $2,428,830
237   Clermont                        FL                       34714     6.4300%         6.4094%     $2,400,000     $2,397,801
238   Racine                          WI                       53404     6.3300%         6.3094%     $2,350,000     $2,350,000
239   Lakewood                        CA                       90713     6.3500%         6.3294%     $2,338,000     $2,338,000
240   Beaumont                        TX                       77706     6.4100%         6.3894%     $2,313,000     $2,305,252
241   Selden                          NY                       11784     6.5300%         6.5094%     $2,300,000     $2,297,933
242   Okemos                          MI                       48864     6.2500%         6.2294%     $2,300,000     $2,296,807
243   Wilkes-Barre                    PA                       18702     6.1500%         6.1294%     $2,300,000     $2,293,686
244   Houston                         TX                       77040     6.5300%         6.5094%     $2,270,000     $2,260,940
245   Glendale                        AZ                       85308     6.3200%         6.2994%     $2,260,000     $2,256,157
246   Morton                          IL                       61550     6.1800%         6.1594%     $2,260,000     $2,252,022
247   Litchfield                      AZ                       85340     5.7600%         5.7394%     $2,250,000     $2,250,000
248   Brandon                         FL                       33511     6.3600%         6.3394%     $2,200,000     $2,200,000
249   Fishers                         IN                       46037     6.0500%         6.0294%     $2,200,000     $2,196,022
250   Mason                           OH                       45040     6.3600%         6.2994%     $1,150,000     $1,146,982
251   West Chester                    OH                       45069     6.3600%         6.2994%     $1,050,000     $1,047,245
252   Warner Robbins                  GA                       31093     6.1300%         6.1094%     $2,200,000     $2,192,146
253   Collegedale                     TN                       37363     6.0600%         6.0394%     $2,175,000     $2,168,914
254   Lynchburg                       VA                       24502     6.0500%         6.0294%     $2,160,000     $2,160,000
255   Bonita Springs                  FL                       34134     6.2500%         6.2294%     $2,150,000     $2,150,000
256   Houston                         TX                       77027     6.2400%         6.2194%     $2,150,000     $2,150,000
257   San Antonio                     TX                       78232     5.9200%         5.8994%     $2,150,000     $2,150,000
258   Richmond                        VA                       23220     6.0000%         5.8644%     $2,150,000     $2,150,000
259   Plymouth                        NC                       27962     6.4100%         6.3894%     $2,140,000     $2,131,642
260   Bakersfield                     CA                       93308     5.6800%         5.6594%     $2,075,000     $2,056,529
261   Reading                         PA                       19606     5.9400%         5.9194%     $2,062,000     $2,046,478
262   Huntsville                      AL                       35802     6.0200%         5.9994%     $2,025,000     $2,021,314
263   Mesquite                        TX                       75150     6.2500%         6.2294%     $2,023,000     $2,010,779
264   Lexington                       KY                       40511     6.4100%         6.3894%     $2,000,000     $1,996,668
265   Madisonville                    TN                       37354     6.3600%         6.3394%     $1,975,000     $1,975,000
266   Lockport                        NY                       14094     6.2100%         6.1894%     $1,925,000     $1,919,783
267   Highland, Kingston and Modena   NY      12528, 12401 and 12548     6.2200%         6.1994%     $1,900,000     $1,900,000
268   Akron                           OH                       44311     6.0000%         5.9794%     $1,900,000     $1,900,000
269   Greenwood                       IN                       46143     6.3900%         6.3694%     $1,900,000     $1,900,000
271                                                                      6.0300%         6.0094%     $1,850,000     $1,848,169
272   Nederland                       TX                       77627     6.4000%         6.3794%     $1,840,000     $1,840,000
273   Greenwood                       IN                       46142     6.3900%         6.3694%     $1,800,000     $1,800,000
274   Bessemer                        AL                       35022     6.0200%         5.9994%     $1,800,000     $1,796,723
275   Bellflower                      CA                       90706     5.8900%         5.8694%     $1,750,000     $1,746,721
276   Kansas City                     MO                       64119     6.2000%         6.1794%     $1,745,000     $1,740,261
277   Warrenton                       VA                       20186     6.0000%         5.9794%     $1,710,000     $1,708,298
278   Leeds                           AL                       35094     6.0200%         5.9994%     $1,650,000     $1,646,996
279   Los Angeles                     CA                       90065     6.1100%         6.0894%     $1,625,000     $1,625,000
280   McKinney                        TX                       75069     6.1500%         6.1294%     $1,624,000     $1,624,000
281   Naperville                      IL                       60563     6.1500%         6.1294%     $1,600,000     $1,600,000
282   Pasadena                        TX                       77502     6.2400%         6.2194%     $1,550,000     $1,545,826
283                                                                      6.9800%         6.9594%     $1,537,500     $1,532,007
284   Atlanta                         GA                       30307     6.1700%         6.1494%     $1,450,000     $1,450,000
285   Redlands                        CA                       92373     6.5000%         6.4794%     $1,410,000     $1,410,000
286   Cleveland                       OH                       44109     5.8500%         5.8294%     $1,400,000     $1,400,000
287   Roanoke                         TX                       76262     6.1000%         6.0794%     $1,400,000     $1,398,633
288   Joliet                          IL                       60435     5.9800%         5.9494%     $1,300,000     $1,300,000
289   Forest Lake                     MN                       55025     6.4000%         6.3794%     $1,300,000     $1,294,647
290   Flowery Branch                  GA                       30542     6.2500%         6.2294%     $1,200,000     $1,198,861
291   Sayville                        NY                       11782     6.1600%         6.1394%     $1,160,000     $1,160,000
292   Sterling Heights                MI                       48313     6.0200%         5.9994%     $1,150,000     $1,148,860
293   Arlington Heights               IL                       60005     5.9800%         5.9494%     $1,020,000     $1,020,000
294   Blue Point                      NY                       11715     6.6000%         6.5794%     $1,000,000       $995,164
295   Binghamton                      NY                       13901     6.5400%         6.5194%       $990,000       $990,000
296   Edgewater                       FL                       32141     6.6500%         6.6294%       $975,000       $974,144
297   Freehold                        NJ                       07728     6.5100%         6.4894%       $934,000       $933,157
298   Dallas                          TX                       75220     6.3000%         6.2794%       $930,000       $929,126
299   Cold Spring                     KY                       41076     6.1900%         6.1694%       $865,000       $864,170
300   Robbinsdale                     MN                       55422     6.2900%         6.2694%       $785,000       $783,656
301   Concord                         NY                       14141     6.2700%         6.2494%       $750,000       $747,993
302   Layton                          UT                       84041     6.7800%         6.7594%       $640,000       $639,023
303   Houston                         TX                       77339     6.5500%         6.5294%       $500,000       $500,000
304   Forest Hills                    NY                       11375     6.2200%         6.1994%       $500,000       $499,130

                                                                                           Units/
      Rem.                                   Orig            Rem.                          Sq. Ft./
      Term to      Maturity                  Amort.          Amort.          Monthly       Rooms/        Interest Calculation
#     Maturity     Date         ARD          Term            Term            Payment       Pads          (30/360 / Actual/360)
---   ----------   ----------   ----------   -------------   -------------   -----------   -----------   ---------------------
  1          109   1/11/2016    N/A                    364             364    $1,103,135                 Actual/360
  2           84   12/11/2013   N/A          Interest Only   Interest Only    $1,015,822                 Actual/360
  3          119   11/11/2016   N/A          Interest Only   Interest Only      $805,370       121,108   Actual/360
  5          114   6/11/2016    N/A                    360             360      $902,169     1,206,807   Actual/360
  6           58   10/11/2011   N/A          Interest Only   Interest Only      $620,368           270   Actual/360
  7          118   10/11/2016   N/A          Interest Only   Interest Only      $524,393       521,683   Actual/360
  8          120   12/11/2016   N/A                    360             360      $246,871       229,324   Actual/360
  9          120   12/11/2016   N/A                    360             360      $246,871       215,189   Actual/360
 10          116   8/11/2016    N/A                    360             360      $494,015           334   Actual/360
 11          118   10/11/2016   N/A          Interest Only   Interest Only      $194,523       214,678   Actual/360
 12          118   10/11/2016   N/A          Interest Only   Interest Only      $184,418       249,060   Actual/360
 13          116   8/11/2016    N/A                    300             300      $424,466           192   Actual/360
 14          119   11/11/2016   N/A          Interest Only   Interest Only      $283,661       294,952   Actual/360
 15          120   12/11/2016   N/A                    360             360      $325,733       163,358   Actual/360
 16           61   1/11/2012    N/A          Interest Only   Interest Only      $247,355       317,016   Actual/360
 17          119   11/11/2036   11/11/2016             360             359      $193,307       200,910   Actual/360
 18          119   11/11/2036   11/11/2016             360             359       $59,362        50,136   Actual/360
 19          119   11/11/2036   11/11/2016             360             359       $11,111                 Actual/360
 20          119   11/11/2016   N/A                    360             360      $238,664       130,752   Actual/360
 21          116   8/11/2016    N/A          Interest Only   Interest Only      $187,569       185,083   Actual/360
 23          119   11/11/2016   N/A          Interest Only   Interest Only      $156,975       113,412   Actual/360
 24          121   1/11/2017    N/A                    360             360      $173,171        46,480   Actual/360
 25          120   12/11/2016   N/A          Interest Only   Interest Only      $150,816        89,990   Actual/360
 27          117   9/11/2016    N/A                    360             360      $171,128           119   Actual/360
 28          117   9/11/2016    N/A          Interest Only   Interest Only      $134,545            44   Actual/360
 29           82   10/11/2013   N/A          Interest Only   Interest Only      $119,440        91,148   Actual/360
 30          116   8/11/2016    N/A                    360             360      $145,749           376   Actual/360
 31          119   11/11/2016   N/A                    360             360      $130,468           308   Actual/360
 32          118   10/11/2016   N/A                    360             360      $129,862       286,170   Actual/360
 33          116   8/11/2016    N/A                    360             360      $130,592           308   Actual/360
 34          119   11/11/2016   N/A                    360             360      $120,554           124   Actual/360
 36           81   9/11/2013    N/A                    360             360      $111,778           562   Actual/360
 37          115   7/11/2016    N/A          Interest Only   Interest Only       $94,642       180,507   Actual/360
 39          120   12/11/2016   N/A                    360             360       $97,673        85,224   Actual/360
 40          117   9/11/2016    N/A                    360             360      $100,185           200   Actual/360
 41          119   11/11/2016   N/A                    360             360      $100,266        52,240   Actual/360
 42          119   11/11/2016   N/A                    360             360       $67,691       125,597   Actual/360
 43          119   11/11/2016   N/A                    360             360       $24,345        45,857   Actual/360
 44          121   1/11/2017    N/A                    360             360       $90,654       240,737   Actual/360
 45          119   11/11/2016   N/A                    360             360       $88,027        79,512   Actual/360
 46          119   11/11/2016   N/A          Interest Only   Interest Only       $73,253        44,000   Actual/360
 47          119   11/11/2016   N/A                    360             359       $85,736       278,173   Actual/360
 48          117   9/11/2016    N/A                    360             360       $92,959       136,003   Actual/360
 49          120   12/11/2016   N/A                    360             360       $84,700        72,803   Actual/360
 50          120   12/11/2016   N/A                    360             360       $79,139           264   Actual/360
 51          117   9/11/2016    N/A                    360             360       $79,972       134,389   Actual/360
 52          117   9/11/2016    N/A                    360             360       $81,722        31,513   Actual/360
 53          117   9/11/2016    N/A                    360             360       $81,919        91,457   Actual/360
 54          117   9/11/2016    N/A                    360             360       $82,332           222   Actual/360
 55          119   11/11/2016   N/A                    360             360       $78,760           244   Actual/360
 56          118   10/11/2016   N/A                    360             360       $78,745           280   Actual/360
 57          118   10/11/2016   N/A                    360             360       $79,379           276   Actual/360
 59          118   10/11/2016   N/A                    360             360       $75,705       106,447   Actual/360
 60          118   10/11/2016   N/A          Interest Only   Interest Only       $60,362        34,350   Actual/360
 61          117   9/11/2016    N/A                    360             360       $72,178       144,465   Actual/360
 62          117   9/11/2016    N/A                    360             360       $71,792        55,579   Actual/360
 63          118   10/11/2016   N/A                    300             298       $80,053           130   Actual/360
 64           60   12/11/2011   N/A                    360             360       $71,565        68,900   Actual/360
 65          118   10/11/2016   N/A                    336             334       $73,676           193   Actual/360
 66          117   9/11/2016    N/A                    360             358       $72,688       348,000   Actual/360
 67          117   9/11/2016    N/A                    360             360       $68,843        67,062   Actual/360
 69          119   11/11/2016   N/A                    360             360       $64,977           336   Actual/360
 70          116   8/11/2016    N/A                    360             360       $66,375        71,007   Actual/360
 71           55   7/11/2011    N/A                    360             355       $69,600           208   Actual/360
 73          118   10/11/2016   N/A                    360             360       $67,881       125,495   Actual/360
 74          119   11/11/2016   N/A                    300             299       $69,595           157   Actual/360
 76          120   12/11/2016   N/A                    300             300       $67,311           118   Actual/360
 77          119   11/11/2016   N/A                    360             360       $58,994        10,567   Actual/360
 78          117   9/11/2016    N/A                    300             297       $66,897            79   Actual/360
 79          119   11/11/2016   N/A                    360             360       $57,893       153,017   Actual/360
 80          118   10/11/2016   N/A                    360             358       $60,668           375   Actual/360
 81          120   12/11/2016   N/A                    360             360       $55,822           232   Actual/360
 82          116   8/11/2016    N/A                    360             360       $58,306           400   Actual/360
 83          119   11/11/2036   11/11/2016             360             359       $55,755        58,012   Actual/360
 84          117   9/11/2016    N/A                    360             356       $57,137        78,669   Actual/360
 85          116   8/11/2016    N/A                    360             360       $56,407        54,999   Actual/360
 87          118   10/11/2016   N/A                    360             360       $56,365           194   Actual/360
 88          118   10/11/2016   N/A                    300             296       $61,050           100   Actual/360
 89          117   9/11/2016    N/A                    360             360       $54,028           144   Actual/360
 90          118   10/11/2016   N/A                    360             360       $27,415        87,735   Actual/360
 91          118   10/11/2016   N/A                    360             360       $24,978        61,840   Actual/360
 92          118   10/11/2016   N/A                    360             360       $52,005           224   Actual/360
 93          116   8/11/2016    N/A                    360             356       $51,396        38,312   Actual/360
 94          118   10/11/2016   N/A                    300             297       $57,410           124   Actual/360
 95          117   9/11/2016    N/A                    360             360       $52,485       130,000   Actual/360
 96          118   10/11/2016   N/A                    360             360       $49,017                 Actual/360
 97          118   10/11/2016   N/A                    360             360       $47,784        84,916   Actual/360
 98          120   12/11/2016   N/A                    360             360       $46,285        53,539   Actual/360
 99          118   10/11/2016   N/A                    360             360       $47,571        61,254   Actual/360
100           58   10/11/2011   N/A                    360             360       $47,167           253   Actual/360
101          117   9/11/2016    N/A                    360             360       $46,943        80,762   Actual/360
102          117   9/11/2016    N/A                    360             360       $46,351           276   Actual/360
103          120   12/11/2016   N/A          Interest Only   Interest Only       $35,106       269,547   Actual/360
104          117   9/11/2016    N/A                    360             360       $45,595                 Actual/360
105          122   2/11/2017    N/A                    360             360       $45,323           114   Actual/360
106          117   9/11/2016    N/A                    360             357       $45,997                 Actual/360
107          116   8/11/2016    N/A                    360             360       $42,284       242,686   Actual/360
108          116   8/11/2016    N/A                    360             360       $42,014       137,901   Actual/360
109          118   10/11/2016   N/A                    360             358       $41,699           119   Actual/360
110          120   12/11/2016   N/A                    360             360       $39,813        98,540   Actual/360
111          116   8/11/2016    N/A                    360             360       $41,428           238   Actual/360
112          120   12/11/2016   N/A                    360             360       $41,224        91,796   Actual/360
113          118   10/11/2016   N/A                    300             299       $43,311           101   Actual/360
114          118   10/11/2016   N/A                    300             298       $43,538            68   Actual/360
115           62   2/11/2012    N/A                    360             360       $37,932            80   Actual/360
116          117   9/11/2016    N/A                    360             360       $40,106        35,943   Actual/360
117          118   10/11/2016   N/A                    336             334       $40,931           101   Actual/360
118          116   8/11/2016    N/A                    360             360       $38,966           224   Actual/360
120          115   7/11/2016    N/A                    360             360       $37,348           150   Actual/360
123          118   10/11/2016   N/A                    360             358       $36,360           110   Actual/360
124          118   10/11/2016   N/A                    300             298       $39,580            65   Actual/360
125          118   10/11/2016   N/A                    360             360       $34,431           293   Actual/360
126          115   7/11/2016    N/A                    360             360       $35,430        32,669   Actual/360
127          118   10/11/2016   N/A                    360             360       $33,314           299   Actual/360
132          118   10/11/2016   N/A                    360             360       $32,599        16,278   Actual/360
133          116   8/11/2016    N/A                    360             360       $32,289        51,640   Actual/360
134          116   8/11/2016    N/A                    360             360       $32,051        23,183   Actual/360
136          119   11/11/2016   N/A                    300             299       $33,643            83   Actual/360
137          118   10/11/2016   N/A                    360             360       $30,823        40,000   Actual/360
138           59   11/11/2011   N/A                    360             360       $29,306            59   Actual/360
139          122   2/11/2017    N/A                    360             360       $29,306           240   Actual/360
141          117   9/11/2016    N/A                    360             356       $30,112        54,381   Actual/360
142          118   10/11/2016   N/A                    360             360       $29,023        18,382   Actual/360
143          119   11/11/2016   N/A                    300             299       $31,709            74   Actual/360
144          120   12/11/2016   N/A                    300             300       $31,334            82   Actual/360
145          115   7/11/2016    N/A                    360             360       $29,370            72   Actual/360
146          119   11/11/2016   N/A                    360             360       $28,785        37,990   Actual/360
147          119   11/11/2016   N/A                    300             299       $30,345            81   Actual/360
148          120   12/11/2016   N/A                    360             360       $25,901           260   Actual/360
149          118   10/11/2016   N/A                    360             358       $26,287        30,400   Actual/360
150          120   12/11/2016   N/A                    360             360       $25,836        25,200   Actual/360
151          118   10/11/2016   N/A                    360             360       $24,925        51,450   Actual/360
152          118   10/11/2016   N/A                    360             360       $25,479            68   Actual/360
153          118   10/11/2016   N/A                    360             360       $25,425        22,061   Actual/360
155          116   8/11/2016    N/A                    360             356       $26,551                 Actual/360
156          116   8/11/2016    N/A                    360             356       $25,877        40,192   Actual/360
157          116   8/11/2016    N/A                    360             360       $25,807        23,425   Actual/360
158          116   8/11/2016    N/A                    360             360       $24,412        25,354   Actual/360
159          119   11/11/2016   N/A                    360             360       $24,369         1,942   Actual/360
160          118   10/11/2016   N/A                    360             360       $24,227        50,791   Actual/360
161          118   10/11/2016   N/A                    360             358       $23,623        38,259   Actual/360
162          118   10/11/2016   N/A                    360             360       $24,111        29,366   Actual/360
163          117   9/11/2016    N/A                    360             360       $23,861        18,032   Actual/360
164          118   10/11/2016   N/A                    360             358       $24,069        19,774   Actual/360
165          119   11/11/2016   N/A                    300             299       $25,636            84   Actual/360
166          118   10/11/2016   N/A                    360             360       $23,171        21,382   Actual/360
167          118   10/11/2016   N/A                    360             360       $23,397           102   Actual/360
168          118   10/11/2016   N/A                    360             360       $22,560        18,355   Actual/360
169          119   11/11/2016   N/A                    360             360       $22,195        64,152   Actual/360
170          120   12/11/2016   N/A                    360             359       $22,483            48   Actual/360
171          117   9/11/2016    N/A                    360             357       $22,827        14,550   Actual/360
172          118   10/11/2016   N/A                    360             360       $22,041        21,002   Actual/360
173          117   9/11/2016    N/A                    360             360       $22,427        99,192   Actual/360
174          118   10/11/2016   N/A                    360             360       $22,474        12,926   Actual/360
175          119   11/11/2016   N/A                    300             299       $24,307            60   Actual/360
176          119   11/11/2016   N/A                    300             299       $23,637            72   Actual/360
177          116   8/11/2016    N/A                    360             356       $22,189       158,156   Actual/360
178          116   8/11/2016    N/A                    300             297       $23,393            77   Actual/360
179          118   10/11/2016   N/A                    240             238       $25,688            84   Actual/360
180          117   9/11/2016    N/A                    300             297       $23,704            75   Actual/360
181          116   8/11/2016    N/A                    360             356       $21,873        16,500   Actual/360
182          118   10/11/2016   N/A                    360             360       $20,805           122   Actual/360
183          118   10/11/2016   N/A                    360             358       $21,482       134,090   Actual/360
184          118   10/11/2016   N/A                    360             358       $21,300        29,898   Actual/360
185           57   9/11/2011    N/A                    360             357       $21,939        23,467   Actual/360
186          117   9/11/2016    N/A                    360             357       $21,052        31,368   Actual/360
187          120   12/11/2016   N/A                    360             360       $21,736        25,036   Actual/360
188          119   11/11/2016   N/A                    360             360       $20,100           122   Actual/360
189          118   10/11/2016   N/A                    360             360       $20,802        13,200   Actual/360
190          118   10/11/2016   N/A                    360             360       $20,824        20,225   Actual/360
191          108   12/11/2015   N/A                    360             351       $19,284         9,907   Actual/360
192          117   9/11/2016    N/A                    360             358       $20,469         8,573   Actual/360
193          118   10/11/2016   N/A                    360             358       $20,319        22,401   Actual/360
194          119   11/11/2016   N/A                    360             360       $18,966        28,879   Actual/360
195          118   10/11/2016   N/A          Interest Only   Interest Only       $15,789        36,790   Actual/360
196           59   11/11/2011   N/A          Interest Only   Interest Only       $16,493        11,166   Actual/360
197          118   10/11/2016   N/A                    360             358       $19,537        15,413   Actual/360
198          119   11/11/2016   N/A                    360             360       $18,886        12,774   Actual/360
199          118   10/11/2016   N/A                    360             360       $19,129           140   Actual/360
200          116   8/11/2016    N/A                    360             360       $18,976        46,003   Actual/360
201          118   10/11/2016   N/A                    360             360       $18,433        11,458   Actual/360
202          118   10/11/2016   N/A                    360             360       $17,545        16,330   Actual/360
203          120   12/11/2016   N/A                    360             360       $17,737        22,650   Actual/360
204          120   12/11/2016   N/A                    360             360       $17,526        20,600   Actual/360
205          117   9/11/2016    N/A                    300             297       $20,054            83   Actual/360
206          116   8/11/2016    N/A                    360             358       $17,573         7,200   Actual/360
207          121   1/11/2017    N/A                    360             360       $17,480        10,934   Actual/360
208          120   12/11/2016   N/A                    360             360       $17,034         8,678   Actual/360
209          119   11/11/2016   N/A                    360             360       $16,868        32,114   Actual/360
210          117   9/11/2016    N/A                    360             357       $17,222           116   Actual/360
212          117   9/11/2016    N/A                    300             297       $18,481            69   Actual/360
213          120   12/11/2016   N/A                    360             360       $15,947        13,400   Actual/360
214          119   11/11/2016   N/A                    360             359       $17,165        20,704   Actual/360
215          116   8/11/2016    N/A                    360             360       $16,584         9,628   Actual/360
216          118   10/11/2016   N/A                    360             358       $16,029        21,400   Actual/360
217          115   7/11/2016    N/A                    360             355       $17,638        25,043   Actual/360
218          117   9/11/2016    N/A                    360             360       $16,188        28,762   Actual/360
219          120   12/11/2016   N/A                    360             360       $15,946            78   Actual/360
220          117   9/11/2016    N/A                    360             357       $16,188        14,745   Actual/360
221          117   9/11/2016    N/A                    360             356       $17,084        32,000   Actual/360
222          116   8/11/2016    N/A                    360             356       $16,765        32,000   Actual/360
223          120   12/11/2016   N/A                    360             360       $16,068            67   Actual/360
224          119   11/11/2016   N/A                    360             360       $15,570            52   Actual/360
225          118   10/11/2016   N/A                    360             360       $15,123        21,324   Actual/360
226          120   12/11/2016   N/A                    360             360       $15,041        15,000   Actual/360
227          119   11/11/2016   N/A                    360             360       $15,422        16,075   Actual/360
228          120   12/11/2016   N/A                    360             360       $15,588            64   Actual/360
229          119   11/11/2016   N/A                    360             359       $16,434           160   Actual/360
230          121   1/11/2017    N/A                    360             359       $15,086        13,050   Actual/360
231          118   10/11/2016   N/A                    360             360       $15,223            64   Actual/360
232          119   11/11/2016   N/A                    360             360       $15,139        14,416   Actual/360
233           59   11/11/2011   N/A                    360             359       $15,474           303   Actual/360
234          118   10/11/2016   N/A                    360             356       $15,572        36,270   Actual/360
235          120   12/11/2016   N/A                    360             360       $14,871        13,962   Actual/360
236          114   6/11/2016    N/A                    288             282       $16,414        12,745   Actual/360
237          119   11/11/2016   N/A                    360             359       $15,059        14,400   Actual/360
238          116   8/11/2016    N/A                    360             360       $14,592        23,891   Actual/360
239          117   9/11/2016    N/A                    360             360       $14,548         4,814   Actual/360
240          116   8/11/2016    N/A                    360             356       $14,483        17,500   Actual/360
241          119   11/11/2016   N/A                    360             359       $14,583        20,000   Actual/360
242          119   11/11/2016   N/A                    300             299       $15,172            78   Actual/360
243          117   9/11/2016    N/A                    360             357       $14,012            92   Actual/360
244          115   7/11/2016    N/A                    360             355       $14,393           108   Actual/360
245          118   10/11/2016   N/A                    360             358       $14,018        20,493   Actual/360
246          116   8/11/2016    N/A                    360             356       $13,812            75   Actual/360
247          112   4/11/2016    N/A                    360             360       $13,145         7,148   Actual/360
248          116   8/11/2016    N/A                    360             360       $13,704        19,394   Actual/360
249          118   10/11/2016   N/A                    360             358       $13,261        20,560   Actual/360
250          117   9/11/2016    N/A                    360             357        $7,163        15,600   Actual/360
251          117   9/11/2016    N/A                    360             357        $6,540        13,860   Actual/360
252          116   8/11/2016    N/A                    360             356       $13,375           124   Actual/360
253          117   9/11/2016    N/A                    360             357       $13,124            50   Actual/360
254          119   11/11/2016   N/A                    360             360       $13,020        10,465   Actual/360
255          120   12/11/2016   N/A                    360             360       $13,238        15,618   Actual/360
256          116   8/11/2016    N/A                    360             360       $13,224        25,134   Actual/360
257          119   11/11/2016   N/A                    360             360       $12,780        38,286   Actual/360
258          119   11/11/2016   N/A                    360             360       $12,890            52   Actual/360
259          117   9/11/2016    N/A                    300             297       $14,329            60   Actual/360
260          111   3/11/2016    N/A                    360             351       $12,017            88   Actual/360
261          112   4/11/2016    N/A                    360             352       $12,283            48   Actual/360
262          118   10/11/2016   N/A                    360             358       $12,167        15,900   Actual/360
263          113   5/11/2016    N/A                    360             353       $12,456        11,444   Actual/360
264          118   10/11/2016   N/A                    360             358       $12,523        13,938   Actual/360
265          116   8/11/2016    N/A                    360             360       $12,302        19,125   Actual/360
266          117   9/11/2016    N/A                    360             357       $11,803        22,382   Actual/360
267          118   10/11/2016   N/A                    360             360       $11,662            63   Actual/360
268          120   12/11/2016   N/A                    360             360       $11,391            45   Actual/360
269          121   1/11/2017    N/A                    360             360       $11,872         7,765   Actual/360
271          120   12/11/2016   N/A                    360             359       $11,127                 Actual/360
272          119   11/11/2016   N/A                    360             360       $11,509            74   Actual/360
273          121   1/11/2017    N/A                    360             360       $11,247         6,120   Actual/360
274          118   10/11/2016   N/A                    360             358       $10,815        19,270   Actual/360
275          119   11/11/2016   N/A                    360             358       $10,369            20   Actual/360
276          118   10/11/2016   N/A                    360             357       $10,688        11,080   Actual/360
277          120   12/11/2016   N/A                    360             359       $10,252        20,445   Actual/360
278          118   10/11/2016   N/A                    360             358        $9,914        19,825   Actual/360
279          119   11/11/2016   N/A                    360             360        $9,858        18,600   Actual/360
280          119   11/11/2016   N/A                    360             360        $9,894        15,533   Actual/360
281          117   9/11/2016    N/A                    360             360        $9,748         7,878   Actual/360
282          117   9/11/2016    N/A                    360             357        $9,534            84   Actual/360
283          117   9/11/2016    N/A                    360             355       $10,208                 Actual/360
284          119   11/11/2016   N/A                    360             360        $8,853         5,287   Actual/360
285          116   8/11/2016    N/A                    360             360        $8,912        14,296   Actual/360
286          120   12/11/2036   12/11/2016             360             360        $8,259            73   Actual/360
287          119   11/11/2016   N/A                    360             359        $8,484            73   Actual/360
288          119   11/11/2016   N/A                    360             360        $7,777         5,451   Actual/360
289          116   8/11/2016    N/A                    360             355        $8,132        12,480   Actual/360
290          119   11/11/2016   N/A                    360             359        $7,389         5,495   Actual/360
291          120   12/11/2016   N/A                    360             360        $7,075         7,000   Actual/360
292          120   12/11/2016   N/A                    360             359        $6,910         9,506   Actual/360
293          119   11/11/2016   N/A                    360             360        $6,102         5,451   Actual/360
294          114   6/11/2016    N/A                    360             354        $6,387         6,578   Actual/360
295          117   9/11/2016    N/A                    360             360        $6,284         6,666   Actual/360
296          119   11/11/2016   N/A                    360             359        $6,259        12,700   Actual/360
297          119   11/11/2016   N/A                    360             359        $5,910         8,260   Actual/360
298          119   11/11/2016   N/A                    360             359        $5,756        40,640   Actual/360
299          119   11/11/2016   N/A                    360             359        $5,292         3,680   Actual/360
300          118   10/11/2016   N/A                    360             358        $4,854        13,334   Actual/360
301          117   9/11/2016    N/A                    360             357        $4,628            53   Actual/360
302          118   10/11/2016   N/A                    360             358        $4,164         4,250   Actual/360
303          117   9/11/2016    N/A                    360             360        $3,177        13,300   Actual/360
304          118   10/11/2016   N/A                    360             358        $3,069         6,640   Actual/360

      Administration                                        Earthquake   Environmental   Fee/            Letter of      Loan Group
#     Fees              Due Date   ARD (Y/N)   Defeasance   Insurance    Insurance       Leasehold       Credit (Y/N)   #
---   --------------    --------   ---------   ----------   ----------   -------------   -------------   ------------   ----------
  1          0.02065%         11   N           Yes          Yes          No                              N                       2
  2          0.02065%         11   N           Yes          Yes          No                              N                       2
  3          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
  5          0.02065%         11   N           Yes          N/A          No              Fee             Y                       1
  6          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
  7          0.02065%         11   N           Yes          Yes          No              Leasehold       N                       1
  8          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
  9          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 10          0.02065%         11   N           No           Yes          No              Leasehold       N                       1
 11          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 12          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 13          0.02065%         11   N           Yes          Yes          No              Leasehold       N                       1
 14          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 15          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 16          0.07065%         11   N           No           Yes          No              Fee             N                       1
 17          0.02065%         11   Y           Yes          Yes          No              Fee/Leasehold   N                       1
 18          0.02065%         11   Y           Yes          Yes          No              Fee             N                       1
 19          0.02065%         11   Y           Yes          Yes          No                              N                       1
 20          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 21          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 23          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 24          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 25          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 27          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 28          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 29          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 30          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 31          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 32          0.02065%         11   N           Yes          N/A          No              Fee             Y                       1
 33          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 34          0.02065%         11   N           Yes          Yes          No              Leasehold       N                       1
 36          0.06065%         11   N           Yes          N/A          No              Fee             N                       2
 37          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 39          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 40          0.02065%         11   N           Yes          N/A          No              Fee             Y                       2
 41          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 42          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 43          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 44          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 45          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 46          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 47          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 48          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 49          0.06065%         11   N           Yes          N/A          No              Fee             Y                       1
 50          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 51          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 52          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 53          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 54          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 55          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 56          0.02065%         11   N           No           Yes          No              Fee             N                       2
 57          0.04065%         11   N           Yes          N/A          No              Fee             N                       2
 59          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 60          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 61          0.03065%         11   N           Yes          N/A          No              Fee             N                       1
 62          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 63          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 64          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 65          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 66          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 67          0.02065%         11   N           Yes          N/A          No              Fee/Leasehold   N                       1
 69          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 70          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 71          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
 73          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 74          0.02065%         11   N           Yes          N/A          No              Leasehold       N                       1
 76          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 77          0.05065%         11   N           Yes          N/A          No              Fee             N                       1
 78          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 79          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 80          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 81          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
 82          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 83          0.06065%         11   Y           Yes          N/A          No              Fee             N                       1
 84          0.02065%         11   N           No           Yes          No              Fee             N                       1
 85          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 87          0.04065%         11   N           Yes          N/A          No              Fee             N                       2
 88          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 89          0.03065%         11   N           Yes          N/A          No              Fee             N                       2
 90          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 91          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 92          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
 93          0.02065%         11   N           Yes          N/A          No              Fee             Y                       1
 94          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 95          0.03065%         11   N           Yes          N/A          No              Fee             N                       1
 96          0.02065%         11   N           Yes          N/A          No                              N                       2
 97          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
 98          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
 99          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
100          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
101          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
102          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
103          0.02065%         11   N           Yes          N/A          No              Leasehold       N                       1
104          0.02065%         11   N           Yes          N/A          No                              N                       1
105          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
106          0.02065%         11   N           Yes          N/A          No                              N                       1
107          0.02065%         11   N           Yes          N/A          No              Fee             Y                       1
108          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
109          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
110          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
111          0.05065%         11   N           Yes          N/A          No              Fee             N                       2
112          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
113          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
114          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
115          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
116          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
117          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
118          0.05065%         11   N           Yes          N/A          No              Fee             N                       2
120          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
123          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
124          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
125          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
126          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
127          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
132          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
133          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
134          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
136          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
137          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
138          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
139          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
141          0.02065%         11   N           No           N/A          No              Fee             N                       1
142          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
143          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
144          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
145          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
146          0.02065%         11   N           Yes          n/a          No              Fee             N                       1
147          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
148          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
149          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
150          0.02065%         11   N           Yes          N/A          No              Fee             Y                       1
151          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
152          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
153          0.06065%         11   N           Yes          N/A          No              Fee             N                       1
155          0.02065%         11   N           No           N/A          No                              N                       1
156          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
157          0.09065%         11   N           No           N/A          No              Fee             N                       1
158          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
159          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
160          0.03065%         11   N           Yes          N/A          No              Fee             N                       1
161          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
162          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
163          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
164          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
165          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
166          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
167          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
168          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
169          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
170          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
171          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
172          0.06065%         11   N           Yes          N/A          No              Fee             N                       1
173          0.06065%         11   N           Yes          N/A          No              Fee             Y                       1
174          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
175          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
176          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
177          0.02065%         11   N           No           N/A          No              Fee             N                       1
178          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
179          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
180          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
181          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
182          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
183          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
184          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
185          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
186          0.06065%         11   N           Yes          N/A          No              Fee             N                       1
187          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
188          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
189          0.08065%         11   N           Yes          N/A          No              Fee             N                       1
190          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
191          0.06065%         11   N           Yes          N/A          No              Fee             N                       1
192          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
193          0.02065%         11   N           Yes          n/a          Yes             Fee             N                       1
194          0.03065%         11   N           Yes          N/A          No              Fee             N                       1
195          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
196          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
197          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
198          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
199          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
200          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
201          0.07065%         11   N           Yes          N/A          No              Fee             N                       1
202          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
203          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
204          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
205          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
206          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
207          0.03065%         11   N           Yes          Yes          No              Fee             N                       1
208          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
209          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
210          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
212          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
213          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
214          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
215          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
216          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
217          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
218          0.07065%         11   N           Yes          N/A          No              Fee             N                       1
219          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
220          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
221          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
222          0.02065%         11   N           No           N/A          No              Fee             N                       1
223          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
224          0.06065%         11   N           Yes          N/A          Yes             Fee             N                       2
225          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
226          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
227          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
228          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
229          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
230          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
231          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
232          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
233          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
234          0.02065%         11   N           Yes          Yes          Yes             Fee             N                       1
235          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
236          0.02065%         11   N           Yes          N/A          No              Fee             Y                       1
237          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
238          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
239          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
240          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
241          0.02065%         11   N           Yes          Yes          No              Fee             N                       1
242          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
243          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
244          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
245          0.02065%         11   N           No           N/A          No              Fee             N                       1
246          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
247          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
248          0.02065%         11   N           Yes          N/A          Yes             Fee             Y                       1
249          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
250          0.06065%         11   N           No           N/A          No              Fee             N                       1
251          0.06065%         11   N           Yes          N/A          No              Fee             N                       1
252          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
253          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
254          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
255          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
256          0.02065%         11   N           No           N/A          No              Fee             N                       1
257          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
258          0.13565%         11   N           Yes          N/A          Yes             Fee             N                       2
259          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
260          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
261          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
262          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
263          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
264          0.02065%         11   N           Yes          Yes          Yes             Fee             N                       1
265          0.02065%         11   N           Yes          N/A          Yes             Fee             Y                       1
266          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
267          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
268          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
269          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
271          0.02065%         11   N           Yes          N/A          No                              N                       2
272          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       2
273          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
274          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
275          0.02065%         11   N           Yes          N/A          No              Fee             N                       2
276          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
277          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
278          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
279          0.02065%         11   N           No           N/A          Yes             Fee             N                       1
280          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
281          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
282          0.02065%         11   N           Yes          Yes          No              Fee             N                       2
283          0.02065%         11   N           Yes          N/A          Yes                             N                       1
284          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
285          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
286          0.02065%         11   Y           Yes          N/A          No              Fee             N                       2
287          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
288          0.03065%         11   N           Yes          N/A          No              Fee             N                       1
289          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
290          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
291          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
292          0.02065%         11   N           Yes          N/A          Yes             Fee             Y                       1
293          0.03065%         11   N           Yes          N/A          No              Fee             N                       1
294          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
295          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
296          0.02065%         11   N           Yes          N/A          Yes             Fee             Y                       1
297          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
298          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
299          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
300          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
301          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
302          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1
303          0.02065%         11   N           Yes          N/A          No              Fee             N                       1
304          0.02065%         11   N           Yes          N/A          Yes             Fee             N                       1

                                   EXHIBIT B-2

                SCHEDULE OF KEYBANK TRUST MORTGAGE LOANS

                             MORTGAGE LOAN SCHEDULE

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2006-C5


#     Crossed   Property Name
---   -------   -----------------------------------------
  4             HGSI Headquarters
 22             Commons at Sugarhouse
 26             Fairway Vista
 35             Mat-Su Regional Medical Plaza
 38             First Hill Medical Building
 58             Jefferson Park Properties Office
 68             Garrett Corporate Center
 72             Royal Bank Complex
 75             Duke University Health Systems, Inc.--OPS
 86             Duke University Health Systems, Inc.
119             Weeks-Lerman Building
121             NorthPark Villa
122             Solana Beach Baking Company
128             Poole's Corner
129             Sportsman's Warehouse & Shops
130             Shelby Park
131             Academy Sports
135             Discount Drug Mart Plaza
140             Plaza on Main Shopping Center
154             Hobby Lobby
211             Intech Commons Retail Center
270             Burdett Crossing

#     Address
---   ------------------------------------------------------------------------------
  4   14200 Shady Grove Road
 22   2100 South Highland Drive
 26   1951 Brandywine Road
 35   2490 South Woodworth Loop
 38   515 Minor Avenue
 58   7010 and 7050 Engle Road, 17800, 17851, 17900, 17951, 18000, 18051, 18100, and
      18151 Jefferson Park Road, 3610, 3618, 3624, 3632, 3634 West Market Street,
      and 6551, 6555, 6559, 6563 Wilson Mills Road
 68   One, Two and Three Better World Circle
 72   1549 Ringling Boulevard
 75   4425 Ben Franklin Boulevard
 86   3116 North Duke Street
119   58-38 Page Place
121   1100 North 115th Street
122   5927 Farnsworth Court
128   3518 6th Avenue
129   13277 West McDowell Road
130   48705 Hayes Road
131   4210 Washington Road
135   5999 North Hamilton Road
140   1708 North Main Street
154   2987 Watson Boulevard
211   6335 Intech Commons Drive
270   1741-1771 NW Burdett Crossing

                                                                                          Rem.
                             Zip    Interest   Net Mortgage   Original      Cut-off       Term to       Maturity
#    City             State  Code   Rate       Rate           Balance       Balance       Maturity      Date       ARD
---  ---------------  -----  -----  --------   ------------   ------------  ------------  ------------  ---------  ---------
  4  Rockville        MD     20850    5.9700%        5.9194%  $147,000,000  $147,000,000           117  9/1/2016   N/A
 22  Salt Lake City   UT     84106    6.0500%        5.9994%   $35,000,000   $35,000,000           120  12/1/2016  N/A
 26  West Palm Beach  FL     33409    6.0300%        5.9294%   $28,200,000   $28,200,000            60  12/1/2011  N/A
 35  Palmer           AK     99645    5.8800%        5.8294%   $19,980,000   $19,980,000           120  12/1/2016  N/A
 38  Seattle          WA     98104    6.0100%        5.9594%   $18,300,000   $18,300,000           120  12/1/2036  12/1/2016
 58  Cleveland        OH     44130    5.8400%        5.7894%   $12,750,000   $12,750,000           120  12/1/2016  N/A
 68  Temecula         CA     92590    5.8300%        5.7794%   $11,250,000   $11,250,000           120  12/1/2016  N/A
 72  Sarasota         FL     34236    5.8300%        5.7794%   $10,900,000   $10,900,000           120  12/1/2016  N/A
 75  Durham           NC     27704    5.8300%        5.7794%   $10,500,000   $10,500,000           120  12/1/2036  12/1/2016
 86  Durham           NC     27704    5.8300%        5.7794%    $9,175,000    $9,175,000           120  12/1/2036  12/1/2016
119  Maspeth          NY     11378    5.7800%        5.7294%    $6,250,000    $6,250,000           120  12/1/2016  N/A
121  Seattle          WA     98133    5.9200%        5.8694%    $6,150,000    $6,150,000           120  12/1/2016  N/A
122  Carlsbad         CA     92008    6.0800%        5.9794%    $6,000,000    $5,994,118           119  11/1/2036  11/1/2016
128  Tacoma           WA     98406    5.6600%        5.6094%    $5,600,000    $5,600,000           120  12/1/2016  N/A
129  Goodyear         AZ     85338    5.7800%        5.7294%    $5,500,000    $5,500,000           120  12/1/2016  N/A
130  Shelby Township  MI     48315    6.0000%        5.9494%    $5,450,000    $5,450,000           119  11/1/2016  N/A
131  Evans            GA     30809    5.9600%        5.9094%    $5,400,000    $5,400,000           120  12/1/2036  12/1/2016
135  Columbus         OH     43230    5.8200%        5.7694%    $5,200,000    $5,194,643           119  11/1/2016  N/A
140  Kissimmee        FL     34744    6.3100%        6.2594%    $5,000,000    $4,995,310           119  11/1/2016  N/A
154  Warner Robins    GA     31093    6.2500%        6.1994%    $4,200,000    $4,200,000           119  11/1/2036  11/1/2016
211  Indianapolis     IN     46278    6.2400%        6.1894%    $2,790,000    $2,790,000           119  11/1/2016  N/A
270  Blue Springs     MO     64015    6.1900%        6.0644%    $1,900,000    $1,898,176           119  11/1/2016  N/A

                                                 Units/
      Orig            Rem.                       Sq. Ft./
      Amort.          Amort.          Monthly    Rooms/     Interest Calculation    Administration
#     Term            Term            Payment    Pads       (30/360 / Actual/360)   Fees              Due Date   ARD (Y/N)
---   -------------   -------------   --------   --------   ---------------------   --------------    --------   ---------
  4             360             360   $878,506    635,058   Actual/360                     0.05065%          1   N
 22             360             360   $210,969    194,787   Actual/360                     0.05065%          1   N
 26   Interest Only   Interest Only   $143,673        250   Actual/360                     0.10065%          1   N
 35             360             360   $118,253     61,647   Actual/360                     0.05065%          1   N
 38             360             360   $109,835     70,623   Actual/360                     0.05065%          1   Y
 58             360             360    $75,136    220,243   Actual/360                     0.05065%          1   N
 68             360             360    $66,225     55,128   Actual/360                     0.05065%          1   N
 72             360             360    $64,164     54,928   Actual/360                     0.05065%          1   N
 75             360             360    $61,810     40,540   Actual/360                     0.05065%          1   Y
 86             360             360    $54,010     41,000   Actual/360                     0.05065%          1   Y
119             360             360    $36,593     92,000   Actual/360                     0.05065%          1   N
121             360             360    $36,557         70   Actual/360                     0.05065%          1   N
122             360             359    $36,282     50,866   Actual/360                     0.10065%          1   Y
128             360             360    $32,361     20,804   Actual/360                     0.05065%          1   N
129             360             360    $32,201     52,237   Actual/360                     0.05065%          1   N
130             360             360    $32,676     55,315   Actual/360                     0.05065%          1   N
131             360             360    $32,237     79,360   Actual/360                     0.05065%          1   Y
135             360             359    $30,577     48,992   Actual/360                     0.05065%          1   N
140             360             359    $30,981     93,988   Actual/360                     0.05065%          1   N
154             360             360    $25,860     55,000   Actual/360                     0.05065%          1   Y
211             360             360    $17,160     19,040   Actual/360                     0.05065%          1   N
270             360             359    $11,625     14,600   Actual/360                     0.12565%          1   N

                   Earthquake   Environmental   Fee/        Letter of      Loan Group
#     Defeasance   Insurance    Insurance       Leasehold   Credit (Y/N)   #
---   ----------   ----------   -------------   ---------   ------------   ----------
  4   Yes          Yes          No              Fee         Y                       1
 22   Yes          N/A          No              Fee         N                       1
 26   No           Yes          No              Fee         N                       1
 35   No           N/A          No              Leasehold   N                       1
 38   Yes          N/A          No              Fee         N                       1
 58   Yes          Yes          No              Fee         N                       1
 68   No           N/A          No              Fee         N                       1
 72   No           N/A          No              Fee         N                       1
 75   No           N/A          No              Fee         N                       1
 86   No           N/A          No              Fee         N                       1
119   Yes          Yes          No              Fee         N                       1
121   Yes          N/A          No              Fee         N                       1
122   No           N/A          No              Fee         N                       1
128   Yes          N/A          No              Fee         N                       1
129   No           Yes          No              Fee         N                       1
130   Yes          N/A          No              Fee         N                       1
131   Yes          N/A          No              Fee         N                       1
135   Yes          N/A          No              Fee         N                       1
140   Yes          N/A          No              Fee         N                       1
154   Yes          N/A          No              Fee         N                       1
211   No           N/A          No              Fee         N                       1
270   Yes          N/A          No              Fee         N                       1

                                   EXHIBIT C-1

           LIST OF ADDITIONAL COLLATERAL TRUST MORTGAGE LOANS

115 Park Street
720 Fifth Avenue
Ashton Park
Brentwood Retail Center
Canebrake Apartments
Chambers Ridge Apartments
Commons at Sugarhouse
Cornerstone Plaza
Country Club Marketplace
Country Inn & Suites Denver
Country Inn & Suites Mankato
CVS Fort Worth
Del Amo Metro
Family Dollar Center
Federal Express Building
Fountain Center
Gateway Plaza
HGSI Headquarters
Lexington Retail Center
Market Place & Pointe South
Mill Ohm Building
NorthPark Villa
Plaza Alondra Apartments
Roswell Summit
Safeland Storage II
Sandhill Phase I
Stonecrest Promenade
Summit Center Marketplace
Terrace Eateries
Tower Station
Watkins Plaza
Wells Fargo Bank Tower
Wesleigh Run Apartments

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS

148-154 Columbus Avenue
280 Park Avenue
720 Fifth Avenue
Babcock & Brown FX 4
Best Western President
Brandon Walk Apartments
Queens Multifamily Portfolio
MacArthur Park Apartments
Seven Oaks Apartments
The Waters Building
W New York - Union Square
Waterfront Plaza

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody (CMBS)

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series 2006-C5
                --------------------------------------------------

           In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or, if applicable, a Mortgage Loan Combination Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______     2.   Other. (Describe)

           The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                               -------------------------------------------------
                               as Master Servicer

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody (CMBS)

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series 2006-C5
                --------------------------------------------------

           In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______     1.   The Mortgage Loan is being foreclosed.

______     2.   Other. (Describe)

           The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                               -------------------------------------------------
                               as Special Servicer

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT


       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

             Depositor                              Master Servicer                            Special Servicer
-----------------------------------       -----------------------------------       -----------------------------------
Credit Suisse First Boston Mortgage       KeyCorp Real Estate Capital               LNR Partners, Inc.
Securities Corp.                          Markets, Inc.                             1601 Washington Avenue
11 Madison Avenue, 5th Floor              911 Main Street, Suite 1500               Suite 700
New York, NY 10010                        Kansas City, MO 64105                     Miami Beach, FL 33139

Contact: General Information Number       Contact:       Marty O'Conner             Contact:       Vickie Taylor
Phone Number: (212) 325-2000              Phone Number:  (816) 221-8800             Phone Number:  (305) 229-6614
-----------------------------------       -----------------------------------       -----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-MFL        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 A-X         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
A-SP         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-MFL             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 A-X              0.00000000     0.00000000      0.00000000     0.00000000
A-SP              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                            Reconciliation Detail


             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1       0        0          0.00           0.00            0.00              0.00
 A-2       0        0          0.00           0.00            0.00              0.00
 A-AB      0        0          0.00           0.00            0.00              0.00
 A-3       0        0          0.00           0.00            0.00              0.00
A-1-A      0        0          0.00           0.00            0.00              0.00
A-MFL      0        0          0.00           0.00            0.00              0.00
 A-M       0        0          0.00           0.00            0.00              0.00
 A-J       0        0          0.00           0.00            0.00              0.00
 A-X       0        0          0.00           0.00            0.00              0.00
 A-SP      0        0          0.00           0.00            0.00              0.00
  B        0        0          0.00           0.00            0.00              0.00
  C        0        0          0.00           0.00            0.00              0.00
  D        0        0          0.00           0.00            0.00              0.00
  E        0        0          0.00           0.00            0.00              0.00
  F        0        0          0.00           0.00            0.00              0.00
  G        0        0          0.00           0.00            0.00              0.00
  H        0        0          0.00           0.00            0.00              0.00
  J        0        0          0.00           0.00            0.00              0.00
  K        0        0          0.00           0.00            0.00              0.00
  L        0        0          0.00           0.00            0.00              0.00
  M        0        0          0.00           0.00            0.00              0.00
  N        0        0          0.00           0.00            0.00              0.00
  O        0        0          0.00           0.00            0.00              0.00
  P        0        0          0.00           0.00            0.00              0.00
  Q        0        0          0.00           0.00            0.00              0.00
  V        0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals              0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1    0.00         0.00          0.00               0.00
 A-2    0.00         0.00          0.00               0.00
 A-AB   0.00         0.00          0.00               0.00
 A-3    0.00         0.00          0.00               0.00
A-1-A   0.00         0.00          0.00               0.00
A-MFL   0.00         0.00          0.00               0.00
 A-M    0.00         0.00          0.00               0.00
 A-J    0.00         0.00          0.00               0.00
 A-X    0.00         0.00          0.00               0.00
 A-SP   0.00         0.00          0.00               0.00
  B     0.00         0.00          0.00               0.00
  C     0.00         0.00          0.00               0.00
  D     0.00         0.00          0.00               0.00
  E     0.00         0.00          0.00               0.00
  F     0.00         0.00          0.00               0.00
  G     0.00         0.00          0.00               0.00
  H     0.00         0.00          0.00               0.00
  J     0.00         0.00          0.00               0.00
  K     0.00         0.00          0.00               0.00
  L     0.00         0.00          0.00               0.00
  M     0.00         0.00          0.00               0.00
  N     0.00         0.00          0.00               0.00
  O     0.00         0.00          0.00               0.00
  P     0.00         0.00          0.00               0.00
  Q     0.00         0.00          0.00               0.00
  V     0.00         0.00          0.00               0.00
-----------------------------------------------------------------
Totals  0.00         0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00



Master Servicing Fee Summary


      Current Period Accrued Master Servicing Fees                     0.00

      Less Delinquent Master Servicing Fees                            0.00

      Less Reductions to Master Servicing Fees                         0.00

      Plus Master Servicing Fees for Delinquent Payments Received      0.00

      Plus Adjustments for Prior Master Servicing Calculation          0.00

      Total Master Servicing Fees Collected                            0.00



Current 1 Month LIBOR Rate                                        0.000000%

Next 1 Month LIBOR Rate                                           0.000000%



Rating Agency Trigger Event                                              No

Swap Default                                                             No



(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number    Effected      Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-AB
       A-3
      A-1-A
      A-MFL
       A-M
       A-J
       A-X
       A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        V
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     loans   Balance    Bal.  (2)       Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group              Cross-Reference         Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Prepayment Premium    Yield Maintenance Premium
--------------------------------------------------------------------
















--------------------------------------------------------------------
Totals
--------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


                     Prepayments                    Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principle     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary


                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00







-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
          Offering
Loan      Document       Pre-Modification   Post-Modification  Pre-Modification  Post-Modification   Modification   Modification
Number  Cross-Reference      Balance             Balance        Interest Rate      Interest Rate          Date      Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Historical Liquidated Loan Detail
-------------------------------------------------------------------------------------------------------------------------
                                    Beginning        Fees,            Most Recent     Gross Sales        Net Proceeds
Distribution                        Scheduled        Advances,         Appraised      Proceeds or       Available for
Date               ODCR             Balance          and Expenses*    Value or BPO    Other Proceeds     Liquidation
-------------------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                   Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for       Realized     Period Adj.       Adjustment     Adjustment           with Cum
Date               Distribution     Loss to Trust     to Trust        to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- --------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                        Historical Bond/Collateral Realized Loss Reconciliation Detail


                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------













Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2006-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   01/18/2007
9062 Old Annapolis Road                                                                Record Date:                    12/29/2006
Columbia, MD 21045-1951                                                                Determination Date:
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                                                   Supplemental Reporting

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Copyright, Wells Fargo Bank, N.A.                                                                                    Page 31 of 31

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

[OR OTHER CERTIFICATE REGISTRAR]

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

           This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

           1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

           2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

           3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies," as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___  (e)  Other. (Please specify brief description of method)
                                                                   -------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

           (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies," if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

           (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

           (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

           5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

           6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

           7. Check one of the following:*

           _____The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           _____The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Certificate and states that such Transferee is not a U.S. Person,
(ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or] ** IRS Form W-8ECI, [as the case may be,] ** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

           For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                               Very truly yours,

                               -------------------------------------------------
                               (Transferor)

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


----------

*     Each Purchaser must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R Certificates.

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

[OR OTHER CERTIFICATE REGISTRAR]

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

           This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

                1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                2. Neither the Transferor nor anyone acting on its behalf has
      (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                3. Check one of the following:*

                _____The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                _____The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Certificate and states that such Transferee is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

                For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


                               Very truly yours,

                               -------------------------------------------------
                               (Transferor)

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


----------

*     Each Purchaser must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R Certificates.

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
                FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES
                   FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

[OR OTHER CERTIFICATE REGISTRAR]

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, Class ____,
                having an initial aggregate [Certificate Principal Balance] [Certificate
                Notional Amount] as of December 22, 2006 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

           1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

           2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

           3. Check one of the following:*

           _____The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           _____The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Certificate and states that such Transferee is not a U.S. Person,
(ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, [as the case may be,]** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

           For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


                               Very truly yours,

                               -------------------------------------------------
                               (Transferor)

                               By:
                                  ----------------------------------------------
                                  Name:
                                       -----------------------------------------


----------

*     Each Purchaser must include one of the two alternative certifications.

**    Does not apply to a transfer of Class R Certificates.

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE
                FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES
                   FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, Class ____,
                having an initial aggregate [Certificate Principal Balance] [Certificate
                Notional Amount] as of December 22, 2006 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

           1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

           2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

           3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

                (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

                (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
      (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

                (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

                (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

           4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

                (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

                (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

                (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

           5. The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Transferee has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Certificate and states that such Transferee is not a U.S. Person,
(ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]* two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]* IRS Form W-8ECI, [as the case may be,]* any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

           For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


                               Very truly yours,

                               -------------------------------------------------
                               (Transferor)

                               By:
                                  ----------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


----------

*     Does not apply to a transfer of Class R Certificates.

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

[OR OTHER CERTIFICATE REGISTRAR]

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

           This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

           1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

           2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

           3. Check one of the following:

                _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

                For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

           4. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                               Very truly yours,

                               -------------------------------------------------
                               (Transferor)

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                             Nominee Acknowledgment

           The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                               -------------------------------------------------
                               (Nominee)

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                                         ANNEX 1 TO EXHIBIT F-2A

          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For
             Transferees Other Than Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

           1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

           2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___  Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

           3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

           5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

           ___ ___  Will the Transferee be purchasing the Transferred
           Yes No   Certificates Yes No only for the Transferee's own account?

           6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

           8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                               -------------------------------------------------
                               Print Name of Transferee

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------
                               Date:
                                    --------------------------------------------

----------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

           1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

           2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis
           $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

           3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

           4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

           5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

           ___ ___  Will the Transferee be purchasing the Transferred
           Yes No   Certificates Yes No only for the Transferee's own account?

           6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

           8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                               Print Name of Transferee or Adviser

                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               IF AN ADVISER:

                               Print Name of Transferee

                               Date:
                                    --------------------------------------------

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

[OR OTHER CERTIFICATE REGISTRAR]

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

           1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

           2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

           3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

           THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
           (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

           5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

           6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

           7. Check one of the following:

           _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.
           For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

           8. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                               Very truly yours,

                               By:
                                  ----------------------------------------------
                                  (Transferee)

                               Name:
                               Title:

                             Nominee Acknowledgment
                             ----------------------

           The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                               -------------------------------------------------
                               (Nominee)

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF INTERESTS IN NON-REGISTERED
                      CERTIFICATES HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

           Re:  Credit Suisse First Boston Mortgage
                Securities Corp., Commercial Mortgage
                Pass-Through Certificates, Series
                2006-C5, Class ______ Certificates
                [having an initial aggregate Certificate
                [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing
                Date") of $__________] (the "Transferred
                Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

           1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

           2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

           3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

           THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
           (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR
           (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           4. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

           5. Check one of the following:

           _______ The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           _______ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

           For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                               Very truly yours,

                               (Transferee)

                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                                         ANNEX 1 TO EXHIBIT F-2C

          QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for
             Transferees other than Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

           2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

----------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___  Broker-dealer. The Transferee is a dealer registered pursuant to
           Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
           (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

           3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

           4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

           5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

           ____ ___  Will the Transferee be acquiring interests in the
           Yes  No   Transferred Certificates only for the Transferee's own
                     account?

           6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

           8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                               (Transferee)

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:
                               Date:

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

           2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis
           $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

           3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

           4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

           5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

           ____ ____   Will the Transferee be acquiring interests in the
           Yes  No     Transferred Certificates only for the Transferee's own
                       account?

           6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

           8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                               (Transferee or Adviser)

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:

                               IF AN ADVISER:

                               -------------------------------------------------
                               Print Name of Transferee

                               Date:

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
                    TRANSFERS OF INTERESTS IN NON-REGISTERED
                      CERTIFICATES HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

           Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

           1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

           2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

           3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or any interest threin except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

           THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

           NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
           (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
           SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
           HEREIN.

           4. Check one of the following:

           _____The Transferee is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

           _____The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to Distributions to be made on the Transferred Certificate. The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

           For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise privacy supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

           We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, ____

                               By:
                               -------------------------------------------------
                               As, or agent for, the beneficial owner(s) of the Certificates to which this certificate relates

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

           Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") (or a governmental plan subject to any federal, state or local law materially similar to Sections 607 or 608 of ERISA or Section 4975 of the Code (a "Similar Law")), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or a governmental plan subject to Similar Law; or

      ___ Except in the case of the Class R, Class LR or Class V Certificates, the Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      ___ The Transferee is, or is acting on behalf of, a governmental plan and certifies that the purchase and holding of the Transferred Certificates by or on behalf of such governmental plan will not result in a violation of, or imposition of taxes under, Similar Law; or

      ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
           (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                               Very truly yours,


                               -------------------------------------------------
                               (Transferee)

                               By:
                                  ----------------------------------------------
                                  Name:
                                      ------------------------------------------
                                  Title:
                                        ----------------------------------------

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

           Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 22, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan") (or a governmental plan subject to any federal, state or local law materially similar to Sections 607 or 608 of ERISA or Section 4975 of the Code (a "Similar Law")), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan or a governmental plan subject to Similar Law; or

      ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      ___ The Transferee is, or is acting on behalf of, a governmental plan and certifies that the purchase and holding of the Transferred Certificates by or on behalf of such governmental plan will not result in a violation of, or imposition of taxes under, Similar Law; or

      ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Primary Servicer, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
           (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                               -------------------------------------------------
                               (Transferee)

                               By:
                                  ----------------------------------------------
                                  Name:
                                      ------------------------------------------
                                  Title:
                                        ----------------------------------------

                                   EXHIBIT H-1

           FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
           FOR TRANSFERS OF CLASS R AND CLASS LR CERTIFICATES

STATE OF                  )
                          ) ss:
COUNTY OF                 )

           ____________________, being first duly sworn, deposes and says that:

           1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, [Class R] [Class LR] Certificates, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

           2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

           3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

           4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

           5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

           6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the [Class R] [Class LR] Certificates.

           7. The Transferee's taxpayer identification number is ______________.

           8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii) of Section [5.02(d)] which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

           9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

           10. Check the applicable paragraph:

           [_] The present value of the anticipated tax liabilities associated with holding the [Class R] [Class LR] Certificate, as applicable, does not exceed the sum of:

           (i) the present value of any consideration given to the Transferee to acquire such [Class R] [Class LR] Certificate;

           (ii) the present value of the expected future distributions on such Certificate; and

           (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

           [_] The transfer of the [Class R] [Class LR] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

           (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from [Class R] [Class LR] Certificate will only be taxed in the United States;

           (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

           (iii) the Transferee will transfer the [Class R] [Class LR] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

           (iv) the Transferee determined the consideration paid to it to acquire the [Class R] [Class LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

           [_] None of the above.

           11. The Transferee will not cause the income from the Residual Interest Certificate to be attributed to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or any other United States Person.

           12. The Transferee has historically paid its debts as they have come due and intends to pay its debt as they come due in the future. The Transferee further represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

           For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

           IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                               [TRANSFEREE]

                               By:
                                  ----------------------------------------------
                               [Name of Officer]
                               [Title of Officer]

[Corporate Seal]

ATTEST:

---------------------------------
[Assistant] Secretary

           Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

           Subscribed and sworn before me this ______ day of __________________,
________.

_____________________________
NOTARY PUBLIC

COUNTY OF  ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                        CLASS R AND CLASS LR CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
  as Certificate Registrar
Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Office - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

           Re:  Credit Suisse First Boston Mortgage Securities
                Corp., Commercial
                Mortgage Pass-Through Certificates, Series
                2006-C5, [Class R] [Class LR] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

           This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

           1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

           2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

           3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                               Very truly yours,

                                  [TRANSFEROR]

                               By:
                                  ----------------------------------------------
                               (Transferor)
                               Name:
                               Title:

                                    EXHIBIT I

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

           Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

           Pursuant to Section 7.01(c) of the Pooling and Servicing Agreement, dated as of December 1, 2006, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                               By:
                                  ----------------------------------------------
                               Name:
                               Title:

                                    EXHIBIT J

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF             )
                     )  ss.:
COUNTY OF            )

           ________________________________, ______________________, being duly sworn, deposes and says:

           1. that he/she is an authorized signatory of ________________________ (the "Noteholder");

           2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ________________________________________, located in ____________________;

           3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

           a note in the original sum of $___________ made by _________________, to __________________________, under date of ___________ (the "Note");

           4. that the Note is now owned and held by the Noteholder;

           5. that the copy of the Note attached hereto is a true and correct copy thereof

           6. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

           7. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

           8. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to Wells Fargo Bank, N.A., as trustee, (the "Trustee") for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees
(a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                               NAME OF NOTEHOLDER


                               By:
                                  ----------------------------------------------
                               Authorized Signatory

Sworn to before me this
_______  day of ____________, 20__

                                    EXHIBIT K

                           LIST OF BROKER STRIP LOANS

Loan No.             Loan                         Payee                  Rate
--------      -------------------      ---------------------------      -------
10032271      Solana Beach Baking          Dwyer-Curlett & Co.           5 bps
                    Company

10032278       Burdett Crossing            Thellman Financial           7.5 bps
                                               Corporation

10032415         Fairway Vista         Compass Commercial Mortgage       5 bps
                  Apartments

                                    EXHIBIT L

                           SCHEDULE OF REFERENCE RATES



Distribution        Reference       Distribution        Reference
    Date              Rate              Date              Rate
--------------      ---------       --------------      ---------
January 2007          6.00648%      July 2010             6.00435%
February 2007         6.00646%      August 2010           6.20547%
March 2007            6.00654%      September 2010        6.20545%
April 2007            6.20763%      October 2010          6.00429%
May 2007              6.00639%      November 2010         6.20541%
June 2007             6.20555%      December 2010         6.00425%
July 2007             6.00438%      January 2011          6.00422%
August 2007           6.20550%      February 2011         6.00420%
September 2007        6.20548%      March 2011            6.00444%
October 2007          6.00432%      April 2011            6.20527%
November 2007         6.20544%      May 2011              6.00231%
December 2007         6.00427%      June 2011             6.20336%
January 2008          6.20539%      July 2011             6.00208%
February 2008         6.00423%      August 2011           6.19863%
March 2008            6.00424%      September 2011        6.19859%
April 2008            6.20531%      October 2011          5.99761%
May 2008              6.00415%      November 2011         6.19226%
June 2008             6.20527%      December 2011         5.99126%
July 2008             6.00411%      January 2012          6.19155%
August 2008           6.20522%      February 2012         5.99082%
September 2008        6.20519%      March 2012            5.99093%
October 2008          6.00403%      April 2012            6.19146%
November 2008         6.20514%      May 2012              5.99074%
December 2008         6.00398%      June 2012             6.19140%
January 2009          6.00395%      July 2012             5.99068%
February 2009         6.00393%      August 2012           6.19134%
March 2009            6.00407%      September 2012        6.19131%
April 2009            6.20500%      October 2012          5.99059%
May 2009              6.00385%      November 2012         6.19125%
June 2009             6.20495%      December 2012         5.99053%
July 2009             6.00380%      January 2013          5.99050%
August 2009           6.20490%      February 2013         5.99047%
September 2009        6.20487%      March 2013            5.99093%
October 2009          6.00372%      April 2013            6.19116%
November 2009         6.20481%      May 2013              5.99047%
December 2009         6.00366%      June 2013             6.19115%
January 2010          6.00446%      July 2013             5.98507%
February 2010         6.00445%      August 2013           6.18899%
March 2010            6.00470%      September 2013        6.18896%
April 2010            6.20555%      October 2013          5.98832%
May 2010              6.00438%      November 2013         6.18890%
June 2010             6.20551%      December 2013         5.98826%

                                   EXHIBIT M-1

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K
                             -----------------------

           Re: Credit Suisse Commercial Mortgage Trust 2006-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C5

           I, [identify the certifying individual], a [title] of Credit Suisse First Boston Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

           1. I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

           2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

           3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

           4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement; and

           5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
KeyCorp Real Estate Capital Markets, Inc., LNR Partners, Inc. and Wells Fargo Bank, N.A.

Date:
     ------------------------------


-------------------------------------
President and Chief Executive Officer
Credit Suisse First Boston Mortgage
Securities Corp.

                                   EXHIBIT M-2

                      FORM OF TRUSTEE BACKUP CERTIFICATION

           Re: Credit Suisse Commercial Mortgage Trust 2006-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C5

The undersigned, __________, a __________ of WELLS FARGO BANK, N.A., on behalf of WELLS FARGO BANK, N.A., as trustee (the "Trustee"), under that certain pooling and servicing agreement, dated as of December 1, 2006, (the "Pooling and Servicing Agreement") entered into by Credit Suisse First Boston Mortgage Securities Corp., (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and the Trustee, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor and its officers, directors and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 10-D containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the information in the Reports, to the extent prepared by the Trustee (but not including any information provided to the Trustee by the Master Servicer or the Special Servicer, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the last day of the period covered by the Annual Report; and

      3. Based on my knowledge, all of the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

Date:
     ------------------------------

WELLS FARGO BANK, N.A.


-------------------------------------
Name:
Title:

                                   EXHIBIT M-3

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION

           Re: Credit Suisse Commercial Mortgage Trust 2006-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C5

           I, [identify the certifying individual], a [_______________] of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation, as master servicer (the "Master Servicer") under that certain pooling and servicing agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), the Master Servicer, LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Master Servicer, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and assuming (a) the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period and (b) that the information regarding the Mortgage Loans, the Borrowers and the Mortgaged Properties in the Prospectus Supplement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading, all servicing information and all reports required to be submitted by the Master Servicer to the Trustee pursuant to Sections 3.12(a) and 3.12(b) of the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Master Servicer to the Trustee for inclusion in these reports;

      2. Based on my knowledge, and assuming (a) the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period and (b) that the information regarding the Mortgage Loans, the Borrowers and the Mortgaged Properties in the Prospectus Supplement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading, the information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period; and

      3. Based on my knowledge and the compliance review conducted in preparing the annual compliance statement required under Section
            11.11 of the Pooling and Servicing Agreement, during the Relevant Period the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such
            Section 11.11.

[In giving the certification above, I have reasonably relied on and make no certification as to information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer] and, notwithstanding the foregoing certifications, neither I nor the Master Servicer makes any certification under the foregoing clauses (2) and (3) with respect to the information in the Servicing Reports that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement.]


Date:
     ------------------------------

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.


By:
   ----------------------------------
   Name:
   Title:

                                   EXHIBIT M-4

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

           Re: Credit Suisse Commercial Mortgage Trust 2006-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-C5

           I, [identify the certifying individual], a [_______________ ] of LNR PARTNERS, INC., a Florida corporation, as special servicer (the "Special Servicer") under that certain pooling and servicing agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), the Special Servicer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Special Servicer certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicer or the Trustee pursuant to the Pooling and Servicing Agreement (the "Special Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Special Servicer to the Master Servicer or the Trustee, as applicable, for inclusion in these reports;

      2. Based on my knowledge, the information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__]; and

      3. Based on my knowledge and the annual compliance review required under Section 11.11 of the Pooling and Servicing Agreement, during the Relevant Period the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 11.11.

Date:
     ------------------------------

LNR PARTNERS, INC.


By:
   ----------------------------------
   Name:
   Title:

                                    EXHIBIT N

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

CASHIERING:

Bernard Financial Corporation
Capstone Realty Advisors, LLC
Collateral Mortgage Capital, LLC
Draper and Kramer, Incorporated
NorthMarq Capital Group, Inc.
Laureate Capital
Fifth Third Real Estate Capital Markets Company

NON-CASHIERING:

LMI Capital, Inc.
Pacific Southwest Realty
Pinnacle Financial Group
Newmark Realty Capital

                                    EXHIBIT O

                         FORM OF CUSTODIAL CERTIFICATION

                                     [Date]

[DEPOSITOR]

[MASTER SERVICER]         MORTGAGE LOAN SELLERS

[SPECIAL SERVICER]

           Re: Credit Suisse First Boston Mortgage Securities Corp.,
               Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

           Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of December 1, 2006 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), hereby certifies as to each Trust Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

           Other than as stipulated in the Agreement, none of the Trustee, the Master Servicer, the Special Servicer, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

           In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses [(i) through (v), (ix),
(xi), (xii), (xvi), (xviii) and (xxii) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

           Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

           Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                               Respectfully,

                               WELLS FARGO BANK, N.A.
                               as Trustee

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:

                                    EXHIBIT P

                         TRUST MORTGAGE LOANS COVERED BY
                         ENVIRONMENTAL INSURANCE POLICY


                                                                          Environmental       Mortgage          Cut-Off
                                                                            Insurance           Loan         Date Principal
Loan Name                           Property Name                            Carrier           Seller           Balance
---------------------------------   ----------------------------------   ---------------   ---------------   --------------
11969 Jefferson Avenue              11969 Jefferson Avenue                  Steadfast          Column         $2,691,162.36
                                                                          Insurance Co.    Financial, Inc.
1435 Upper Front St.                1435 Upper Front Street                 Steadfast          Column           $990,000.00
                                                                          Insurance Co.    Financial, Inc.
34 East Main Street                 34 East Main Street                     Steadfast          Column           $933,157.29
                                                                          Insurance Co.    Financial, Inc.
98-20 Metropolitan Ave              98-20 Metropolitan Ave                  Steadfast          Column           $499,130.02
                                                                          Insurance Co.    Financial, Inc.
Adams and Tabor Shopping Center 2   Adams and Tabor Shopping Center 2       Steadfast          Column         $2,714,640.03
                                                                          Insurance Co.    Financial, Inc.
Akron Student Housing Portfolio     Akron Student Housing Portfolio         Steadfast          Column         $1,900,000.00
                                                                          Insurance Co.    Financial, Inc.
Ambulatory Care Center              Ambulatory Care Center                  Steadfast          Column         $1,919,782.90
                                                                          Insurance Co.    Financial, Inc.
Brandon Square                      Brandon Square                          Steadfast          Column         $2,200,000.00
                                                                          Insurance Co.    Financial, Inc.
Brighton Apartments                 Brighton Apartments                     Steadfast          Column         $2,046,478.29
                                                                          Insurance Co.    Financial, Inc.
Carlsbad Airport Center             Carlsbad Airport Center                 Steadfast          Column         $3,493,797.66
                                                                          Insurance Co.    Financial, Inc.
Crossview Plaza                     Crossview Plaza                         Steadfast          Column         $1,148,859.54
                                                                          Insurance Co.    Financial, Inc.
Family Dollar Center                Family Dollar Center                    Steadfast          Column           $974,143.97
                                                                          Insurance Co.    Financial, Inc.
Greenbriar Apartments               Greenbriar Apartments                   Steadfast          Column         $2,625,000.00
                                                                          Insurance Co.    Financial, Inc.
Greenhill Estates MHP               Greenhill Estates Mobile Home Park      Steadfast          Column         $1,398,632.74
                                                                          Insurance Co.    Financial, Inc.
Gresham Court Apartments            Gresham Court Apartments                Steadfast          Column         $2,150,000.00
                                                                          Insurance Co.    Financial, Inc.
Hillcrest Apartments                Hillcrest Apartments                    Steadfast          Column         $1,840,000.00
                                                                          Insurance Co.    Financial, Inc.
JJ's Plaza                          JJ's Plaza                              Steadfast          Column         $2,397,800.68
                                                                          Insurance Co.    Financial, Inc.
Lafayette Gardens                   Lafayette Gardens                       Steadfast          Column         $2,293,686.03
                                                                          Insurance Co.    Financial, Inc.
Lakeridge Shopping Center           Lakeridge Shopping Center               Steadfast          Column         $2,491,528.96
                                                                          Insurance Co.    Financial, Inc.
Lantern Square                      Lantern Square                          Steadfast          Column         $2,196,022.14
                                                                          Insurance Co.    Financial, Inc.
Layton Market                       Layton Market                           Steadfast          Column           $639,022.52
                                                                          Insurance Co.    Financial, Inc.
Lexington Retail Center             Lexington Retail Center                 Steadfast          Column         $1,996,668.41
                                                                          Insurance Co.    Financial, Inc.
Lombardy Plaza                      Lombardy Plaza                          Steadfast          Column           $929,126.05
                                                                          Insurance Co.    Financial, Inc.
Madisonville Plaza                  Madisonville Plaza                      Steadfast          Column         $1,975,000.00
                                                                          Insurance Co.    Financial, Inc.
Mazzei Blair                        Mazzei Blair                            Steadfast          Column           $995,163.84
                                                                          Insurance Co.    Financial, Inc.
McKinney Square Retail Strip        McKinney Square Retail Strip            Steadfast          Column         $1,624,000.00
                                                                          Insurance Co.    Financial, Inc.
Metro Plaza                         Metro Plaza                             Steadfast          Column         $3,150,000.00
                                                                          Insurance Co.    Financial, Inc.
Mill Ohm Building                   Mill Ohm Building                       Steadfast          Column         $3,082,000.00
                                                                          Insurance Co.    Financial, Inc.
Northside Garden Apartments         Northside Garden Apartments             Steadfast          Column         $2,192,145.67
                                                                          Insurance Co.    Financial, Inc.
Pinegate Shopping Center            Pinegate Shopping Center                Steadfast          Column         $3,475,000.00
                                                                          Insurance Co.    Financial, Inc.
Plaza at Flowery Branch             Plaza at Flowery Branch                 Steadfast          Column         $1,198,861.39
                                                                          Insurance Co.    Financial, Inc.
Remax office                        Remax office                            Steadfast          Column         $3,294,297.25
                                                                          Insurance Co.    Financial, Inc.
San Fernando Road Industrial        San Fernando Road Industrial            Steadfast          Column         $1,625,000.00
                                                                          Insurance Co.    Financial, Inc.
Shoppes at Armenia                  Shoppes at Armenia                      Steadfast          Column         $3,194,368.56
                                                                          Insurance Co.    Financial, Inc.
Shoppes of Ocala                    Shoppes of Ocala                        Steadfast          Column         $2,475,000.00
                                                                          Insurance Co.    Financial, Inc.
Springville MHP                     Springville Mobile Home Park            Steadfast          Column           $747,993.38
                                                                          Insurance Co.    Financial, Inc.
St Germain Apartments               St. Germain Apartments                  Steadfast          Column         $3,499,999.00
                                                                          Insurance Co.    Financial, Inc.
Summerwinds                         Summerwinds                             Steadfast          Column         $2,597,649.56
                                                                          Insurance Co.    Financial, Inc.
Sunshine Village MHP                Sunshine Village Mobile Home Park       Steadfast          Column         $2,497,650.68
                                                                          Insurance Co.    Financial, Inc.
SY Venture II                       SY Venture II                           Steadfast          Column         $3,490,933.59
                                                                          Insurance Co.    Financial, Inc.
Vance Jackson Self Storages         San Pedro Self Storage                  Steadfast          Column           $784,686.59
                                                                          Insurance Co.    Financial, Inc.
Vance Jackson Self Storages         Vance Jackson Self Storage              Steadfast          Column           $747,320.57
                                                                          Insurance Co.    Financial, Inc.
Wards Corner Shops                  Wards Corner Shops                      Steadfast          Column         $2,160,000.00
                                                                          Insurance Co.    Financial, Inc.
Warrenton Office                    Warrenton Office                        Steadfast          Column         $1,708,297.69
                                                                          Insurance Co.    Financial, Inc.
Watkins Plaza                       Watkins Plaza                           Steadfast          Column         $2,747,455.41
                                                                          Insurance Co.    Financial, Inc.
Wesleigh Run Apartments             Wesleigh Run Apartments                 Steadfast          Column         $2,600,000.00
                                                                          Insurance Co.    Financial, Inc.
Winding Creek Apartments            Winding Creek Apartments                Steadfast          Column         $2,168,913.66
                                                                          Insurance Co.    Financial, Inc.
Woodsedge Plaza                     Woodsedge Plaza                         Steadfast          Column         $2,150,000.00
                                                                          Insurance Co.    Financial, Inc.

                                    EXHIBIT Q

              FORM OF NOTICE REGARDING DEFEASANCE OF MORTGAGE LOAN

[For loans not among ten largest and having a principal balance of less than (a) $20,000,000 and (b) 5% of outstanding pool balance]

To: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.
      55 Water Street
      New York, New York 10041

Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Master Servicer (the "Master
      Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among the Master Servicer, Wells Fargo Bank, N.A., as trustee, and others.

Date: _________, 20___

      Re: Commercial Mortgage Pass-Through Certificates, Series 2006-C5 Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as _______.

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this notice should be conformed to terms used in the Pooling and Servicing Agreement]

      THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF MASTER SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

      We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

      1. The related borrower (the "Borrower") has consummated a defeasance of the Mortgage Loan of the type checked below:

           ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

           ____ a partial defeasance of a portion ($__________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

      2. The defeasance was consummated on __________, 20__.

      3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

      4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, (iv) interest-only direct debt obligations of the Resolution Funding Corporation or (v) other obligations or securities that meet all of S&P's published requirements for acceptable defeasance collateral. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and
(iii) are not subject to prepayment, call or early redemption.

      5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the mortgage pool under the Pooling and Servicing Agreement (the "Pool").

      6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Statement to Certificateholders received by the Master Servicer (the "Current Report").

      7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

      8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

      9. The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

      10. The Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Borrower and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

      11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Borrower and/or securities intermediary substantially as set forth on Exhibit B hereto,
(v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

      12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Mortgage Loan is not one of the ten (10) largest loans in the Pool.

      13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

      14. The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

      IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                  KEYCORP REAL ESTATE CAPITAL MARKETS,
                                      INC.

                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                                    EXHIBIT B

              Perfected Security Interest Representations

General:

      1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [name specified accounts] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

      Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

      2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

      3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

      4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

      5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

      6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

      7. Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

      8. [Debtor] has taken all steps _necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person: having a security entitlement against the securities intermediary in the [Securities Account].

      9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

      10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

      11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                    EXHIBIT R

                     SCHEDULE OF EARNOUT AND HOLDBACK LOANS

720 Fifth Avenue
HGSI Headquarters
280 Park Avenue
Sandhill Phase I
Wells Fargo Bank Tower
Commons at Sugarhouse
The Waters Building
Canebrake Apartments
Summit Center Marketplace
Gateway Plaza
Country Inn & Suites Denver
Roswell Summit
Brentwood Retail Center
Market Place & Pointe South
Country Inn & Suites Mankato
NorthPark Villa
Tower Station
Safeland Storage II
115 Park Street
Chambers Ridge Apartments
Stonecrest Promenade
Mill Ohm Building
Cornerstone Plaza
Terrace Eateries
Watkins Plaza
Wesleigh Run Apartments
Lexington Retail Center
Plaza Alondra Apartments
Fountain Center

                                   EXHIBIT S-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road,
Columbia, Maryland 21045-1951
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

      Re:  Credit Suisse First Boston Mortgage Securities Corp.
           Commercial Mortgage Pass-Through Certificates, Series
           2006-C5

      In accordance with the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1. Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating Investor's investment in the Certificates:

           ___ The information available on the Master Servicer's Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

           ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

           ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicer's or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.   Investor hereby acknowledges and agrees that:

          (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

          (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

          (c) Any transmittal of any report, document or other information to Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

          (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicer, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                               [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A
                               CERTIFICATE]

                               By:
                                  ---------------------------------------
                               Name:
                                    -------------------------------------
                               Title:
                                     ------------------------------------
                               Telephone No.:
                                             ----------------------------

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                   EXHIBIT S-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

      Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2006-C5

      In accordance with the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1.   Investor is contemplating an investment in the Class ____
           Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

           ___ The information available on the Master Servicer's Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

           ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

           ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicer's or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.   Investor hereby acknowledges and agrees that:

          (a) Neither the Master Servicer nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its respective Website;

          (b) Neither the Master Servicer nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective Website;

          (c) Any transmittal of any report, document or other information to Investor by the Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

          (d) When delivering any report, document or other information pursuant to this request, the Master Servicer or the Trustee may
               (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                               [PROSPECTIVE PURCHASER]

                               By:
                                  ---------------------------------------
                               Name:
                                    -------------------------------------
                               Title:
                                     ------------------------------------
                               Telephone No.:
                                             ----------------------------

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                    EXHIBIT T

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

Distribution Date       Balance       Distribution Date             Balance
-----------------   ---------------   -----------------------   ---------------
January 2007        $149,203,000.00   October 2011              $149,203,000.00
February 2007       $149,203,000.00   November 2011             $149,203,000.00
March 2007          $149,203,000.00   December 2011             $149,203,000.00
April 2007          $149,203,000.00   January 2012              $148,718,861.80
May 2007            $149,203,000.00   February 2012             $146,980,000.00
June 2007           $149,203,000.00   March 2012                $144,687,000.00
July 2007           $149,203,000.00   April 2012                $142,928,000.00
August 2007         $149,203,000.00   May 2012                  $140,887,000.00
September 2007      $149,203,000.00   June 2012                 $139,107,000.00
October 2007        $149,203,000.00   July 2012                 $137,047,000.00
November 2007       $149,203,000.00   August 2012               $135,247,000.00
December 2007       $149,203,000.00   September 2012            $133,438,000.00
January 2008        $149,203,000.00   October 2012              $131,347,000.00
February 2008       $149,203,000.00   November 2012             $129,493,000.00
March 2008          $149,203,000.00   December 2012             $127,356,000.00
April 2008          $149,203,000.00   January 2013              $125,482,000.00
May 2008            $149,203,000.00   February 2013             $123,598,000.00
June 2008           $149,203,000.00   March 2013                $120,885,000.00
July 2008           $149,203,000.00   April 2013                $118,977,000.00
August 2008         $149,203,000.00   May 2013                  $116,786,000.00
September 2008      $149,203,000.00   June 2013                 $114,856,000.00
October 2008        $149,203,000.00   July 2013                 $112,530,000.00
November 2008       $149,203,000.00   August 2013               $110,490,000.00
December 2008       $149,203,000.00   September 2013            $108,440,000.00
January 2009        $149,203,000.00   October 2013               $81,581,000.00
February 2009       $149,203,000.00   November 2013              $79,507,000.00
March 2009          $149,203,000.00   December 2013              $77,126,000.00
April 2009          $149,203,000.00   January 2014               $75,028,000.00
May 2009            $149,203,000.00   February 2014              $72,920,000.00
June 2009           $149,203,000.00   March 2014                 $69,912,000.00
July 2009           $149,203,000.00   April 2014                 $67,777,000.00
August 2009         $149,203,000.00   May 2014                   $65,335,000.00
September 2009      $149,203,000.00   June 2014                  $63,175,000.00
October 2009        $149,203,000.00   July 2014                  $60,709,000.00
November 2009       $149,203,000.00   August 2014                $58,524,000.00
December 2009       $149,203,000.00   September 2014             $56,328,000.00
January 2010        $149,203,000.00   October 2014               $53,828,000.00
February 2010       $149,203,000.00   November 2014              $51,607,000.00
March 2010          $149,203,000.00   December 2014              $49,082,000.00
April 2010          $149,203,000.00   January 2015               $46,835,000.00
May 2010            $149,203,000.00   February 2015              $44,577,000.00
June 2010           $149,203,000.00   March 2015                 $41,434,000.00
July 2010           $149,203,000.00   April 2015                 $39,147,000.00
August 2010         $149,203,000.00   May 2015                   $36,558,000.00
September 2010      $149,203,000.00   June 2015                  $34,246,000.00
October 2010        $149,203,000.00   July 2015                  $31,632,000.00
November 2010       $149,203,000.00   August 2015                $29,293,000.00
December 2010       $149,203,000.00   September 2015             $26,942,000.00
January 2011        $149,203,000.00   October 2015               $24,290,000.00
February 2011       $149,203,000.00   November 2015              $21,912,000.00
March 2011          $149,203,000.00   December 2015              $16,376,000.00
April 2011          $149,203,000.00   January 2016               $13,978,000.00
May 2011            $149,203,000.00   February 2016              $11,566,000.00
June 2011           $149,203,000.00   March 2016                  $8,571,000.00
July 2011           $149,203,000.00   April 2016                  $4,088,000.00
August 2011         $149,203,000.00   May 2016 and thereafter             $0.00
September 2011      $149,203,000.00

                                    EXHIBIT U

                           Relevant Servicing Criteria

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria" (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

                           Relevant Servicing Criteria

                                          Criteria                                               Applicable
Reference                       General Servicing Considerations                                 Party(ies)
--------------       -----------------------------------------------------                   -----------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any                       Trustee
                     performance or other triggers and events of default in                  Master Servicer
                     accordance with the transaction agreements.                             Special Servicer

1122(d)(1)(ii)       If any material servicing activities are outsourced to third                Trustee
                     parties, policies and procedures are instituted to monitor                   Master
                     the third party's performance and compliance with such                      Servicer
                     servicing activities.                                                       Special
                                                                                                 Servicer

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain                     N/A
                     a back-up servicer for the mortgage loans are
                     maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect            Master Servicer
                     on the party participating in the servicing function                    Special Servicer
                     throughout the reporting period in the amount of coverage
                     required by and otherwise in accordance with the terms of
                     the transaction agreements.

                              Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the                           Trustee
                     appropriate custodial bank accounts and related bank                    Master Servicer
                     clearing accounts no more than two business days following              Special Servicer
                     receipt, or such other number of days specified in the
                     transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an                        Trustee
                     obligor or to an investor are made only by
                     authorized personnel.

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash             Master Servicer
                     flows or distributions, and any interest or other fees                  Special Servicer
                     charged for such advances, are made, reviewed and approved                  Trustee
                     as specified in the transaction agreements.

1122(d)(2)(iv)       The related accounts for the transaction, such as cash                      Trustee
                     reserve accounts or accounts established as a form of                   Master Servicer
                     overcollateralization, are separately maintained (e.g., with            Special Servicer
                     respect to commingling of cash) as set forth in the
                     transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally insured                 Trustee
                     depository institution as set forth in the transaction                  Master Servicer
                     agreements. For purposes of this criterion, "federally                  Special Servicer
                     insured depository institution" with respect to a foreign
                     financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                     Securities Exchange Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent                            Trustee
                     unauthorized access.                                                    Master Servicer
                                                                                             Special Servicer

1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all                     Trustee
                     asset-backed securities related bank accounts, including                Master Servicer
                     custodial accounts and related bank clearing accounts. These            Special Servicer
                     reconciliations are (A) mathematically accurate; (B)
                     prepared within 30 calendar days after the bank statement
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
                     (D) contain explanations for reconciling items. These
                     reconciling items are resolved within 90 calendar days of
                     their original identification, or such other number of days specified in the transaction agreements.

                                 Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with the                  Trustee
                     Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
                     agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal
                     balance and number of mortgage loans serviced by the
                     Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in                      Trustee
                     accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two                     Trustee
                     business days to the Servicer's investor records, or such
                     other number of days specified in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree                Trustee
                     with cancelled checks, or other form of payment, or
                     custodial bank statements.

                                     Pool Asset Administration

1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as                   Trustee
                     required by the transaction agreements or related mortgage              Master Servicer
                     loan documents.                                                         Special Servicer

1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as                      Trustee
                     required by the transaction agreements.

1122(d)(4)(iii)      Any additions, removals or substitutions to the mortgage                    Trustee
                     loan pool are made, reviewed and approved in accordance with            Special Servicer
                     any conditions or requirements in the transaction agreements.           Master Servicer

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in              Master Servicer
                     accordance with the related mortgage loan documents are                 Special Servicer
                     posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                     allocated to principal, interest or other items (e.g.,
                     escrow) in accordance with the related mortgage loan
                     documents.

1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree               Master Servicer
                     with the Servicer's records with respect to an obligor's
                     unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's             Master Servicer
                     mortgage loans (e.g., loan modifications or re-agings) are              Special Servicer
                     made, reviewed and approved by authorized personnel in
                     accordance with the transaction agreements and related
                     mortgage loan documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance                  Special Servicer
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the
                     transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during            Master Servicer
                     the period a mortgage loan is delinquent in accordance with             Special Servicer
                     the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's
                     activities in monitoring delinquent mortgage loans
                     including, for example, phone calls, letters and payment
                     rescheduling plans in cases where delinquency is deemed
                     temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for                          N/A
                     mortgage loans with variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as               Master Servicer
                     escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the
                     transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable
                     mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loan, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or                   Master Servicer
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such
                     support has been received by the servicer at least 30
                     calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to            Master Servicer
                     be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late
                     payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within            Master Servicer
                     two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
                     transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are               Master Servicer
                     recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)       Any external enhancement or other support, identified in                    Trustee
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT V

                         Additional Form 10-D Disclosure

Item on Form 10-D                                 Responsible Parties
----------------------------------------------    ---------------------------------------------
Item 1:     Distribution and Pool Performance     Master Servicer
            Information                           Special Servicer (only with respect to Item
                                                  1121 (a)(12) as specially serviced loans)
Any information required by Item 1121 of          Trustee
Regulation AB which is NOT included on the        Depositor
Monthly Statement


Item 2:     Legal Proceedings                     (i) All parties to the Pooling and Servicing
                                                  Agreement (as to themselves), (ii) the
Disclosure per Item 1117 of Regulation AB (to     Trustee or the Master Servicer and the
the extent material to the Certificateholders)    Special Servicer (in the case of the Master
                                                  Servicer, the Trustee and the Special
                                                  Servicer, to be reported by the party
                                                  controlling such litigation) as to the Trust
                                                  Fund, (iii) the Depositor as to the sponsor,
                                                  any 1110(b) originator, and any 1100(d)(1)
                                                  party


Item 3:     Sale of Securities and Use of         Depositor
            Proceeds


Item 4:     Defaults Upon Senior Securities       Trustee


Item 5:     Submission of Matters to a Vote of    Trustee
            Security Holders


Item 6:     Significant Obligors of               N/A
            Pool Assets


Item 7:     Significant Enhancement Provider      Depositor
            Information


Item 8:     Other Information                     Any party responsible for disclosure items on
                                                  Form 8-K


Item 9:     Exhibits                              Depositor
                                                  Trustee

                                    EXHIBIT W

                         Additional Form 10-K Disclosure


Item on Form 10-K                         Party Responsible
-----------------------------------       -----------------
Item 1B: Unresolved Staff Comments        Depositor

Item 9B: Other Information                Any party responsible for
                                          disclosure items on Form 8-K

Item 15: Exhibits, Financial              Trustee
         Statement Schedules              Depositor

Additional Item:                          (i) All parties to the Pooling and
Disclosure per Item 1117 of               Servicing Agreement (as to
Regulation AB (to the extent              themselves), (ii) the Trustee, the
material to the Certificateholders)       Master Servicer and the Special
                                          Servicer (in the case of the Master
                                          Servicer, the Trustee and the
                                          Special Servicer, to be reported by
                                          the party controlling such
                                          litigation) as to the Trust Fund,
                                          (iii) the Depositor as to the
                                          sponsor, any 1110(b) originator,
                                          and any 1100(d)(1) party

Additional Item:                          (i) All parties to the Pooling and
Disclosure per Item 1119 of               Servicing Agreement as to
Regulation AB                             themselves, (ii) the Depositor as
                                          to the sponsor, originator,
                                          significant obligor, enhancement or
                                          support provider

Additional Item:                          Depositor/
Disclosure per Item 1112(b) of            Master Servicer/
Regulation AB                             Special Servicer

Additional Item:                          Depositor
Disclosure per Items 1114(b)(2) and
1115(b) of Regulation AB

                                    EXHIBIT X

                         Form 8-K Disclosure Information

Item on Form 8-K                                  Party Responsible
-----------------------------------------   ----------------------------
Item 1.01: Entry into a Material             All parties (only as to the
           Definitive Agreement              agreements such entity is a
                                             party to or entered into on
                                              behalf of the Trust Fund)

Item 1.02  Termination of a Material         All parties (only as to the
           Definitive Agreement              agreements such entity is a
                                             party to or entered into on
                                              behalf of the Trust Fund)

Item 1.03  Bankruptcy or Receivership                 Depositor

Item 2.04  Triggering Events that                  Not applicable
           Accelerate or Increase a
           Direct Financial Obligation
           or an Obligation under an
           Off-Balance Sheet Arrangement

Item 3.03  Material Modification to                    Trustee
           Rights of Security Holders

Item 5.03  Amendments of Articles of                  Depositor
           Incorporation or Bylaws;
           Change of Fiscal Year

Item 6.01  ABS Informational and                      Depositor
           Computational Material

Item 6.02  Change of Servicer or Trustee          Master Servicer/
                                                  Special Servicer
                                                 (as to itself or a
                                            sub-servicer retained by it)
                                                       Trustee
                                                      Depositor

Item 6.03  Change in Credit Enhancement               Depositor
           or External Support                         Trustee

Item 6.04  Failure to Make a Required                  Trustee
           Distribution

Item 6.05  Securities Act Updating                    Depositor
           Disclosure

Item 7.01  Regulation FD Disclosure                   Depositor

Item 8.01                                             Depositor

Item 9.01                                             Depositor

                                    EXHIBIT Y

                       Additional Disclosure Notification

**SEND VIA FAX TO 410-715-2380
AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com
AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services - CSMC 2006-C5 - SEC REPORT PROCESSING

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section[ 11.06][11.07][11.09] of the Pooling and Servicing Agreement, , dated as of December 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, LNR Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee, the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [_______________________], phone number: [_________]; email address:
[___________________].

                                          [NAME OF PARTY],
                                          as [role]

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title: